FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-257737-13

PROSPECTUS

$792,209,000 (Approximate)

BBCMS Mortgage Trust 2024-5C25
(Central Index Key Number 0002013825)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

3650 Real Estate Investment Trust 2 LLC
(Central Index Key Number 0001840727)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

German American Capital Corporation
(Central Index Key Number 0001541294)

UBS AG
(Central Index Key Number 0001685185)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Bank of Montreal
(Central Index Key Number 0000927971)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

KeyBank National Association
(Central Index Key Number 0001089877)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5C25

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-5C25 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2024-5C25. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in April 2024. The rated final distribution date for the offered certificates is the distribution date in March 2057.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$821,000		5.48900%	Fixed(5)	December 2028
Class A-3	$619,650,000		5.94600%	Fixed(5)	March 2029
Class X-A	$620,471,000	(6)	1.43111%	Variable(7)	NAP
Class X-B	$171,738,000	(8)	1.01727%	Variable(9)	NAP
Class A-S	$96,395,000		6.35800%	WAC Cap(10)	March 2029
Class B	$43,211,000		6.15100%	WAC Cap(10)	March 2029
Class C	$32,132,000		6.64300%	WAC Cap(10)	March 2029

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and 61, respectively, of this prospectus.

None of the certificates and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., UBS Securities LLC, SG Americas Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 55.1% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 15.4% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 14.9% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 8.2% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 3.3% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 3.1% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Drexel Hamilton, LLC and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 28, 2024. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 107.4% of the aggregate certificate balance of the offered certificates, plus accrued interest from March 1, 2024, before deducting expenses payable by the depositor.

Barclays	Citigroup	KeyBanc Capital Markets	Deutsche Bank Securities	UBS Securities LLC	BMO Capital Markets	Société Générale
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Bancroft Capital, LLC
Co-Managers
March 15, 2024

BBCMS Mortgage Trust 2024-5C25

Minnesota
1 property
$11,850,000
1.3% of total
Iowa
1 property
$51,000,000
5.8% of total
New York
11 properties
$313,800,000
35.4% of total
New Hampshire
2 properties
$17,700,000
2.0% of total
Ohio
2 properties
$57,920,000
6.5% of total
New Jersey
1 property
$21,000,000
2.4% of total
California
5 properties
$162,500,000
18.3% of total
Virginia
2 properties
$49,500,000
5.6% of total
North Carolina
1 property
$9,977,000
1.1% of total
Georgia
3 properties
$46,290,000
5.2% of total
Arizona
2 properties
$48,600,000
5.5% of total
Florida
3 properties
$57,475,000
6.5% of total
Texas
3 properties
$23,776,000
2.7% of total
Louisiana
1 property
$15,000,000
1.7% of total
Percentage of Initial Pool Balance
1.1% – 3.0%
3.1% – 7.0%
7.1% – 35.4%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$821,000		30.000%	5.48900%	Fixed(5)	December 2028	3.06	4/24-12/28
A-3	$619,650,000		30.000%	5.94600%	Fixed(5)	March 2029	4.88	12/28-3/29
X-A	$620,471,000	(6)	NAP	1.43111%	Variable(7)	NAP	NAP	NAP
X-B	$171,738,000	(8)	NAP	1.01727%	Variable(9)	NAP	NAP	NAP
A-S	$96,395,000		19.125%	6.35800%	WAC Cap(10)	March 2029	4.96	3/29-3/29
B	$43,211,000		14.250%	6.15100%	WAC Cap(10)	March 2029	4.96	3/29-3/29
C	$32,132,000		10.625%	6.64300%	WAC Cap(10)	March 2029	4.96	3/29-3/29
Non-Offered Certificates
X-D	$14,404,000	(11)	NAP	3.37651%	Variable(12)	NAP	NAP	NAP
D	$14,404,000		9.000%	4.00000%	Fixed(5)	March 2029	4.96	3/29-3/29
E-RR	$13,295,000		7.500%	7.37651%	WAC(13)	March 2029	4.96	3/29-3/29
F-RR	$17,728,000		5.500%	7.37651%	WAC(13)	March 2029	4.96	3/29-3/29
G-RR	$12,188,000		4.125%	7.37651%	WAC(13)	March 2029	4.96	3/29-3/29
H-RR	$9,972,000		3.000%	7.37651%	WAC(13)	March 2029	4.96	3/29-3/29
J-RR	$26,592,000		0.000%	7.37651%	WAC(13)	March 2029	4.96	3/29-3/29
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1 and Class A-3 certificates, are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-3 and Class D certificates (collectively with the Class A-S, Class B, Class C, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, the “principal balance certificates”) for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate as set forth opposite such class in the table.
(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The pass-through rates for the Class A-S, Class B and Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The pass-through rate for the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in each case and on each distribution date, will be a per annum rate (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
3

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	59
Risk Factors	61
Risks Related to Market Conditions and Other External Factors	61
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	61
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	65
General	65
A Tenant Concentration May Result in Increased Losses	66
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Retail Properties Have Special Risks	69
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	70
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	70
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	71
Multifamily Properties Have Special Risks	72
Hotel Properties Have Special Risks	74
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Office Properties Have Special Risks	77
Mixed Use Properties Have Special Risks	78
Industrial Properties Have Special Risks	78
Self Storage Properties Have Special Risks	79
Condominium Ownership May Limit Use and Improvements	80
Senior Housing Properties May Present Special Risks	82
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	83
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	84
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	85
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	86
Risks Related to Zoning Non-Compliance and Use Restrictions	88
Risks Relating to Inspections of Properties	90
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	90
5

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	90
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	91
Insurance May Not Be Available or Adequate	91
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	93
Terrorism Insurance May Not Be Available for All Mortgaged Properties	93
Risks Associated with Blanket Insurance Policies or Self-Insurance	94
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	95
Limited Information Causes Uncertainty	95
Historical Information	95
Ongoing Information	95
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	96
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	96
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	97
Static Pool Data Would Not Be Indicative of the Performance of this Pool	98
Appraisals May Not Reflect Current or Future Market Value of Each Property	98
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	100
The Borrower’s Form of Entity May Cause Special Risks	100
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	102
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	103
Other Financings or Ability to Incur Other Indebtedness Entails Risk	104
Risks Relating to Enforceability of Cross-Collateralization	105
Risks Relating to Delaware Statutory Trusts	106
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	106
Risks Associated with One Action Rules	106
State Law Limitations on Assignments of Leases and Rents May Entail Risks	106
Various Other Laws Could Affect the Exercise of Lender’s Rights	107
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	107
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	108
Risks Related to Ground Leases and Other Leasehold Interests	109
Sale-Leaseback Transactions Have Special Risks	111
Increases in Real Estate Taxes May Reduce Available Funds	112
Risks Relating to Tax Credits	112
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	113
Risks Related to Conflicts of Interest	113
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	113
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	115
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	116
Potential Conflicts of Interest of the Operating Advisor	119
Potential Conflicts of Interest of the Asset Representations Reviewer	119
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	120
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	122
6

The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers	123
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	124
Other Potential Conflicts of Interest May Affect Your Investment	125
Other Risks Relating to the Certificates	125
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	125
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	128
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	131
General	131
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	131
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	133
Losses and Shortfalls May Change Your Anticipated Yield	133
Risk of Early Termination	134
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	134
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	134
You Have Limited Voting Rights	134
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	135
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	137
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	138
Risks Relating to Modifications of the Mortgage Loans	140
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	140
Risks Relating to Interest on Advances and Special Servicing Compensation	142
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	142
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	142
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	144
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	144
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	144
Tax Considerations Relating to Foreclosure	144
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	145
REMIC Status	146
Material Federal Tax Considerations Regarding Original Issue Discount	146
General Risks	146
The Certificates May Not Be a Suitable Investment for You	146
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	146
7

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	146
Other Events May Affect the Value and Liquidity of Your Investment	147
The Certificates Are Limited Obligations	147
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	147
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	148
Description of the Mortgage Pool	150
General	150
Co-Originated and Third-Party Originated Mortgage Loans	151
Certain Calculations and Definitions	152
Definitions	153
Mortgage Pool Characteristics	164
Overview	164
Property Types	165
Retail Properties	165
Office Properties	166
Mixed Use Properties	166
Industrial Properties	167
Hotel Properties	167
Self Storage Properties	168
Multifamily Properties	168
Specialty Use Concentrations	169
Mortgage Loan Concentrations	170
Top Fifteen Mortgage Loans	170
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	170
Geographic Concentrations	172
Mortgaged Properties with Limited Prior Operating History	172
Diversified Ownership	173
Delaware Statutory Trusts	173
Condominium and Other Shared Interests	173
Fee & Leasehold Estates; Ground Leases	174
Environmental Considerations	175
Mortgaged Properties Subject to Local Law 97	177
Redevelopment, Renovation and Expansion	177
Assessment of Property Value and Condition	178
Litigation and Other Considerations	178
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	179
Tenant Issues	181
Tenant Concentrations	181
Lease Expirations and Terminations	181
Expirations	181
Terminations	182
Other	182
Purchase Options and Rights of First Refusal	183
Affiliated Leases	184
Competition from Certain Nearby Properties	184
Insurance Considerations	184
Use Restrictions	186
Appraised Value	187
Non-Recourse Carveout Limitations	187
Real Estate and Other Tax Considerations	188
Delinquency Information	190
Certain Terms of the Mortgage Loans	190
8

Amortization of Principal	190
Due Dates; Mortgage Rates; Calculations of Interest	191
Single Purpose Entity Covenants	191
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	192
Voluntary Prepayments	193
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	194
Defeasance	195
Releases; Partial Releases	196
Additional Collateral	199
Escrows	199
Mortgaged Property Accounts	200
Exceptions to Underwriting Guidelines	202
Additional Indebtedness	202
General	202
Whole Loans	202
Mezzanine Indebtedness	202
Other Secured Indebtedness	205
Preferred Equity	205
Other Unsecured Indebtedness	206
The Whole Loans	206
General	206
The Serviced Pari Passu Whole Loans	212
Intercreditor Agreement	212
Control Rights with respect to the Servicing Shift Whole Loans	213
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans	213
Certain Rights of each Non-Controlling Holder	213
Sale of Defaulted Mortgage Loan	214
The Non-Serviced Pari Passu Whole Loans	215
Intercreditor Agreement	215
Control Rights	216
Certain Rights of each Non-Controlling Holder	216
Custody of the Mortgage File	217
Sale of Defaulted Mortgage Loan	217
Additional Information	218
Transaction Parties	218
The Sponsors and Mortgage Loan Sellers	218
Barclays Capital Real Estate Inc.	218
General	218
Barclays’ Securitization Program	219
Review of Barclays Mortgage Loans	220
Barclays’ Underwriting Guidelines and Processes	222
Compliance with Rule 15Ga-1 under the Exchange Act	224
Retained Interests in This Securitization	225
3650 Real Estate Investment Trust 2 LLC	225
General	225
3650 REIT’s Securitization Program	225
Review of 3650 REIT Mortgage Loans	226
3650 REIT’s Underwriting Guidelines and Processes	228
Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines	232
Compliance with Rule 15Ga-1 under the Exchange Act	232
Retained Interests in This Securitization	233
Certain Relationships and Related Transactions	233
German American Capital Corporation	233
General	233
9

GACC’s Securitization Program	234
Review of GACC Mortgage Loans	235
DB Originators’ Underwriting Guidelines and Processes	237
Exceptions to DB Originators’ Underwriting Guidelines	242
Compliance with Rule 15Ga-1 under the Exchange Act	242
Retained Interests in This Securitization	242
Citi Real Estate Funding Inc.	242
General	242
CREFI’s Commercial Mortgage Origination and Securitization Program	243
Review of the CREFI Mortgage Loans	243
CREFI’s Underwriting Guidelines and Processes	247
Compliance with Rule 15Ga-1 under the Exchange Act	250
Retained Interests in This Securitization	251
UBS AG, New York Branch	251
General	251
UBS AG, New York Branch’s Securitization Program	251
Review of the UBS AG, New York Branch Mortgage Loans	252
UBS AG, New York Branch’s Underwriting Standards	254
Retained Interests in This Securitization	259
Societe Generale Financial Corporation	259
General	259
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	259
Societe Generale Financial Corporation’s Underwriting Standards	260
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	263
Compliance with Rule 15Ga-1 under the Exchange Act	265
Retained Interests in This Securitization	266
Bank of Montreal	266
General	266
BMO’s Commercial Mortgage Origination and Securitization Program	266
Review of the BMO Mortgage Loans	267
BMO’s Origination Procedures and Underwriting Guidelines	269
Compliance with Rule 15Ga-1 under the Exchange Act	273
Retained Interests in This Securitization	273
Argentic Real Estate Finance 2 LLC	273
General	273
Argentic’s Securitization Program	274
Argentic’s Underwriting Standards and Processes	274
Review of Mortgage Loans for Which Argentic is the Sponsor	279
Compliance with Rule 15Ga-1 under the Exchange Act	280
Retained Interests in This Securitization	280
Starwood Mortgage Capital LLC	281
General	281
Starwood’s Securitization Program	281
Review of SMC Mortgage Loans	281
SMC’s Underwriting Guidelines and Processes	283
Exceptions to SMC’s Disclosed Underwriting Guidelines	286
Servicing	287
Compliance with Rule 15Ga-1 under the Exchange Act	287
Retained Interests in This Securitization	287
KeyBank National Association	287
General	287
KeyBank’s Securitization Program	287
Review of KeyBank Mortgage Loans	288
KeyBank’s Underwriting Guidelines and Process	289
Exceptions	292
10

Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	292
BSPRT CMBS Finance, LLC	292
General	292
BSPRT’s Loan Origination and Acquisition History	293
Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans	293
Review of BSPRT Mortgage Loans	293
BSPRT’s Underwriting Standards	295
Compliance with Rule 15Ga-1 under the Exchange Act	300
Retained Interests in This Securitization	300
The Depositor	300
The Issuing Entity	301
The Master Servicer	301
The Special Servicer	306
The Primary Servicer	309
Summary of the KeyBank Primary Servicing Agreement	311
The Certificate Administrator and Trustee	317
The Operating Advisor and Asset Representations Reviewer	319
Credit Risk Retention	320
General	320
Qualifying CRE Loans	321
HRR Certificates	321
Hedging, Transfer and Financing Restrictions	323
Operating Advisor	323
Representations and Warranties	325
Description of the Certificates	326
General	326
Distributions	328
Method, Timing and Amount	328
Available Funds	329
Priority of Distributions	330
Pass-Through Rates	333
Interest Distribution Amount	335
Principal Distribution Amount	335
Certain Calculations with Respect to Individual Mortgage Loans	337
Application Priority of Mortgage Loan Collections or Whole Loan Collections	338
Allocation of Yield Maintenance Charges and Prepayment Premiums	341
Assumed Final Distribution Date; Rated Final Distribution Date	343
Prepayment Interest Shortfalls	343
Subordination; Allocation of Realized Losses	345
Reports to Certificateholders; Certain Available Information	347
Certificate Administrator Reports	347
Information Available Electronically	352
Voting Rights	357
Delivery, Form, Transfer and Denomination	358
Book-Entry Registration	358
Definitive Certificates	361
Certificateholder Communication	361
Access to Certificateholders’ Names and Addresses	361
Requests to Communicate	361
List of Certificateholders	362
Description of the Mortgage Loan Purchase Agreements	362
General	362
Dispute Resolution Provisions	373
Asset Review Obligations	373
Pooling and Servicing Agreement	373
11

General	373
Assignment of the Mortgage Loans	374
Servicing Standard	374
Subservicing	376
Advances	376
P&I Advances	376
Servicing Advances	377
Nonrecoverable Advances	378
Recovery of Advances	379
Accounts	381
Withdrawals from the Collection Account	382
Servicing and Other Compensation and Payment of Expenses	385
General	385
Master Servicing Compensation	390
Special Servicing Compensation	393
Disclosable Special Servicer Fees	397
Certificate Administrator and Trustee Compensation	398
Operating Advisor Compensation	398
Asset Representations Reviewer Compensation	399
CREFC® Intellectual Property Royalty License Fee	399
Appraisal Reduction Amounts	400
Maintenance of Insurance	406
Modifications, Waivers and Amendments	408
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	413
Inspections	414
Collection of Operating Information	415
Special Servicing Transfer Event	415
Asset Status Report	419
Realization Upon Mortgage Loans	422
Sale of Defaulted Loans and REO Properties	424
The Directing Certificateholder	427
General	427
Major Decisions	429
Asset Status Report	432
Replacement of the Special Servicer	433
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	433
Servicing Override	435
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	436
Rights of the Holders of Serviced Pari Passu Companion Loans	436
Limitation on Liability of Directing Certificateholder	437
The Operating Advisor	437
General	437
Duties of Operating Advisor At All Times	438
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	441
Recommendation of the Replacement of the Special Servicer	441
Eligibility of Operating Advisor	441
Other Obligations of Operating Advisor	442
Delegation of Operating Advisor’s Duties	443
Termination of the Operating Advisor With Cause	443
Rights Upon Operating Advisor Termination Event	444
Waiver of Operating Advisor Termination Event	444
Termination of the Operating Advisor Without Cause	444
Resignation of the Operating Advisor	445
12

Operating Advisor Compensation	445
The Asset Representations Reviewer	445
Asset Review	445
Asset Review Trigger	445
Asset Review Vote	447
Review Materials	447
Asset Review	448
Eligibility of Asset Representations Reviewer	450
Other Obligations of Asset Representations Reviewer	451
Delegation of Asset Representations Reviewer’s Duties	451
Assignment of Asset Representations Reviewer’s Rights and Obligations	451
Asset Representations Reviewer Termination Events	451
Rights Upon Asset Representations Reviewer Termination Event	452
Termination of the Asset Representations Reviewer Without Cause	453
Resignation of Asset Representations Reviewer	453
Asset Representations Reviewer Compensation	453
Replacement of the Special Servicer Without Cause	453
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	455
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	457
Termination of the Master Servicer or Special Servicer for Cause	457
Servicer Termination Events	457
Rights Upon Servicer Termination Event	459
Waiver of Servicer Termination Event	460
Resignation of the Master Servicer or Special Servicer	460
Limitation on Liability; Indemnification	461
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	464
Dispute Resolution Provisions	464
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	464
Repurchase Request Delivered by a Party to the PSA	465
Resolution of a Repurchase Request	465
Mediation and Arbitration Provisions	468
Servicing of the Servicing Shift Mortgage Loans	469
Servicing of the Non-Serviced Mortgage Loans	470
General	470
Rating Agency Confirmations	473
Evidence as to Compliance	474
Limitation on Rights of Certificateholders to Institute a Proceeding	476
Termination; Retirement of Certificates	476
Amendment	477
Resignation and Removal of the Trustee and the Certificate Administrator	479
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	481
Certain Legal Aspects of Mortgage Loans	481
General	482
Types of Mortgage Instruments	482
Leases and Rents	482
Personalty	483
Foreclosure	483
General	483
Foreclosure Procedures Vary from State to State	483
Judicial Foreclosure	483
Equitable and Other Limitations on Enforceability of Certain Provisions	484
Nonjudicial Foreclosure/Power of Sale	484
Public Sale	484
13

Rights of Redemption	485
Anti-Deficiency Legislation	486
Leasehold Considerations	486
Bankruptcy Laws	487
Environmental Considerations	493
General	493
Superlien Laws	493
CERCLA	493
Certain Other Federal and State Laws	494
Additional Considerations	494
Due-on-Sale and Due-on-Encumbrance Provisions	495
Subordinate Financing	495
Default Interest and Limitations on Prepayments	495
Applicability of Usury Laws	495
Americans with Disabilities Act	496
Servicemembers Civil Relief Act	496
Anti-Money Laundering, Economic Sanctions and Bribery	496
Potential Forfeiture of Assets	497
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	497
Pending Legal Proceedings Involving Transaction Parties	500
Use of Proceeds	500
Yield and Maturity Considerations	500
Yield Considerations	500
General	500
Rate and Timing of Principal Payments	501
Losses and Shortfalls	502
Certain Relevant Factors Affecting Loan Payments and Defaults	502
Delay in Payment of Distributions	503
Yield on the Certificates with Notional Amounts	503
Weighted Average Life	504
Material Federal Income Tax Considerations	509
General	509
Qualification as a REMIC	509
Status of Offered Certificates	511
Taxation of Regular Interests	512
General	512
Original Issue Discount	512
Acquisition Premium	514
Market Discount	514
Premium	515
Election To Treat All Interest Under the Constant Yield Method	515
Treatment of Losses	515
Yield Maintenance Charges and Prepayment Premiums	516
Sale or Exchange of Regular Interests	516
Taxes That May Be Imposed on a REMIC	517
Prohibited Transactions	517
Contributions to a REMIC After the Startup Day	517
Net Income from Foreclosure Property	517
REMIC Partnership Representative	518
Taxation of Certain Foreign Investors	518
FATCA	519
Backup Withholding	519
Information Reporting	520
3.8% Medicare Tax on “Net Investment Income”	520
Reporting Requirements	520
14

Certain State and Local Tax Considerations	521
Method of Distribution (Underwriter)	521
Incorporation of Certain Information by Reference	524
Where You Can Find More Information	524
Financial Information	525
Certain ERISA Considerations	525
General	525
Plan Asset Regulations	526
Administrative Exemptions	526
Insurance Company General Accounts	528
Legal Investment	529
Legal Matters	530
Ratings	530
Index of Defined Terms	533

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

16

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2024-5C25 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
17

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

18

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)       it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

19

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

20

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

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THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus

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with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
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●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

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NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2024-5C25, Commercial Mortgage Pass-Through Certificates, Series 2024-5C25.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2024-5C25, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	3650 Real Estate Investment Trust 2 LLC, a Delaware limited liability company
●	German American Capital Corporation, a Maryland corporation
●	Citi Real Estate Funding Inc., a New York corporation
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Societe Generale Financial Corporation, a Delaware corporation
●	Bank of Montreal, a Canadian chartered bank
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	KeyBank National Association, a national banking association
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

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The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	8	$197,815,000	22.3%
3650 Real Estate Investment Trust 2 LLC(4)(5)	5	177,350,000	20.0
German American Capital Corporation(3)(6)	5	136,920,000	15.4
Citi Real Estate Funding Inc.(6)	6	131,700,000	14.9
UBS AG	1	63,000,000	7.1
Societe Generale Financial Corporation(5)	3	42,700,000	4.8
Bank of Montreal(4)(6)	3	29,350,000	3.3
Argentic Real Estate Finance 2 LLC	1	28,500,000	3.2
Starwood Mortgage Capital LLC	2	28,300,000	3.2
KeyBank National Association	3	27,753,000	3.1
BSPRT CMBS Finance, LLC	1	23,000,000	2.6
Total	33	$886,388,000	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Staten Island Mall mortgage loan (8.1%), German American Capital Corporation is contributing one or more notes with an outstanding principal balance of $36,500,000 and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $35,000,000.
(4)	With respect to the 304 East 45th Street mortgage loan (7.3%), 3650 Real Estate Investment Trust 2 LLC is contributing one or more notes with an outstanding principal balance of $52,500,000 and Bank of Montreal is contributing one or more notes with an outstanding principal balance of $12,500,000.
(5)	With respect to the Kenwood Towne Centre mortgage loan (5.6%), Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of $20,000,000 and 3650 Real Estate Investment Trust 2 LLC is contributing one or more notes with an outstanding principal balance of $30,000,000.
(6)	With respect to the DoubleTree by Hilton Hotel Orlando at SeaWorld mortgage loan (1.1%), Bank of Montreal is contributing one or more notes with an outstanding principal balance of $5,000,000, German American Capital Corporation is contributing one or more notes with an outstanding principal balance of $2,500,000 and Citi Real Estate Funding is contributing one or more notes with an outstanding principal balance of $2,500,000.
Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The 304 East 45th Street mortgage loan (7.3%) was originated by 3650 Real Estate Investment Trust 2 LLC and partially assigned to Bank of Montreal.
The Kenwood Towne Centre mortgage loan (5.6%) is part of a whole loan that was originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale

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Financial Corporation, and partially assigned to 3650 Real Estate Investment Trust 2 LLC.
The DoubleTree by Hilton Hotel Orlando at SeaWorld mortgage loan (1.1%) is part of a whole loan that was originated by Bank of Montreal, and partially assigned to Citi Real Estate Funding Inc. and German American Capital Corporation.
Each of the Staten Island Mall, 304 East 45th Street, Kenwood Towne Centre and DoubleTree by Hilton Hotel Orlando at SeaWorld mortgage loans (collectively, 22.2%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the related servicing shift date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Pursuant to one or more limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to four (4) of the mortgage loans (collectively, 18.0%).

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Special Servicer	3650 REIT Loan Servicing LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 2977 McFarlane Road, Suite 300, Miami, Florida 33133, and its telephone number is (305) 901-1000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
3650 REIT Loan Servicing LLC is expected to be appointed as the special servicer by 3650 Real Estate Investment Trust 2 LLC. 3650 Real Estate Investment Trust 2 LLC is expected to retain (directly or through one or more majority-owned affiliates) the “eligible horizontal residual interest” and, on the closing date,

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3650 Real Estate Investment Trust 2 LLC or an affiliate is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Credit Risk Retention”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the related servicing shift date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the related pooling and servicing agreement. From and after the related servicing shift date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to all the KeyBank mortgage loans. See “Transaction Parties—The Primary Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.
Affiliated Sub-Servicer	Pursuant to one or more limited subservicing agreements, 3650 REIT Loan Servicing LLC, a Delaware limited liability company, is expected to have limited (non-cashiering) subservicing duties solely consisting of collecting financial statements and rent rolls with respect to four (4) of the mortgage loans (collectively, 18.0%).
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to each servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record

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with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to each servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for each servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
.Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to any servicing shift whole loan prior to the related servicing shift date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loans and (iii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any date of determination, the most subordinate class of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class J-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

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It is anticipated that on the closing date (i) 3650 Real Estate Investment Trust 2 LLC (or a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules)) will be the holder of the “eligible horizontal residual interest” and (ii) 3650 Real Estate Investment Trust 2 LLC will be the initial controlling class certificateholder and will appoint itself or an affiliate as the initial directing certificateholder with respect to each mortgage loan (other than (a) any servicing shift mortgage loan, (b) any non-serviced mortgage loan or (c) any excluded loan).
With respect to each servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to the related servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of the related servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the related servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2024 (or, in the case of any mortgage loan that has its first due date after March 2024, the date that would have been its due date in March 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about March 28, 2024.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in April 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the
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event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	December 2028
Class A-3	March 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2029
Class B	March 2029
Class C	March 2029

The rated final distribution date for the offered certificates will be the distribution date in March 2057.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5C25:
●	Class A-1
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates (referred to as the “non-offered certificates”). The Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to as the “HRR certificates”.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$821,000	0.093%	30.000%
Class A-3	$619,650,000	69.907%	30.000%
Class X-A	$620,471,000	NAP	NAP
Class X-B	$171,738,000	NAP	NAP
Class A-S	$96,395,000	10.875%	19.125%
Class B	$43,211,000	4.875%	14.250%
Class C	$32,132,000	3.625%	10.625%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1 and Class A-3 certificates represents the approximate credit enhancement for the Class A-1 and Class A-3 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	5.48900%
Class A-3	5.94600%
Class X-A	1.43111%
Class X-B	1.01727%
Class A-S	6.35800%
Class B	6.15100%
Class C	6.64300%

(1)	The pass-through rates for the Class A-1 and Class A-3 certificates for any distribution date will be a per annum rate equal to a fixed rate as set forth opposite such class in the table. The pass-through rates for the Class A-S, Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) a fixed rate as set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

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For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.04125%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.2500% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage

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loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01000%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00154%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing
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agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Tysons Corner Center	0.0026125%	0.25%
Acquisition America Portfolio	0.01125%	0.25%
Elmwood Shopping Center	0.00125%	0.25%
DoubleTree by Hilton Hotel Orlando at SeaWorld	0.00125%	0.25%
Galleria at Tyler(3)	0.00250%	0.25%

(1)	Does not reflect the Jordan Creek Town Center mortgage loan or the Kenwood Towne Centre mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.
(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(3)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Amount and Order

  of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates,
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until the certificate balance of the Class A-1 certificates has been reduced to zero and (b) second, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above.
Third, to the Class A-1 and Class A-3 certificates, to reimburse the Class A-1 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal
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that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

  Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

  Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and principal and interest allocated to the certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-3, Class X-A, Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions”.
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On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates and the Class X-D certificates are not offered by this prospectus.
**	Other than the Class X-D and Class R certificates.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D or Class R certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be
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reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

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The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
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With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-three (33) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in thirty-eight (38) commercial or multifamily properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $886,388,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-three (33) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus

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as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(1)(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Staten Island Mall	$71,500,000	8.1%	$128,500,000	N/A	42.8%	2.09x	16.5%	42.8%	2.09x	16.5%
Sheraton Hotel Brooklyn	$65,000,000	7.3%	$ 20,000,000	N/A	58.6%	1.78x	14.6%	58.6%	1.78x	14.6%
Western Digital Milpitas Campus	$63,000,000	7.1%	$ 63,000,000	N/A	64.0%	1.63x	12.0%	64.0%	1.63x	12.0%
Jordan Creek Town Center	$51,000,000	5.8%	$119,000,000	N/A	53.0%	1.93x	14.4%	53.0%	1.93x	14.4%
Kenwood Towne Centre	$50,000,000	5.6%	$210,000,000	N/A	45.5%	2.19x	14.6%	45.5%	2.19x	14.6%
Tysons Corner Center	$25,000,000	2.8%	$685,000,000	N/A	39.4%	2.00x	13.7%	39.4%	2.00x	13.7%
Acquisition America Portfolio	$24,100,000	2.7%	$ 60,000,000	N/A	64.4%	1.25x	8.9%	64.4%	1.25x	8.9%
Elmwood Shopping Center	$15,000,000	1.7%	$ 70,000,000	N/A	40.8%	2.46x	16.7%	40.8%	2.46x	16.7%
DoubleTree by Hilton Hotel Orlando at SeaWorld	$10,000,000	1.1%	$ 75,000,000	N/A	59.4%	1.85x	17.1%	59.4%	1.85x	17.1%
Galleria at Tyler	$5,000,000	0.6%	$145,000,000	N/A	50.0%	1.96x	16.7%	50.0%	1.96x	16.7%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.
(2)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.
The Jordan Creek Town Center whole loan and the Kenwood Towne Centre whole loan (each a “servicing shift whole loan” and the related mortgage loan, each, a “servicing shift mortgage loan”) will each initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift date, such servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the related servicing shift date, such servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Tysons Corner Center	TYSN 2023-CRNR	2.8%	Berkadia Commercial Mortgage LLC	Situs Holdings, LLC	Computershare Trust Company, National Association
Acquisition America Portfolio	Benchmark 2024-V5	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Elmwood Shopping Center	BMO 2024-5C3	1.7%	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
DoubleTree by Hilton Hotel Orlando at SeaWorld	Benchmark 2024-V5	1.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Galleria at Tyler(4)	Benchmark 2024-V5	0.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
Tysons Corner Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	N/A	N/A
Acquisition America Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	RREF IV-D AIV RR, LLC
Elmwood Shopping Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund VI, L.P.
DoubleTree by Hilton Hotel Orlando at SeaWorld	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	RREF IV-D AIV RR, LLC
Galleria at Tyler(4)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	Bank of America, N.A.

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the Jordan Creek Town Center whole loan or the Kenwood Towne Centre whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
(4)	After the securitization of the related controlling pari passu companion loan, the related whole loan (referred to in this prospectus as a “non-serviced servicing shift whole loan”) will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related trust and servicing agreement or the pooling and servicing agreement for that securitization transaction.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$886,388,000
Number of mortgage loans	33
Number of mortgaged properties	38
Range of Cut-off Date Balances	$5,000,000 to $71,500,000
Average Cut-off Date Balance	$26,860,242
Range of Mortgage Rates	5.17000% to 8.55000%
Weighted average Mortgage Rate	7.15651%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	360 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	39.4% to 72.0%
Weighted average Cut-off Date LTV Ratio(3)(4)	55.1%
Range of LTV Ratios as of the maturity date(3)(4)	39.4% to 70.5%
Weighted average LTV Ratio as of the maturity date(3)(4)	55.0%
Range of U/W NCF DSCRs(4)(5)	1.20x to 2.50x
Weighted average U/W NCF DSCR(4)(5)	1.72x
Range of U/W NOI Debt Yields(4)	8.2% to 17.4%
Weighted average U/W NOI Debt Yield(4)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	96.3%
Interest-only, Amortizing Balloon	2.8%
Amortizing Balloon	0.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty (30) mortgage loans (collectively, 96.3%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of ten (10) mortgage loans (collectively, 42.8%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For

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specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.
Four (4) of the mortgage loans were (collectively, 17.0%) refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.
With respect to the Jordan Creek Town Center mortgage loan (5.8%), the related mortgaged property previously secured a loan that went into maturity default on January 1, 2024 and was subject to a forbearance agreement. Proceeds from the whole loan were used to pay off the prior loan in full on February 1, 2024.
With respect to the El Paseo Shopping Center mortgage loan (4.9%), a portion of the proceeds from the related mortgage loan were used to pay off in full a prior loan (with a $41,751,035.27 outstanding balance), which was originated in May 2013, matured in May 2023 and was in maturity default with the applicable prior lender at the time of origination of the related mortgage loan.
With respect to the Papago Gateway Center mortgage loan (3.8%), the related mortgaged property previously secured a loan that went into maturity default on December 1, 2023 and was subject to a forbearance agreement. Proceeds from the mortgage loan were used to pay off the prior loan in full on February 14, 2024.
With respect to the Cedarlane Foods mortgage loan (2.6%), a portion of the proceeds from the related mortgage loan were used to pay off in full a prior senior loan (with a $15,000,000 outstanding balance) and pay off in full a prior junior loan (with a $2,950,000 outstanding balance), each of which matured on November 30, 2023, and was in maturity default at the time of origination of the related mortgage loan.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Loans Underwritten Based on Limited

Operating Histories	With respect to five (5) of the mortgaged properties (collectively, 16.2%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by 3650 Real Estate Investment Trust 2 LLC, as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

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Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related
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companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s). See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes.
The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

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Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, multifamily, hospitality, office, mixed use, industrial and self storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread across the world, including the United States, which caused a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. There can be no assurance as to whether or when full economic activity will be restored.

Even as the country reopens, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that a surge in COVID-19 cases could have on economic conditions. There can be no assurance that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected such borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

In addition, the loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, heighten many of the other risks described in this “Risk Factors” section, such as those related to timely

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payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain

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voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
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●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

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Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a

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landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the

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lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
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●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

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Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
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●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the Acquisition America Portfolio—509 & 515 West 110th Street mortgaged property (1.3%), the Acquisition America Portfolio—517 West 113th Street mortgaged property (0.5%), the Acquisition America Portfolio—652 & 664 West 163rd Street mortgaged property (0.4%) and the Acquisition America Portfolio—603 West 140th Street mortgaged property (0.2%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.
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The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans

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provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee

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(typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income

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volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.
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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
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●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding

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assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

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Senior Housing Properties May Present Special Risks

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties. Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff. Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

In addition, the COVID-19 pandemic raised particular concerns regarding tenant health and safety at senior living facilities. Older tenants at senior facilities may be at greater risk of severe illness due to COVID-19. Further, COVID-19 could spread quickly through senior living facilities with dense tenant populations and where staff, including cleaners, caretakers and others, frequently enter individual units and interact with tenants . Because such mortgaged properties exist for the senior population whose immune systems may be compromised, COVID-19 affects seniors more than the other sectors of the general population, which could lead to higher rates of illness and death among tenants. Additionally, potential future tenants may be reluctant to enter senior living facilities due to these factors and other changing lifestyle preferences. As a result, the independent living facility market may experience a decrease in tenants, which would negatively affect revenues and profits of the related mortgaged properties.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.
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Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, hospitality, office, mixed use and industrial properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other

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adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Ohio, Florida, Iowa, Virginia, Arizona and Georgia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

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We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent

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applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in

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their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design

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showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning

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requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s

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ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher

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wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties

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may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on March 22, 2024. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes

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in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless

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the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

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Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited

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nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

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Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

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The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a

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mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial

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Corporation’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

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The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court

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would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust. Delaware statutory trusts may be restricted in their ability to actively operate a property, and there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Risks Relating to Delaware Statutory Trusts” below.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened

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action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the

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mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
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●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally

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established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged

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properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the Mortgage Loans, including the

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Sheraton Hotel Brooklyn Mortgage Loan, the 304 East 45th Street Mortgage Loan and Hill Road Plaza Mortgage Loan (collectively, 15.6%) are held at Flagstar. In many cases, Flagstar does not meet the requirements for an eligible institution to act as a lockbox bank under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, retail, multifamily, hospitality, office, mixed use or industrial real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
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●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only

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upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice

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and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the

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tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

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The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

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Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

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3650 Real Estate Investment Trust 2 LLC, a sponsor and originator, or an affiliate thereof is expected to be appointed as the initial directing certificateholder. See “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” below. In addition, 3650 Real Estate Investment Trust 2 LLC, as retaining sponsor, is expected to retain (or cause its “majority owned affiliate” to retain) the HRR Certificates as described in “Credit Risk Retention”. 3650 Real Estate Investment Trust 2 LLC is also an affiliate of 3650 REIT Loan Servicing LLC, the expected initial special servicer with respect to the mortgage loans (other than any non-serviced mortgage loans) and any related serviced companion loans (other than any excluded special servicer loan). In addition, pursuant to one or more limited subservicing agreements between 3650 REIT Loan Servicing LLC and Midland Loan Services, a Division of PNC Bank, National Association, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to four (4) of the mortgage loans (collectively, 18.0%).

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.
Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the “eligible horizontal residual interest” consisting of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2024-5C25 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in

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economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that 3650 Real Estate Investment Trust 2 LLC or an affiliate thereof will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). 3650 REIT Loan Servicing LLC is expected to be appointed by 3650 Real Estate Investment Trust 2 LLC to act as the special servicer.

3650 REIT Loan Servicing LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of 3650 Real Estate Investment Trust 2 LLC, the entity that is expected to (i) retain (or cause its “majority owned affiliate” to retain) the “eligible horizontal residual interest”, (ii) be the initial controlling class certificateholder and (iii) appoint itself or an affiliate as the initial directing certificateholder. Another affiliate of 3650 REIT Loan Servicing LLC may also purchase one or more other classes of certificates.

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Additionally, pursuant to one or more limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, and Midland Loan Services, a Division of PNC Bank, National Association, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to four (4) of the mortgage loans (collectively, 18.0%).

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent

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they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that 3650 Real Estate Investment Trust 2 LLC (or its affiliate) will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, any servicing shift mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or in the case of any servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the related servicing shift date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of any servicing shift whole loan, prior to the related servicing shift date, or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders

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of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of any servicing shift mortgage loan, prior to the servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to any servicing shift whole loan, prior to the related servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to the related servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the related servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than a servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”

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and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to any servicing shift whole loan, prior to the related servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may

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desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

3650 Real Estate Investment Trust 2 LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements and with regard to such servicing shift whole loans following the related servicing shift date, under the related pooling and servicing agreement governing the servicing of the related servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

3650 REIT Loan Servicing LLC, the expected special servicer for this transaction, is an affiliate of  3650 Real Estate Investment Trust 2 LLC, the entity that is expected to (i) retain (or cause its “majority owned affiliate” to retain) the “eligible horizontal residual interest”, (ii) be the initial controlling class certificateholder and (iii) appoint itself or an affiliate as the initial directing certificateholder. Another affiliate of 3650 REIT Loan Servicing LLC may also purchase one or more other classes of certificates.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Jordan Creek Town Center whole loan and the Kenwood Towne Centre whole loan, the servicing shift whole loans, are expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of

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compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Initially, the servicing and administration of the Galleria at Tyler whole loan will be governed by the Benchmark 2024-V5 pooling and servicing agreement until the securitization of the related lead servicing pari passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non Serviced Pari Passu Whole Loans—Control Rights”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to any servicing shift whole loan, or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan or any servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

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Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as

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defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and
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financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

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As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the

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fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.  If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement.  In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts.  If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
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●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

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The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

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In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then, the Class H-RR certificates, then, the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1 and Class A-3, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1 and Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B and Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-3 , Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling

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noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or any servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan, a servicing shift mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to any servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the related servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer

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may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and a servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                         may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                      may act solely in its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)                   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of any servicing shift whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)                    may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the

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securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)                        will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under the TYSN 2023-CRNR trust and servicing agreement with respect to the Tysons Corner Center whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances)

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and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure

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certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or a servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of the related servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or such servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of the related servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to such servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.
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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in

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connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc., (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

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Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the

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transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

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The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and

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possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

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You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay

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off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S.
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banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-three (33) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $886,388,000 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in March 2024 (or, in the case of any Mortgage Loan that has its first due date after March 2024, the date that would have been its due date in March 2024 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Ten (10) Mortgage Loans (collectively, 42.8%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)” or the “Companion Loan(s)”). Each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	8	12	$197,815,000	22.3%
3650 Real Estate Investment Trust 2 LLC(4)(5)	5	5	177,350,000	20.0
German American Capital Corporation(3)(6)	5	5	136,920,000	15.4
Citi Real Estate Funding Inc.(6)	6	6	131,700,000	14.9
UBS AG	1	1	63,000,000	7.1
Societe Generale Financial Corporation(5)	3	4	42,700,000	4.8
Bank of Montreal(4)(6)	3	3	29,350,000	3.3
Argentic Real Estate Finance 2 LLC	1	1	28,500,000	3.2
Starwood Mortgage Capital LLC	2	2	28,300,000	3.2
KeyBank National Association	3	3	27,753,000	3.1
BSPRT CMBS Finance, LLC	1	1	23,000,000	2.6
Total	33	38	$886,388,000	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Staten Island Mall Mortgage Loan (8.1%), German American Capital Corporation is contributing one or more notes with an outstanding principal balance of $36,500,000 and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $35,000,000.
(4)	With respect to the 304 East 45th Street Mortgage Loan (7.3%), 3650 Real Estate Investment Trust 2 LLC is contributing one or more notes with an outstanding principal balance of $52,500,000 and Bank of Montreal is contributing one or more notes with an outstanding principal balance of $12,500,000.
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(5)	With respect to the Kenwood Towne Centre Mortgage Loan (5.6%), Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of $20,000,000 and 3650 Real Estate Investment Trust 2 LLC is contributing one or more notes with an outstanding principal balance of $30,000,000.
(6)	With respect to the DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan (1.1%), Bank of Montreal is contributing one or more notes with an outstanding principal balance of $5,000,000, German American Capital Corporation is contributing one or more notes with an outstanding principal balance of $2,500,000 and Citi Real Estate Funding Inc. is contributing one or more notes with an outstanding principal balance of $2,500,000.

Other than as described below, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, fee and/or leasehold and/or subleasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Staten Island Mall Mortgage Loan (8.1%), is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Barclays Capital Real Estate Inc. and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Deutsche Bank AG, New York Branch’s and Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The 304 East 45th Street Mortgage Loan (7.3%) was originated by 3650 Real Estate Investment Trust 2 LLC. Portions of the related Mortgage Loan were acquired by Bank of Montreal and such Mortgage Loan was re-underwritten pursuant to Bank of Montreal’s underwriting guidelines.
●	The Western Digital Milpitas Campus Mortgage Loan (7.1%), is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and UBS AG, New York Branch. Such Mortgage Loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.
●	The Jordan Creek Town Center Mortgage Loan (5.8%), is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Kenwood Towne Centre Mortgage Loan (5.6%), is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale Financial Corporation. Portions of that Whole Loan were subsequently acquired (or will
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be acquired by or before the Closing Date) by 3650 Real Estate Investment Trust 2 LLC and such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s and 3650 Real Estate Investment Trust 2 LLC’s underwriting guidelines.

●	The Tysons Corner Center Mortgage Loan (2.8%), is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, J.P. Morgan Chase Bank, National Association, Bank of Montreal and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to Deutsche Bank AG, New York’s underwriting guidelines.
●	The DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan (1.1%) is part of a Whole Loan that was originated by Bank of Montreal. Portions of that Whole Loan were subsequently acquired by Citi Real Estate Funding Inc. and Deutsche Bank AG, acting through its New York Branch and such Mortgage Loan was re-underwritten pursuant to each of Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch’s respective underwriting guidelines.
●	The Galleria at Tyler Mortgage Loan (0.6%) is part of a Whole Loan that was co-originated by Bank of America, N.A., Deutsche Bank AG, acting through its New York Branch and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on March 28, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Staten Island Mall Mortgage Loan or the Staten Island Mall Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Staten Island Mall Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Staten Island Mall Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

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Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net

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Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown

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in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
304 East 45th Street(1)	7.3%	NAP	NAP	$ 138,000,000	47.1%	47.1%	$ 138,000,000

(1)	The Appraised Value is the “as is” value of $138,000,000 as of January 1, 2024, which is based on the extraordinary assumptions that (i) the UN Development Programme and the United Nations will consolidate to 50% of their current footprint as of January 1, 2028 (and extend the term of their leases by five years), and again consolidate to 50% of their then footprint on January 1, 2033 (and again extend the term of their leases), (ii) the balance of the space at the Mortgaged Property will then be leased at prevailing market terms, and (iii) the leasehold condominium structure will remain in place, but the condominium units reverting to ownership by the borrower will be assessed a full tax liability. According to the related appraisal, the current contract rents are below market. The term of each of the UN Development Programme and United Nations leases is scheduled to expire on December 31, 2027, with one, five-year renewal option exercisable by the United Nations (but no renewal option exercisable by the UN Development Programme). Although the appraisal indicates the observed tenant utilization at the Mortgaged Property is less than 50%, neither the UN Development Programme nor the United Nations has given the borrower notice of an intention to downsize its space or to not exercise its renewal option, as applicable.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity or ARD may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

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“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to the Centurion Ironbound Mortgage Loan (2.4%), the U/W NCF DSCR of 1.28x assumes a stabilized underwritten vacancy of 3.5% versus an in-place economic vacancy of 9.5%. Assuming the in-place economic vacancy, the U/W NCF DSCR would be 1.19x.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the Staten Island Mall, 304 East 45th Street, Kenwood Towne Centre and DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal

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balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some

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exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

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“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination

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thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and

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re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

With respect to the Centurion Ironbound Mortgage Loan (2.4%), the U/W NCF Debt Yield of 8.2% assumes a stabilized underwritten vacancy of 3.5% versus an in-place economic vacancy of 9.5%. Assuming the in-place economic vacancy, the U/W NCF Debt Yield would be 7.7%.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently

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fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

With respect to the Centurion Ironbound Mortgage Loan (2.4%), the U/W NOI DSCR of 1.28x assumes a stabilized underwritten vacancy of 3.5% versus an in-place economic vacancy of 9.5%. Assuming the in-place economic vacancy, the U/W NOI DSCR would be 1.19x.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

With respect to the Centurion Ironbound Mortgage Loan (2.4%), the U/W NOI Debt Yield of 8.2% assumes a stabilized underwritten vacancy of 3.5% versus an in-place economic vacancy of 9.5%. Assuming the in-place economic vacancy, the U/W NOI Debt Yield would be 7.7%.

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“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Rooms” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (d) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$886,388,000
Number of Mortgage Loans	33
Number of Mortgaged Properties	38
Range of Cut-off Date Balances	$5,000,000 to $71,500,000
Average Cut-off Date Balance	$26,860,242
Range of Mortgage Rates	5.17000% to 8.55000%
Weighted average Mortgage Rate	7.15651%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	360 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	39.4% to 72.0%
Weighted average Cut-off Date LTV Ratio(3)(4)	55.1%
Range of LTV Ratios at Maturity(3)(4)	39.4% to 70.5%
Weighted average LTV Ratio at Maturity or ARD(3)(4)	55.0%
Range of U/W NCF DSCRs(4)(5)	1.20x to 2.50x
Weighted average U/W NCF DSCR(4)(5)	1.72x
Range of U/W NOI Debt Yields(4)	8.2% to 17.4%
Weighted average U/W NOI Debt Yield(4)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	96.3%
Interest-only, Amortizing Balloon	2.8%
Amortizing Balloon	0.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty (30) Mortgage Loans (collectively, 96.3%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of ten (10) Mortgage Loans (collectively, 42.8%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s).
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include seven (7) Mortgage Loans (collectively, 28.8%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

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See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	11	$335,470,000	37.8%
Super Regional Mall	5	202,500,000	22.8
Anchored	6	132,970,000	15.0
Multifamily	12	$155,226,000	17.5%
Garden	4	67,026,000	7.6
Mid Rise	5	33,241,998	3.8
Student Housing	1	28,500,000	3.2
Independent Living	1	14,600,000	1.6
High Rise	1	11,858,002	1.3
Hospitality	6	$144,942,000	16.4%
Full Service	3	110,000,000	12.4
Select Service	1	12,490,000	1.4
Limited Service	1	12,475,000	1.4
Extended Stay	1	9,977,000	1.1
Office	2	$99,000,000	11.2%
CBD	1	65,000,000	7.3
Suburban	1	34,000,000	3.8
Mixed Use	2	$74,700,000	8.4%
R&D / Office	1	63,000,000	7.1
Office / Retail / Multifamily	1	11,700,000	1.3
Industrial	3	$59,350,000	6.7%
Warehouse / Distribution	1	24,500,000	2.8
Manufacturing / Cold Storage	1	23,000,000	2.6
Warehouse	1	11,850,000	1.3
Self Storage	2	$17,700,000	2.0%
Self Storage	2	17,700,000	2.0
Total	38	$886,388,000	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Shops at Marble Hill Mortgage Loan (6.1%), according to the related zoning report, the Mortgaged Property is legal conforming as to use. However, any change of use or occupancy (the Mortgaged Property is currently located in district “C8-3,” which only permits commercial and office uses as of right) requires the approval of the New York City Department of Planning (“City Planning”). At any time after three months following the Closing Date, the Mortgage Loan documents permit (but do not require) the borrower to submit an application to City Planning, together with any certification, pre-certification, construction drawings and plans, and other deliverables as may be required (the “Rezoning Application”) for City Planning to consider and approve the rezoning of the parcel currently leased to Marshalls (the “Marshalls Parcel”), such that the permitted uses of the Marshalls Parcel include mixed-use development with residential spaces, retail space, and ancillary uses (the “Rezoning”). Any such Rezoning Application is subject to, among other conditions, (i) the lender’s receipt of and confirmation that
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the Rezoning Application is in compliance with the applicable provisions of the Mortgage Loan documents, and (ii) receipt by the lender of evidence such that the lender may reasonably conclude that (a) the value and cash flow of the Mortgaged Property will not be reduced or otherwise negatively impacted by the Rezoning or the Rezoning Application, (b) the Rezoning will not otherwise have an adverse effect on the borrower, the Mortgaged Property and/or the borrower’s ability to pay any amounts due under the Mortgage Loan documents, and (c) the Rezoning will not prohibit or restrict any then-existing use conducted on the Mortgaged Property.  In addition, the Mortgage Loan documents prohibit the borrower during the term of the Mortgage Loan from (i) commencing any site work, or pursuing any further actions to develop or redevelop the Mortgaged Property or (ii) causing any part of the Mortgaged Property to become vacant or subject to interrupted occupancy for the purpose of accommodating any Rezoning or Rezoning Application, including taking any action that would interrupt any tenant’s use, possession or occupancy.

●	With respect to the Jordan Creek Town Center Mortgage Loan (5.8%), an approximately 2.66-acre portion of the Mortgaged Property is ground leased to an unaffiliated party that operates a 122-room Residence Inn by Marriott. The related ground lease has an expiration date of November 30, 2029, subject to five, five-year renewal options. Under the ground lease, each option will automatically extend unless the related tenant notifies the borrower that it elects not to exercise such renewal option not less than 270 days and not more than one year before the expiration of the then-current term.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 304 East 45th Street Mortgage Loan (7.3%), the Mortgaged Property is currently leased to the UN Development Programme and the United Nations (collectively, the “UN”). The UN as an international organization enjoys immunity from legal process. As such, contractual disputes involving the UN are settled by arbitration under the United Nations Commission on International Trade Law (“UNCITRAL”) arbitration rules; however, the UN is under an international law obligation to comply with any award that is issued in connection therewith. UNCITRAL provides a set of arbitration rules that the UN requires any arbitration they are involved in to be conducted under.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the 15 West 18th Street Mortgage Loan (1.3%), the Mortgaged Property contains a retail component constituting approximately 25.3% of the net rentable area, an office component constituting approximately 61.2% of the net rentable area, and three residential units collectively constituting approximately 13.4% of the net rentable area. The fourth largest tenant, Birddogs Inc, representing approximately 9.5% of the net rentable area, is occupying space configured as a loft apartment that is being used as office space. The eighth largest tenant, 77 Ventures, representing approximately 4.5% of the net rentable area, occupies one of the residential units for use as office space. The related appraisal presented 77 Ventures as residential income. The residential mix consists of three free market apartments and one rent stabilized apartment.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Data Center Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the 460 Beaver Creek Mortgage Loan (2.8%), the sole tenant at the Mortgaged Property, Keeco, LLC, occupies its leased premises pursuant to (1) an absolute net sublease dated March 15, 2019 between Springs Global US, Inc (“Springs Global”), as sublessor, and Keeco, LLC, as sublessee, with respect to 300,000 square feet of rentable area (the “Sublease”), and (2) an absolute net lease dated November 22, 2021 with respect to 244,000 square feet of rentable area (the “Expansion Lease”). The borrower sent a notice of default to Springs Global on June 6, 2023 pursuant to which the borrower terminated the Springs Global lease and accelerated the remaining rent due thereunder; however, Springs Global is contesting the termination of its lease at the Mortgaged Property. Pursuant to the terms of the Expansion Lease, in the event that the Springs Global lease is terminated, Keeco, LLC will automatically become the direct tenant for the entire Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	With respect to the Sheraton Hotel Brooklyn Mortgaged Property (7.3%), the adjacent Aloft Hotel (the “Aloft”), also owned by the related borrower sponsor, features a rooftop lounge that spans across the Aloft and the Mortgaged Property. Access to the rooftop lounge, which is open to the public, can be made through the Mortgaged Property or the Aloft. The rooftop lounge is leased by an affiliate of the borrower sponsor to a third party pursuant to a lease that runs through May 31, 2025, with two five-year extension options thereafter. The current annual rent is $191,860 and includes 3% annual increases. Pursuant to a rooftop rent sharing agreement, the rent payable monthly by the tenant under the rooftop lease is split 2/3 to the related affiliate of the borrower sponsor (as owner of the Aloft) ($127,907 per year) and 1/3 to the related borrower ($63,953 per year). The rooftop rent sharing agreement is coterminous with the rooftop lease.
●	With respect to the Sheraton Hotel Brooklyn Mortgaged Property (7.3%), the Mortgaged Property received six notices of default (each a “Red Zone Notice”) from Marriott under the related franchise agreement between 2017 and 2023 as a result of low “guest satisfaction survey intent to recommend scores.” To cure the default, the hotel is required to earn a “clean slate” under the Marriott tracking system. The borrower obtained a forbearance agreement with Marriott pursuant to which Marriott agreed (i) to forbear through June 30, 2024 (the “First Forbearance Period”) from terminating the franchise agreement as a result of the default, and (ii) if, as of the end of the First Forbearance Period, the hotel in not in the “red zone” and the borrower is not past due on any monetary obligation to the franchisor, to forbear through December 31, 2024 from terminating the franchise agreement as a result of the default. If the Mortgaged Property receives another Red Zone Notice, the related borrower will have 30 days from the date of such Red Zone Notice to notify the lender and post a new forbearance agreement with Marriott. If a new forbearance agreement is not posted within 30 days, the Mortgaged Property will enter into a trigger period
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under the related Mortgage Loan documents with full cash flow sweep until the new forbearance agreement is provided.

●	With respect to the Sheraton Hotel Brooklyn Mortgaged Property (7.3%), the appraisal concluded that a hotel property that (i) has recently opened or is expected to open and (ii) is within five miles of the Mortgaged Property, will directly compete with the Mortgaged Property.
●	With respect to the Hilton Tapestry - Hotel Alba Tampa Mortgaged Property (3.9%) and the DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgaged Property (1.1%) approximately 19.6% and 23.9%, respectively, of the underwritten revenue of such Mortgaged Property is derived from food and beverage operations.
●	With respect to the Holiday Inn Express - Tampa, FL Mortgaged Property (1.4%), according to the related appraisal, a Fairfield Inn by Marriott is under construction within one mile of the Mortgaged Property and is expected to be similar to the Mortgaged Property in terms of product and service level. The construction of the hotel has reportedly been on hold for over two years and was therefore only considered qualitatively in the appraisal.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Sheraton Hotel Brooklyn	$65,000,000	7.3%	5/20/2036	2/6/2029
Hilton Tapestry - Hotel Alba Tampa	$35,000,000	3.9%	6/30/2029	3/6/2029
Courtyard Atlanta Airport West	$12,490,000	1.4%	1/25/2039	2/6/2029
Holiday Inn Express - Tampa, FL	$12,475,000	1.4%	1/24/2039	2/6/2029
DoubleTree by Hilton Hotel Orlando at SeaWorld	$10,000,000	1.1%	5/31/2030	12/6/2028
WoodSpring Suites – Charlotte	$9,977,000	1.1%	12/31/2040	1/1/2029

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

Self Storage Properties

In the case of the self storage properties set forth above, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to The Glen Mortgage Loan (3.2%), the borrower sponsor recently announced a scholarship program where up to 30 rooms or beds out of the 104 units (consisting of 593 beds) at the Mortgaged Property can be rented by eligible students receiving free rent (“The Glen Scholarship Units”). Pursuant to the Mortgage Loan documents, the borrower and guarantor are personally liable for payment of any rental amounts related to The Glen Scholarship Units.
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●	With respect to the Acquisition America Portfolio Mortgage Loan (2.7%), approximately 1% and 26% of the multifamily units in the related portfolio of Mortgaged Properties are rent controlled and rent stabilized, respectively, and any increases in rent for such units are subject to applicable rent control and rent stabilization laws and regulations.
●	With respect to The Residences at 279 North Mortgage Loan (2.6%), approximately 21% of the tenants at the related Mortgaged Property are students. All of the leases at the Mortgaged Property have 12-month terms.
●	With respect to the Centurion Ironbound Mortgage Loan (2.4%), the Mortgaged Property benefits from a 25-year payment-in-lieu of taxes (“PILOT”) program with the City of Newark. In connection with the PILOT program, the borrower will be required to reserve at least 14 of the units at the Mortgaged Property for tenants earning no more than 80% of the area median income, subject to certain rental restrictions. See “—Real Estate and Other Tax Considerations”.
●	With respect to the Views at Lake Havasu Mortgage Loan (1.6%), (i) approximately eight out of 92 units at the related Mortgaged Property are leased to Arizona State University for student housing and (ii) the remainder of the Mortgaged Property is operated as an independent living facility for residents aged 55 and older, provided, however, that the Mortgaged Property is not subject to any title restrictions requiring it to be operated for either student housing or independent living purposes. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “ Risk Factors—Risks Relating to the Mortgage Loans—Senior Housing Properties May Present Special Risks.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	8	29.2%
Theater/entertainment venue(2)	5	22.1%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	3	11.6%
Gym, fitness center, spa or a health club(4)	5	14.2%
Grocery store(5)	2	8.9%
Clean room/lab space(6)	1	3.8%
Automobile service facility(7)	1	1.3%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Staten Island Mall, Jordan Creek Town Center, Shops at Marble Hill, Kenwood Towne Centre, Lovejoy Station, 15 West 18th Street, Hill Road Plaza and Waterside Commons.
(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Staten Island Mall, Jordan Creek Town Center, El Paseo Shopping Center, Tysons Corner Center and Galleria at Tyler.
(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Shops at Marble Hill, El Paseo Shopping Center and Waterside Commons.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Shops at Marble Hill, El Paseo Shopping Center, Elmwood Shopping Center, Hill Road Plaza and Waterside Commons.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Staten Island Mall and Lovejoy Station.
(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Papago Gateway Center.
(7)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Tesla – Golden Valley.
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In addition, the Waterside Commons Mortgaged Property (0.7%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Staten Island Mall	$71,500,000	8.1%	$201	2.09x	42.8%	Retail
Sheraton Hotel Brooklyn	$65,000,000	7.3%	$264,798	1.78x	58.6%	Hospitality
304 East 45th Street	$65,000,000	7.3%	$190	2.39x	47.1%	Office
Western Digital Milpitas Campus	$63,000,000	7.1%	$218	1.63x	64.0%	Mixed Use
Shops at Marble Hill	$53,750,000	6.1%	$434	1.35x	61.3%	Retail
Jordan Creek Town Center	$51,000,000	5.8%	$181	1.93x	53.0%	Retail
Kenwood Towne Centre	$50,000,000	5.6%	$252	2.19x	45.5%	Retail
El Paseo Shopping Center	$43,000,000	4.9%	$145	1.51x	54.5%	Retail
Hilton Tapestry - Hotel Alba Tampa	$35,000,000	3.9%	$157,658	1.48x	58.3%	Hospitality
Papago Gateway Center	$34,000,000	3.8%	$138	1.88x	46.3%	Office
The Glen	$28,500,000	3.2%	$48,061	1.37x	62.4%	Multifamily
Elevate at the Pointe	$26,500,000	3.0%	$146,409	1.39x	54.9%	Multifamily
Tysons Corner Center	$25,000,000	2.8%	$396	2.00x	39.4%	Retail
460 Beaver Creek	$24,500,000	2.8%	$45	1.32x	53.0%	Industrial
Acquisition America Portfolio	$24,100,000	2.7%	$193,333	1.25x	64.4%	Multifamily
Top 3 Total/Weighted Average	$201,500,000	22.7%		2.09x	49.3%
Top 5 Total/Weighted Average	$318,250,000	35.9%		1.87x	54.2%
Top 15 Total/Weighted Average	$659,850,000	74.4%		1.78x	53.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the

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mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Acquisition America Portfolio	$24,100,000	2.7%
Prime Storage - New Hampshire Portfolio	17,700,000	2.0%
Total	$41,800,000	4.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Staten Island Mall	1	$71,500,000	8.1%
Jordan Creek Town Center	1	51,000,000	5.8
Kenwood Towne Centre	1	50,000,000	5.6
Galleria at Tyler	1	5,000,000	0.6
Total for Group 1:	4	$177,500,000	20.0%
Group 2:
Meadow Park	1	$9,773,000	1.1%
Newport Oaks	1	8,003,000	0.9
Total for Group 2:	2	$17,776,000	2.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$313,800,000	35.4%
California	5	$162,500,000	18.3%
Ohio	2	$57,920,000	6.5%
Florida	3	$57,475,000	6.5%
Iowa	1	$51,000,000	5.8%
Virginia	2	$49,500,000	5.6%
Arizona	2	$48,600,000	5.5%
Georgia	3	$46,290,000	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout six (6) other states with no more than approximately 2.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Four (4) Mortgaged Properties (collectively, 4.5%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Five (5) Mortgaged Properties (collectively, 18.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 15.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Five (5) of the Mortgaged Properties (collectively, 16.2%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

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Diversified Ownership

With respect to the 304 East 45th Street Mortgage Loan, the Elevate at the Pointe Mortgage Loan, the Views at Lake Havasu Mortgage Loan, and the Waterside Commons Mortgage Loan (collectively, 12.6%), more than twenty (20) individuals have direct or indirect ownership interests in the related borrower.

With respect to the Tesla - Golden Valley Mortgage Loan (1.3%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 100 beneficial owners.

With respect to the Meadow Park Mortgage Loan (1.1%), 21.93% of the related borrower is owned by Robert Martinez, the related guarantor and manager of the borrower. The remaining 78.07% of ownership in the related borrower is directly owned by 36 individuals.

With respect to the Newport Oaks Mortgage Loan (0.9%), 20.93% of the related borrower is owned by Robert Martinez, the related guarantor and manager of the borrower. The remaining 79.07% of ownership in the related borrower is directly owned by 38 individuals.

Delaware Statutory Trusts

With respect to the Tesla - Golden Valley Mortgage Loan (1.3%), the related borrower is a Delaware statutory trust. Under the related Mortgage Loan documents, the related lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower (other than in the event of a replacement with the related lender’s express consent), (ii) any event causing the dissolution of the related borrower, (iii) an event of default under the related Mortgage Loan documents (or if the related lender determines that an event of default is imminent), (iv) the related borrower’s failure to deliver to the related lender a commitment to refinance the related Mortgage Loan 90 days prior to the related maturity date or (v) the related borrower being unable to make a material decision or take a material action by virtue of its status as a Delaware statutory trust.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The 304 East 45th Street and the Shops at Marble Hill Mortgage Loans (collectively, 13.4%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 304 East 45th Street Mortgage Loan (7.3%), the related Mortgaged Property is subject to a nine-unit condominium regime established in order for the Mortgaged Property to benefit from a real property tax exemption based on the tax exempt status of the current tenants at the Mortgaged Property, the UN Development Programme and the United Nations (collectively, the “UN”). In connection with such arrangement, the borrower transferred the fee interest in eight of the condominium units to the UN (with the borrower retaining fee ownership of the remaining unit, and for which the borrower is responsible for real estate property taxes), with the borrower having an automatic reversionary interest in the fee interest in such units upon the occurrence of certain events including, among other things, if (i) the applicable overlease or space lease (as discussed below) is no longer in effect, (ii) the UN attempts to convey, assign or encumber its fee interest, (iii) the UN defaults under a space lease beyond the applicable cure period (and 30 days has elapsed since the expiration of such cure period), or (iv) the borrower gives notice that one of the other
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condominium units has been reconveyed back to the borrower and the borrower is electing to have the unit in question conveyed back to the borrower. Each of the condominium units is master leased from the UN to the borrower pursuant to individual “overleases”, and the borrower subleases each of the condominium units back to the UN pursuant to individual space leases. The condominium documents provide that for so long as the overlease for the applicable condominium unit is in effect, the borrower has control over the related condominium unit, despite the fee interest in the related condominium unit being held by the UN. The lien of the related mortgage is secured by each of (i) the borrower’s leasehold interest in the Mortgaged Property, (ii) the borrower’s reversionary interest in the fee interest in the Mortgaged Property, and (iii) the fee interest in the Mortgaged Property pursuant to the UN’s joinder to the mortgage.

●	With respect to the Shops at Marble Hill Mortgage Loan (6.1%), solely in connection with a Rezoning of the Mortgaged Property as described under “—Retail Properties,” the Mortgage Loan documents permit the borrower to (i) convert some or all of the Marshalls Parcel as described under “—Retail Properties” to a commercial condominium form of ownership, or (ii) amend the existing condominium documents to create additional condominium units (the “New Condominium Conversion”). The New Condominium Conversion is subject to, among other conditions, (i) the lender’s receipt and approval of all documents, conveyances, instruments and agreements to be entered into in connection with the New Condominium Conversion, (ii) the New Condominium Conversion and the condominium regime provided for thereunder consists exclusively of condominium units, common areas and other portions of the Mortgaged Property approved by the lender, (iii) the lender has received a rating agency confirmation from each applicable rating agency with respect to the New Condominium Conversion, and (iv) satisfaction of customary REMIC requirements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	35	$792,388,000	89.4%
Fee/Leasehold(3)	2	60,000,000	6.8
Leasehold	1	34,000,000	3.8
Total	38	$886,388,000	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least

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20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan (3.9%), the borrower’s leasehold interest in a portion of the Mortgaged Property necessary for compliance with local zoning regulations concerning parking, is governed by a lease agreement dated as of April 25, 2019, by and between the State of Florida Department of Transportation, as lessor, and the borrower, as lessee. The term of such lease does not extend at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options). The lease has a term which expires July 30, 2024 with one option to renew the term for an additional five years, and the Mortgage Loan is scheduled to mature on March 6, 2029. In the event such parking lease is terminated, cancelled or otherwise ceases to exist, it will be an event of default under the Mortgage Loan documents unless (i) the borrower promptly provides alterative parking spaces sufficient for the Mortgaged Property to comply with all applicable zoning requirements with respect to parking and (ii) the related franchisor has not commenced any action for the enforcement of its rights and remedies under the related franchise agreement. In addition, such lease does not contain any mortgagee protection provisions, such as notice and cure rights or the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Staten Island Mall Mortgage Loan (8.1%), the ESA identified a REC and a controlled recognized environmental condition (a “CREC”) related to the Mortgaged Property. According to the ESA, the Mortgaged Property was listed as a Voluntary Cleanup Program (“VCP”) site in 2016 with the New York City Office of Environmental Remediation (“NYCOER”). Remedial action plans were prepared, and remedial action began in 2016 (or for one lot, in 2021). Remedial actions included excavation and removal of soil/fill exceeding soil cleanup objectives (“SCOs”), collection of samples to determine the attainment of SCOs, installation of a vapor
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barrier system beneath building slabs, installation of a sub-slab depressurization system for one parcel, and placement of an engineered composite site cover over the entire footprint of the site. Institutional controls included, among others, compliance with the NYCOER approved site management plan, prohibition of single family housing, vegetable gardens and farming in residual soil/fill and use of groundwater without treatment, and not for a higher level of use without prior approval by the NYCOER. The ESA stated that the VCP case is listed as active and in the closure phase on the NYCOER Environmental Project Information Center website. The ESA stated that upon approval of the remedial action plans, a notice of completion will be issued. The ESA concluded that until a notice of completion is issued, the foregoing constitutes a REC. In addition, the ESA stated that prior investigations found contamination of soil, groundwater and soil vapor with contaminants primarily including tetrachloroethene, believed to come from a former dry cleaning store at the Mortgaged Property. Remedial work was completed pursuant to an order of consent entered into in 2002 between the borrower sponsor and the New York State Department of Environmental Conservation; however, residual contamination remained. An environmental easement was recorded requiring compliance with a final engineering report and various institutional and engineering controls, which include, among others, a cap/cover (asphalt and buildings), a sub-slab depressurization system, compliance inspections, limitation of use of property to commercial and industrial use, prohibition of vegetable gardens and farming, and prohibition of the use of groundwater without treatment. The ESA concluded that the foregoing constituted a CREC.

●	With respect to the El Paseo Shopping Center Mortgage Loan (4.9%), the ESA identifies the Mortgaged Property as having undergone various historical investigations and remediation related to former onsite operations. Remediation included soil excavations in the late 1990s, which resulted in impacted soils being placed in a repository on the west-central portion of the Mortgaged Property constructed with the approval of the governing authority in accordance with applicable guidelines, and it currently sits beneath a paved parking area. The ESA reports that all identified historical onsite investigations and remediations ultimately received no further action status from, or were closed by the governing authorities, and thus, no further investigation is recommended; however, the related ESA consultant notes that, in the case of any future redevelopment of the repository area, residual impacted soils represent a potential vapor intrusion concern, and accordingly, any future redevelopment could require a vapor intrusion evaluation.
●	With respect to the Cedarlane Foods Mortgage Loan (2.6%), the ESA identified a business environmental risk related to two oil wells located beneath the Mortgaged Property, both of which are reported to be plugged and abandoned. One of the wells was abandoned in 1966, but was reportedly not abandoned under current California Division of Oil, Gas and Geothermal Resources requirements. With respect to the second oil well, closure information was not readily available. The ESA concluded that the wells are not expected to represent a significant environmental concern at this time and recommended, in the event of future redevelopment of the Mortgaged Property, that ownership of the Mortgaged Property consult with the California Department of Conservation regarding these plugged and abandoned wells at that time. In addition, to further address the risk associated with the two oil wells, the borrower obtained an EV Pollution and Remediation Legal Liability policy from Indian Harbor Insurance Co. effective as of the origination date, which policy provides $1,000,000 in per occurrence and aggregate limits. The policy was fully-paid and effective at origination with a policy term of 8 years expiring on January 19, 2032.
●	With respect to the Centurion Ironbound Mortgage Loan (2.4%), the related ESA considers the historical industrial use of the Mortgaged Property a CREC. The environmental engineer reported that a prior investigation identified soil and groundwater contamination at the Mortgaged Property and a deed restriction was implemented to contain the contamination. The environmental engineer recommended continued implementation of the restrictions in place at the Mortgaged Property. In addition, the related ESA identified the Mortgaged Property as being listed on the per- and polyfluoroalkyl substances (“PFAS”) Enforcement & Compliance History Online
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database. The environmental engineer reported that PFAS are not currently classified as a hazardous substance but that regulatory criteria is subject to change. The environmental engineer estimated a worst-case cost of $2,600,000 in the event that investigation and remediation of potential PFAS impacts to soil and groundwater at the Mortgaged Property are required. The borrower obtained a lender’s pollution legal liability insurance policy from Lloyd’s Syndicates 3623, listing the lender as first named insured, with a per pollution condition limit of $5,000,000 and in the aggregate and a $25,000 deductible. Lloyd’s Syndicates 3623 is rated “A” by A.M. Best. The policy expires February 16, 2032, which is approximately three years past the maturity date of the Mortgage Loan.

●	With respect to the Tesla - Golden Valley Mortgage Loan (1.3%), the related ESA identified a CREC in connection with the historical presence of an 3,000 gallon UST at the related Mortgaged Property. The environmental engineer reported that a prior release was reported and impacts to soil and groundwater were detected, primarily in the area beneath and surrounding the former UST. As the extent and magnitude of the soil and groundwater contamination appeared to be defined, the Minnesota Pollution Control Agency granted closure in 2002. The potential for residual impacts to the soil and groundwater represents a CREC.

Mortgaged Properties Subject to Local Law 97

With respect to the Staten Island Mall, Sheraton Hotel Brooklyn, 304 East 45th Street, Shops at Marble Hill and the Acquisition America Portfolio (collectively, 31.5%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the El Paseo Shopping Center Mortgage Loan (4.9%), the lease for the largest tenant at the Mortgaged Property, Edwards Theatres, Inc. (Regal), representing approximately 36.5% of the net rentable square area, requires such tenant to proceed with certain renovations to such tenant’s leased premises, including converting two auditoriums in such tenant’s leased premises to a premium movie format, remodeling restrooms, and adding a bar, lounge and seating area, which renovations are estimated to cost approximately $10,000,000. The tenant is required to commence such renovation on or before January 1, 2025, and to use reasonable efforts to complete such renovation by December 31, 2025. The borrower is required to contribute $2,900,000 to such renovations, which amount was reserved at origination.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Acquisition America Portfolio Mortgage Loan (2.7%), the related borrowers, the related guarantor and certain affiliates thereof (collectively, the “Defendants”) are defendants in an action filed by the City of New York (the “City”) alleging, among other things, that the Defendants failed to maintain certain multifamily properties, including each of the Mortgaged Properties and three non-collateral properties (the “Non-Collateral Properties”), in code compliance, failed to maintain the facades of such properties and committed other administrative code violations pertaining to such properties. In December 2023 the parties entered into a stipulation of partial settlement (the “Stipulation”) with respect to the claims pending against the Mortgaged Properties (but not the Non-Collateral Properties), pursuant to which (i) the Defendants agreed to (x) pay (and have since paid) the City penalties and fines totaling approximately $1,245,923 and (y) cure any open violations pertaining to the Mortgaged Properties (the “Collateral Violations”) in accordance with a schedule of deadlines set forth in the related Stipulation (the “Cure Dates”), generally ranging between April 30 and June 30, 2024, and (ii) the City agreed to discontinue the claims related to the Mortgaged Properties without prejudice. According to the Stipulation, in the event the Defendants do not cure the Collateral Violations by the Cure Dates, the City may reinstate the related action with respect to the Mortgaged Properties. The Mortgage Loan documents require the Defendants to cure the Collateral Violations by the Cure Dates and, at origination, the borrowers deposited with the lender into a violations reserve account $6,357,571.77, representing approximately 114.2% of the estimated cost to cure the Collateral Violations, including 115% of contracted elevator
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($1,519,864) and facade ($3,737,677) repair costs and 100% of six additional non elevator/facade related ($311,400) repair costs.  In addition, the Mortgage Loan documents provide full recourse to the guarantor for the payment of (i) any fines, charges, settlement amounts, fees or other amounts required to be paid under the Stipulation and (ii) all costs, expenses, fees and other amounts necessary to cure and remove of record the Collateral Violations. The litigation related to the Non-Collateral Properties remains pending and the liability of the Defendants thereunder, including with respect to penalties and fines or the cost to cure any open violations with respect to the Non-Collateral Properties, remains undetermined.  We cannot assure you that the Defendants will cure the Collateral Violations as expected or at all, that the litigation related to either the Mortgaged Properties or the Non-Collateral Properties will not have a material adverse impact on the related borrowers, the related Mortgaged Properties or the related guarantor, or that the guarantor will have the resources to, or will, perform under its guaranty.

●	With respect to the Prime Storage - New Hampshire Portfolio Mortgage Loan (2.0%), the property manager, Prime Group Holdings LLC, was charged by the Securities and Exchange Commission on September 5, 2023, with failing to adequately disclose to investors in Prime Storage Fund II, LP (which indirectly owns a substantial majority of, and with its affiliated funds indirectly owns the entirety of, the borrowers) real estate brokerage fees that were paid to a real estate brokerage firm wholly owned by Robert Moser, one of the non-recourse carveout guarantors of the Mortgage Loan and also the 100% owner of both the property manager and the general partner of Prime Storage Fund II, LP and its affiliated funds. The SEC’s order found that the property manager violated Section 17(a)(2) of the Securities Act of 1933. Without admitting or denying the SEC’s findings, the property manager agreed to cease and desist from violating the charged provision and to pay a $6.5 million civil penalty and more than $14 million in disgorgement and prejudgment interest. We cannot assure you that investors in Prime Storage Fund II, LP will not initiate litigation or other legal action in connection with the foregoing.
●	With respect to the Tesla - Golden Valley Mortgage Loan (1.3%), the related borrower sponsor and certain affiliates thereof (collectively, the “Borrower Sponsor Parties”) are defendants in a pending action brought by a former lender to the Borrower Sponsor Parties alleging that the Borrower Sponsor Parties violated their obligations under a loan agreement and related exclusivity and right of first offer agreement entered into with the former lender, and seeking $32,000,000 in damages. The lawsuit remains pending and there can be no assurance as to the eventual outcome of such lawsuit.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-eight (28) of the Mortgage Loans (collectively, 87.6%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	One (1) of the Mortgage Loans (7.1%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	Four (4) of the Mortgage Loans (collectively, 5.3%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	With respect to the Jordan Creek Town Center Mortgage Loan (5.8%), the related mortgaged property previously secured a loan that went into maturity default on January 1, 2024 and was subject to a forbearance agreement. Proceeds from the mortgage loan were used to pay off the prior loan in full on February 1, 2024.
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●	With respect to the El Paseo Shopping Center Mortgage Loan (4.9%), a portion of the proceeds from the related Mortgage Loan were used to pay off in full a prior loan (with a $41,751,035.27 outstanding balance), which was originated in May 2013, matured in May 2023 and was in maturity default with the applicable prior lender at the time of origination of the related Mortgage Loan.
●	With respect to the Papago Gateway Center Mortgage Loan (3.8%), the related Mortgaged Property previously secured a loan that went into maturity default on December 1, 2023 and was subject to a forbearance agreement. Proceeds from the Mortgage Loan were used to pay off the prior loan in full on February 14, 2024.
●	With respect to the Cedarlane Foods Mortgage Loan (2.6%), a portion of the proceeds from the related Mortgage Loan were used to pay off in full a prior senior loan (with a $15,000,000 outstanding balance) and pay off in full a prior junior loan (with a $2,950,000 outstanding balance), each of which was originated in December 2022, matured on November 30, 2023, and was in maturity default with the applicable prior lender at the time of origination of the related Mortgage Loan.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Staten Island Mall, Jordan Creek Town Center, Kenwood Towne Centre, Courtyard Atlanta Airport West, Meadow Park, Newport Oaks, Lovejoy Station, Waterside Commons and Galleria at Tyler Mortgage Loans (collectively, 24.9%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Staten Island Mall, Jordan Creek Town Center, Kenwood Towne Centre and Galleria at Tyler Mortgage Loans (collectively, 20.0%), as to which the related borrowers are affiliates of each other and of Brookfield Corporation, affiliates of the related borrower sponsor for each such Mortgage Loan have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, in or around April 2023, an affiliate of the borrower sponsor defaulted on a securitized commercial mortgage loan in the amount of approximately $161 million secured by multiple office buildings located primarily in the Washington, D.C. area.
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Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Two (2) of the Mortgaged Properties (collectively, 8.2%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property.
●	Four (4) of the Mortgaged Properties (collectively, 13.8%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule”.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at

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the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. For example, with respect to the 5 largest tenants at any Mortgaged Property:

●	On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026. However, Macy’s did not identify the locations that would be closed. In the case of the Staten Island Mall Mortgage Loan (8.1%), the Kenwood Towne Centre Mortgage Loan (5.6%) and the Tysons Corner Center Mortgage Loan (2.8%), the related Mortgaged Property has a Macy’s store as a tenant or shadow anchor. We cannot assure you that Macy’s will remain open for business or that the closing of any Macy’s store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Staten Island Mall, 304 East 45th Street, Kenwood Towne Centre, Papago Gateway Center and Tysons Corner Center.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the Shops at Marble Hill Mortgage Loan (6.1%), the second largest tenant at the related Mortgaged Property, Elderserve Health Inc., representing approximately 19.8% of the net rentable area, subleases approximately 4,500 square feet of its space to an affiliated entity, The Hebrew Home, for a term that expires on April 29, 2032. Elderserve Health Inc. remains responsible for all obligations under the prime lease.
●	With respect to the El Paseo Shopping Center Mortgage Loan (4.9%), the second largest tenant at the Mortgaged Property, Adir International, LLC dba Curacao (“Curacao”), representing approximately 35.6% of the net rentable square area, alleged that there was a billing discrepancy regarding certain common area costs, real property taxes and insurance expenses charged by the borrower to Curacao between 2018 and 2022 under Curacao’s lease. The borrower granted Curacao a credit against rent on account of, and in reconciliation of, such tenant’s pro rata share of common area costs for 2018, 2019, 2020 and 2021 in the amount of $464,413.38, $154,804.46
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of which was applied to the rent due under such tenant’s lease in April 2023, with the remainder to be applied in 12 equal monthly installments of $25,800.74 beginning on May 1, 2023 and continuing through April 30, 2024. In addition, rent due under such tenant’s lease in May 2024 and June 2024 will be completely abated.

●	With respect to the Tysons Corner Center Mortgage Loan (2.8%), the fifth largest tenant, Primark, representing approximately 2.8% of the net rentable square footage, is not yet in occupancy or paying rent. The tenant is expected to open and begin paying rent in the spring of 2024. At origination, $9,005,926 was deposited into a gap rent reserve for various tenants, including $1,170,894 for Primark. There can be no assurance that Primark will take occupancy or commence paying rent as expected, or at all.

For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Lovejoy Station.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Jordan Creek Town Center, Tysons Corner Center, Elmwood Shopping Center and Courtyard Atlanta Airport West Mortgaged Properties (collectively, 11.7%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-1 to this prospectus, we note the following:

●	With respect to the Jordan Creek Town Center Mortgage Loan (5.8%), in the event Century Theatres exercises its right to propose a change in the primary use of its space to another use compatible with the other uses then existing at the related shopping center, the borrower has the right to terminate the related lease and recapture such space. However, in the event of a proposed lease or sale by the borrower (or an affiliate) of any premises within the Mortgaged Property for the operation of a motion picture theater at any time within three years after the date of such termination, Century Theatres will have a right of first refusal to lease or purchase (as the case may be) such space.
●	With respect to the Tysons Corner Center Mortgage Loan (2.8%), the lease for the tenant American Multi-Cinema Inc. (“AMC”) provides that if the tenant’s lease is terminated following a casualty due to the landlord’s notifying AMC that it is not obligated to, and will not, repair and rebuild the leased improvements, the landlord may not for five years after the termination date, lease or sell or otherwise permit any portion of the entire premises for use as a movie theater without giving AMC a right of first refusal with respect to such movie theater.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics—Delaware Statutory Trusts”, at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Cedarlane Foods Mortgage Loan (2.6%), the related Mortgaged Property is occupied by three affiliated tenants (Cedarlane Natural Foods Inc., Elisa’s Gourmet Foods, Inc. and Frankly Fresh, Inc.) under a single lease. Each tenant is 100% owned by the related guarantors Robert Atallah and his associated trust, Robert Atallah Family Trust. Individually, Mr. Atallah owns a 100% interest in the tenants with the remainder held by Robert Atallah Family Trust. A portion of the proceeds from the related Mortgage Loan were used to pay off unsecured third-party debt held by such tenants, in the amount of $3,143,000. At origination of the related Mortgage Loan, the related guarantors executed a lease guaranty in favor of the related borrower (as landlord) to personally guaranty the tenants obligations under the lease. We cannot assure you that such guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower with those of the related guarantors. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Laws.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the 304 East 45th Street Mortgage Loan (7.3%), the related borrower sponsor or its affiliates own other office properties located in New York City that may compete with the Mortgaged Property.
●	With respect to the Elevate at the Pointe Mortgage Loan (3.0%), the related borrower sponsor or its affiliates own another multifamily property located adjacent to the Mortgaged Property that may compete with the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the

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outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Five (5) of the Mortgaged Properties (collectively, 18.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 15.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-one (21) Mortgage Loans (collectively, 80.8%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Western Digital Milpitas Campus and 460 Beaver Creek Mortgage Loans (collectively, 9.9%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions, if any, to representations and warranties no. 17 and no. 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to

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the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to the 15 West 18th Street Mortgage Loan (1.3%), the Mortgaged Property was designated a landmark by the New York City Landmark Preservation Commission (“NYC LPC”). The landmark designation requires that NYC LPC approval be obtained in advance for any alteration, reconstruction, demolition or new construction affecting the designated building. In addition, the Mortgaged Property is subject to a Scenic, Open Space and Architectural Façade Conservation Easement under which the property is required to be maintained in a way that will not materially alter or change the appearance of the façade without consent of a third party, National Architectural Trust, Inc. There can be no assurance that such third party will consent to any such construction and development activities on the Mortgaged Property relating to the façade.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to The Residences at 279 North Mortgage Loan (2.6%), the related Mortgaged Property is non-conforming with respect to 6 of the 126 related multifamily units (the “Non-Conforming Units”) as the borrower has not obtained a certificate of occupancy with respect to such units. The Mortgage Loan documents (i) require the borrower to diligently and expeditiously obtain and deliver to the lender a certificate of occupancy permitting the residential occupancy of all 126 multifamily units at the Mortgaged Property (the “Updated CO”) and (ii) provide recourse to the guarantor for any losses to the lender arising out of or in connection with the failure of the borrower to obtain the Updated CO. Although the lender did not underwrite income from the Non-Conforming Units, such Non-Conforming Units are currently occupied and we cannot assure that the borrower will obtain the Updated CO as expected or at all or that the borrower will not be subject to fines assessed by the City of Buffalo and/or incur liability to any existing tenants in connection with the Non-Conforming Units including, among other things, in the event the City of Buffalo enjoins the continued use and occupancy of the Non-Conforming Units prior to the expiration of the related leases.
●	With respect to The Residences at 279 North Mortgage Loan (2.6%), the use of approximately 2,161 square feet of commercial space at the Mortgaged Property as a restaurant and salon is legal non-conforming as to use as such uses are no longer permitted under the current zoning
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code without a special use approval. If a structure containing a legal non-conforming use is damaged or destroyed (and the cause of damage was not within the control of the borrower), the legal non-conforming use may be reestablished, provided that (i) no new non-conformities are created and the degree of non-conformity is not increased and (ii) a building permit is obtained for such restoration within one year of the date of damage or destruction.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representations and warranties no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Staten Island Mall Mortgage Loan (8.1%), the non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 20% of the outstanding principal balance of the related Whole Loan, plus third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs) in connection with the collection of any amounts due under the non-recourse carveout guaranty.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Staten Island Mall Mortgage Loan (8.1%), portions of the Mortgaged Property benefit from a New York City Industrial and Commercial Incentive Program (“ICIP”) exemption or a New York City Industrial & Commercial Abatement Program (“ICAP”) abatement. In general, the ICIP/ICAP (depending on the age of the program in New York City) benefit carries forward for about 25 years from its inception date with decreasing benefits annually. The benefits, if any, provided by the ICAP abatement may vary (or may fail to apply in one or more years) during the term of the Mortgage Loan based on changes in the assessed value of the Mortgaged Property. Of the 16 tax parcels comprising the Mortgaged Property, two currently benefit from an ICIP exemption and three benefit from an ICAP abatement. The appraisal estimates the current tax benefits of these programs to be $1,168,787 for the 2023-2024 tax year, and the net present value as of August 22, 2023 of these tax benefits through the 2043/2044 tax year to be approximately $16,478,850. The appraisal’s net present value estimate assumes, among other things, that the ICIP benefits expire for one applicable parcel in the 2024/2025 tax year and for the other applicable parcel in the 2030/2031 tax year, and that ICAP benefits will begin to apply to a third parcel in the 2034/2035 tax year. There can be no assurance that such assumptions will prove to be correct. Real estate taxes for the Mortgage Loan were underwritten based on the ICIP exemptions and ICAP abatement amounts shown in the appraisal for the 2023/2024 tax year.
●	With respect to the Sheraton Hotel Brooklyn Mortgage Loan (7.3%),the Mortgaged Property benefits from a New York City Industrial and Commercial Incentive Program (“ICIP”) exemption. In general, the ICIP benefit carries forward for approximately 25 years from its inception date with decreasing benefits annually. The benefits, if any, provided by the ICIP exemption may vary (or may fail to apply in one or more years) during the term of the Mortgage Loan based on changes in the assessed value of the Mortgaged Property. The ICIP runs through the 2034-2035 tax year. The related appraisal estimates the current tax benefits of this exemption to be $1,876,818 for the 2023-2024 tax year, and the net present value as of December 19, 2023 of these tax benefits through the 2034/2035 tax year to be approximately $9,231,900. There can be no assurance that such assumptions will prove to be correct. Real estate taxes for the Mortgage Loan were underwritten based on years 16-20 of the ICIP exemption.
●	With respect to the 304 East 45th Street Mortgage Loan (7.3%), the related Mortgaged Property is subject to a nine-unit condominium regime established in order for the Mortgaged Property to benefit from a real property tax exemption based on the tax exempt status of the current tenants at the Mortgaged Property as described under “—Condominium and Other Shared Interests.” Approximately 99.7% of the net rentable area at the Mortgaged Property (representing eight of the nine related condominium units) currently benefits from the property tax exemption. However, in the event the current tenants no longer hold the fee interest in a given condominium unit as described under “—Condominium and Other Shared Interests,” such condominium unit will no longer benefit from a property tax exemption.
●	With respect to the Shops at Marble Hill Mortgage Loan (6.1%), the related Mortgaged Property benefits from the New York Industrial and Commercial Incentive Program pursuant to which a partial property tax exemption (the “ICIP Exemption”) was issued in connection with certain improvement work to the Mortgaged Property. Pursuant to the ICIP Exemption, the increased taxable assessed value of the Mortgaged Property resulting from such improvement work was exempted from real estate taxes, provided that such increased taxable assessed value becomes incrementally subject to taxation during the final 9 years of the ICIP Exemption period. The ICIP Exemption for the Mortgaged Property is scheduled to expire on June 30, 2030. The amount of remaining exempted taxable assessed value of the Mortgaged Property was not a material underwriting consideration at the time of origination
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●	With respect to the Papago Gateway Center Mortgage Loan (3.8%), the Mortgage Loan is secured by the related borrower’s subleasehold interest in the related Mortgaged Property pursuant to a ground sublease between the borrower, as sublessee, and Papago Park Center, Inc. (“Papago Park”), as sublessor. Papago Park, in turn, ground leases the related Mortgaged Property from Salt River Project Agricultural Improvement and Power District (“Salt River”), an agricultural improvement district organized under the laws of the State of Arizona, as ground lessor. Salt River is a political subdivision of the State of Arizona and therefore the Mortgaged Property is exempt from property taxes.
●	With respect to The Residences at 279 North Mortgage Loan (2.6%), the related Mortgaged Property benefits from a 12-year 485-a tax exemption granted by the City of Buffalo in connection with the development of the Mortgaged Property for residential use that commenced in the 2021-2022 tax year and is scheduled to expire in the 2033-2034 tax year (the “485-a Tax Exemption”). According to the related appraisal, the 485-a Tax Exemption provides a 100% exemption on the difference in value from the base assessment of the Mortgaged Property (prior to construction) and the new assessment (based upon completed renovations) through 2028-2029 tax year, provided, however, that the 485-a Tax Exemption (i) decreases in 20% increments commencing in the 2029-2030 tax year until it reaches full assessment and (ii) only applies to the city and school taxes and not county taxes. According to the related appraisal, estimated abated property taxes at the Mortgaged Property for the 2023-2024 tax year are $99,439 versus unabated market rate taxes of $336,665. In order to qualify for the 485-a Tax Exemption, the borrower was required to convert a non-residential property to mixed use residential. The lender underwrote taxes based on an average of actual taxes due during the term of the Mortgage Loan.
●	With respect to the Centurion Ironbound Mortgage Loan (2.4%), the Mortgaged Property benefits from a 25-year payment-in-lieu of taxes (“PILOT”) program with the City of Newark. In connection with the PILOT program, the borrower will be required to reserve at least 14 of the units (the “Affordable Units”) at the Mortgaged Property for tenants earning no more than 80% of the area median income, subject to certain rental restrictions. The annual payment due under the PILOT program, which commenced on November 14, 2023, is based on the annual gross revenue of the Mortgaged Property, such that: (i) the payment for the first 15 years equals the sum of (a) 7.5% of the annual gross revenue from the Affordable Units and (b) 10% of the annual gross revenue of the market rate units; (ii) the payment for years 16 through 21 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 20% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 20% of the taxes that would otherwise be due on the value of the market rate units; (iii) the payment for years 22 through 23 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 40% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 40% of the taxes that would otherwise be due on the value of the market rate units; (iv) the payment for year 24 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 60% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 60% of the taxes that would otherwise be due on the value of the market rate units; and (v) the payment for year 25 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 80% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 80% of the taxes that would otherwise be due on the value of the market rate units. In addition, such annual payment will include an annual fee equal to 2% of such payment. The full unabated taxes for the 2024-2025 tax year are projected by the appraiser to be $360,000 compared to the underwritten abated taxes of $187,692.
●	With respect to the Galleria at Tyler Mortgage Loan (0.6%), the borrower owns the fee interest in a portion of the Mortgaged Property known as Nordstrom Garage (the “Garage”), but leased the Garage pursuant to a land lease and certain bond documents to the city of Riverside, California (the “City”), for a one-time payment of rent equal to $1.00. The City in turn leased the Garage to
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the Riverside Public Financing Authority (the “Authority”) for a one-time payment of rent equal to $1.00, and the Authority leased the Garage back to the City for rent equal to the payments on $15,980,000 of revenue bonds issued by the Authority in 2019. Such bonds were used to refinance an earlier issuance of bonds that was used to construct the Garage and nearby surface parking at the Mortgaged Property. The bonds mature on November 1, 2036, bear interest at rates ranging from 2.757% to 4.00% and are paid interest semi-annually on November 1 and May 1 and principal amortization payments annually on November 1. The amounts of the bond payments constitute special assessments on the borrower’s tax bill; the borrower is required to pay those amounts to the City, which in turn is required to pay such amounts to the Authority, which in turn is the obligor under the bonds. The borrower operates the Garage pursuant to an operating agreement with the City. If the borrower fails to pay the taxes used to make the bond payments, the Authority and the City would have the right to foreclose on the fee interest in the Mortgaged Property, terminate the land leases and operating agreement and operate the Garage without the borrower. No fees are charged to park in the Garage; however, such parking spaces are needed for zoning compliance at the Mortgaged Property.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty (30) Mortgage Loans (collectively, 96.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Two (2) Mortgage Loans (collectively, 2.8%) provide for an initial interest-only period that expires between twenty-four (24) to thirty (30) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (0.9%) requires monthly payments of principal and interest for the entire term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	30	$853,503,000	96.3%
Interest-Only, Amortizing Balloon	2	24,965,000	2.8
Amortizing Balloon	1	7,920,000	0.9
Total	33	$886,388,000	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	8	$222,953,000	25.2%
5	4	159,850,000	18.0
6	20	440,585,000	49.7
11	1	63,000,000	7.1
Total	33	$886,388,000	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	33	$886,388,000	100.0%
Total	33	$886,388,000	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

A payment guaranty for a portion of the indebtedness under a Mortgage Loan that is greater than 10% of such indebtedness presents a risk for consolidation of the assets of the borrower and the guarantor. For example:

With respect to The Glen Mortgage Loan (3.2%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of 20% of the principal of the Mortgage Loan (“The Glen Payment Guaranty”). There can be no assurance that the borrower sponsor will satisfy The Glen Payment Guaranty in the event it is called upon to do so.

With respect to the Tysons Corner Center Mortgage Loan (2.8%), certain indirect beneficial interest holders in the related borrower (each, a “VSG Guarantor”) may desire, for tax reasons, to guarantee the repayment of a portion of the related Whole Loan pursuant to a so-called “vertical slice guaranty” (the form of which is attached to the loan agreement) (a “VSG”). The loan documents permit VSGs, provided that either (a) the maximum guaranteed amount under any individual VSG does not exceed 15% of the

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original Whole Loan amount and the aggregate of all VSGs does not exceed 20% of the original Whole Loan amount, or (b) if such thresholds are exceeded, the borrower delivers to the lender legal opinions relating to REMIC and to non-consolidation of the borrower with its owners reasonably acceptable to the lender and the rating agencies. At origination, VSGs totaled approximately $99 million from non-controlling equity owners owning less than 0.5% of the borrower.

With respect to the Centurion Ironbound Mortgaged Property (2.4%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $5,250,000, which obligation will terminate on the date which certain conditions are satisfied, including the lender determining that the debt yield has been equal to or greater than 9% for two consecutive calendar quarters, provided, however, that such date may not occur prior to March 5, 2026. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

See “Risks Relating the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

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Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-six (26) Mortgage Loans (collectively, 84.2%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (7.1%) prohibits voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) Mortgage Loans (collectively, 4.8%) each prohibit voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) Mortgage Loans (collectively, 3.0%) each permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (0.9%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.

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Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	2	2.0%
4	4	18.0
5	7	13.6
6	2	6.0
7	18	60.4
Total	33	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Western Digital Milpitas Campus Mortgage loan (7.1%), the related Mortgage Loan documents permit certain transfers without the consent of the lender, including, without limitation, the following: (a) any transfer of up to 75% of the direct or indirect ownership interests in the related borrower; (b) any transfer among existing equityholders set forth on the borrower’s organizational chart delivered to lender in connection with the origination of the Mortgage Loan (including pursuant to buy-sell rights or other purchase rights set forth in such equityholders’ organizational documents); (c) any pledge by an entity of indirect equity interests in the borrower to secure a credit facility entered into among such entity and one or more institutional lenders, provided, that (i) the value of the ownership interests attributable to the Mortgaged Property and pledged as collateral for such credit facility does not, in the aggregate, represent more than 15% of the value of all collateral to be pledged, encumbered, granted or

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otherwise assigned or given as collateral for such credit facility, and (ii) such credit facility is not permitted to be secured by the Mortgaged Property and/or any direct interests in the borrower or the borrower’s general partner (“Permitted Upper-Tier Pledge”); and (d) any transfer in any direct or indirect legal or beneficial owner (including, without limitation, any shareholder partner, member and/or non-member manager) of Blue Owl Capital Inc., the ultimate parent company of the Blue Owl group, and/or Blue Owl Real Estate Capital, LLC, a limited partner and the manager of one of the three non-recourse carveout guarantors of the Mortgage Loan; provided, however, that the following conditions, among other customary conditions, are satisfied: (A) after any such transfer (x) the related borrower sponsor under the Mortgage Loan documents controls, directly or indirectly, each of the non-recourse carveout guarantors, the borrower and the borrower’s general partner and (y) the non-recourse carveout guarantor must own, directly or indirectly, at least a 25% interest in each of the borrower and the borrower’s general partner; and (B) any such transfer does not consist of or result in any lien on the Mortgaged Property or any direct or, except to the extent of any Permitted Upper-Tier Pledge, indirect ownership interests in the borrower or the borrower’s general partner; provided further, that in connection with a transfer described in clause (b), above, the borrower is permitted to replace the guarantors under the related guaranty or add a supplemental guarantor thereunder subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of thirty (30) Mortgage Loans (the “Defeasance Loans”) (collectively, 96.1%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance

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Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

Some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property. For example:

●	With respect to each of the Staten Island Mall Mortgage Loan (8.1%), the Jordan Creek Town Center Mortgage Loan (5.8%), the Kenwood Towne Centre Mortgage Loan (5.6%), the Elmwood Shopping Center Mortgage Loan (1.7%) and the Galleria at Tyler Mortgage Loan (0.6%), the related borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but in the case of the Staten Island Mortgage Loan and the Jordan Creek Town Center Mortgage Loan excluding certain anchor tenant premises identified in the related Mortgage Loan documents (each, an “Anchor Parcel”)) or out lots, or (B) one or more Acquired Parcels or Expansion Parcels, including, if applicable, any Anchor Parcel that, in the case of the Staten Island Mortgage Loan and the Jordan Creek Town Center Mortgage Loan, is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among
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other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Mortgaged Property or surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Mortgaged Property and may be readily separated from the Mortgaged Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Mortgaged Property and after giving effect to such transfer, the release parcel and the remaining Mortgaged Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Mortgaged Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the related Whole Loan to meet such condition, with (in the case of the Kenwood Towne Centre Mortgage Loan and the Galleria at Tyler Mortgage Loan, but not the Staten Island Mortgage Loan or the Jordan Creek Town Center Mortgage Loan) payment of a yield maintenance premium calculated based upon the amount prepaid, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

●	With respect to the El Paseo Shopping Center Mortgage Loan (4.9%), the borrower may, at any time, obtain a release of the lien of the related security instrument with respect to a certain portion of the Mortgaged Property (the “Release Parcel”) without payment of a release price provided that, among other things, (i) no event of default has occurred and is continuing; (ii) the Release Parcel and the portion of the Mortgaged Property remaining after giving effect to such release (the “Remaining Property”) constitutes one or more separate legal lots and tax parcels, and such Remaining Property complies with applicable zoning laws, ordinances, land use and other governmental rules and regulations and other applicable legal requirements; (iii) the borrower delivers a rating agency confirmation, if required by the lender; and (iv) if at the time of the release, the El Paseo Shopping Center Mortgage Loan is included in a REMIC trust and the loan-to-value ratio of the Remaining Property would exceed 125% immediately after the release, the borrower pays down the principal balance of the El Paseo Shopping Center Mortgage Loan by a qualified amount, unless the lender receives an opinion that, if the foregoing payment requirement is not followed, the applicable REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release.
●	With respect to the Tysons Corner Center Mortgage Loan (2.8%), the borrower is permitted to obtain the free release of (i) non-income producing and unimproved real property, (ii) non-income producing real property that is improved by structures that have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of release, (iii) future development parcels identified in the loan agreement (and which may be increased in size by not more than 15%), and (iv) a parcel identified in the loan agreement as the “L&T Parcel”, which was formerly occupied by a Lord & Taylor store (and which may be increased in size by not more than 15%). Such release is subject to various conditions, including, among others, (i) satisfaction of REMIC related conditions, (ii) except in the case of a release of the L&T Parcel, certification by the borrowers that the release will not materially and adversely affect the use, operations, economic value of, or revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) of the remaining improvements on the Tysons Corner Center Mortgaged Property, and (iii) the release parcel has been legally subdivided and constitutes a separate tax lot (or if not a separate tax lot, the release parcel owner is contractually obligated to pay its share of all taxes and other charges). Such release may be effected by lot line adjustment, plat, legal subdivision, vertical subdivision, condominium or any other means legally permitted.
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●	With respect to the Lovejoy Station Mortgage Loan (0.8%), provided that no default has occurred and is continuing under the Mortgage Loan documents, at any time after May 27, 2024 and prior to the maturity date, the Mortgage Loan documents permit the borrower to obtain the release of an unimproved portion of the Mortgaged Property. If immediately following the release of the unimproved portion of the Mortgaged Property the loan-to-value ratio for the Mortgaged Property exceeds 125%, then no release will be permitted unless, among other things, either (i) the borrower prepays the Mortgage Loan in an amount equal to the aggregate of (a) the net sales proceeds of the released portion, (b) any applicable interest shortfall and (c) the yield maintenance amount to the extent that such prepayment occurs at any time prior to the open prepayment date or (ii) the lender receives an opinion of counsel that attests to the satisfaction of customary REMIC requirements.

The Mortgage Loans described below permit the release of one or more of the parcels that comprise the Mortgaged Property from the lien of the mortgage in exchange for the substitution of one or more new parcels.

●	With respect to each of the Staten Island Mall Mortgage Loan (8.1%), the Jordan Creek Town Center Mortgage Loan (5.8%), the Kenwood Towne Centre Mortgage Loan (5.6%) and the Galleria at Tyler Mortgage Loan (0.6%), the related borrower is permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the related Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Mortgaged Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Mortgaged Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is likely to exceed a specified percentage (ranging from 5% to 10%) of the original principal balance of the related Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the related Whole Loan in order to meet such condition, with (in the case of the Kenwood Towne Centre Mortgage Loan and the Galleria at Tyler Mortgage Loan, but not the Staten Island Mortgage Loan or the Jordan Creek Town Center Mortgage Loan) payment of a yield maintenance premium calculated based upon the amount prepaid, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

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Additional Collateral

The Mortgage Loans described below permit the addition of real property to the Mortgage Loan collateral.

●	With respect to each of the Staten Island Mall Mortgage Loan (8.1%), the Jordan Creek Town Center Mortgage Loan (5.8%), the Kenwood Towne Centre Mortgage Loan (5.6%) and the Galleria at Tyler Mortgage Loan (0.6%), the related borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Mortgaged Property is a part, including any anchor tenant premises, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the related Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed a specified percentage (ranging from 5% to 10%) of the original principal balance of the related Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Escrows

Twenty-four (24) Mortgage Loans (collectively, 62.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Ten (10) Mortgage Loans (collectively, 49.3%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Twenty-five (25) Mortgage Loans (collectively, 66.5%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Nineteen (19) Mortgage Loans (collectively, 45.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Four (4) Mortgage Loans (collectively, 13.8%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

The Hilton Tapestry - Hotel Alba Tampa and DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loans (collectively, 5.1%) each require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

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With respect to the Jordan Creek Town Center Mortgage Loan (5.8%), in lieu of depositing $7,584,188 into a rollover reserve and $260,628 into a gap rent reserve at origination, a guaranty of limited payment was provided by the non-recourse carveout guarantor, BPR Nimbus LLC. The rollover reserve component of the guaranty is reduced on a dollar-for-dollar basis, calculated monthly, by the aggregate amount of equity capital actually expended by the borrower on upfront rollover expenditures, and the gap rent reserve component is reduced monthly by the amount of rent the borrower would have received if rent was paid by the applicable tenant for that month.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

With respect to the Centurion Ironbound Mortgage Loan (2.4%), the Mortgage Loan was structured to include a $975,000 holdback reserve to be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, (i) the lender receiving documentation of a certified trailing one-month operating statement reflecting at least $161,383 in base rental income, (ii) the lender receiving a certified rent roll reflecting a minimum 97% in-place occupancy and (iii) the lender receiving documentation that no tenant rental concessions remain outstanding.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	18	$582,000,000	65.7%
Springing Cash Management	9	114,788,000	13.0
Hard/In Place Cash Management	2	99,000,000	11.2
Soft/Springing Cash Management	4	90,600,000	10.2
Total:	33	$886,388,000	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some
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cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

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Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to

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certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Elevate at the Pointe(2)	$ 26,500,000	3.0%	$ 4,250,000	N/A	$ 30,750,000	6.82886178861789%	54.9%	63.7%	1.39x	1.09x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	The related mezzanine loan is secured by a pledge of the equity interests in the related borrower and is structured with (a) an initial advance funded on the origination date in the amount of $4,250,000.00 and (b) one or more additional advances of up to $2,500,000.00 in the aggregate, to be funded for the reimbursement of project expenditures in connection with unit renovations at the Mortgaged Property upon satisfaction of certain conditions described below.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the

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related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan. See “—Additional Indebtedness—Preferred Equity” below.

With respect to the Elevate at the Pointe Mortgage Loan (3.0%), the related mezzanine loan is secured by a pledge of the equity interests in the related borrower and is structured with (a) an initial advance funded on the origination date in the amount of $4,250,000.00 (the “Initial Advance”) and (b) one or more additional advances (each an “Additional Advance”) of up to $2,500,000.00 in the aggregate, to be funded for the reimbursement of project expenditures in connection with unit renovations at the Mortgaged Property (the “Unit Renovations”) upon satisfaction of certain conditions set forth in the related mezzanine loan documents including, among other things, (i) no event of default or cash trap event period has occurred and is the continuing under the Mortgage Loan documents, (ii) the mezzanine borrower may not receive any Additional Advances from and after July 9, 2026, (iii) no more than one Additional Advance will be permitted during any calendar quarter and no Additional Advance may be requested or advanced for an amount less than the lesser of (1) $500,000, and (2) the remaining amount available as an Additional Advance under the mezzanine loan agreement (other than the last requested Additional Advance, if less), (iv) the debt yield, taking into account the applicable Additional Advance, is equal to or greater than 7.25%, and (v) the mezzanine lender has approved the applicable project expenditures to be funded by such Additional Advance and the Unit Renovations that are the subject of such Additional Advance. The mezzanine loan has an interest rate per annum equal to (i) with respect to the Initial Advance, 10.75%, and (ii) with respect to each Additional Advance, 12%, and is coterminous with the related Mortgage Loan. The Mortgage Loan documents require the borrower to diligently prosecute the completion of all Unit Renovations commenced by the borrower substantially in accordance with the mezzanine loan agreement, the Mortgage Loan documents and all applicable laws.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Elevate at the Pointe(1)	$ 26,500,000	$ 2,500,000	N/A	N/A	7.25%	Yes(2)	No

(1)	There is an existing mezzanine loan secured by a pledge of the equity interests in the related borrower that is structured with (a) an initial advance funded on the origination date in the amount of $4,250,000.00 and (b) one or more additional advances of up to $2,500,000.00 in the aggregate, to be funded for the reimbursement of project expenditures in connection with unit renovations at the Mortgaged Property upon satisfaction of certain conditions described above.
(2)	Any additional advances as described above are subject to the intercreditor agreement governing the existing mezzanine loan.
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The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Tysons Corner Center Mortgage Loan (2.8%), the borrower is permitted to obtain a property assessed clean energy loan (“PACE Loan”) or similar loan indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property in an amount not to exceed $10,000,000 without the consent of the lender.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash

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flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Staten Island Mall, Sheraton Hotel Brooklyn, Western Digital Milpitas Campus, Jordan Creek Town Center, Kenwood Towne Centre, Tysons Corner Center, Acquisition America Portfolio, Elmwood Shopping Center, DoubleTree by Hilton Hotel Orlando at SeaWorld and Galleria at Tyler Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to ((i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the related Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii)

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on and after the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) any Servicing Shift Whole Loan on and after the related Servicing Shift Date, the Servicing Shift PSA.

“Non-Serviced Servicing Shift Whole Loan” means the Galleria at Tyler Whole Loan.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) on and after the Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage

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Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to any Servicing Shift Whole Loan or any Non-Serviced Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
Staten Island Mall	Serviced	Note A-1	Non-Control	$28,500,000	BMO 2024-5C3
		Note A-2	Control	$25,000,000	BBCMS 2024-5C25
		Note A-3	Non-Control	$15,000,000	Benchmark 2024-V6(1)
		Note A-4	Non-Control	$11,500,000	BBCMS 2024-5C25
		Note A-5	Non-Control	$30,000,000	BBCMS 2024-5C25
		Note A-6	Non-Control	$15,000,000	Benchmark 2024-V6(1)
		Note A-7	Non-Control	$10,000,000	Benchmark 2024-V6(1)
		Note A-8	Non-Control	$5,000,000	BBCMS 2024-5C25
		Note A-9	Non-Control	$25,000,000	Wells Fargo Bank, National Association
		Note A-10	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note A-11	Non-Control	$10,000,000	Wells Fargo Bank, National Association
		Note A-12	Non-Control	$5,000,000	Wells Fargo Bank, National Association

Sheraton Hotel Brooklyn	Serviced	Note A-1	Control	$30,000,000	BBCMS 2024-5C25
		Note A-2	Non-Control	$25,000,000	BBCMS 2024-5C25
		Note A-3	Non-Control	$20,000,000	Benchmark 2024-V6(1)
		Note A-4	Non-Control	$10,000,000	BBCMS 2024-5C25

Western Digital Milpitas Campus	Serviced	Note A-1	Control	$30,000,000	BBCMS 2024-5C25
		Note A-2	Non-Control	$10,000,000	BBCMS 2024-5C25
		Note A-3	Non-Control	$10,000,000	BBCMS 2024-5C25
		Note A-4	Non-Control	$13,000,000	BBCMS 2024-5C25
		Note A-5	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
		Note A-6	Non-Control	$28,000,000	JPMorgan Chase Bank, National Association
		Note A-7	Non-Control	$5,000,000	JPMorgan Chase Bank, National Association

Jordan Creek Town Center	Servicing Shift	Note A-1	Control	$38,000,000	Morgan Stanley Bank, N.A.
		Note A-2	Non-Control	$16,000,000	Morgan Stanley Bank, N.A.
		Note A-3	Non-Control	$10,000,000	Morgan Stanley Bank, N.A.
		Note A-4	Non-Control	$4,000,000	Morgan Stanley Bank, N.A.
		Note A-5	Non-Control	$28,500,000	JPMorgan Chase Bank, National Association
		Note A-6	Non-Control	$12,000,000	JPMorgan Chase Bank, National Association
		Note A-7	Non-Control	$7,500,000	JPMorgan Chase Bank, National Association
		Note A-8	Non-Control	$3,000,000	JPMorgan Chase Bank, National Association
		Note A-9	Non-Control	$17,000,000	BBCMS 2024-5C25
		Note A-10	Non-Control	$17,000,000	BBCMS 2024-5C25
		Note A-11	Non-Control	$17,000,000	BBCMS 2024-5C25

Kenwood Towne Centre	Servicing Shift	Note A-1-1	Control	$55,000,000	Wells Fargo Bank, National Association
		Note A-1-2	Non-Control	$45,000,000	Wells Fargo Bank, National Association
		Note A-1-3	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note A-1-4	Non-Control	$10,000,000	Wells Fargo Bank, National Association
		Note A-2-1	Non-Control	$40,000,000	Benchmark 2024-V6(1)
		Note A-2-2	Non-Control	$15,000,000	Benchmark 2024-V6(1)
		Note A-2-3	Non-Control	$10,000,000	Benchmark 2024-V6(1)
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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
		Note A-3-1	Non-Control	$30,000,000	BBCMS 2024-5C25
		Note A-3-2	Non-Control	$20,000,000	BBCMS 2024-5C25
		Note A-3-3	Non-Control	$15,000,000	Societe Generale Financial Corporation

Tysons Corner Center	Non-Serviced (TYSN 2023-CRNR)	Note A-1-1	Control	$176,080,000	TYSN 2023-CRNR
		Note A-1-2	Non-Control	$30,000,000	Benchmark 2024-V5
		Note A-1-3	Non-Control	$20,000,000	BBCMS 2024-5C25
		Note A-1-4	Non-Control	$10,000,000	Benchmark 2024-V5
		Note A-1-5	Non-Control	$10,000,000	BMO 2024-5C3
		Note A-1-6-1	Non-Control	$32,920,000	Benchmark 2024-V6(1)
		Note A-1-6-2	Non-Control	$5,000,000	BBCMS 2024-5C25
		Note A-2-1	Non-Control	$88,040,000	TYSN 2023-CRNR
		Note A-2-2	Non-Control	$20,000,000	Benchmark 2024-V5
		Note A-2-3-1	Non-Control	$10,000,000	BMO 2024-5C3
		Note A-2-3-2	Non-Control	$10,000,000	Benchmark 2024-V6(1)
		Note A-2-4	Non-Control	$13,960,000	Benchmark 2024-V5
		Note A-3-1	Non-Control	$88,040,000	TYSN 2023-CRNR
		Note A-3-2	Non-Control	$20,000,000	BANK5 2024-5YR5
		Note A-3-3	Non-Control	$10,000,000	BANK5 2024-5YR5
		Note A-3-4-1	Non-Control	$21,500,000	BANK5 2024-5YR5
		Note A-3-4-2	Non-Control	$2,460,000	JPMorgan Chase Bank, National Association
		Note A-4-1	Non-Control	$88,040,000	TYSN 2023-CRNR
		Note A-4-2	Non-Control	$30,000,000	BMO 2024-5C3
		Note A-4-3	Non-Control	$23,960,000	BMO 2024-5C3

Acquisition America Portfolio	Non-Serviced (Benchmark 2024-V5)	Note A-1	Control	$60,000,000	Benchmark 2024-V5
		Note A-2	Non-Control	$24,100,000	BBCMS 2024-5C25

Elmwood Shopping Center	Non-Serviced (BMO 2024-5C3)	Note A-1	Control	$70,000,000	BMO 2024-5C3
		Note A-2	Non-Control	$15,000,000	BBCMS 2024-5C25

DoubleTree by Hilton Hotel Orlando at SeaWorld	Non-Serviced (Benchmark 2024-V5)	Note A-1	Control	$30,000,000	Benchmark 2024-V5
		Note A-2	Non-Control	$15,000,000	Benchmark 2024-V5
		Note A-3	Non-Control	$15,000,000	Benchmark 2024-V5
		Note A-4-1	Non-Control	$7,500,000	BMO 2024-5C3
		Note A-4-2	Non-Control	$2,500,000	BBCMS 2024-5C25
		Note A-5-1	Non-Control	$3,750,000	BMO 2024-5C3
		Note A-5-2	Non-Control	$1,250,000	BBCMS 2024-5C25
		Note A-6-1	Non-Control	$3,750,000	BMO 2024-5C3
		Note A-6-2	Non-Control	$1,250,000	BBCMS 2024-5C25
		Note A-7	Non-Control	$2,500,000	BBCMS 2024-5C25
		Note A-8	Non-Control	$1,250,000	BBCMS 2024-5C25
		Note A-9	Non-Control	$1,250,000	BBCMS 2024-5C25

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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
Galleria at Tyler(2)	Non-Serviced (Benchmark 2024-V5)	Note A-1-1	Control	$30,000,000	Bank of America, N.A.
		Note A-1-2	Non-Control	$20,000,000	Bank of America, N.A.
		Note A-1-3	Non-Control	$10,000,000	Bank of America, N.A.
		Note A-2-1	Non-Control	$20,000,000	Benchmark 2024-V5
		Note A-2-2	Non-Control	$15,000,000	Benchmark 2024-V5
		Note A-2-3	Non-Control	$10,000,000	BMO 2024-5C3
		Note A-3-1	Non-Control	$20,000,000	BMO 2024-5C3
		Note A-3-2	Non-Control	$20,000,000	BMO 2024-5C3
		Note A-3-3	Non-Control	$5,000,000	BBCMS 2025-5C25

(1)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.
(2)	The Galleria at Tyler Whole Loan will be initially serviced under the Benchmark 2024-V5 pooling and servicing agreement. From and after the securitization of the related lead servicing pari passu note, the Galleria at Tyler Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loans will be serviced pursuant to the related PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the related Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted (provided that with respect to the Western Digital Milpitas Campus Whole Loan, if the transferee of such transfer is not a Qualified Institutional Lender as defined in the related co-lender agreement and no event of default under the related
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loan agreement has occurred and is continuing, then such transfer of 49% or less (in the aggregate) may only be effected with the prior written consent of the borrower in accordance with the related loan agreement). The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld) and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loans, one or more related Non-Control Notes will be included

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in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days (or five (5) business days with respect to the Tysons Corner Center Whole Loan) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period (or five (5) business days with respect to the Tysons Corner Center Whole Loan) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period (or five (5) business days with respect to the Tysons Corner Center Whole Loan).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, and other than with respect to the Tysons Corner Center Whole Loan, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but

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no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loans, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).
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Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to each Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has

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responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in February 2024 and ending on the hypothetical Determination Date in March 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., 3650 Real Estate Investment Trust 2 LLC, Bank of Montreal, Citi Real Estate Funding Inc., German American Capital Corporation, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, Argentic Real Estate Finance 2 LLC, KeyBank National Association, BSPRT CMBS Finance, LLC, Societe Generale Financial Corporation, Starwood Mortgage Capital LLC and UBS AG are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., 3650 Real Estate Investment Trust 2 LLC, Bank of Montreal, Citi Real Estate Funding Inc., German American Capital Corporation, Argentic Real Estate Finance 2 LLC, KeyBank National Association, BSPRT CMBS Finance, LLC, Societe Generale Financial Corporation, Starwood Mortgage Capital LLC and UBS AG, on or about March 28, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

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Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on February 29, 2024, Barclays or its affiliates were the loan sellers in approximately 211 commercial mortgage-backed securitization transactions. Approximately $56.7 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

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The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023 and through February 29, 2024.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2024	$659,871,667
2023	$2,492,806,501
2022	$5,480,581,529
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus. With respect to the Staten Island Mall Mortgage Loan, which was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo and Barclays, portions of which are being sold by German American Capital Corporation and Barclays, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

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Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

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Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the

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related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is
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responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2024 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of December 31, 2023, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

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Retained Interests in This Securitization

As of the Closing Date, neither Barclays nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

3650 Real Estate Investment Trust 2 LLC

General

3650 Real Estate Investment Trust 2 LLC (d/b/a 3650 REIT) (“3650 REIT”) is a Delaware limited liability company. 3650 REIT’s principal offices are located at 2977 McFarlane Rd., Suite 300, Miami, Florida 33133. 3650 REIT’s primary business is the origination, acquisition and sale of mortgage loans secured by commercial properties. 3650 REIT is the Retaining Sponsor and it (or its MOA) is expected to be the holder of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, and it (or its affiliate) will be appointed as the initial Directing Certificateholder. 3650 REIT is an affiliate of 3650 REIT Servicing (the Special Servicer and a limited (non-cashiering) subservicer).

3650 REIT is a sponsor of this securitization and one of the mortgage loan sellers. 3650 REIT is the seller or co-seller of five (5) Mortgage Loans (collectively, 20.0%) (the “3650 REIT Mortgage Loans”). 3650 REIT originated or co-originated four (4) of the 3650 REIT Mortgage Loans. Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale Financial Corporation co-originated the Kenwood Towne Centre Whole Loan, and Note A-3-1 related thereto has been (or will, by or before the Closing Date be) acquired by 3650 REIT. 3650 REIT, through certain of its affiliates, underwrote or re-underwrote all of the 3650 REIT Mortgage Loans.

3650 REIT or an affiliate thereof is also the holder of the companion loans (if any) for which the noteholder is identified as “3650 REIT or an affiliate” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

3650 REIT’s Securitization Program

This is the ninth (9th) commercial mortgage securitization into which 3650 REIT is contributing loans, and commonly-controlled affiliates of 3650 REIT have contributed loans into five (5) other commercial mortgage securitizations. 3650 REIT began originating and acquiring loans in 2021 and 3650 REIT’s commonly controlled affiliates began originating and acquiring loans in 2017. Neither 3650 REIT nor its

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affiliates have been involved in the securitization of any other types of financial assets. 3650 REIT originates fixed rate loans throughout the United States secured by, but not limited to, retail, multifamily, office, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, 3650 REIT will transfer the 3650 REIT Mortgage Loans to the depositor, who will then transfer the 3650 REIT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the 3650 REIT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, 3650 REIT will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, 3650 REIT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the 3650 REIT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, 3650 REIT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither 3650 REIT nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against 3650 REIT for any losses or other claims in connection with the certificates or the 3650 REIT Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by 3650 REIT in the related mortgage loan purchase agreement.

Review of 3650 REIT Mortgage Loans

Overview. 3650 REIT, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the 3650 REIT Mortgage Loans that it will be contributing to this securitization. The review of the 3650 REIT Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of 3650 REIT or one or more of 3650 REIT’s affiliates, or, in certain circumstances, are consultants engaged by 3650 REIT (collectively, the “3650 REIT Deal Team”). The review procedures described below were employed with respect to all of the 3650 REIT Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the 3650 REIT Deal Team updated its internal database of loan-level and property-level information relating to each 3650 REIT Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by 3650 REIT or its affiliates during the underwriting process. After origination of each 3650 REIT Mortgage Loan, the 3650 REIT Deal Team updated the information in the database with respect to such 3650 REIT Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the 3650 REIT Deal Team.

A data tape (the “3650 REIT Data Tape”) containing detailed information regarding the 3650 REIT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The 3650 REIT Data Tape was used by the 3650 REIT Deal Team to provide the numerical information regarding the 3650 REIT Mortgage Loans in this prospectus, except as otherwise indicated below.

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With respect to the Kenwood Towne Centre Whole Loan, which was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale Financial Corporation, portions of which are being sold by Societe Generale Financial Corporation and 3650 REIT, the Societe Generale Financial Corporation Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. 3650 REIT engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by 3650 REIT relating to information in this prospectus regarding the 3650 REIT Mortgage Loans. These procedures include:

●	comparing the information in the 3650 REIT Data Tape against various source documents provided by 3650 REIT that are described above under “—Database”;
●	comparing numerical information regarding the 3650 REIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the 3650 REIT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the 3650 REIT Mortgage Loans disclosed in this prospectus.

Legal Review. 3650 REIT engaged various law firms to conduct certain legal reviews of the 3650 REIT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each 3650 REIT Mortgage Loan, 3650 REIT’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each 3650 REIT Mortgage Loan reviewed 3650 REIT’s representations and warranties set forth on Annex D-2 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the 3650 REIT Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain 3650 REIT Mortgage Loans, (ii) a review of the legal data records referred to above relating to the 3650 REIT Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the 3650 REIT Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each 3650 REIT Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. 3650 REIT confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a 3650 REIT Mortgage Loan. In addition, if 3650 REIT became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a 3650 REIT Mortgage Loan, 3650 REIT obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The 3650 REIT Deal Team also conferred with 3650 REIT personnel responsible for the origination of the 3650 REIT Mortgage Loans to confirm that the 3650 REIT Mortgage Loans were originated or acquired in material compliance with the origination and underwriting criteria described below under “—3650 REIT’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, 3650 REIT determined that the disclosure regarding the 3650 REIT Mortgage Loans in this prospectus is accurate in all material respects. 3650 REIT also determined that the 3650 REIT Mortgage Loans were originated in accordance with 3650 REIT’s underwriting criteria in all material respects, except as described under “—Exceptions to 3650

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REIT’s Disclosed Underwriting Guidelines” below. 3650 REIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. 3650 REIT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. 3650 REIT and, if appropriate, its legal counsel will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the Pooling and Servicing Agreement (collectively, the “3650 REIT Qualification Criteria”). 3650 REIT will engage a third party accounting firm to compare the 3650 REIT Qualification Criteria against the underlying source documentation to verify the accuracy of the review by 3650 REIT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by 3650 REIT to render any tax opinion required in connection with the substitution.

3650 REIT’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of 3650 REIT with respect to commercial mortgage loans originated or acquired by 3650 REIT, which in certain instances may be performed by affiliates of 3650 REIT.

Loan Analysis. 3650 REIT generally performs both a credit analysis and a collateral analysis with respect to each commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. 3650 REIT’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, 3650 REIT performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. 3650 REIT assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all commercial mortgage loans to be originated or acquired by 3650 REIT must be approved by an investment committee, which includes senior personnel from 3650 REIT or its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. 3650 REIT’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, 3650 REIT may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

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The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by 3650 REIT and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a commercial mortgage loan, 3650 REIT may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, 3650 REIT may in some instances have reduced the term interest rate that 3650 REIT would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied 3650 REIT’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans originated or acquired by 3650 REIT, there may exist subordinate mortgage debt or mezzanine debt. 3650 REIT may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. 3650 REIT evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although commercial mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that 3650 REIT may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, 3650 REIT will generally obtain the reports described below:

(i)       Appraisals. 3650 REIT will require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. Each appraisal obtained in

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connection with the origination of each 3650 REIT Mortgage Loan includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, 3650 REIT may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when 3650 REIT or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, 3650 REIT may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to 3650 REIT) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, 3650 REIT will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, 3650 REIT may, on a case-by-case basis as determined by 3650 REIT and/or its consultants, require a seismic report for certain mortgaged properties.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, 3650 REIT will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. 3650 REIT may require borrowers to fund various escrows for, among other things, taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, 3650 REIT may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks may be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by 3650 REIT. The typical required escrows for mortgage loans originated or acquired by 3650 REIT are as follows:

●	Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide 3650 REIT with sufficient funds to satisfy all taxes and assessments. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or 3650 REIT may waive
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the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.

●	Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide 3650 REIT with sufficient funds to pay all insurance premiums. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

3650 REIT may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) 3650 REIT’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt

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service coverage ratio, (iv) 3650 REIT having structured springing escrows that arise for identified risks, (v) 3650 REIT having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) 3650 REIT’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—3650 REIT’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by 3650 REIT may vary from, or may not comply with, 3650 REIT’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by 3650 REIT, 3650 REIT may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. One (1) of the 3650 REIT Mortgage Loans was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale Financial Corporation, and Note A-3-1 has been (or will, by or before the Closing Date, be) acquired by 3650 REIT. In addition, from time to time, 3650 REIT may originate mortgage loans together with other financial institutions. The resulting mortgage loans will be evidenced by two or more promissory notes, at least one of which will reflect 3650 REIT as the payee. 3650 REIT may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators may in the future deposit such promissory notes for which they are named payee into other securitization trusts. 3650 REIT may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the 3650 REIT Mortgage Loans. However, one or more of 3650 REIT’s Mortgage Loans may vary from the specific 3650 REIT underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of 3650 REIT’s Mortgage Loans, 3650 REIT may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

In all material respects, the 3650 REIT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

3650 REIT most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2024. 3650 REIT’s CIK number is 0001840727. 3650 REIT has no history as a securitizer with respect to any offerings settled prior to November 2021. With respect to the period from and including November 18, 2021 (the closing date of the first securitization into which 3650 REIT sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2023, 3650 REIT does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

3650 REIT’s commonly-owned affiliate, 3650 REIT Loan Funding 1 LLC, most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2024. 3650

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REIT Loan Funding 1 LLC’s CIK number is 0001767304. 3650 REIT Loan Funding 1 LLC has no history as a securitizer with respect to any offerings settled prior to March 2019. With respect to the period from and including March 6, 2019 (the closing date of the first securitization into which 3650 REIT Loan Funding 1 LLC sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2023, 3650 REIT Loan Funding 1 LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

3650 REIT’s commonly-owned affiliate, 3650 Real Estate Investment Trust 3 LLC, most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2024. 3650 Real Estate Investment Trust 3 LLC’s CIK number is 0001858334. 3650 Real Estate Investment Trust 3 LLC has no history as a securitizer with respect to any offerings settled prior to November 2023. With respect to the period from and including November 7, 2023 (the closing date of the first securitization into which 3650 Real Estate Investment Trust 3 LLC sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2023, 3650 Real Estate Investment Trust 3 LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

3650 REIT intends to (a) purchase (or cause its MOA to purchase) the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates on the Closing Date, and (b) be the initial Directing Certificateholder. Except as described above and with respect to any fees retained by 3650 REIT Loan Servicing LLC, an affiliate of 3650 REIT, in its capacity as special servicer with respect to this transaction, neither 3650 REIT nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization (except that 3650 REIT Loan Servicing LLC will be entitled to compensation for its limited subservicing duties with respect to certain of the 3650 REIT Mortgage Loans, as described below under “—Certain Relationships and Related Transactions”). However, 3650 REIT or its affiliates may own in the future interests in certain other Classes of Certificates and any such party will have the right to dispose of such Certificates (other than the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates) at any time.

Certain Relationships and Related Transactions

3650 REIT Loan Servicing LLC and Midland are expected to enter into a limited subservicing agreement in consideration of 3650 REIT Loan Servicing LLC serving as limited (non-cashiering) sub-servicer with respect to certain provisions under the PSA related to four (4) of the 3650 REIT Mortgage Loans (collectively, 18.0%). No subservicing fee will be payable to 3650 REIT Loan Servicing LLC related to such limited subservicing agreement.

The information set forth under “—3650 Real Estate Investment Trust 2 LLC” has been provided by 3650 REIT.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC, DBR Investments Co. Limited (“DBRI”), an affiliate of GACC, or Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the

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Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the Staten Island Mall Mortgage Loan (8.1%), DBRI purchased a 100% equity participation interest in Note A-2 and Note A-4 from its affiliate, DBNY. DBNY and DBRI are expected to transfer their respective interests in the related Notes to their affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of Note A-2 and A-4.

With respect to the Hill Road Plaza Mortgage Loan (0.9%), DBRI purchased a 100% equity participation interest in the related promissory note (the “Hill Road Note”) from its affiliate, GACC. DBRI is expected to transfer its interest in the Hill Road Note to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the Hill Road Note.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage

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Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2023 is approximately $107.249 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan, which was originated by BMO, portions of which are being sold by BMO, GACC and CREFI, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC,

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together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI, DBNY and GACC are each an originator and are affiliated with one another and Deutsche Bank Securities Inc., one of the underwriters. DBRI, DBNY and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

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Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
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Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its

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successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage
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loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

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Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 12, 2024. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2021 to and including December 31, 2023, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

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CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.
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CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

With respect to the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan, which was originated by BMO, portions of which are being sold by BMO, GACC and CREFI, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
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●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
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●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

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Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial

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statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
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●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS 15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2024. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2021 to and including December 31, 2023, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to

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repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that an affiliate of CREFI is expected to acquire the Class R Certificates. However, CREFI and/or its affiliates may own in the future certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $22,069,405,012 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

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Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
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●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and

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servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may

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have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building

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rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including December 31, 2023, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

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Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2023, Societe Generale Financial Corporation securitized 177 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $7.1 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and

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presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay
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all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an

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anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset

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summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

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Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including December 31, 2023 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including December 31, 2023, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of

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the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2023 is approximately $8.813 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.
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BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

With respect to the 304 East 45th Street Whole Loan, which was originated by 3650 REIT, portions of which are being sold by 3650 REIT and BMO, the 3650 REIT Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks

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of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO

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reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Appraisals”, “—Third Party Reports—Environmental Report” and “—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value

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ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage
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loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (7) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2024. BMO’s Central Index Key is 0000927971. As of December 31, 2023, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date.  However, BMO and/or its affiliates may own in the future certain classes of certificates.  Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a

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limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 33 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $837,300,000.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit

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underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an
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environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions
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and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

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Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost
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identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.
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Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 24, 2024. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2023, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

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Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, all of the SMC Mortgage Loans (3.2%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (3.2%).

Starwood’s Securitization Program

This is the 123rd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $16.83 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting

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process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves

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or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection
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with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the
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sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

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Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 31, 2024. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 3.1% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2023, KeyBank’s Real Estate Capital Group originated a total of $12.3 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $8.2 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of December 31, 2023, KeyBank had originated approximately $21.889 billion of commercial mortgage loans that have been securitized in 116 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also

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originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

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Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses

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the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental

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assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is
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necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 1, 2024 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2023 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including December 31, 2023, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

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BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of December 31, 2023.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	399	$5,645,672,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information

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collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as

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described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

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A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the
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structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

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Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
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●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.
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For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2024. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those

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parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2024-5C25 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer” and “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“Morningstar DBRS”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”.

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Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

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Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2023, Midland was master and primary servicing approximately 21,373 commercial and multifamily mortgage loans with a principal balance of approximately $502 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,794 of such loans, with a total principal balance of approximately $336 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

As of December 31, 2023, Midland was named the special servicer in approximately 316 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $119 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 186 assets with an outstanding principal balance of approximately $4.6 billion.

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Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

Midland may enter into one or more arrangements with a Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Pursuant to a certain interim servicing agreement between Bank of Montreal, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to a certain interim servicing agreement between German American Capital Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to a certain interim servicing agreement between Citi Real Estate Funding Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Citi Real Estate Funding Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to a certain interim servicing agreement between Societe Generale Financial Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Societe Generale Financial Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Societe Generale Financial Corporation Mortgage Loans.

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Pursuant to a certain interim servicing agreement between UBS AG, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Pursuant to a certain interim servicing agreement between 3650 Real Estate Investment Trust 2 LLC, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain 3650 Real Estate Investment Trust 2 LLC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the 3650 REIT Mortgage Loans.

Pursuant to that certain limited subservicing agreement between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, and Midland, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to certain of the Mortgage Loans.

Pursuant to certain other limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, and Midland, 3650 REIT Loan Servicing LLC currently serves as limited (non-cashiering) sub-servicer with respect to certain other mortgage loans.

Pursuant to a certain primary servicing agreement between Wells Fargo Bank, National Association, on the one hand, and Midland, on the other hand, Midland currently acts as primary servicer with respect to the Staten Island Mall Whole Loan.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

Midland is also the master servicer under the Benchmark 2024-V5 pooling and servicing agreement, pursuant to which (a) the Acquisition America Portfolio and the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loans are serviced and (b) the Galleria at Tyler is initially serviced until the related servicing shift date.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those

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advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

3650 REIT Loan Servicing LLC, a Delaware limited liability company (“3650 Servicing”) is expected to be appointed to act as the special servicer under the PSA (the “Special Servicer”). In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the PSA.

3650 Servicing maintains its principal servicing office at 2977 McFarlane Road, Suite #300 Miami, FL 33133.

3650 Servicing has been engaged in the servicing of commercial mortgage loans since approximately 2017. 3650 Servicing currently has a commercial mortgage-backed securities special servicer rating of “CSS2-” by Fitch, and is also an approved Special Servicer by KBRA, Moody’s, S&P and Morningstar DBRS.

3650 Servicing is an affiliate of 3650 REIT, the Retaining Sponsor, a mortgage loan seller, an originator, the anticipated holder (or the parent of the anticipated holder) of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, the initial Directing Certificateholder, and the holder of the companion loans for which the noteholder is identified as “3650 REIT or an affiliate” in the table titled “Whole Loan Control Notes and Non-Control Notes" under “Description of the Mortgage Pool—The Whole Loans—General”.

3650 REIT Holding Company LLC, together with its subsidiary 3650 Servicing, had approximately 73 employees as of December 31, 2023 and is headquartered in Miami with offices located in New York City, Los Angeles, Atlanta, Dallas and Nashville.

3650 Servicing has detailed operating policies and procedures which, pursuant to such policies and procedures are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. 3650 Servicing has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by 3650 Servicing for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

3650 Servicing is subject to an annual external audit. Pursuant to 3650 Servicing’s policies and procedures the annual external audit occurred in January 2024.

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3650 Servicing maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. Additionally, 3650 Servicing has a formal, documented disaster recovery and business continuity plan.

The table below sets forth information about 3650 Servicing’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the date indicated:

CMBS Transactions	As of 12/31/2023
Number of CMBS Transactions Named Special Servicer	16
Approximate Aggregate Unpaid Principal Balance(1)	$13.5 billion
Approximate Number of Specially Serviced Loans or REO Loans(2)	3
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Loans(2)	$124 million

(1)	Includes all commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer, regardless of whether such mortgage loans and related REO Loans are, as of the specified date, specially serviced by 3650 Servicing.
(2)	Includes only those commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer that are, as of the specified date, specially serviced by 3650 Servicing. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, 3650 Servicing will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. 3650 Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or otherwise. To the extent that 3650 Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

3650 Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it anticipates acting as special servicer. In certain instances 3650 Servicing may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, 3650 Servicing’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however 3650 Servicing will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of 3650 Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. 3650 Servicing’s processes and procedures with respect to this transaction will not materially differ from the processes and procedures to be employed by 3650 Servicing in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of 3650 Servicing in the servicing function it will perform under the PSA for assets of the same type included in this transaction since the update of such policies and procedures effective in December 2022. 3650 Servicing periodically reviews and revises its policies and procedures.

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No securitization transaction in which 3650 Servicing was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of 3650 Servicing as special servicer, including as a result of a failure by 3650 Servicing to comply with the applicable servicing criteria in connection with any securitization transaction. 3650 Servicing has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. 3650 Servicing has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by 3650 Servicing in connection with any securitization in which 3650 Servicing was acting as special servicer.

3650 Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, 3650 Servicing believes that its financial condition will not have any material impact on Mortgage Loan performance or the performance of the certificates.

From time to time 3650 Servicing may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. 3650 Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against 3650 Servicing or of which any of its property is the subject, that are material to the Certificateholders.

3650 Servicing may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of possibly outsourcing some base servicing functions.

In the commercial mortgage-backed securitizations in which 3650 Servicing acts as special servicer, 3650 Servicing may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, 3650 Servicing’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace 3650 Servicing as the special servicer.

Except as described above and except with respect to any fees 3650 Servicing will receive in its capacity as the Special Servicer, neither 3650 Servicing nor any of its affiliates expects to retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, 3650 Servicing or its affiliates may, in the future, own interests in certain other Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time, except as described under “Credit Risk Retention”. 3650 Servicing or an affiliate assisted 3650 REIT and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for 3650 Servicing acting as Special Servicer and a limited (non-cashiering) subservicer for this transaction, there are no specific relationships that are material involving or relating to this transaction or the Mortgage Loans between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this transaction – between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

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The foregoing information regarding 3650 Servicing set forth in this section entitled “—The Special Servicer” has been provided by 3650 Servicing.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of 3650 Servicing as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “Pooling and Servicing Agreement—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. 3650 Servicing’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023
By Approximate Number	18,122	18,346	18,238
By Approximate Aggregate Principal Balance (in billions)	$379.3	$426.9	$442.1

Within this servicing portfolio are, as of December 31, 2023, approximately 11,316 loans with a total principal balance of approximately $294.9 billion that are included in approximately 938 commercial mortgage-backed securitization transactions.

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KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2023, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS, Inc. (“Morningstar DBRS”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A-	A2
Short-Term Deposits	N/A	F2	P-1
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance

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monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—The Primary Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (collectively, 3.1%). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a Primary Servicing Agreement, dated as of March 1, 2024 (the

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“KeyBank Primary Servicing Agreement”). The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such KeyBank Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such KeyBank Serviced Mortgage Loan as approved by the master servicer,
●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,
●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,
●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to KeyBank, as primary servicer and any escrow and reserve payments to be held by KeyBank,
●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,
●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,
●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,
●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,
●	maintaining errors and omissions insurance and an appropriate fidelity bond,
●	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,
●	promptly notifying master servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the master servicer, and
●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.
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KeyBank's custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances KeyBank will not make any Master Servicer Decisions, Special Servicer Decisions, Major Decisions or any other action requiring the approval of the Master Servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person's sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person's sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the PSA. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer's share of any defeasance fees;
●	100% of the master servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by KeyBank and amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by KeyBank;
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●	100% of late payment charges, demand charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;
●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and
●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the master servicer's share of any fees received by the master servicer with respect to any Major Decision and any Special Servicer Decision regardless as to whether KeyBank processes such action or not. The special servicer will process all (A) Major Decisions and (B) Special Servicer Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision, KeyBank will be required to process such Major Decision or Special Servicer Decision.

KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any partners, directors, officers, shareholders, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “Losses”) incurred by KeyBank (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (b) above.

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KeyBank will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);
●	immediately by the master servicer (or at the depositor's request to the extent the depositor has the right to request termination of KeyBank under the PSA) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;
●	promptly following KeyBank being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of any Third-Party Purchaser;
●	upon resignation by KeyBank;
●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the PSA;
●	at the option of the master servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the PSA;
●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or
●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;
●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;
●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan and
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which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;
●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;
●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;
●	any Rating Agency (or any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;
●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;
●	KeyBank is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days;
●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;
●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank's receipt of written notice thereof;
●	subject to the PSA, any failure by KeyBank to comply with any of the requirements under Article XI of the PSA applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the PSA; or
●	any failure by KeyBank to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the depositor.
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Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of December 31, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 500 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $274 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is

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responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,237 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $706 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,700 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

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Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB” by Morningstar DBRS, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry operations specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2023, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 286 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $248 billion. As of December 31, 2023, Pentalpha Surveillance was acting as asset representations reviewer for 121 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $113 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for

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such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. 3650 REIT will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirements through its purchase (or the purchase by its MOA) of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $79,775,000, representing approximately 5.085% of the aggregate fair value of all Classes of certificates (other than the Class R certificates). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

While the Retaining Sponsor will initially satisfy its risk retention requirements through its (or its MOA’s) purchase and retention of the HRR Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Certificates to a “third-party purchaser” (as defined in the Credit Risk Retention Rules) (a “Subsequent Third-Party Purchaser”) at any time after March 28, 2029. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Solely for its own purposes and benefit, the Retaining Sponsor has completed an independent review of the credit risk of each Mortgage Loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each Mortgage Loan and expected cash

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flows related to the Mortgage Loans. Such review was based on the mortgage loan files and information regarding the Mortgage Loans provided by or on behalf of the sponsors and was not independently verified by the Retaining Sponsor. The Retaining Sponsor performed its due diligence solely for its own benefit.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

None of the sponsors (other than 3650 REIT), the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Retaining Sponsor (or its MOA) is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Initial Certificate Balance	Fair Value of the HRR Certificates (in % and $)	Purchase Price(1)
Class E-RR	$13,295,000	1.173% / $10,686,945	80.38319%
Class F-RR	$17,728,000	1.043% / $9,503,229	53.60576%
Class G-RR	$12,188,000	0.717% / $6,533,470	53.60576%
Class H-RR	$ 9,972,000	0.587% / $5,345,566	53.60576%
Class J-RR	$26,592,000	1.565% / $14,254,844	53.60576%

(1)	Expressed as a percentage of the initial Certificate Balance of each related class of HRR Certificates, excluding accrued interest. The aggregate purchase price to be paid for such HRR Certificates to be acquired by the Retaining Sponsor (or its MOA) is approximately $46,324,054 excluding accrued interest.
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The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $45,545,936, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

The approximate fair value of each class of certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$820,998
Class A-3	$638,231,383
Class X-A	$31,276,640
Class X-B	$6,127,663
Class X-D	$1,835,117
Class A-S	$99,284,055
Class B	$43,209,760
Class C	$32,130,824
Class D	$11,678,224
Class E-RR	$10,686,945
Class F-RR	$9,503,229
Class G-RR	$6,533,470
Class H-RR	$5,345,566
Class J-RR	$14,254,844

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) is approximately $910,918,718, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the HRR Certificates that were retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Fixed-Price Principal Balance Certificates (in reverse sequential order), second, to the Class E-RR certificates, third, to the Class D certificates, fourth, to the Class C certificates, fifth, to the Class B certificates, sixth, to the Class A-S

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certificates, and seventh, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of HRR Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of HRR Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Retaining Sponsor not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) except to an MOA of the Retaining Sponsor until on and after the fifth anniversary of the Closing Date, subject to such date being modified under the Credit Risk Retention Rules. On and after that date, the Retaining Sponsor may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Retaining Sponsor satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the other sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) solely with respect to the HRR Certificates to the extent that such Certificates have been transferred to a Subsequent Third-Party Purchaser the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates.

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during
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the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, 3650 REIT, Bank of Montreal, CREFI, GACC, Argentic, KeyBank, BSPRT, Societe Generale Financial Corporation, SMC and UBS AG will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case other than BSPRT to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”. BSPRT did not identify any exceptions to the representations and warranties identified in Annex D-1.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, 3650 REIT, Bank of Montreal, CREFI, GACC, Societe Generale Financial Corporation, SMC and UBS AG determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, 3650 REIT, Bank of Montreal, CREFI, GACC, Societe Generale Financial Corporation, SMC or UBS AG, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, 3650 REIT, Bank of Montreal, CREFI, GACC, Societe Generale Financial Corporation, SMC or UBS AG, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, 3650 REIT, Bank of Montreal, CREFI, GACC, Societe Generale Financial Corporation, SMC and UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no

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assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-5C25 will consist of the following classes: the Class A-1 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R certificates.

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The Class X-A, Class X-B and Class X-D certificates are referred to in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by 3650 Real Estate Investment Trust 2 LLC (or its MOA). The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$821,000
A-3	$619,650,000
X-A	$620,471,000
X-B	$171,738,000
A-S	$96,395,000
B	$43,211,000
C	$32,132,000
Non-Offered Certificates
X-D	$14,404,000
D	$14,404,000
E-RR	$13,295,000
F-RR	$17,728,000
G-RR	$12,188,000
H-RR	$9,972,000
J-RR	$26,592,000
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

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The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S Certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $620,471,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $171,738,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $14,404,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in April 2024.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account, any Loss of Value Reserve Fund, and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

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Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would

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actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)             prior to the Cross-Over Date:

(a)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)          on or after the Cross-Over Date, to the Class A-1 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class

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compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 5.48900%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 5.94600%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 6.35800%, subject to a maximum rate equal to the WAC Rate for such Distribution Rate.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 6.15100%, subject to a maximum rate equal to the WAC Rate for such Distribution Rate.

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The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 6.64300%, subject to a maximum rate equal to the WAC Rate for such Distribution Rate.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 4.00000%.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the

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aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

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(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance

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occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)          the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)     any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and
(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

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With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

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Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

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provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

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Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 and Class A-3 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates as long as they have not been reduced to zero, any remaining portion of such Yield Maintenance Charges or Prepayment Premiums not distributed as described pursuant to clauses (1) through (3) above and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to each of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2028
Class A-3	March 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2029
Class B	March 2029
Class C	March 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in March 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on

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the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)           the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)        the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

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The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances). See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

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On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E-RR certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

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A class of Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

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(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.
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In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending June 30, 2024, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate

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administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing

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Certificateholder) the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their

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affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
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●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
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●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,
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provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that 3650 REIT transfers the HRR Certificates to a third-party purchaser, if it, in its capacity as the Retaining Sponsor determines that such subsequent third-party purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send notice in writing of such non-compliance to the certificate administrator who will post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

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In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will

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assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for

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Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks,

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brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the

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Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and

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Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The HRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a

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“Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2024-5C25

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                 the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an

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affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)              the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)           an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)            the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)              an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)             the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)         originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)        the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)          any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)            an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)           the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)        the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiv)      the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)         the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)         the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)      a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the related Servicing Shift Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                  the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)               the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

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(iii)           any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)             all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)            any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)          any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)             any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)           any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

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(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

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Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its

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cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i)

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in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent

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as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

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(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA

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for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale and (iii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Franklin BSP Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

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Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of the Servicing Shift Whole Loans. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the related Servicing Shift Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of the related Servicing

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Shift PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loans will still need to be serviced in compliance with the requirements of the Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to any Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.
In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the

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issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase, substitute for or make a Loss of Value Payment with respect to a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

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In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection

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Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property

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(other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the related Other Master Servicer or the related Other Special Servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is

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nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the

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master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per

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annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

The Master Servicer will also be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest

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and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that

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may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                  to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)               to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)            to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)              to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)             to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)          to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)        to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)          to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)              to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account, any Loss of Value Reserve Fund and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)           to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)        to recoup any amounts deposited in the Collection Account in error;

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(xiii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)      to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)         to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)      to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to

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the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced	Out of each collection of interest, principal, and prepayment consideration received on the related	Time to time
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, an amount equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000 (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
collections then on deposit in the Collection Account with respect to the other Mortgage Loans.
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.04125%. The Servicing Fee payable to the master servicer with respect to each related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (that are not Specially Serviced Loans) and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that such transactions are Master Servicer Decisions;
●	100% of all assumption application fees and other similar items received on any Mortgage Loans solely to the extent the master servicer is processing the underlying transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required);
●	100% of any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan and any related Serviced Companion Loan (provided, however, that 50% of the portion of any Excess Modification Fee or waiver fee payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required under item (xiii) of the Major Decisions listed in this prospectus (and specifically excluding any defeasance fees), must be paid by the master servicer to the special servicer);
●	100% of assumption, waiver, consent, loan service transaction and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that such transactions qualify as Master Servicer Decisions;
●	50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that such transaction qualifies as a Major Decision or Special Servicer Decision;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands were prepared by the master servicer;
●	any Prepayment Interest Excesses arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
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●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date; and
●	50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement).

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that neither the master servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are (i) not prohibited under the related Mortgage Loan documents, (ii) not charged in lieu of any fee that is otherwise to be split between the master servicer and special servicer, and (iii) actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, any Loss of Value Reserve Fund and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

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“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (a) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan and (b) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

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Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.2500% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (or, for the Western Digital Milpitas Campus Mortgage Loan (7.1%), not to exceed 0.2500% per annum of the then outstanding loan balance) (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans or REO Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or, for the Western Digital Milpitas Campus Mortgage Loan (7.1%), not to exceed 0.50% of all principal and interest (other than default interest) received on the Mortgage Loan following a workout) to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee, and only after the Special Servicer has received $25,000 in Workout Fees with respect to such Corrected Loan. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% (or, for the Western Digital Milpitas Campus Mortgage Loan (7.1%), 0.50% of any liquidation proceeds), to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                  (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)               the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)            the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

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(iv)             with respect to a Serviced Companion Loan, (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)               the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)             if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain appropriate fees from the related mortgagor in connection with such refinancing or pay-off (which fees must be (i) reasonable in the context of the commercial mortgage lending industry, (ii) commensurate with the work, if any, performed by the special servicer in connection with such refinancing or pay-off, and (iii) substantiated with supporting documentation). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) in the form of:

(i)                 (A) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans, (B) 50% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are not Specially Serviced Loans, provided that such transaction qualifies as a Major Decision or Special Servicer Decision, and (C) 0% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are not Specially Serviced Loans, provided that such transaction qualifies as a Master Servicer Decision;

(ii)             100% of assumption application fees and other similar items received with respect to Mortgage Loans for which the special servicer is processing the underlying assumption-related transaction;

(iii)           50% of the portion of any Excess Modification Fees or waiver fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required, provided that such transaction qualifies as a Major Decision or Special Servicer Decision;

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(iv)           100% of all assumption, waiver, consent, loan service transaction and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(v)                (A) 50% of all assumption fees, consent fees, loan service transaction fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans, provided that such transaction qualifies as a Major Decision or Special Servicer Decision and (B) 0% of all assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans, provided that such transaction qualifies as a Master Servicer Decision;

(vi)            100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such beneficiary statements or demands were prepared by the special servicer;

(vii)          with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds;

(viii)       late payment charges and default interest, paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date; and

(ix)          50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement).

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that neither the master servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge

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its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are (i) not prohibited under the related Mortgage Loan documents, (ii) not charged in lieu of any fee that is otherwise to be split between the master servicer and special servicer, and (iii) actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than

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any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01000% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a per annum rate equal to 0.00154% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed

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indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000 (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

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“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

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(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to obtain an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent any related Serviced Pari Passu Companion Loan has been included in a

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securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable; provided, however, that no new or updated appraisal will be required if the Mortgage Loan, Serviced Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the special servicer reasonably believes such sale is likely to close. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any

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appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F -RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the B certificates, ninth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual

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knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR

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certificates, and fourth, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable), unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) to the special servicer and the certificate administrator within such 10-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the special servicer provides the second appraisal within such 120-day period, (ii) the determination by the special servicer (as described above) that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation

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Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer, will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the special servicer). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a

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federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder, or the holder of any Companion Loan, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

Subject to the Servicing Standard, during the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder

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of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure unless the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA.

The special servicer will be required to maintain (or cause to be maintained) (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this section, the special servicer may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan

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more than three months after the Closing Date that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to provide any consent or make any decision, including agreeing to any modifications, waivers and amendments, unless such consent or decision constitutes a Master Servicer Decision (unless, with respect to a Major Decision or Special Servicer Decision with respect to a non-Specially Serviced Loan, the master servicer and the special servicer mutually agree that the master servicer will process and obtain the prior consent of the special servicer, which consent will be deemed received by the master servicer if the special servicer does not respond within ten (10) days of delivery to the special servicer of the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus the time period provided to any Serviced Companion Loan Holder under any related intercreditor agreement to consent to such Major Decision).

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any Major Decision or Special Servicer Decision with respect to any non-Specially Serviced Loan; provided, further, that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Major Decision described in subclauses (A) and (B) of clause (xiv) of the definition of “Major Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

“Special Servicer Decision” means any decision or borrower request with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Major Decision or a Master Servicer Decision.

“Master Servicer Decision” means, with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Specially Serviced Loan:

(a)	any decision or borrower request with respect to:
(i)	defeasances,
(ii)	collections, record keeping, reporting, payment processing and companion paying agent functions,
(iii)	inspections of Mortgaged Properties,
(iv)	property insurance and tax matters,
(v)	subjecting the related Mortgaged Property to an easement, right of way or similar agreement for utilities, access, parking, public improvements, or another purpose that, in each case, does not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan (including a consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement),
(vi)	Advances (including nonrecoverability determinations), and
(vii)	any note-splitting amendment to an Intercreditor Agreement, and
(b)	any decision the master servicer is to make under the PSA with respect to:
(i)	notices of a material default, Material Defect, or Repurchase Request,
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(ii)	general servicing of the Serviced Loans or Serviced Whole Loans other than:
(1)	any borrower request not specified in the immediately preceding clause (a), including approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit (including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the PSA), unless such request relates to:
(a)	customary tax and insurance releases,
(b)	any other routine and/or customary escrow and reserve fundings or disbursements of amounts less than $175,000 and for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, or
(c)	any request for a funding or disbursement as mutually agreed upon by the master servicer and the special servicer;
(2)	approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser (individually or in the aggregate based on all leases with the same tenant at the applicable Mortgaged Property) of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;
(3)	a decision to modify or take action (or to refrain from taking action) under any provisions regarding cash trap and lease sweep triggers, removal of a property manager or allocation of casualty or condemnation proceeds;
(4)	the calculation of loan-to-value ratio in connection with any principal prepayment or property release or substitution;
(5)	unless required by the related Mortgage Loan documents, a decision to modify any covenant setting reserve level requirements or a decision that a borrower has failed to increase reserve requirements as required by the related Mortgage Loan documents;
(6)	any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related Mortgage Loan documents and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; or
(7)	any decision or borrower request related to approving annual budgets for the related Mortgaged Property;
(iii)	investment of funds held in accounts held by the master servicer,
(iv)	the master servicer’s compensation, including waivers of compensation due the master servicer,
(v)	administration of the master servicer’s website,
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(vi)	whether a special servicing transfer event has occurred with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan,
(vii)	consulting with Companion Holders and
(viii)	certain other administrative functions typically performed by the master servicer as described in the PSA.

In addition, the special servicer will be entitled to review and approve any calculations (including, but not limited to, debt yield and debt service coverage ratio) made by the master servicer that would result in (i) the commencement or termination of a cash trap or lease sweep period with respect to any Mortgage Loan, (ii) the removal of a property manager of a Mortgaged Property, (iii) the allocation of casualty or condemnation proceeds, or (iv) the release of any reserve to a borrower if such release would constitute a Major Decision. In connection with the foregoing, the master servicer will be required to forward any such calculation to the special servicer and provide any information that the special servicer reasonably requests in order to recalculate and review such calculation. With respect to any such calculation, if the special servicer fails to respond within ten (10) business days after receipt of such calculation and requested information (if any) referred to above, then such calculation will be deemed to have been approved by the special servicer. In the event the special servicer disagrees with any such calculation made by the master servicer (including any inputs), then the master servicer and the special servicer will be required to use reasonable efforts to reconcile their calculations; provided that, if the master servicer and the special servicer are unable to reconcile their calculations within five (5) business days after identifying such disagreement, then the special servicer’s calculation will control.

The special servicer will be entitled to 100% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), review fees, assumption fees, transfer fees, earnout fees and similar fees (other than defeasance fees) with respect to a Specially Serviced Loan. The master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), review fees, assumption fees, transfer fees, earnout fees and similar fees (other than defeasance fees) related to any Major Decision with respect to a non–Specially Serviced Loan. The master servicer will be entitled to 100% of Excess Modifications Fees, consent fees, ancillary fees, review fees, assumption fees, transfer fees, earnout fees and similar fees related to a Master Servicer Decision with respect to a non-Specially Serviced Loan.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (or any non-Specially Serviced Loan with respect to which such determination derives from the special servicer’s consideration of a Major Decision or Special Servicer Decision that is subject to its processing and/or consent rights) with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

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The master servicer, prior to taking any action with respect to any Major Decision or any Special Servicer Decision, will be required to refer the request to the special servicer. Generally, the special servicer will process the request directly. However, the master servicer and special servicer may mutually agree that the master servicer will process such request, in which case the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” above) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer is the party giving notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the

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Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to determine, in a manner consistent with the Servicing Standard and subject to the consent of the special servicer), whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(y) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, or (z) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect

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to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer (or, with respect to Specially Serviced Loans and REO Properties, the special servicer) will be required to perform (at its own expense) or cause to be performed (at its own expense) a

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physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2025) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on June 30, 2024 and the calendar year ending on December 31, 2024. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer

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its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)   the related borrower has failed to make when due any Periodic Payment, which failure continues unremedied (without regard to any grace period): (i) except in the case of a balloon Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date on which the subject payment was due or (ii) solely in the case of a delinquent balloon payment, (A) after the date on which such balloon payment was due (except as described in clause (B) below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the borrower has delivered to the master servicer or the special servicer (and in either such case, the master servicer or the special servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer) on or before the date on which the subject balloon payment was due, a refinancing commitment or otherwise binding application or other similar binding document for refinancing from an acceptable lender or a signed purchase and sale agreement (in each case reasonably satisfactory in form and substance to the special servicer), which provides that such refinancing or purchase will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   there has occurred a default (other than as set forth in clause (1) and other than an Acceptable Insurance Default) that (i) in the judgment of the master servicer or the special servicer (in the case of the special servicer, (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan) unless a Control Termination Event is continuing or (B) during a Control Termination Event, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event is continuing) materially impairs the value of the related Mortgaged Property as security for the applicable Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a property advance will be deemed to materially and adversely affect the interests of the Certificateholders in the Mortgage Loan (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in the Serviced Whole Loan);

(3)   the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B)(ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special

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servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B)(ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B)(ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents (other than an Acceptable Insurance Default), unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 30 days provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer (i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), if no Control Termination Event is continuing, or (ii) during a Control

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Termination Event, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), if no Consultation Termination Event is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing);

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute

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a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer and prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout,
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restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 20 days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 20 days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 day period (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 20 days) and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with

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the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable; provided that, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to the PSA, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise being implemented by the special servicer in accordance with the PSA. In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event, no Asset Status Report will be considered a Final Asset Status Report unless and until the operating advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to the PSA. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The special servicer will notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor (which may be via e-mail) following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor that is in the possession of the special servicer, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such non-binding alternative courses of action, if any, and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s

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input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Certificateholder. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer (telephonically or electronically) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor on a non-binding basis with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

The special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the

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Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the

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meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the

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Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the master servicer or special servicer (and in either such case the master servicer or the special servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), a commitment for refinancing of the related Mortgage Loan or a signed purchase and sale agreement (in each case, from an acceptable lender reasonably satisfactory in form and substance to the special servicer); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan or REO Property if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 3 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within

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the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be

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permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to Major Decisions relating to non-Specially Serviced Loans and (3) generally, the special servicer with respect to all Mortgage Loans for which an extension of maturity is being considered by the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

In addition, within a reasonable time upon request from the Directing Certificateholder or the operating advisor, as applicable, but no more often than on a monthly basis (or, with respect to

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communications between the Directing Certificateholder and the master servicer or the special servicer, as applicable, on a more frequent basis that is commercially reasonable as mutually agreed to between the Directing Certificateholder and the master servicer or the special servicer, as applicable), each of the master servicer and the special servicer will, without charge, make a knowledgeable officer available via telephone to verbally answer questions from (a) the Directing Certificateholder ((i) if no Consultation Termination Event is continuing and (ii) other than with respect to any Excluded Loan as to such party) and (b) the operating advisor (with respect to the special servicer only), regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the master servicer or the special servicer, as applicable, is responsible.

If the master servicer receives a borrower request for a Major Decision or Special Servicer Decision, the master servicer will be required to promptly forward such request to the special servicer and will have no further obligations with respect to such Major Decision or Special Servicer Decision. The special servicer will be required to process such request, unless the special servicer and the master servicer mutually agree that the master servicer will process such request subject to the consent of the special servicer and the other consents or consultations described below.

The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Servicing Shift Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be 3650 Real Estate Investment Trust 2 LLC (or an affiliate thereof).

“Loan-Specific Directing Certificateholder” means, with respect to any Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to such Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the Jordan Creek Town Center Mortgage Loan (5.8%), Morgan Stanley Bank, N.A., and in the case of the Kenwood Towne Centre Mortgage Loan (5.6%), Wells Fargo Bank, National Association. On and after the related Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal

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payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class F-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below.

With respect to any matter for which the consent or consultation of the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) days following the written request for input or any required consent or consultation, the Directing Certificateholder will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, (a) the master servicer will not be permitted to take any action that constitutes a Special Servicer Decision or a Major Decision unless it has obtained the consent of the special servicer, who will have 10 days (or 20 days with respect to the determination of an Acceptable Insurance Default) (from the date that the special servicer receives the information from the master servicer) to analyze and make a recommendation regarding any of the following actions (subject, however, to the right of the special servicer to process directly any of the following actions as set forth in the PSA) (provided that, in the event that the special servicer and the master servicer have mutually agreed that the master servicer will determine and process the request with respect to the subject following action, if the special servicer does not consent, or notify the master servicer that it will not consent, to any of the following actions within the required 10 days or 20 days, as applicable, the special servicer will be deemed to have consented to the subject following action) and (b) prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any action that constitutes a Major

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Decision and the special servicer will not be permitted to consent to the master servicer’s taking of any Major Decisions as to which the Directing Certificateholder has objected in writing within 10 days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 day (or 20-day) period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, and with respect to each Non-Serviced Mortgage Loan solely to the extent explicitly stated below, each of the following is a “Major Decision”:

(i)                        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)                     initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property following a default or event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any acceleration of such Mortgage Loan or Serviced Whole Loan, as the case may be;

(iii)                 any modification, consent to a modification or waiver of any monetary term (including, without limitation, reserve amounts and cash flow triggers, but excluding late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments, acceptance of discounted payoffs, provisions governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower and provisions regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements); but excluding waivers of default interest or late payment charges) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as expressly permitted pursuant to the terms of the related Mortgage Loan documents;

(iv)                   following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(v)                     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price (excluding any expenses incurred by the master servicer, the special servicer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to a repurchase or substitution obligation under an MLPA);

(vi)                  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vii)               approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan if lender discretion is required (including determining whether any applicable terms or tests are satisfied); provided that, in any case, Major Decisions will not include (A) grants of easements or rights of way that do not materially affect the use or

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value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (B) the release, substitution or addition of collateral securing any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in connection with a defeasance of such collateral; or (C) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(viii)            any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan if lender consent is required, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(ix)                any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(x)                   any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(xi)                any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)              any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (which will not include any amendments to split or re-size notes consistent with the terms of any Intercreditor Agreement as to which the consent of the issuing entity is not required), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiv)           approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(xv)              approving any transfers of an interest in the borrower under a Mortgage Loan (other than a Non-Serviced Mortgage Loan), unless such transfer (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than

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confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower; and

(xvi)            any determination of Acceptable Insurance Default; and

(xvii)        any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied).

However, if the special servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Serviced Companion Noteholder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the special servicer may take actions with respect to the related Mortgaged Property before the expiration of the related consent or consultation period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the relevant period would materially and adversely affect the interest of the Certificateholders and the related Serviced Companion Noteholder (if applicable) and the special servicer has made a reasonable effort, if no Control Termination Event is continuing and other than if an Excluded Loan is involved, to contact the Directing Certificateholder.

Notwithstanding anything to the contrary contained herein, with respect to each Whole Loan, the master servicer and special servicer will have no rights beyond than the rights granted to the holder of the related Mortgage Loan pursuant to the Co-Lender Agreement. With respect to any Non-Serviced Whole Loan or any Servicing Shift Whole Loan, the rights of the master servicer, special servicer and Directing Certificateholder will be limited as described in “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans”.

In connection with any Major Decision processed by the special servicer, the special servicer will provide any final Major Decision Reporting Package prepared by it to the master servicer promptly after the Directing Certificateholder’s approval of such final Major Decision Reporting Package.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

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Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer or the master servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such

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Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process (and obtain the prior consent of the special servicer) with respect to any Major Decisions with respect to any non-Specially Serviced Loan.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is In the possession of the special servicer related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which its consent is required and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction

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Amounts; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F-RR certificates and the Class F-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F-RR certificates, the successor Class F-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class F-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing

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Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or any Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or the Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the related Servicing Shift Whole Loan, as applicable and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

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Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan, any Servicing Shift Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

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Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with

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each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, each of the special servicer and the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website)

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and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                                 that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                              that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                           that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Retaining Sponsor, any subsequent third-party purchaser of the HRR Certificates or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                            that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for

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the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                              that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                           that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and (for so long as no Control Termination Event is continuing) the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any Excluded Loan) disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a

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confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

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(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

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The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or

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a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2019 and February 29, 2024 was approximately 35.1%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between January 1, 2019 and February 29, 2024 was approximately 6.2%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 22.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

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“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                 a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)              a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)           a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

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(iv)            copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)            a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)         copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

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“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to

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the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Retaining Sponsor, any Subsequent Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

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Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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(i)                 any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)              any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)           any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)            a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)               the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)            the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset

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representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency

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and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable

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Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each

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Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing

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Shift Whole Loan and appoint a replacement special servicer, solely with respect to the related Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of the related Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Subsequent Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third-Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Subsequent Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided, however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or

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remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

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“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% or more of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in

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clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the

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Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on either Trust REMIC under the relevant provisions of the Code. For any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense. The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation,

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counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible

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amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

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The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

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Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such

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Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the

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Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or

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workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

The Servicing Shift Mortgage Loans will be serviced pursuant to the PSA until the related Servicing Shift Date, from and after which the related Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to any Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the related Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to the related Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of the such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to such Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.
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The terms of and parties to the related Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2024-5C25 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts, percentages or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
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●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
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●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2024-5C25 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to the TYSN 2023-CRNR Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the TYSN 2023-CRNR Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the

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Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation,

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we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be

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required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and

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interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to

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have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Cut-Off Date Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

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(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of

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counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the

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master servicer or special servicer, as the case may be), (ii)  in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch), and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Eleven (11) Mortgaged Properties (35.4%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Five (5) Mortgaged Properties (18.3%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

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On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the

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lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a

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judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001

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(5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

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Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be

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substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee,

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if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under

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the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although

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special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair

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consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are

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designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a

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lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other

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things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

3650 REIT, a sponsor, an originator, the Retaining Sponsor, a mortgage loan seller, and the expected initial Directing Certificateholder, is an affiliate of (i) the initial holder of the HRR Certificates, as the “majority-owned affiliate” (as defined in Regulation RR) of 3650 REIT, and (ii) 3650 Servicing, the initial special servicer with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans (other than any Excluded Special Servicer Loan) and a limited (non-cashiering) subservicer.

Pursuant to certain limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, 3650 REIT Loan Servicing LLC (i) is expected to have limited (non-cashiering) subservicing duties with respect to certain of the Mortgage Loans that are Serviced Mortgage Loans and (ii) currently serves as a limited (non-cashiering) sub-servicer with respect to certain other mortgage loans.

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters.

CREFI, a sponsor, an originator and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., one of the underwriters.

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DBRI, an originator and an affiliate of GACC, a sponsor and an originator.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator and a primary servicer is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator and is an affiliate of SG Americas Securities, LLC, one of the underwriters. In addition, Societe Generale Financial Corporation currently holds one or more of the Kenwood Towne Centre Companion Loans. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

BSPRT is a sponsor, a mortgage loan seller and an originator.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, all of the SMC Mortgage Loans (3.2%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to all of the SMC Mortgage Loans (3.2%).

BMO has provided warehouse financing to 3650 REIT for certain Mortgage Loans originated by 3650 REIT, one (1) of which is being contributed to this securitization. The Cut-off Date Balance of the 304 East 45th Street Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $52,500,000. Proceeds received by 3650 REIT in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from BMO, the 3650 REIT Mortgage Loan subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to a certain interim servicing agreement between Bank of Montreal, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

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Pursuant to a certain interim servicing agreement between German American Capital Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to a certain interim servicing agreement between Citi Real Estate Funding Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Citi Real Estate Funding Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Citi Real Estate Funding Inc. Mortgage Loans.

Pursuant to a certain interim servicing agreement between Societe Generale Financial Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Societe Generale Financial Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Societe Generale Financial Corporation Mortgage Loans.

Pursuant to a certain interim servicing agreement between UBS AG, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

3650 REIT Loan Servicing LLC acts as interim servicer with respect to four (4) of the Mortgage Loans with a Cut-off Date Balance of approximately $159,850,000 to be contributed to this securitization transaction by 3650 REIT.

Pursuant to a certain interim servicing agreement between 3650 Real Estate Investment Trust 2 LLC, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain 3650 Real Estate Investment Trust 2 LLC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the 3650 REIT Mortgage Loans.

Pursuant to certain limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, on the one hand, and Midland, on the other hand, 3650 REIT Loan Servicing LLC (i) is expected to have limited (non-cashiering) subservicing duties with respect to certain of the Mortgage Loans that are Serviced Mortgage Loans and (ii) currently serves as a limited (non-cashiering) sub-servicer with respect to certain other mortgage loans.

Midland is also the master servicer under the Benchmark 2024-V5 pooling and servicing agreement, pursuant to which (a) the Acquisition America Portfolio and the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loans are serviced and (b) the Galleria at Tyler is initially serviced until the related servicing shift date.

Pursuant to a certain primary servicing agreement between Wells Fargo Bank, National Association, on the one hand, and Midland, on the other hand, Midland currently acts as primary servicer with respect to the Staten Island Mall Whole Loan.

Computershare Trust Company, National Association, the certificate administrator, custodian and trustee is also the certificate administrator, custodian and trustee under (a) the Benchmark 2024-V5 pooling and servicing agreement, pursuant to which the Acquisition America Portfolio Whole Loan, DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan and Galleria at Tyler Whole Loan are serviced, (b) the TYSN 2023-CRNR trust and servicing agreement, pursuant to which the Tysons Corner Center Whole Loan is serviced and (c) the BMO 2024-5C3 pooling and servicing agreement, pursuant to which the Elmwood Shopping Center Whole Loan is serviced.

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Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and 3650 REIT, which is a sponsor, the Retaining Sponsor, a mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an interim custodian with respect to certain of the 3650 REIT Mortgage Loans.

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and Bank of Montreal, which is a sponsor, mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an interim custodian with respect to certain of the BMO Mortgage Loans, excluding any of such Mortgage Loans that are Non-Serviced Mortgage Loans.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and Citi Real Estate Funding Inc., Computershare Trust Company, National Association acts as interim custodian with respect to four (4) of the CREFI Mortgage Loans (12.9%).

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

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Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a

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result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 620,471,000	Class A-1 and Class A-3 certificates
Class X-B	$ 171,738,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions

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designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 620,471,000	Class A-1 and Class A-3 certificates
Class X-B	$ 171,738,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in April 2024;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
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●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about March 28, 2024;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2025	92%	92%	92%	92%	92%
March 2026	82%	82%	82%	82%	82%
March 2027	56%	56%	56%	56%	56%
March 2028	24%	24%	24%	24%	24%
March 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	3.06	3.02	3.02	3.02	3.02

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Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.83	4.78	4.71	4.41

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.92	4.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.63

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.63

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from March 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to

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semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.0000%	6.217%	6.226%	6.226%	6.226%	6.226%
98.5000%	6.029%	6.036%	6.036%	6.036%	6.036%
99.0000%	5.843%	5.847%	5.847%	5.847%	5.847%
99.5000%	5.658%	5.659%	5.659%	5.659%	5.659%
100.0000%	5.474%	5.473%	5.473%	5.473%	5.473%
100.5000%	5.291%	5.288%	5.288%	5.288%	5.288%
101.0000%	5.110%	5.104%	5.104%	5.104%	5.104%
101.5000%	4.929%	4.921%	4.921%	4.921%	4.921%
102.0000%	4.750%	4.740%	4.740%	4.740%	4.740%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	6.207%	6.209%	6.211%	6.213%	6.225%
100.0000%	5.964%	5.964%	5.963%	5.962%	5.959%
101.0000%	5.724%	5.721%	5.718%	5.714%	5.696%
102.0000%	5.486%	5.482%	5.476%	5.469%	5.437%
103.0000%	5.251%	5.245%	5.237%	5.227%	5.180%
104.0000%	5.019%	5.011%	5.001%	4.988%	4.927%
105.0000%	4.789%	4.780%	4.767%	4.751%	4.676%
106.0000%	4.563%	4.551%	4.537%	4.517%	4.429%
107.0000%	4.338%	4.325%	4.308%	4.286%	4.184%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
4.8000%	11.514%	11.187%	10.767%	10.227%	7.705%
4.8500%	11.036%	10.707%	10.285%	9.742%	7.206%
4.9000%	10.566%	10.235%	9.810%	9.264%	6.715%
4.9500%	10.103%	9.771%	9.344%	8.795%	6.232%
5.0000%	9.647%	9.314%	8.884%	8.333%	5.757%
5.0500%	9.199%	8.864%	8.432%	7.878%	5.289%
5.1000%	8.757%	8.421%	7.987%	7.430%	4.828%
5.1500%	8.323%	7.984%	7.548%	6.989%	4.374%
5.2000%	7.895%	7.555%	7.117%	6.554%	3.927%
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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.1500%	14.109%	14.119%	14.134%	13.860%	11.453%
3.2500%	12.660%	12.670%	12.685%	12.407%	9.956%
3.3500%	11.280%	11.291%	11.306%	11.023%	8.531%
3.4500%	9.964%	9.975%	9.990%	9.702%	7.172%
3.5500%	8.706%	8.717%	8.733%	8.441%	5.873%
3.6500%	7.503%	7.514%	7.530%	7.234%	4.629%
3.7500%	6.350%	6.362%	6.378%	6.077%	3.437%
3.8500%	5.244%	5.255%	5.272%	4.968%	2.293%
3.9500%	4.181%	4.193%	4.209%	3.901%	1.194%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	6.626%	6.626%	6.626%	6.627%	6.637%
100.0000%	6.383%	6.383%	6.383%	6.383%	6.379%
101.0000%	6.143%	6.143%	6.143%	6.141%	6.125%
102.0000%	5.907%	5.907%	5.907%	5.902%	5.874%
103.0000%	5.673%	5.673%	5.673%	5.666%	5.626%
104.0000%	5.442%	5.442%	5.442%	5.433%	5.380%
105.0000%	5.213%	5.213%	5.213%	5.203%	5.138%
106.0000%	4.987%	4.987%	4.987%	4.975%	4.898%
107.0000%	4.764%	4.764%	4.764%	4.750%	4.661%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	7.155%	7.155%	7.155%	7.155%	7.212%
97.0000%	6.905%	6.905%	6.905%	6.905%	6.947%
98.0000%	6.658%	6.658%	6.658%	6.658%	6.684%
99.0000%	6.414%	6.414%	6.414%	6.414%	6.425%
100.0000%	6.173%	6.173%	6.173%	6.173%	6.169%
101.0000%	5.935%	5.935%	5.935%	5.935%	5.916%
102.0000%	5.699%	5.699%	5.699%	5.699%	5.667%
103.0000%	5.467%	5.467%	5.467%	5.467%	5.420%
104.0000%	5.237%	5.237%	5.237%	5.237%	5.176%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	7.669%	7.669%	7.669%	7.669%	7.726%
97.0000%	7.415%	7.415%	7.415%	7.415%	7.456%
98.0000%	7.165%	7.165%	7.165%	7.165%	7.191%
99.0000%	6.917%	6.917%	6.917%	6.917%	6.928%
100.0000%	6.673%	6.673%	6.673%	6.673%	6.669%
101.0000%	6.431%	6.431%	6.431%	6.431%	6.413%
102.0000%	6.193%	6.193%	6.193%	6.193%	6.160%
103.0000%	5.957%	5.957%	5.957%	5.957%	5.910%
104.0000%	5.724%	5.724%	5.724%	5.724%	5.663%
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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii)  compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered

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unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.
Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the

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specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirteen (13) of the Mortgaged Properties (collectively, 18.8%) securing or partially securing nine (9) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

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It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should

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therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite

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of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period

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(more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain

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from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by

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applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-3	Class X-A	Class X-B
Barclays Capital Inc.	$821,000	$614,145,000	$620,471,000	$171,738,000
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Citigroup Global Markets Inc.	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
BMO Capital Markets Corp.	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$2,500,000	$0	$0
Bancroft Capital, LLC	$0	$3,005,000	$0	$0
Total	$821,000	$619,650,000	$620,471,000	$171,738,000
Underwriter	Class A-S	Class B	Class C
Barclays Capital Inc.	$96,395,000	$43,211,000	$32,132,000
Deutsche Bank Securities Inc.	$0	$0	$0
Citigroup Global Markets Inc.	$0	$0	$0
UBS Securities LLC	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0
BMO Capital Markets Corp.	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0
Total	$96,395,000	$43,211,000	$32,132,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

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Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 107.4% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2024, before deducting expenses payable by the depositor (such expenses estimated at $6,858,784.39, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator and a mortgage loan seller. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator and a mortgage loan seller. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor and a mortgage loan seller, Deutsche Bank AG, New York Branch, an originator, and DBR Investments Co. Limited, an originator. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator and a primary servicer. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and a holder of one or more of the Kenwood Towne Centre Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator and a mortgage loan seller.

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A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering.

That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to each of 3650 REIT, BSPRT and Argentic, each as a mortgage loan seller, of the purchase price for the related Mortgage Loans;

(3)       the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the BMO Mortgage Loans;

(4)       the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the CREFI Mortgage Loans;

(5)       the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans;

(6)       the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(7)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(8)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(9)       the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG America Securities, LLC and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry

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Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-13)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors should note that the Teachers Retirement System of the State of Illinois (“Illinois Teachers Retirement System”), a governmental plan, owns a 50% equity interest in the borrowers under the Kenwood Towne Centre Mortgage Loan (5.6%) and the Galleria at Tyler Mortgage Loan (0.6%). Persons who have an ongoing relationship with the Illinois Teachers Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

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Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

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It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of

527

an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

528

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

529

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in March 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the

530

ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

531

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532

Index of Defined Terms

1
17g-5 Information Provider	357
1986 Act	511
1996 Act	493
3
30/360 Basis	392
3650 REIT	225
3650 REIT Data Tape	226
3650 REIT Deal Team	226
3650 REIT Mortgage Loans	225
3650 REIT Qualification Criteria	228
3650 Servicing	306
4
401(c) Regulations	528
485-a Tax Exemption	189
A
AB Modified Loan	404
Accelerated Mezzanine Loan Lender	350
Acceptable Insurance Default	407
Acquired Parcel	198
Acting General Counsel’s Letter	143
Actual/360 Basis	191
Actual/360 Loans	382
ADA	496
Additional Advance	204
Additional Exclusions	407
Additional Primary Servicing Compensation	313
Administrative Cost Rate	335
ADR	153
Advances	377
Affirmative Asset Review Vote	447
Affordable Units	189
Aloft	167
ALTA	263
AMC	183
Annual Debt Service	153
Appraisal Reduction Amount	400
Appraisal Reduction Event	400
Appraised Value	153
Appraised-Out Class	405
Argentic	273
Argentic Data Tape	279
Argentic Mortgage Loans	273
Argentic Review Team	279

ASR Consultation Process	422
Assessment of Compliance	475
Asset Representations Reviewer Asset Review Fee	399
Asset Representations Reviewer Fee	399
Asset Representations Reviewer Fee Rate	399
Asset Representations Reviewer Termination Event	451
Asset Representations Reviewer Upfront Fee	399
Asset Review	448
Asset Review Notice	447
Asset Review Quorum	447
Asset Review Report	449
Asset Review Report Summary	449
Asset Review Standard	449
Asset Review Trigger	445
Asset Review Vote Election	447
Asset Status Report	419
Assumed Final Distribution Date	343
Assumed Scheduled Payment	336
Attestation Report	475
Authority	190
Available Funds	329
B
Balloon or ARD LTV Ratio	156
Balloon or ARD Payment	157
Bank Act	266
Barclays	218
Barclays Data Tape	220
Barclays Holdings	218
Barclays Mortgage Loans	220
Barclays Review Team	220
Barclays’ Qualification Criteria	221
Base Interest Fraction	341
Beds	163
BMO	266
BMO Data File	268
BMO Financial	266
BMO Harris	266
BMO Mortgage Loans	266
BMO Securitization Database	267
Borrower Party	350
Borrower Party Affiliate	350
Borrower Sponsor Parties	179
Breach Notice	367
Bridge Bank	107
BSPRT	292
BSPRT Data Tape	294
BSPRT Mortgage Loans	292

533

BSPRT Review Team	293
C
C(WUMP)O	22
Cash Flow Analysis	153
CERCLA	493
Certificate Administrator/Trustee Fee	398
Certificate Administrator/Trustee Fee Rate	398
Certificate Balance	327
Certificate Owners	359
Certificateholder	351
Certificateholder Quorum	454
Certificateholder Repurchase Request	464
Certificates	327
CGMRC	243
City	178, 189
City Planning	165
Class A Certificates	326
Class X Certificates	327
Clearstream	358
Clearstream Participants	360
Closing Date	152, 218
CMBS	146, 301
Code	146, 509
Collateral Deficiency Amount	404
Collateral Violations	178
Collection Account	381
Collection Period	330
Communication Request	362
Companion Distribution Account	381
Companion Holder	206
Companion Holders	206
Companion Loan Rating Agency	206
Companion Loan(s)	150
Compensating Interest Payment	344
Computershare	317
Computershare Limited	317
Computershare Trust Company	317
Constant Prepayment Rate	504
Consultation Termination Event	434
Control Eligible Certificates	429
Control Note	206
Control Termination Event	434
Controlling Class	428
Controlling Class Certificateholder	428
Controlling Holder	206
Corrected Loan	419
COVID-19	61
CPR	504
CPY	504
CREC	175
Credit Risk Retention Rules	320
CREFC®	347

CREFC® Intellectual Property Royalty License Fee	399
CREFC® Intellectual Property Royalty License Fee Rate	400
CREFC® Reports	347
CREFI	242
CREFI Data File	244
CREFI Mortgage Loans	242
CREFI Securitization Database	243
Cross-Over Date	333
CRR	125
CTS	317
Cumulative Appraisal Reduction Amount	404
Curacao	182
Cure Dates	178
Cure/Contest Period	449
Cut-off Date	150
Cut-off Date Balance	154
Cut-off Date Loan-to-Value Ratio	155
Cut-off Date LTV Ratio	155
D
D or @%(#)	158
D or GRTR of % or YM(#)	158
D or YM(#)	158
D(#)	158
DBNY	233
DBRI	233
Debt Service Coverage Ratio	156
Defaulted Loan	425
Defeasance Deposit	196
Defeasance Loans	195
Defeasance Lock-Out Period	195
Defeasance Option	195
Defendants	178
Definitive Certificate	358
Delinquent Loan	447
Depositaries	358
Determination Date	328
Deutsche Bank	234
Diligence File	364
Directing Certificateholder	428
Directing Certificateholder Asset Status Report Approval Process	421
Disclosable Special Servicer Fees	397
Discount Rate	342
Dispute Resolution Consultation	466
Dispute Resolution Cut-off Date	466
Distribution Accounts	381
Distribution Date	328
Distribution Date Statement	347
Distributor	18
DMARC	234
Dodd-Frank Act	148
DOJ	234

534

DOL	526
DSCR	156
DTC	358
DTC Participants	358
DTC Rules	359
Due Date	191, 330
Due Diligence Questionnaire	244, 268
Due Diligence Requirements	126
E
EDGAR	524
EEA	18
EEA Retail Investor	18
Effective Gross Income	154
Eligible Asset Representations Reviewer	450
Eligible Operating Advisor	441
Enforcing Party	464
Enforcing Servicer	464
ESA	175, 239
Escrow/Reserve Mitigating Circumstances	224, 231, 241
EU Due Diligence Requirements	125
EU Institutional Investor	125
EU PRIIPS Regulation	18
EU PROSPECTUS REGULATION	18
EU Securitization Regulation	20
EU Transparency Requirements	126
Euroclear	358
Euroclear Operator	360
Euroclear Participants	360
EUWA	18, 20
Exception Schedules	325
Excess Modification Fee Amount	393
Excess Modification Fees	392
Excess Prepayment Interest Shortfall	345
Exchange Act	218, 242
Exchange Parcel	198
Excluded Controlling Class Holder	349
Excluded Information	350
Excluded Loan	350
Excluded Plan	527
Excluded Special Servicer	454
Excluded Special Servicer Loan	454
Exemption	526
Exemption Rating Agency	526
Expansion Lease	167
Expansion Parcel	199
F
FATCA	519
FDIA	142
FDIC	107, 142
FIEL	24

Final Asset Status Report	421
Final Dispute Resolution Election Notice	467
Financial Market Publisher	352
Financial Promotion Order	21
FIRREA	144, 238
First Forbearance Period	167
Fitch	474
Flagstar	107
FPO Persons	21
FSMA	18, 20
G
GACC	233
GACC Data Tape	236
GACC Deal Team	235
GACC Mortgage Loans	235
Gain-on-Sale Entitlement Amount	329
Gain-on-Sale Remittance Amount	330
Gain-on-Sale Reserve Account	382
Garage	189
Garn Act	495
GLA	156
Government Securities	193
GRTR of @% or YM(#)	158
H
HRR certificates	36
HRR Certificates	320, 327
HSTP Act	73
I
ICAP	188
ICIP	188
ICIP Exemption	188
Illinois Teachers Retirement System	525
Impermissible Risk Retention Affiliate	457
Impermissible TPP Affiliate	457
Indirect Participants	359
Initial Advance	204
Initial Delivery Date	419
Initial Pool Balance	150
Initial Requesting Certificateholder	464
In-Place Cash Management	156
Institutional Investor	23
Institutional Investors	126
Insurance and Condemnation Proceeds	381
Intercreditor Agreement	206
Interest Accrual Amount	335
Interest Accrual Period	335
Interest Distribution Amount	335
Interest Reserve Account	382
Interest Shortfall	335
Interested Person	426
Investor Certification	351

535

IRS	145, 423
J
Japanese Retention Requirement	24
JFSA	24
Jointly Sold Mortgage Loans	156
JRR Rule	24
K
KBRA	474
KeyBank	287
KeyBank Data Tape	288
KeyBank Mortgage Loans	288
KeyBank Parties	314
KeyBank Primary Servicer Termination Event	315
KeyBank Primary Servicing Agreement	312
KeyBank Qualification Criteria	289
KeyBank Review Team	288
KeyBank Serviced Mortgage Loans	309
L
L&T Parcel	197
L(#)	158
Liquidation Fee	394
Liquidation Fee Rate	394
Liquidation Proceeds	381
Loan Per Unit	156
Loan-Specific Directing Certificateholder	428
Local Law 97	91
Lock-out Period	193
Loss of Value Payment	369
Losses	314
Lower-Tier Regular Interests	509
lower-tier REMIC	56
Lower-Tier REMIC	328, 509
Lower-Tier REMIC Distribution Account	381
LTV Ratio	154
LTV Ratio at Maturity or Anticipated Repayment Date	156
LTV Ratio at Maturity or ARD	156
M
Macy’s	182
MAI	370
Major Decision	430
Major Decision Reporting Package	430
Marshalls Parcel	165
MAS	23
Master Servicer Decision	409
Material Defect	367
Maturity Date Balloon or ARD Payment	157
Midland	301

MiFID II	18, 19
MLPA	362
MOA	321
Modeling Assumptions	504
Modification Fees	392
Morningstar DBRS	301, 310
Mortgage	151
Mortgage File	362
Mortgage Loans	150
Mortgage Note	151
Mortgage Pool	150
Mortgage Rate	335
Mortgaged Property	151
N
Net Mortgage Rate	334
Net Operating Income	157
New Condominium Conversion	174
NI 33-105	25
Non-Collateral Properties	178
Non-Conforming Units	186
Non-Control Note	207
Non-Controlling Holder	207
Nonrecoverable Advance	378
Non-Serviced Certificate Administrator	207
Non-Serviced Companion Loan	207
Non-Serviced Custodian	207
Non-Serviced Directing Certificateholder	207
Non-Serviced Master Servicer	207
Non-Serviced Mortgage Loan	207
Non-Serviced Pari Passu Companion Loan	207
Non-Serviced Pari Passu Mortgage Loan	207
Non-Serviced Pari Passu Whole Loan	207
Non-Serviced PSA	208
Non-Serviced Servicing Shift Whole Loan	208
Non-Serviced Special Servicer	208
Non-Serviced Trustee	208
Non-Serviced Whole Loan	208
Non-U.S. Person	519
Notional Amount	328
NRA	157
NRSRO	349
NRSRO Certification	352
NYC LPC	186
NYCOER	175
O
O(#)	158
Occupancy As-Of Date	157
Occupancy Rate	157
Offered Certificates	327

536

OID	511
OID Regulations	512
OLA	143
Operating Advisor Annual Report	439
Operating Advisor Consultation Event	324
Operating Advisor Consulting Fee	398
Operating Advisor Expenses	398
Operating Advisor Fee	398
Operating Advisor Fee Rate	398
Operating Advisor Standard	439
Operating Advisor Termination Event	443
Operating Advisor Upfront Fee	398
Operating Statements	162
Other Master Servicer	208
Other PSA	208
Other Special Servicer	208
P
P&I Advance	376
P&I Advance Date	376
PACE	205
PACE Loan	205
Papago Park	189
PAR	239
Par Purchase Price	425
Pari Passu Companion Loan(s)	150
Pari Passu Mortgage Loan	208
Participants	358
Parties in Interest	525
partnership representative	518
Pass-Through Rate	333
Patriot Act	497
PCR	250, 262, 273
Percentage Interest	328
Periodic Payments	329
Permitted Investments	328, 382
Permitted Special Servicer/Affiliate Fees	397
Permitted Upper-Tier Pledge	195
PFAS	176
PILOT	169, 189
PIPs	177
Plans	525
pooled principal balance certificates	3
PRC	21
Preliminary Dispute Resolution Election Notice	466
Prepayment Assumption	513
Prepayment Interest Excess	343
Prepayment Interest Shortfall	343
Prepayment Premium	342
Prepayment Provisions	157
Prime Rate	381
Principal Balance Certificates	327
Principal Distribution Amount	335
Principal Shortfall	337

Privileged Information	442
Privileged Information Exception	442
Privileged Person	349
Professional Investors	22
Prohibited Prepayment	344
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	465
Proposed Course of Action Notice	465
Prospectus	22
PSA	326
PSA Party Repurchase Request	465
PTCE	528
Purchase Price	369
Q
Qualification Criteria	265, 295
Qualified Replacement Special Servicer	455
Qualified Substitute Mortgage Loan	370
Qualifying CRE Loan Percentage	321
R
RAC No-Response Scenario	473
Rated Final Distribution Date	343
Rating Agencies	474
Rating Agency Confirmation	474
REA	71
Realized Loss	346
REC	175
Record Date	328
Red Zone Notice	167
Registration Statement	524
Regular Certificates	327
Regular Interestholder	512
Regular Interests	509
Regulation AB	475
Reimbursement Rate	381
Related Proceeds	379
Release Date	195
Release Parcel	196, 197
Relevant Investor	23
Relevant Persons	21
Relief Act	496
Remaining Property	197
Remaining Term to Maturity or ARD	158
REMIC	509
REO Account	382
REO Loan	338
REO Property	418
Repurchase Request	465
Requesting Certificateholder	466
Requesting Holders	405
Requesting Investor	362
Requesting Party	473

537

Required Credit Risk Retention Percentage	321
Requirements	496
Residual Certificates	327
Resolution Failure	465
Resolved	465
Restricted Group	526
Restricted Party	442
Retaining Sponsor	320
Review Materials	447
RevPAR	158
Rezoning	165
Rezoning Application	165
Risk Retention Affiliate	442
Risk Retention Affiliated	442
Risk Retention Requirements	126
ROFO	183
ROFR	183
Rooms	163
Rule 17g-5	352
S
S&P	301, 310, 450, 474
Salt River	189
Scheduled Principal Distribution Amount	336
SCOs	175
SEC	218, 242
Securities Act	475
Securitization Accounts	326, 382
Securitization Regulation	126
SEL	297
Senior Certificates	327
Serviced Companion Loan	208
Serviced Mortgage Loan	208
Serviced Pari Passu Companion Loan	208
Serviced Pari Passu Companion Loan Securities	459
Serviced Pari Passu Mortgage Loan	208
Serviced Pari Passu Whole Loan	208
Serviced Whole Loan	209
Servicer Termination Event	457
Servicing Advances	377
Servicing Fee	390
Servicing Fee Rate	390
Servicing Shift Companion Loan	209
Servicing Shift Date	209
Servicing Shift Mortgage Loan	209
Servicing Shift PSA	209
Servicing Shift Whole Loan	209
Servicing Standard	375
SF	158
SFA	23
SFO	22
SGFC Entities	259
SGNY	259

Similar Law	525
SMC	281
SMC Data Tape	282
SMC Mortgage Loans	281
SMC Review Team	281
SMMEA	529
Société Générale	259
Societe Generale Financial Corporation	259
Societe Generale Financial Corporation Data Tape	264
Societe Generale Financial Corporation Deal Team	263
Societe Generale Mortgage Loans	260
Special Servicer	306
Special Servicer Decision	409
Special Servicing Fee	393
Special Servicing Fee Rate	393
Specially Serviced Loans	415
Springs Global	167
Sq. Ft.	158
Square Feet	158
Standard Qualifications	2
Startup Day	509
Starwood	281
Stated Principal Balance	337
Stipulation	178
Structured Product	22
Subject 2023 Computershare CMBS Annual Statement of Compliance	318
Sublease	167
Subordinate Certificates	327
Subsequent Asset Status Report	419
Subsequent Third-Party Purchaser	320
Sub-Servicing Agreement	376
SVB	107
T
T-12	159
Term to Maturity	159
Termination Purchase Amount	477
Terms and Conditions	360
Tests	448
The Glen Payment Guaranty	191
The Glen Scholarship Units	168
Title V	495
Total Operating Expenses	154
Treasury Regulations	509
TRIPRA	93
Trust	301
trust REMICs	56
Trust REMICs	509
TTM	159

538

U
U.S. Person	519
U/W DSCR	156
U/W Expenses	159
U/W NCF	159
U/W NCF Debt Yield	161
U/W NCF DSCR	156
U/W Net Cash Flow	159
U/W Net Operating Income	161
U/W NOI	161
U/W NOI Debt Yield	162
U/W NOI DSCR	162
U/W Revenues	163
UBS AG, New York Branch	251
UBS AG, New York Branch Data Tape	252
UBS AG, New York Branch Deal Team	252
UBS AG, New York Branch Mortgage Loans	252
UBS Qualification Criteria	254
UBSRES	251
UCC	482
UK	18
UK CRR	126
UK Due Diligence Requirements	125
UK Institutional Investor	126
UK PRIIPS Regulation	19
UK Retail Investor	18
UK Securitization Regulation	20
UK Transparency Requirements	126
UN	166, 173
UNCITRAL	166
Underwriter Entities	115
Underwriting Agreement	521
Underwritten Debt Service Coverage Ratio	156
Underwritten Expenses	159
Underwritten NCF	159
Underwritten NCF Debt Yield	161
Underwritten Net Cash Flow	159
Underwritten Net Cash Flow Debt Service Coverage Ratio	156
Underwritten Net Operating Income	161
Underwritten Net Operating Income Debt Service Coverage Ratio	162

Underwritten NOI	161
Underwritten NOI Debt Yield	162
Underwritten Revenues	163
Unit Renovations	204
Units	163
Unscheduled Principal Distribution Amount	336
Unsolicited Information	448
Updated CO	186
upper-tier REMIC	56
Upper-Tier REMIC	328, 509
Upper-Tier REMIC Distribution Account	381
V
VCP	175
Volcker Rule	148
Voting Rights	357
VSG	191
VSG Guarantor	191
W
WAC Rate	334
Weighted Average Mortgage Rate	163
weighted averages	163
Whole Loan	150
Withheld Amounts	382
Workout Fee	393
Workout Fee Rate	393
Workout-Delayed Reimbursement Amount	380
Y
Yield Maintenance Charge	342
YM(#)	158

539

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540

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	8.1%	100.0%	DBNY, Barclays, WFBNA	GACC, Barclays	Group A	NAP	2655 Richmond Avenue
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	7.3%	100.0%	DBRI	GACC	NAP	NAP	228 Duffield Street
3	Loan	5, 17, 20, 27	1	304 East 45th Street	7.3%	100.0%	3650 REIT 2	3650 REIT, BMO	NAP	NAP	304 East 45th Street
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	7.1%	100.0%	UBS AG, JPMCB	UBS AG	NAP	NAP	901, 951, 1001, 1051 and 1101 Sandisk Drive
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	6.1%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	50 West 225th Street
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	5.8%	100.0%	MSBNA, JPMCB, Barclays	Barclays	Group A	NAP	101 Jordan Creek Parkway
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	5.6%	100.0%	WFBNA, GSBI, SGFC	SGFC, 3650 REIT	Group A	NAP	7875 Montgomery Road
8	Loan	19	1	El Paseo Shopping Center	4.9%	100.0%	CREFI	CREFI	NAP	NAP	8610-8730 Garfield Avenue
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	3.9%	100.0%	CREFI	CREFI	NAP	NAP	5303 West Kennedy Boulevard
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	3.8%	100.0%	Barclays	Barclays	NAP	NAP	350 West Washington Street
11	Loan		1	The Glen	3.2%	100.0%	AREF2	AREF2	NAP	NAP	1831 West Northpark Boulevard
12	Loan	13, 16, 18	1	Elevate at the Pointe	3.0%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	707 Franklin Gateway Southeast
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	2.8%	100.0%	DBNY, GSBI, JPMCB, BMO	GACC	NAP	NAP	1961 Chain Bridge Road
14	Loan	16	1	460 Beaver Creek	2.8%	100.0%	CREFI	CREFI	NAP	NAP	460 Beaver Creek Drive
15	Loan	6, 7	5	Acquisition America Portfolio	2.7%		Barclays	Barclays	NAP	NAP	Various
15.01	Property		1	509 & 515 West 110th Street	1.3%	49.2%					509 and 515 West 110th Street
15.02	Property		1	517 West 113th Street	0.5%	16.9%					517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street	0.4%	15.6%					652 and 664 West 163rd Street
15.04	Property		1	21 5th Avenue	0.3%	10.1%					21 5th Avenue
15.05	Property		1	603 West 140th Street	0.2%	8.2%					603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	2.6%	100.0%	BSPRT	BSPRT	NAP	NAP	717 East Artesia Boulevard
17	Loan	16, 27	1	The Residences at 279 North	2.6%	100.0%	Barclays	Barclays	NAP	NAP	279 North Street
18	Loan	14, 16, 27	1	Centurion Ironbound	2.4%	100.0%	SMC	SMC	NAP	NAP	115 Chestnut Street & 42 Vesey Street
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	2.0%		SGFC	SGFC	NAP	NAP	Various
19.01	Property		1	Prime Storage - North Hampton	1.2%	58.5%					219 Lafayette Road
19.02	Property		1	Prime Storage - Derry	0.8%	41.5%					23 Ashleigh Drive
20	Loan	5, 7	1	Elmwood Shopping Center	1.7%	100.0%	CREFI	CREFI	NAP	NAP	1200 South Clearview Parkway
21	Loan	18	1	Views at Lake Havasu	1.6%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	2110 Swanson Avenue
22	Loan	16	1	Courtyard Atlanta Airport West	1.4%	100.0%	Barclays	Barclays	NAP	NAP	3400 Creek Pointe Drive
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	1.4%	100.0%	Barclays	Barclays	NAP	NAP	2807 East Busch Boulevard
24	Loan	16, 28	1	Tesla - Golden Valley	1.3%	100.0%	BMO	BMO	NAP	NAP	700 Ottawa Avenue North
25	Loan	2	1	15 West 18th Street	1.3%	100.0%	CREFI	CREFI	NAP	NAP	15 West 18th Street
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	1.1%	100.0%	BMO	BMO, CREFI, GACC	NAP	NAP	10100 International Drive
27	Loan	19	1	WoodSpring Suites - Charlotte	1.1%	100.0%	KeyBank	KeyBank	NAP	NAP	7007 MacFarlane Boulevard
28	Loan		1	Meadow Park	1.1%	100.0%	KeyBank	KeyBank	Group B	NAP	2800 Mustang Road
29	Loan		1	Newport Oaks	0.9%	100.0%	KeyBank	KeyBank	Group B	NAP	800 East South Street
30	Loan	20	1	Hill Road Plaza	0.9%	100.0%	GACC	GACC	NAP	NAP	1111 Hill Road North
31	Loan	19, 23	1	Lovejoy Station	0.8%	100.0%	SMC	SMC	NAP	NAP	11135-11191 Tara Boulevard & 2004-2012 McDonough Road
32	Loan	19, 23	1	Waterside Commons	0.7%	100.0%	Barclays	Barclays	NAP	NAP	9825 South Mason Road
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	0.6%	100.0%	DBNY, BANA, SGFC	SGFC	Group A	NAP	1299 Galleria at Tyler

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure
									2	2			3
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	Staten Island	Richmond	NY	10314	Retail	Super Regional Mall	1972	1993, 2018	995,900	SF
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	Brooklyn	Kings	NY	11201	Hospitality	Full Service	2010	2019	321	Rooms
3	Loan	5, 17, 20, 27	1	304 East 45th Street	New York	New York	NY	10017	Office	CBD	1929	NAP	342,079	SF
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	Milpitas	Santa Clara	CA	95035	Mixed Use	R&D / Office	1991-1995	2012	577,956	SF
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	Bronx	Bronx	NY	10468	Retail	Anchored	1949, 2002, 2009	2002, 2016, 2022	123,896	SF
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	West Des Moines	Dallas	IA	50266	Retail	Super Regional Mall	2004	NAP	940,038	SF
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Cincinnati	Hamilton	OH	45236	Retail	Super Regional Mall	1958	1988, 2003, 2009, 2019-2023	1,033,141	SF
8	Loan	19	1	El Paseo Shopping Center	South Gate	Los Angeles	CA	90280	Retail	Anchored	2000	NAP	297,482	SF
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	Tampa	Hillsborough	FL	33609	Hospitality	Full Service	1973	2019	222	Rooms
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	Tempe	Maricopa	AZ	85281	Office	Suburban	2008	NAP	246,501	SF
11	Loan		1	The Glen	San Bernardino	San Bernardino	CA	92407	Multifamily	Student Housing	2015	NAP	593	Beds
12	Loan	13, 16, 18	1	Elevate at the Pointe	Marietta	Cobb	GA	30067	Multifamily	Garden	1969	2022	181	Units
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	McLean	Fairfax	VA	22102	Retail	Super Regional Mall	1968	1989, 2005	1,793,638	SF
14	Loan	16	1	460 Beaver Creek	Martinsville	Henry	VA	24112	Industrial	Warehouse / Distribution	1993, 2023	NAP	544,000	SF
15	Loan	6, 7	5	Acquisition America Portfolio	Various	Various	NY	Various	Multifamily	Various	Various	Various	435	Units
15.01	Property		1	509 & 515 West 110th Street	New York	New York	NY	10025	Multifamily	High Rise	1909	1988, 2019-2023	176	Units
15.02	Property		1	517 West 113th Street	New York	New York	NY	10025	Multifamily	Mid Rise	1919	1987, 2019-2023	45	Units
15.03	Property		1	652 & 664 West 163rd Street	New York	New York	NY	10032	Multifamily	Mid Rise	1923	1987, 2019-2023	106	Units
15.04	Property		1	21 5th Avenue	Pelham	Westchester	NY	10803	Multifamily	Mid Rise	1922	2019-2023	53	Units
15.05	Property		1	603 West 140th Street	New York	New York	NY	10031	Multifamily	Mid Rise	1910	1987, 2019-2023	55	Units
16	Loan	16, 30	1	Cedarlane Foods	Carson	Los Angeles	CA	90746	Industrial	Manufacturing / Cold Storage	1973	2016	96,786	SF
17	Loan	16, 27	1	The Residences at 279 North	Buffalo	Erie	NY	14201	Multifamily	Garden	2019	NAP	126	Units
18	Loan	14, 16, 27	1	Centurion Ironbound	Newark	Essex	NJ	07105	Multifamily	Mid Rise	2023	NAP	72	Units
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	Various	Rockingham	NH	Various	Self Storage	Self Storage	Various	NAP	115,769	SF
19.01	Property		1	Prime Storage - North Hampton	North Hampton	Rockingham	NH	03862	Self Storage	Self Storage	2017	NAP	58,629	SF
19.02	Property		1	Prime Storage - Derry	Derry	Rockingham	NH	03038	Self Storage	Self Storage	2016	NAP	57,140	SF
20	Loan	5, 7	1	Elmwood Shopping Center	Elmwood	Jefferson	LA	70123	Retail	Anchored	1977	2020	804,807	SF
21	Loan	18	1	Views at Lake Havasu	Lake Havasu City	Mohave	AZ	86403	Multifamily	Independent Living	2019	NAP	92	Units
22	Loan	16	1	Courtyard Atlanta Airport West	East Point	Fulton	GA	30344	Hospitality	Select Service	2008	2018	128	Rooms
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	Tampa	Hillsborough	FL	33612	Hospitality	Limited Service	2008	2018-2019	123	Rooms
24	Loan	16, 28	1	Tesla - Golden Valley	Golden Valley	Hennepin	MN	55422	Industrial	Warehouse	2023	NAP	50,801	SF
25	Loan	2	1	15 West 18th Street	New York	New York	NY	10011	Mixed Use	Office / Retail / Multifamily	1903	2014	44,180	SF
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	Orlando	Orange	FL	32821	Hospitality	Full Service	1981	2018, 2022	1,042	Rooms
27	Loan	19	1	WoodSpring Suites - Charlotte	Charlotte	Mecklenburg	NC	28262	Hospitality	Extended Stay	2021	NAP	122	Rooms
28	Loan		1	Meadow Park	Alvin	Brazoria	TX	77511	Multifamily	Garden	1984	2022	160	Units
29	Loan		1	Newport Oaks	Alvin	Brazoria	TX	77511	Multifamily	Garden	1980	2019	168	Units
30	Loan	20	1	Hill Road Plaza	Pickerington	Fairfield	OH	43147	Retail	Anchored	1989	2011	90,040	SF
31	Loan	19, 23	1	Lovejoy Station	Hampton	Clayton	GA	30228	Retail	Anchored	1995	NAP	77,133	SF
32	Loan	19, 23	1	Waterside Commons	Richmond	Fort Bend	TX	77406	Retail	Anchored	2007	NAP	39,826	SF
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	Riverside	Riverside	CA	92503	Retail	Super Regional Mall	1970	1991, 2007	565,913	SF

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
						6, 7	6, 7	6, 7		8		9	9	9	9
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	200.82	71,500,000	71,500,000	71,500,000	7.53400%	0.01484%	7.51916%	NAP	455,135.57	NAP	5,461,626.84
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	264,797.51	65,000,000	65,000,000	65,000,000	7.48000%	0.01484%	7.46516%	NAP	410,793.98	NAP	4,929,527.76
3	Loan	5, 17, 20, 27	1	304 East 45th Street	190.01	65,000,000	65,000,000	65,000,000	6.91500%	0.01484%	6.90016%	NAP	379,764.76	NAP	4,557,177.12
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	218.01	63,000,000	63,000,000	63,000,000	6.84400%	0.01484%	6.82916%	NAP	364,300.42	NAP	4,371,605.04
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	433.83	53,750,000	53,750,000	53,750,000	7.18500%	0.01484%	7.17016%	NAP	326,297.96	NAP	3,915,575.52
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	180.84	51,000,000	51,000,000	51,000,000	7.02000%	0.01609%	7.00391%	NAP	302,493.75	NAP	3,629,925.00
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	251.66	50,000,000	50,000,000	50,000,000	6.27100%	0.01609%	6.25491%	NAP	264,920.72	NAP	3,179,048.64
8	Loan	19	1	El Paseo Shopping Center	144.55	43,000,000	43,000,000	43,000,000	7.24000%	0.01484%	7.22516%	NAP	263,036.57	NAP	3,156,438.84
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	157,657.66	35,000,000	35,000,000	35,000,000	8.49000%	0.04359%	8.44641%	NAP	251,064.24	NAP	3,012,770.88
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	137.93	34,000,000	34,000,000	34,000,000	8.24800%	0.01484%	8.23316%	NAP	236,939.07	NAP	2,843,268.84
11	Loan		1	The Glen	48,060.71	28,500,000	28,500,000	28,500,000	6.92100%	0.05359%	6.86741%	NAP	166,656.72	NAP	1,999,880.64
12	Loan	13, 16, 18	1	Elevate at the Pointe	146,408.84	26,500,000	26,500,000	26,500,000	6.20000%	0.01484%	6.18516%	NAP	138,818.29	NAP	1,665,819.48
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	395.84	25,000,000	25,000,000	25,000,000	6.60060%	0.0162025%	6.5843975%	NAP	139,422.40	NAP	1,673,068.80
14	Loan	16	1	460 Beaver Creek	45.04	24,500,000	24,500,000	24,500,000	7.58000%	0.01484%	7.56516%	NAP	156,907.75	NAP	1,882,893.00
15	Loan	6, 7	5	Acquisition America Portfolio	193,333.33	24,100,000	24,100,000	24,100,000	6.91000%	0.02484%	6.88516%	NAP	140,703.28	NAP	1,688,439.36
15.01	Property		1	509 & 515 West 110th Street		11,858,002	11,858,002	11,858,002
15.02	Property		1	517 West 113th Street		4,074,935	4,074,935	4,074,935
15.03	Property		1	652 & 664 West 163rd Street		3,759,715	3,759,715	3,759,715
15.04	Property		1	21 5th Avenue		2,432,925	2,432,925	2,432,925
15.05	Property		1	603 West 140th Street		1,974,423	1,974,423	1,974,423
16	Loan	16, 30	1	Cedarlane Foods	237.64	23,000,000	23,000,000	23,000,000	8.55000%	0.01484%	8.53516%	NAP	166,151.04	NAP	1,993,812.48
17	Loan	16, 27	1	The Residences at 279 North	180,555.56	22,750,000	22,750,000	22,750,000	6.69000%	0.01484%	6.67516%	NAP	128,592.80	NAP	1,543,113.60
18	Loan	14, 16, 27	1	Centurion Ironbound	291,666.67	21,000,000	21,000,000	21,000,000	6.33000%	0.01484%	6.31516%	NAP	112,313.54	NAP	1,347,762.50
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	152.89	17,700,000	17,700,000	17,700,000	6.42300%	0.01484%	6.40816%	NAP	96,055.07	NAP	1,152,660.84
19.01	Property		1	Prime Storage - North Hampton		10,360,000	10,360,000	10,360,000
19.02	Property		1	Prime Storage - Derry		7,340,000	7,340,000	7,340,000
20	Loan	5, 7	1	Elmwood Shopping Center	105.62	15,000,000	15,000,000	15,000,000	6.60000%	0.01484%	6.58516%	NAP	83,645.83	NAP	1,003,749.96
21	Loan	18	1	Views at Lake Havasu	158,695.65	14,600,000	14,600,000	14,600,000	7.18000%	0.01484%	7.16516%	NAP	88,569.95	NAP	1,062,839.40
22	Loan	16	1	Courtyard Atlanta Airport West	97,578.13	12,490,000	12,490,000	12,217,717	8.27800%	0.01484%	8.26316%	94,079.17	87,356.85	1,128,950.04	1,048,282.20
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	101,422.76	12,475,000	12,475,000	12,239,406	7.93800%	0.01484%	7.92316%	90,998.52	83,668.27	1,091,982.24	1,004,019.24
24	Loan	16, 28	1	Tesla - Golden Valley	233.26	11,850,000	11,850,000	11,850,000	5.17000%	0.01484%	5.15516%	NAP	51,762.83	NAP	621,153.96
25	Loan	2	1	15 West 18th Street	264.83	11,700,000	11,700,000	11,700,000	7.05000%	0.01484%	7.03516%	NAP	69,692.19	NAP	836,306.28
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	81,573.90	10,000,000	10,000,000	10,000,000	7.75000%	0.01484%	7.73516%	NAP	65,480.32	NAP	785,763.84
27	Loan	19	1	WoodSpring Suites - Charlotte	81,778.69	9,977,000	9,977,000	9,977,000	6.92000%	0.02359%	6.89641%	NAP	58,333.12	NAP	699,997.44
28	Loan		1	Meadow Park	61,081.25	9,773,000	9,773,000	9,773,000	6.82000%	0.02359%	6.79641%	NAP	56,314.65	NAP	675,775.80
29	Loan		1	Newport Oaks	47,636.90	8,003,000	8,003,000	8,003,000	6.82000%	0.02359%	6.79641%	NAP	46,115.43	NAP	553,385.16
30	Loan	20	1	Hill Road Plaza	87.96	7,920,000	7,920,000	7,546,767	7.52000%	0.01484%	7.50516%	55,486.29	NAP	665,835.48	NAP
31	Loan	19, 23	1	Lovejoy Station	94.64	7,300,000	7,300,000	7,300,000	7.51000%	0.01484%	7.49516%	NAP	46,320.36	NAP	555,844.31
32	Loan	19, 23	1	Waterside Commons	150.66	6,000,000	6,000,000	6,000,000	7.54000%	0.01484%	7.52516%	NAP	38,223.61	NAP	458,683.32
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	265.06	5,000,000	5,000,000	5,000,000	7.91900%	0.01609%	7.90291%	NAP	33,454.11	NAP	401,449.32

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
						11
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	Interest Only	No	Actual/360	60	59	60	59	0	0	1/18/2024	1
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	Interest Only	No	Actual/360	60	59	60	59	0	0	1/31/2024	1
3	Loan	5, 17, 20, 27	1	304 East 45th Street	Interest Only	No	Actual/360	60	60	60	60	0	0	2/20/2024	0
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	Interest Only	No	Actual/360	60	59	60	59	0	0	2/9/2024	1
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	Interest Only	No	Actual/360	60	60	60	60	0	0	2/29/2024	0
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	Interest Only	No	Actual/360	60	59	60	59	0	0	2/1/2024	1
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Interest Only	No	Actual/360	60	60	60	60	0	0	2/9/2024	0
8	Loan	19	1	El Paseo Shopping Center	Interest Only	No	Actual/360	60	59	60	59	0	0	2/6/2024	1
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	Interest Only	No	Actual/360	60	60	60	60	0	0	2/7/2024	0
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	Interest Only	No	Actual/360	60	60	60	60	0	0	2/14/2024	0
11	Loan		1	The Glen	Interest Only	No	Actual/360	60	59	60	59	0	0	1/11/2024	1
12	Loan	13, 16, 18	1	Elevate at the Pointe	Interest Only	No	Actual/360	60	59	60	59	0	0	1/9/2024	1
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	Interest Only	No	Actual/360	60	57	60	57	0	0	12/4/2023	3
14	Loan	16	1	460 Beaver Creek	Interest Only	No	Actual/360	60	60	60	60	0	0	2/27/2024	0
15	Loan	6, 7	5	Acquisition America Portfolio	Interest Only	No	Actual/360	60	58	60	58	0	0	1/4/2024	2
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	Interest Only	No	Actual/360	60	59	60	59	0	0	1/19/2024	1
17	Loan	16, 27	1	The Residences at 279 North	Interest Only	No	Actual/360	60	60	60	60	0	0	2/29/2024	0
18	Loan	14, 16, 27	1	Centurion Ironbound	Interest Only	No	Actual/360	60	60	60	60	0	0	2/16/2024	0
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0	1/31/2024	1
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	Interest Only	No	Actual/360	60	58	60	58	0	0	12/20/2023	2
21	Loan	18	1	Views at Lake Havasu	Interest Only	No	Actual/360	60	60	60	60	0	0	2/26/2024	0
22	Loan	16	1	Courtyard Atlanta Airport West	Interest Only, Amortizing Balloon	No	Actual/360	24	23	60	59	360	360	1/25/2024	1
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	Interest Only, Amortizing Balloon	No	Actual/360	30	29	60	59	360	360	1/24/2024	1
24	Loan	16, 28	1	Tesla - Golden Valley	Interest Only	No	Actual/360	60	60	60	60	0	0	2/14/2024	0
25	Loan	2	1	15 West 18th Street	Interest Only	No	Actual/360	60	59	60	59	0	0	1/31/2024	1
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	Interest Only	No	Actual/360	60	57	60	57	0	0	11/30/2023	3
27	Loan	19	1	WoodSpring Suites - Charlotte	Interest Only	No	Actual/360	60	58	60	58	0	0	12/18/2023	2
28	Loan		1	Meadow Park	Interest Only	No	Actual/360	60	60	60	60	0	0	2/15/2024	0
29	Loan		1	Newport Oaks	Interest Only	No	Actual/360	60	60	60	60	0	0	2/15/2024	0
30	Loan	20	1	Hill Road Plaza	Amortizing Balloon	No	Actual/360	0	0	60	60	360	360	2/9/2024	0
31	Loan	19, 23	1	Lovejoy Station	Interest Only	No	Actual/360	60	59	60	59	0	0	2/2/2024	1
32	Loan	19, 23	1	Waterside Commons	Interest Only	No	Actual/360	60	60	60	60	0	0	2/13/2024	0
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	Interest Only	No	Actual/360	60	58	60	58	0	0	12/13/2023	2

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
										10		12
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	1	3/1/2024	NAP	2/1/2029	2/1/2029	0	0	L(25),D(28),O(7)	62,702,116	26,119,900
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	6	3/6/2024	NAP	2/6/2029	2/6/2029	0	0	L(25),D(28),O(7)	23,670,992	10,896,374
3	Loan	5, 17, 20, 27	1	304 East 45th Street	5	4/5/2024	NAP	3/5/2029	3/5/2029	0	0	L(24),D(29),O(7)	16,940,263	3,380,373
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	11	3/11/2024	NAP	2/11/2029	2/11/2029	0	0	L(12),YM1(13),DorYM1(28),O(7)	NAV	NAV
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	5	4/5/2024	NAP	3/5/2029	3/5/2029	0	0	L(24),D(32),O(4)	7,941,199	2,605,494
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	1	3/1/2024	NAP	2/1/2029	2/1/2029	0	0	L(25),D(31),O(4)	38,499,461	14,452,236
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	1	4/1/2024	NAP	3/1/2029	3/1/2029	0	0	L(24),D(29),O(7)	51,156,712	13,470,861
8	Loan	19	1	El Paseo Shopping Center	6	3/6/2024	NAP	2/6/2029	2/6/2029	0	0	L(25),D(29),O(6)	7,538,974	2,604,069
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	6	4/6/2024	NAP	3/6/2029	3/6/2029	0	0	L(24),D(31),O(5)	15,168,839	10,061,487
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	6	4/6/2024	NAP	3/6/2029	3/6/2029	0	0	L(24),D(29),O(7)	8,967,244	1,843,787
11	Loan		1	The Glen	6	3/6/2024	NAP	2/6/2029	2/6/2029	3	0	L(25),D(31),O(4)	6,093,416	3,337,754
12	Loan	13, 16, 18	1	Elevate at the Pointe	5	3/5/2024	NAP	2/5/2029	2/5/2029	0	0	L(25),D(31),O(4)	3,286,974	1,189,823
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	6	1/6/2024	NAP	12/6/2028	12/6/2028	5	0	L(27),DorYM1(26),O(7)	129,617,825	44,086,503
14	Loan	16	1	460 Beaver Creek	6	4/6/2024	NAP	3/6/2029	3/6/2029	0	0	L(24),D(29),O(7)	NAV	NAV
15	Loan	6, 7	5	Acquisition America Portfolio	6	2/6/2024	NAP	1/6/2029	1/6/2029	0	0	L(26),D(27),O(7)	13,344,153	6,164,591
15.01	Property		1	509 & 515 West 110th Street									6,352,039	2,915,170
15.02	Property		1	517 West 113th Street									2,112,121	807,087
15.03	Property		1	652 & 664 West 163rd Street									2,438,746	1,309,524
15.04	Property		1	21 5th Avenue									1,130,878	383,907
15.05	Property		1	603 West 140th Street									1,310,369	748,903
16	Loan	16, 30	1	Cedarlane Foods	6	3/6/2024	NAP	2/6/2029	2/6/2029	0	0	L(25),D(30),O(5)	NAV	NAV
17	Loan	16, 27	1	The Residences at 279 North	6	4/6/2024	NAP	3/6/2029	3/6/2029	0	0	L(24),D(29),O(7)	2,491,242	581,107
18	Loan	14, 16, 27	1	Centurion Ironbound	6	4/6/2024	NAP	3/6/2029	3/6/2029	0	0	L(24),D(31),O(5)	NAV	NAV
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	1	3/1/2024	NAP	2/1/2029	2/1/2029	5	0	L(25),D(28),O(7)	2,334,062	721,435
19.01	Property		1	Prime Storage - North Hampton									1,306,219	357,295
19.02	Property		1	Prime Storage - Derry									1,027,843	364,140
20	Loan	5, 7	1	Elmwood Shopping Center	6	2/6/2024	NAP	1/6/2029	1/6/2029	0	0	YM1(53),O(7)	18,317,264	5,587,147
21	Loan	18	1	Views at Lake Havasu	5	4/5/2024	NAP	3/5/2029	3/5/2029	0	0	L(24),D(31),O(5)	3,288,217	2,256,657
22	Loan	16	1	Courtyard Atlanta Airport West	6	3/6/2024	3/6/2026	2/6/2029	2/6/2029	0	0	L(25),D(28),O(7)	4,590,452	2,740,830
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	6	3/6/2024	9/6/2026	2/6/2029	2/6/2029	0	0	L(25),D(28),O(7)	4,647,863	2,814,068
24	Loan	16, 28	1	Tesla - Golden Valley	6	4/6/2024	NAP	3/6/2029	3/6/2029	0	0	L(24),D(31),O(5)	NAV	NAV
25	Loan	2	1	15 West 18th Street	6	3/6/2024	NAP	2/6/2029	2/6/2029	0	0	YM1(53),O(7)	1,931,874	838,415
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	6	1/6/2024	NAP	12/6/2028	12/6/2028	0	0	L(27),DorYM1(26),O(7)	56,210,937	41,814,367
27	Loan	19	1	WoodSpring Suites - Charlotte	1	2/1/2024	NAP	1/1/2029	1/1/2029	15	0	L(26),D(28),O(6)	2,918,401	1,325,355
28	Loan		1	Meadow Park	1	4/1/2024	NAP	3/1/2029	3/1/2029	0	0	L(24),D(33),O(3)	2,102,234	1,022,045
29	Loan		1	Newport Oaks	1	4/1/2024	NAP	3/1/2029	3/1/2029	0	0	L(24),D(33),O(3)	1,957,346	1,093,199
30	Loan	20	1	Hill Road Plaza	6	4/6/2024	4/6/2024	3/6/2029	3/6/2029	0	0	L(24),YM1(31),O(5)	1,331,706	399,757
31	Loan	19, 23	1	Lovejoy Station	6	3/6/2024	NAP	2/6/2029	2/6/2029	0	0	L(25),DorYM1(30),O(5)	1,085,662	358,489
32	Loan	19, 23	1	Waterside Commons	6	4/6/2024	NAP	3/6/2029	3/6/2029	0	0	L(24),D(29),O(7)	936,712	302,661
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	1	2/1/2024	NAP	1/1/2029	1/1/2029	0	0	L(26),D(27),O(7)	35,273,885	11,275,921

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)
							16				16
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	36,582,216	10/31/2023	T-12	64,758,020	31,478,198	33,279,822	12/31/2022	T-12	56,053,376	32,087,459
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	12,774,618	11/30/2023	T-12	21,072,127	10,279,326	10,792,801	12/31/2022	T-12	12,677,356	6,784,021
3	Loan	5, 17, 20, 27	1	304 East 45th Street	13,559,890	12/31/2023	T-12	17,072,830	3,395,913	13,676,917	12/31/2022	T-12	16,450,497	3,226,216
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	5,335,705	12/31/2023	T-12	7,952,104	3,003,301	4,948,802	12/31/2022	T-12	7,020,635	3,058,841
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	24,047,225	12/1/2023	T-12	34,880,800	13,031,356	21,849,444	12/31/2022	T-12	31,769,738	13,191,313
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	37,685,851	12/31/2023	T-12	50,448,758	13,294,184	37,154,574	12/31/2022	T-12	46,624,468	12,851,993
8	Loan	19	1	El Paseo Shopping Center	4,934,905	12/31/2023	T-12	8,682,423	2,638,202	6,044,221	12/31/2022	T-12	8,471,139	2,358,544
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	5,107,352	12/31/2023	T-12	13,403,634	8,799,024	4,604,609	12/31/2022	T-12	10,189,247	7,051,942
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	7,123,457	12/31/2023	T-12	8,615,705	1,676,876	6,938,829	12/31/2022	T-12	8,547,109	1,778,198
11	Loan		1	The Glen	2,755,661	11/30/2023	T-12	5,826,124	3,368,741	2,457,383	12/31/2022	T-12	5,006,213	2,775,960
12	Loan	13, 16, 18	1	Elevate at the Pointe	2,097,150	11/30/2023	T-12	2,998,933	1,205,546	1,793,387	12/31/2022	T-12	NAV	NAV
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	85,531,322	9/30/2023	T-12	127,448,218	42,843,235	84,604,983	12/31/2022	T-12	126,677,910	43,141,634
14	Loan	16	1	460 Beaver Creek	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15	Loan	6, 7	5	Acquisition America Portfolio	7,179,562	10/31/2023	T-12	11,502,552	6,038,913	5,463,639	12/31/2022	T-12	9,911,489	5,817,077
15.01	Property		1	509 & 515 West 110th Street	3,436,869	10/31/2023	T-12	5,146,167	2,783,030	2,363,137	12/31/2022	T-12	4,144,718	2,741,760
15.02	Property		1	517 West 113th Street	1,305,034	10/31/2023	T-12	1,914,463	803,167	1,111,296	12/31/2022	T-12	1,628,518	798,145
15.03	Property		1	652 & 664 West 163rd Street	1,129,222	10/31/2023	T-12	2,203,824	1,331,904	871,919	12/31/2022	T-12	2,056,740	1,216,755
15.04	Property		1	21 5th Avenue	746,971	10/31/2023	T-12	1,031,358	393,686	637,672	12/31/2022	T-12	907,410	397,783
15.05	Property		1	603 West 140th Street	561,467	10/31/2023	T-12	1,206,740	727,125	479,616	12/31/2022	T-12	1,174,103	662,635
16	Loan	16, 30	1	Cedarlane Foods	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan	16, 27	1	The Residences at 279 North	1,910,135	12/31/2023	T-12	1,985,578	679,943	1,305,636	12/31/2022	T-12	1,566,839	970,323
18	Loan	14, 16, 27	1	Centurion Ironbound	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	1,612,627	12/31/2023	T-12	2,163,939	669,516	1,494,423	12/31/2022	T-12	1,861,752	636,513
19.01	Property		1	Prime Storage - North Hampton	948,924	12/31/2023	T-12	1,151,417	339,100	812,317	12/31/2022	T-12	961,809	315,134
19.02	Property		1	Prime Storage - Derry	663,703	12/31/2023	T-12	1,012,522	330,416	682,106	12/31/2022	T-12	899,942	321,379
20	Loan	5, 7	1	Elmwood Shopping Center	12,730,117	10/31/2023	T-12	16,828,146	4,953,143	11,875,003	12/31/2022	T-12	16,380,798	4,136,012
21	Loan	18	1	Views at Lake Havasu	1,031,560	12/31/2023	T-12	3,144,353	2,148,425	995,928	12/31/2022	T-12	NAV	NAV
22	Loan	16	1	Courtyard Atlanta Airport West	1,849,622	11/30/2023	T-12	4,321,630	2,700,722	1,620,908	12/31/2022	T-12	3,139,229	2,147,124
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	1,833,795	11/30/2023	T-12	4,478,745	2,664,844	1,813,901	12/31/2022	T-12	3,370,622	2,296,359
24	Loan	16, 28	1	Tesla - Golden Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25	Loan	2	1	15 West 18th Street	1,093,459	12/31/2023	T-12	2,075,236	810,168	1,265,068	12/31/2022	T-12	2,128,422	936,212
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	14,396,570	10/31/2023	T-12	51,734,974	39,744,081	11,990,892	12/31/2022	T-12	33,498,506	27,824,649
27	Loan	19	1	WoodSpring Suites - Charlotte	1,593,046	10/31/2023	T-12	2,789,690	1,334,006	1,455,684	12/31/2022	T-12	2,028,568	1,080,969
28	Loan		1	Meadow Park	1,080,188	11/30/2023	T-12	1,962,175	1,151,301	810,874	12/31/2022	T-12	1,995,564	1,037,899
29	Loan		1	Newport Oaks	864,147	11/30/2023	T-12	1,946,591	1,275,734	670,857	12/31/2022	T-12	1,921,218	1,013,696
30	Loan	20	1	Hill Road Plaza	931,949	12/31/2023	T-12	1,288,897	400,573	888,324	12/31/2022	T-12	1,183,849	365,957
31	Loan	19, 23	1	Lovejoy Station	727,173	12/31/2023	T-12	1,146,586	374,967	771,619	12/31/2022	T-12	790,157	311,924
32	Loan	19, 23	1	Waterside Commons	634,051	12/31/2023	T-12	827,653	284,228	543,425	12/31/2022	T-12	751,743	247,979
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	23,997,964	11/30/2023	T-12	35,459,583	11,035,894	24,423,689	12/31/2022	T-12	30,204,741	10,695,470

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
						16						15	15
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	23,965,918	12/31/2021	T-12	87.5%	63,861,272	30,795,311	33,065,961	199,180	995,900	31,870,881
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	5,893,335	12/31/2021	T-12	89.7%	23,670,992	11,267,781	12,403,211	946,840	0	11,456,371
3	Loan	5, 17, 20, 27	1	304 East 45th Street	13,224,282	12/31/2021	T-12	95.0%	14,499,629	3,186,789	11,312,840	68,416	342,079	10,902,345
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAV	NAV	NAV	95.0%	19,594,476	4,495,012	15,099,464	57,796	809,839	14,231,829
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	3,961,794	12/31/2021	T-12	95.0%	8,625,123	3,225,077	5,400,046	24,779	83,010	5,292,256
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	18,578,424	12/31/2021	T-12	98.0%	39,618,452	15,095,846	24,522,606	263,211	940,038	23,319,357
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	33,772,475	12/31/2021	T-12	94.5%	50,721,444	12,770,752	37,950,692	206,628	1,604,875	36,139,189
8	Loan	19	1	El Paseo Shopping Center	6,112,595	12/31/2021	T-12	95.0%	7,751,226	2,622,514	5,128,711	73,280	277,396	4,778,035
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	3,137,304	12/31/2021	T-12	77.8%	15,168,839	10,108,164	5,060,674	606,754	0	4,453,921
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	6,768,911	12/31/2021	T-12	71.3%	7,409,136	1,819,515	5,589,621	49,300	182,658	5,357,663
11	Loan		1	The Glen	2,230,253	12/31/2021	T-12	83.9%	6,325,563	3,503,956	2,821,607	74,125	0	2,747,482
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAV	NAV	NAV	96.2%	3,526,230	1,171,779	2,354,451	36,200	0	2,318,251
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	83,536,276	12/31/2021	T-12	92.2%	140,618,916	43,516,369	97,102,547	358,728	1,793,638	94,950,181
14	Loan	16	1	460 Beaver Creek	NAV	NAV	NAV	95.0%	3,163,324	526,040	2,637,285	54,400	94,900	2,487,985
15	Loan	6, 7	5	Acquisition America Portfolio	4,094,413	12/31/2021	T-12	92.4%	13,747,876	6,280,414	7,467,461	108,750	0	7,358,711
15.01	Property		1	509 & 515 West 110th Street	1,402,958	12/31/2021	T-12	94.8%	6,679,828	3,015,421	3,664,408	44,000	0	3,620,408
15.02	Property		1	517 West 113th Street	830,373	12/31/2021	T-12	90.0%	2,085,421	829,529	1,255,892	11,250	0	1,244,642
15.03	Property		1	652 & 664 West 163rd Street	839,986	12/31/2021	T-12	87.5%	2,484,822	1,310,133	1,174,689	26,500	0	1,148,189
15.04	Property		1	21 5th Avenue	509,628	12/31/2021	T-12	92.0%	1,148,585	392,860	755,725	13,250	0	742,475
15.05	Property		1	603 West 140th Street	511,468	12/31/2021	T-12	94.8%	1,349,219	732,472	616,747	13,750	0	602,997
16	Loan	16, 30	1	Cedarlane Foods	NAV	NAV	NAV	95.0%	3,287,582	653,819	2,633,764	9,679	38,714	2,585,371
17	Loan	16, 27	1	The Residences at 279 North	596,516	12/31/2021	T-12	95.0%	2,450,877	567,428	1,883,449	30,000	0	1,853,449
18	Loan	14, 16, 27	1	Centurion Ironbound	NAV	NAV	NAV	96.5%	2,110,193	390,754	1,719,439	0	0	1,719,439
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	1,225,239	12/31/2021	T-12	92.7%	2,373,559	691,065	1,682,494	17,365	0	1,665,128
19.01	Property		1	Prime Storage - North Hampton	646,675	12/31/2021	T-12	95.0%	1,351,862	339,364	1,012,498	8,794	0	1,003,703
19.02	Property		1	Prime Storage - Derry	578,564	12/31/2021	T-12	89.9%	1,021,697	351,701	669,996	8,571	0	661,425
20	Loan	5, 7	1	Elmwood Shopping Center	12,244,786	12/31/2021	T-12	90.8%	20,116,855	5,957,736	14,159,119	169,009	0	13,990,109
21	Loan	18	1	Views at Lake Havasu	NAV	NAV	NAV	87.1%	3,651,724	2,260,791	1,390,933	23,000	0	1,367,933
22	Loan	16	1	Courtyard Atlanta Airport West	992,105	12/31/2021	T-12	73.8%	4,590,452	2,644,574	1,945,878	183,618	0	1,762,260
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	1,074,263	12/31/2021	T-12	70.1%	4,647,863	2,886,443	1,761,420	185,915	0	1,575,505
24	Loan	16, 28	1	Tesla - Golden Valley	NAV	NAV	NAV	100.0%	1,600,357	49,846	1,550,511	0	0	1,550,511
25	Loan	2	1	15 West 18th Street	1,192,210	12/31/2021	T-12	95.0%	2,199,113	811,494	1,387,619	8,398	59,712	1,319,509
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	5,673,856	12/31/2021	T-12	77.0%	56,210,937	41,647,834	14,563,103	2,180,884	0	12,382,219
27	Loan	19	1	WoodSpring Suites - Charlotte	947,599	12/31/2021	T-12	88.4%	2,918,401	1,404,796	1,513,606	116,736	0	1,396,870
28	Loan		1	Meadow Park	957,665	12/31/2021	T-12	90.1%	2,071,648	1,152,048	919,600	40,000	0	879,600
29	Loan		1	Newport Oaks	907,522	12/31/2021	T-12	89.0%	1,945,054	1,182,747	762,307	42,000	0	720,307
30	Loan	20	1	Hill Road Plaza	817,892	12/31/2021	T-12	95.0%	1,311,068	400,166	910,903	18,008	54,024	838,871
31	Loan	19, 23	1	Lovejoy Station	478,234	12/31/2021	T-12	95.0%	1,190,963	374,578	816,385	15,427	61,706	739,252
32	Loan	19, 23	1	Waterside Commons	503,764	12/31/2021	T-12	92.7%	984,049	313,048	671,001	5,974	38,458	626,568
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	19,509,271	12/31/2021	T-12	87.9%	36,420,340	11,434,747	24,985,593	209,388	1,131,826	23,644,379

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)
					7, 14	7, 14	7	7	5	5		5, 7	5, 7	3, 4
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	2.16	2.09	16.5%	15.9%	467,000,000	As Is	8/22/2023	42.8%	42.8%	87.3%
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	1.92	1.78	14.6%	13.5%	145,000,000	As Is	12/19/2023	58.6%	58.6%	89.7%
3	Loan	5, 17, 20, 27	1	304 East 45th Street	2.48	2.39	17.4%	16.8%	138,000,000	As Is	1/1/2024	47.1%	47.1%	99.7%
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	1.73	1.63	12.0%	11.3%	197,000,000	As Is	9/5/2023	64.0%	64.0%	100.0%
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	1.38	1.35	10.0%	9.8%	87,700,000	As Is	1/17/2024	61.3%	61.3%	93.9%
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	2.03	1.93	14.4%	13.7%	321,000,000	As Is	12/1/2023	53.0%	53.0%	97.1%
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	2.30	2.19	14.6%	13.9%	571,200,000	As Is	1/23/2024	45.5%	45.5%	95.2%
8	Loan	19	1	El Paseo Shopping Center	1.62	1.51	11.9%	11.1%	78,900,000	As Is	1/10/2024	54.5%	54.5%	99.3%
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	1.68	1.48	14.5%	12.7%	60,000,000	As Is	11/27/2023	58.3%	58.3%	77.8%
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	1.97	1.88	16.4%	15.8%	73,500,000	As Is	12/13/2023	46.3%	46.3%	92.3%
11	Loan		1	The Glen	1.41	1.37	9.9%	9.6%	45,700,000	As Is	12/7/2023	62.4%	62.4%	88.5%
12	Loan	13, 16, 18	1	Elevate at the Pointe	1.41	1.39	8.9%	8.7%	48,300,000	As Is	12/20/2023	54.9%	54.9%	96.1%
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	2.04	2.00	13.7%	13.4%	1,800,000,000	As Is	10/5/2023	39.4%	39.4%	95.4%
14	Loan	16	1	460 Beaver Creek	1.40	1.32	10.8%	10.2%	46,200,000	As Is	8/29/2023	53.0%	53.0%	100.0%
15	Loan	6, 7	5	Acquisition America Portfolio	1.27	1.25	8.9%	8.7%	130,600,000	As Is	11/16/2023	64.4%	64.4%	95.4%
15.01	Property		1	509 & 515 West 110th Street					63,500,000	As Is	11/16/2023			97.7%
15.02	Property		1	517 West 113th Street					21,600,000	As Is	11/16/2023			95.6%
15.03	Property		1	652 & 664 West 163rd Street					22,000,000	As Is	11/16/2023			91.5%
15.04	Property		1	21 5th Avenue					12,100,000	As Is	11/16/2023			94.3%
15.05	Property		1	603 West 140th Street					11,400,000	As Is	11/16/2023			96.4%
16	Loan	16, 30	1	Cedarlane Foods	1.32	1.30	11.5%	11.2%	44,000,000	As Is	11/8/2023	52.3%	52.3%	100.0%
17	Loan	16, 27	1	The Residences at 279 North	1.22	1.20	8.3%	8.1%	32,250,000	As Is	1/3/2024	70.5%	70.5%	99.2%
18	Loan	14, 16, 27	1	Centurion Ironbound	1.28	1.28	8.2%	8.2%	33,000,000	As Is	1/26/2024	63.6%	63.6%	91.7%
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	1.46	1.44	9.5%	9.4%	26,300,000	As Is	1/2/2024	67.3%	67.3%	90.3%
19.01	Property		1	Prime Storage - North Hampton					15,400,000	As Is	1/2/2024			93.1%
19.02	Property		1	Prime Storage - Derry					10,900,000	As Is	1/2/2024			87.4%
20	Loan	5, 7	1	Elmwood Shopping Center	2.49	2.46	16.7%	16.5%	208,100,000	As Is	11/10/2023	40.8%	40.8%	92.0%
21	Loan	18	1	Views at Lake Havasu	1.31	1.29	9.5%	9.4%	25,000,000	As Is	1/9/2024	58.4%	58.4%	85.9%
22	Loan	16	1	Courtyard Atlanta Airport West	1.72	1.56	15.6%	14.1%	18,900,000	As Is (Extraordinary Assumption)	12/8/2023	66.1%	64.6%	73.8%
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	1.61	1.44	14.1%	12.6%	19,000,000	As Is	12/11/2023	65.7%	64.4%	70.1%
24	Loan	16, 28	1	Tesla - Golden Valley	2.50	2.50	13.1%	13.1%	23,800,000	As Is	11/20/2023	49.8%	49.8%	100.0%
25	Loan	2	1	15 West 18th Street	1.66	1.58	11.9%	11.3%	23,800,000	As Is	12/18/2023	49.2%	49.2%	100.0%
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	2.18	1.85	17.1%	14.6%	143,000,000	As Is	5/28/2023	59.4%	59.4%	77.0%
27	Loan	19	1	WoodSpring Suites - Charlotte	2.16	2.00	15.2%	14.0%	16,600,000	As Is	11/15/2023	60.1%	60.1%	88.4%
28	Loan		1	Meadow Park	1.36	1.30	9.4%	9.0%	16,000,000	As Is	12/4/2023	61.1%	61.1%	90.0%
29	Loan		1	Newport Oaks	1.38	1.30	9.5%	9.0%	14,300,000	As Is	12/4/2023	56.0%	56.0%	88.7%
30	Loan	20	1	Hill Road Plaza	1.37	1.26	11.5%	10.6%	11,000,000	As Is	10/26/2023	72.0%	68.6%	100.0%
31	Loan	19, 23	1	Lovejoy Station	1.47	1.33	11.2%	10.1%	11,250,000	As Is	12/23/2023	64.9%	64.9%	98.3%
32	Loan	19, 23	1	Waterside Commons	1.46	1.37	11.2%	10.4%	9,200,000	As Is	12/23/2023	65.2%	65.2%	93.8%
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	2.07	1.96	16.7%	15.8%	300,000,000	As Is	10/12/2023	50.0%	50.0%	90.3%

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
							22, 23, 30	23		23
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	11/30/2023	No	Primark	73,647	7.4%	6/30/2027
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	11/30/2023	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 17, 20, 27	1	304 East 45th Street	1/5/2024	No	UN Development Programme	195,452	57.1%	12/31/2027
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	2/9/2024	Yes	Western Digital Technologies, Inc.	577,956	100.0%	1/1/2039
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	1/14/2024	No	Marshalls	35,000	28.2%	7/31/2029
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	12/31/2023	No	Von Maur	152,000	16.2%	1/31/2043
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	12/31/2023	No	Macy's	262,829	25.4%	9/10/2028
8	Loan	19	1	El Paseo Shopping Center	12/31/2023	No	Edwards Theatres, Inc. (Regal)	108,436	36.5%	7/31/2036
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	12/31/2023	NAP	NAP	NAP	NAP	NAP
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	2/1/2024	No	First Solar	81,385	33.0%	12/31/2029
11	Loan		1	The Glen	1/10/2024	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	12/27/2023	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	11/1/2023	No	Bloomingdale's	252,754	14.1%	7/22/2028
14	Loan	16	1	460 Beaver Creek	2/27/2024	Yes	Keeco, LLC	544,000	100.0%	8/31/2043
15	Loan	6, 7	5	Acquisition America Portfolio	12/13/2023
15.01	Property		1	509 & 515 West 110th Street	12/13/2023	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	517 West 113th Street	12/13/2023	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	652 & 664 West 163rd Street	12/13/2023	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	21 5th Avenue	12/13/2023	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	603 West 140th Street	12/13/2023	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 30	1	Cedarlane Foods	1/19/2024	Yes	Cedarlane Foods, Inc.	96,786	100.0%	1/31/2037
17	Loan	16, 27	1	The Residences at 279 North	1/31/2024	NAP	NAP	NAP	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	1/26/2024	NAP	NAP	NAP	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	12/31/2023
19.01	Property		1	Prime Storage - North Hampton	12/31/2023	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Prime Storage - Derry	12/31/2023	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 7	1	Elmwood Shopping Center	11/21/2023	No	Home Depot	101,860	12.7%	1/31/2028
21	Loan	18	1	Views at Lake Havasu	2/5/2024	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	11/30/2023	NAP	NAP	NAP	NAP	NAP
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	11/30/2023	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 28	1	Tesla - Golden Valley	2/14/2024	Yes	Tesla, Inc	50,801	100.0%	11/30/2038
25	Loan	2	1	15 West 18th Street	1/11/2024	No	Grata Inc.	8,360	18.9%	6/30/2024
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	10/31/2023	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	WoodSpring Suites - Charlotte	10/31/2023	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Meadow Park	12/1/2023	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Newport Oaks	12/1/2023	NAP	NAP	NAP	NAP	NAP
30	Loan	20	1	Hill Road Plaza	1/1/2024	No	Big Lots	35,000	38.9%	1/31/2032
31	Loan	19, 23	1	Lovejoy Station	1/15/2024	No	Food Depot All American Quality Foods, Inc.	47,955	62.2%	3/3/2031
32	Loan	19, 23	1	Waterside Commons	1/2/2024	No	Dollar Tree	10,159	25.5%	2/29/2028
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	12/18/2023	No	AMC	70,000	12.4%	12/31/2028

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
					23, 30	23		23, 30	23	23		23
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	AMC Theatres	54,000	5.4%	2/28/2034	Hobby Lobby	42,768	4.3%	5/31/2033
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 17, 20, 27	1	304 East 45th Street	United Nations	145,627	42.6%	12/31/2027	NAP	NAP	NAP	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	Elderserve Health Inc.	24,500	19.8%	4/30/2032	Planet Fitness	15,804	12.8%	8/31/2032
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	Scheels	122,025	13.0%	7/31/2029	Residence Inn	94,037	10.0%	11/30/2029
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Dillard's	240,656	23.3%	1/31/2029	Arhaus Furniture	16,925	1.6%	1/31/2032
8	Loan	19	1	El Paseo Shopping Center	Adir International, LLC dba Curacao	105,951	35.6%	4/30/2031	SoCal South Gate, LLC dba Planet Fitness	16,475	5.5%	10/31/2034
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	Caris	59,285	24.1%	11/30/2026	Bryan University	46,769	19.0%	7/31/2026
11	Loan		1	The Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	Macy's	237,076	13.2%	7/24/2028	Nordstrom	201,000	11.2%	3/31/2025
14	Loan	16	1	460 Beaver Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7	5	Acquisition America Portfolio
15.01	Property		1	509 & 515 West 110th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	517 West 113th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	652 & 664 West 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	21 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	603 West 140th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 30	1	Cedarlane Foods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	The Residences at 279 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio
19.01	Property		1	Prime Storage - North Hampton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Prime Storage - Derry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 7	1	Elmwood Shopping Center	Ochsner Fitness	98,832	12.3%	3/31/2033	Hobby Lobby	43,222	5.4%	7/31/2029
21	Loan	18	1	Views at Lake Havasu	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	15 West 18th Street	Kyma	7,000	15.8%	10/31/2036	Nofar Method	4,180	9.5%	3/31/2026
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	WoodSpring Suites - Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Meadow Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Newport Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	20	1	Hill Road Plaza	Planet Fitness	20,990	23.3%	3/31/2033	Scrambler Marie's	5,050	5.6%	9/30/2024
31	Loan	19, 23	1	Lovejoy Station	Five Below	9,373	12.2%	5/31/2034	Stellar Salon Suites	2,925	3.8%	6/30/2033
32	Loan	19, 23	1	Waterside Commons	Las Mananitas	4,847	12.2%	12/31/2028	AON Jiu Jitsu	3,181	8.0%	8/31/2027
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	Barnes & Noble	25,000	4.4%	1/31/2029	H&M	20,799	3.7%	1/31/2032

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
									23	23		23
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	Dave & Buster's	41,241	4.1%	1/31/2033	Lidl	37,403	3.8%	1/31/2039
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 17, 20, 27	1	304 East 45th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	Chick-fil-A	7,500	6.1%	3/31/2043	Foot Locker	4,727	3.8%	3/31/2031
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	Century Theatres	69,914	7.4%	8/31/2029	Barnes & Noble Bookseller	29,969	3.2%	1/31/2025
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Forever 21	16,638	1.6%	MTM	Pottery Barn	15,913	1.5%	1/31/2030
8	Loan	19	1	El Paseo Shopping Center	Satellite Healthcare of Los Angeles LLC	10,000	3.4%	7/31/2028	KESG, LLC dba Royal Kids	9,521	3.2%	5/31/2034
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	Sequoia	15,663	6.4%	9/30/2025	RLI	12,405	5.0%	8/31/2027
11	Loan		1	The Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	AMC Theatres	105,122	5.9%	9/30/2025	Primark	50,186	2.8%	5/31/2034
14	Loan	16	1	460 Beaver Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7	5	Acquisition America Portfolio
15.01	Property		1	509 & 515 West 110th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	517 West 113th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	652 & 664 West 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	21 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	603 West 140th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 30	1	Cedarlane Foods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	The Residences at 279 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio
19.01	Property		1	Prime Storage - North Hampton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Prime Storage - Derry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 7	1	Elmwood Shopping Center	Marshall's	36,380	4.5%	10/31/2027	Ashley Furniture	36,000	4.5%	6/30/2025
21	Loan	18	1	Views at Lake Havasu	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	15 West 18th Street	Birddogs, Inc	4,180	9.5%	1/31/2025	Lili App, Inc.	4,180	9.5%	11/30/2025
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	WoodSpring Suites - Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Meadow Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Newport Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	20	1	Hill Road Plaza	RE/MAX	3,750	4.2%	1/31/2027	Cali Tacos Polaris LLC	3,000	3.3%	6/30/2032
31	Loan	19, 23	1	Lovejoy Station	Ranchero Mexican Restaurant	2,600	3.4%	12/31/2028	Express In & Out Laundromat	2,600	3.4%	1/31/2032
32	Loan	19, 23	1	Waterside Commons	Waterside Dental Care	2,850	7.2%	3/31/2027	Fred Astaire Dance Studio	2,822	7.1%	3/30/2028
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	Glo Mini Golf	14,961	2.6%	5/31/2028	Old Navy	14,504	2.6%	6/30/2029

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
											17	17	17
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	9/5/2023	NAP	9/5/2023	NAP	NAP	No	Fee	NAP	NAP
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	12/21/2023	NAP	12/21/2023	NAP	NAP	No	Fee	NAP	NAP
3	Loan	5, 17, 20, 27	1	304 East 45th Street	10/18/2023	NAP	10/18/2023	NAP	NAP	No	Fee	NAP	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	6/26/2023	NAP	6/26/2023	6/21/2023	14%	No	Fee	NAP	NAP
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	2/1/2024	NAP	1/29/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	12/1/2023	NAP	12/1/2023	NAP	NAP	No	Fee	NAP	NAP
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	1/17/2024	NAP	1/16/2024	NAP	NAP	No	Fee	NAP	NAP
8	Loan	19	1	El Paseo Shopping Center	1/22/2024	NAP	1/22/2024	1/18/2024	14%	No	Fee	NAP	NAP
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	12/6/2023	NAP	12/12/2023	NAP	NAP	Yes - AE	Fee / Leasehold	7/30/2024	1, 5-year option
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	12/19/2023	NAP	12/19/2023	NAP	NAP	No	Leasehold	12/31/2085	None
11	Loan		1	The Glen	12/19/2023	NAP	12/19/2023	12/19/2023	10%	No	Fee	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	12/26/2023	NAP	12/22/2023	NAP	NAP	No	Fee	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	8/2/2023	NAP	8/7/2023	NAP	NAP	No	Fee / Leasehold	8/31/2035	None
14	Loan	16	1	460 Beaver Creek	9/11/2023	NAP	9/11/2023	NAP	NAP	No	Fee	NAP	NAP
15	Loan	6, 7	5	Acquisition America Portfolio
15.01	Property		1	509 & 515 West 110th Street	11/28/2023	NAP	11/28/2023	NAP	NAP	No	Fee	NAP	NAP
15.02	Property		1	517 West 113th Street	11/28/2023	NAP	11/28/2023	NAP	NAP	No	Fee	NAP	NAP
15.03	Property		1	652 & 664 West 163rd Street	11/28/2023	NAP	11/28/2023	NAP	NAP	No	Fee	NAP	NAP
15.04	Property		1	21 5th Avenue	11/28/2023	NAP	11/28/2023	NAP	NAP	No	Fee	NAP	NAP
15.05	Property		1	603 West 140th Street	11/28/2023	NAP	11/28/2023	NAP	NAP	No	Fee	NAP	NAP
16	Loan	16, 30	1	Cedarlane Foods	11/14/2023	NAP	11/14/2023	11/14/2023	15%	No	Fee	NAP	NAP
17	Loan	16, 27	1	The Residences at 279 North	1/5/2024	NAP	1/5/2024	NAP	NAP	No	Fee	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	12/13/2023	NAP	12/13/2023	NAP	NAP	No	Fee	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio
19.01	Property		1	Prime Storage - North Hampton	1/4/2024	NAP	1/4/2024	NAP	NAP	No	Fee	NAP	NAP
19.02	Property		1	Prime Storage - Derry	1/4/2024	NAP	1/4/2024	NAP	NAP	No	Fee	NAP	NAP
20	Loan	5, 7	1	Elmwood Shopping Center	11/29/2023	NAP	11/29/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
21	Loan	18	1	Views at Lake Havasu	1/18/2024	NAP	1/19/2024	NAP	NAP	No	Fee	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	12/19/2023	NAP	12/19/2023	NAP	NAP	No	Fee	NAP	NAP
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	12/19/2023	NAP	12/19/2023	NAP	NAP	No	Fee	NAP	NAP
24	Loan	16, 28	1	Tesla - Golden Valley	11/15/2023	NAP	11/14/2023	NAP	NAP	No	Fee	NAP	NAP
25	Loan	2	1	15 West 18th Street	12/19/2023	NAP	12/19/2023	NAP	NAP	No	Fee	NAP	NAP
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	6/22/2023	NAP	11/10/2023	NAP	NAP	No	Fee	NAP	NAP
27	Loan	19	1	WoodSpring Suites - Charlotte	11/27/2023	NAP	11/27/2023	NAP	NAP	No	Fee	NAP	NAP
28	Loan		1	Meadow Park	12/12/2023	NAP	12/12/2023	NAP	NAP	No	Fee	NAP	NAP
29	Loan		1	Newport Oaks	12/12/2023	NAP	12/12/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
30	Loan	20	1	Hill Road Plaza	11/8/2023	NAP	11/8/2023	NAP	NAP	No	Fee	NAP	NAP
31	Loan	19, 23	1	Lovejoy Station	12/27/2023	NAP	12/27/2023	NAP	NAP	No	Fee	NAP	NAP
32	Loan	19, 23	1	Waterside Commons	1/8/2024	NAP	1/8/2024	NAP	NAP	No	Fee	NAP	NAP
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	10/12/2023	NAP	10/12/2023	10/12/2023	14%	No	Fee	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
					17	17	18	19	18	19	18	19	20
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	NAP	NAP	0	Springing	0	Springing	0	Springing	497,950
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	NAP	NAP	11,334	4,054	66,500	Springing	0	4% of Gross Revenue	0
3	Loan	5, 17, 20, 27	1	304 East 45th Street	NAP	NAP	14,655	7,327	0	Springing	0	5,701	205,247
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAP	NAP	0	Springing	0	Springing	0	Springing	0
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	NAP	NAP	363,419	121,140	0	Springing	0	2,062	74,228
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	NAP	NAP	0	Springing	0	Springing	0	Springing	470,019
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	NAP	0	Springing	0	Springing	0	Springing	516,571
8	Loan	19	1	El Paseo Shopping Center	NAP	NAP	157,206	78,603	93,824	10,425	0	6,107	73,280
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	2,432	No	143,971	28,794	95,210	8,655	0	50,563	0
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	410,112	Yes	0	0	67,698	6,770	0	4,108	0
11	Loan		1	The Glen	NAP	NAP	283,105	56,621	146,266	24,378	0	6,177	0
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAP	NAP	98,138	24,535	0	Springing	0	3,017	0
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	1,565,412	No	0	Springing	0	Springing	0	Springing	896,819
14	Loan	16	1	460 Beaver Creek	NAP	NAP	0	Springing	0	Springing	0	Springing	0
15	Loan	6, 7	5	Acquisition America Portfolio			0	283,486	38,703	38,703	0	9,063	0
15.01	Property		1	509 & 515 West 110th Street	NAP	NAP
15.02	Property		1	517 West 113th Street	NAP	NAP
15.03	Property		1	652 & 664 West 163rd Street	NAP	NAP
15.04	Property		1	21 5th Avenue	NAP	NAP
15.05	Property		1	603 West 140th Street	NAP	NAP
16	Loan	16, 30	1	Cedarlane Foods	NAP	NAP	24,556	12,278	118,440	11,844	0	807	0
17	Loan	16, 27	1	The Residences at 279 North	NAP	NAP	35,208	8,802	21,184	7,061	0	2,625	0
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	NAP	8,149	Springing	12,773	3,193	90,000	0	0
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio			32,002	16,001	0	Springing	0	1,447	0
19.01	Property		1	Prime Storage - North Hampton	NAP	NAP
19.02	Property		1	Prime Storage - Derry	NAP	NAP
20	Loan	5, 7	1	Elmwood Shopping Center	NAP	NAP	164,331	164,331	0	Springing	0	14,084	0
21	Loan	18	1	Views at Lake Havasu	NAP	NAP	0	6,759	52,723	4,793	0	1,917	0
22	Loan	16	1	Courtyard Atlanta Airport West	NAP	NAP	41,938	20,969	17,196	8,598	0	7,651	0
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	NAP	NAP	51,404	17,135	23,267	11,633	0	15,493	0
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	NAP	0	Springing	0	Springing	40,000	Springing	0
25	Loan	2	1	15 West 18th Street	NAP	NAP	125,443	41,814	80,830	8,981	0	700	0
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	NAP	207,641	103,820	484,118	Springing	0	4% of Gross Revenue	0
27	Loan	19	1	WoodSpring Suites - Charlotte	NAP	NAP	6,127	6,127	56,802	6,311	9,728	9,728	0
28	Loan		1	Meadow Park	NAP	NAP	59,910	29,955	137,760	11,480	3,333	3,333	0
29	Loan		1	Newport Oaks	NAP	NAP	60,716	30,358	88,382	12,054	3,500	3,500	0
30	Loan	20	1	Hill Road Plaza	NAP	NAP	27,203	13,602	0	Springing	156,582	1,501	0
31	Loan	19, 23	1	Lovejoy Station	NAP	NAP	37,507	9,377	9,004	4,502	0	0	0
32	Loan	19, 23	1	Waterside Commons	NAP	NAP	23,210	11,605	18,236	3,647	0	498	0
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	NAP	NAP	0	Springing	0	Springing	0	Springing	0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					18	19	20	18	19	20	18	18	19
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	4,580,787	Springing	1,991,800	0	0	0	0	403,197	Springing
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	0	0	0	0	0	0	10,313	0	Springing
3	Loan	5, 17, 20, 27	1	304 East 45th Street	0	0	0	0	0	0	0	0	0
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	0	0	0	0	0	0	0	0	Springing
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	0	6,907	0	0	0	0	0	0	0
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	0	Springing	1,880,076	0	0	0	0	5,000,000	Springing
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	0	129,143	3,099,423	0	0	0	0	3,966,953	0
8	Loan	19	1	El Paseo Shopping Center	0	Springing	277,396	0	0	0	5,625	3,164,902	0
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	0	0	0	0	0	0	2,500	162,000	Springing
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	3,000,000	Springing	3,000,000	0	0	0	0	481,881	Springing
11	Loan		1	The Glen	0	0	0	0	0	0	60,225	0	0
12	Loan	13, 16, 18	1	Elevate at the Pointe	0	0	0	0	0	0	58,850	0	0
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	0	Springing	3,587,276	0	0	0	0	39,775,125	0
14	Loan	16	1	460 Beaver Creek	0	0	0	0	0	0	0	0	0
15	Loan	6, 7	5	Acquisition America Portfolio	0	0	0	0	0	0	80,463	6,357,572	0
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	0	3,226	0	0	0	0	26,250	0	0
17	Loan	16, 27	1	The Residences at 279 North	0	0	0	0	0	0	0	0	0
18	Loan	14, 16, 27	1	Centurion Ironbound	0	0	0	0	0	0	0	975,000	0
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	0	0	0	0	0	0	14,375	0	0
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	5,800,000	Springing	2,500,000	0	0	0	2,000,549	2,262,243	0
21	Loan	18	1	Views at Lake Havasu	0	0	0	0	0	0	0	400,000	0
22	Loan	16	1	Courtyard Atlanta Airport West	0	0	0	0	0	0	13,125	2,403,178	0
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	0	0	0	0	0	0	51,961	0	0
24	Loan	16, 28	1	Tesla - Golden Valley	0	Springing	0	0	0	0	0	0	0
25	Loan	2	1	15 West 18th Street	0	8,333	275,000	0	0	0	0	52,500	0
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	0	0	0	0	0	0	0	81,403	81,403
27	Loan	19	1	WoodSpring Suites - Charlotte	0	0	0	0	0	0	0	2,500	Springing
28	Loan		1	Meadow Park	0	0	0	0	0	0	29,063	0	0
29	Loan		1	Newport Oaks	0	0	0	0	0	0	19,375	0	0
30	Loan	20	1	Hill Road Plaza	0	4,563	162,072	0	0	0	2,400	0	0
31	Loan	19, 23	1	Lovejoy Station	0	6,428	300,000	0	0	0	0	149,968	0
32	Loan	19, 23	1	Waterside Commons	0	3,319	0	0	0	0	0	52,725	Springing
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	0	Springing	0	0	0	0	0	9,924,378	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	Gap Rent Reserve (Upfront: $403,197.39), Anchor Tenant Reserve (Monthly: Springing)	0	NAP
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	PIP Reserve	0	NAP
3	Loan	5, 17, 20, 27	1	304 East 45th Street		0	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	Material Tenant Reserve	0	NAP
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill		0	NAP
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	Upfront General Reserve (Upfront: $5,000,000), Anchor Tenant Reserve (Monthly: Springing)	0	NAP
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Existing TI/LC Reserve (Upfront: $3,732,395.48), Gap Rent Reserve (Upfront: $234,557.94)	0	NAP
8	Loan	19	1	El Paseo Shopping Center	Unfunded Obligations Reserve	0	NAP
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	Seasonality Reserve (Upfront: $162,000; Monthly: Springing), PIP Reserve (Monthly: Springing), Franchise Renewal Reserve (Springing)	0	NAP
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	Ground Lease Reserve (Upfront: $208,747; Monthly: Springing), Outstanding TI Reserve (Upfront: $192,225), Free Rent Reserve (Upfront: $80,909.38)	0	NAP
11	Loan		1	The Glen		0	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe		0	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	Outstanding TI/LC ($30,769,199), Gap Rent Reserve ($9,005,926)	0	NAP
14	Loan	16	1	460 Beaver Creek		0	NAP
15	Loan	6, 7	5	Acquisition America Portfolio	Violations Reserve	0	NAP
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods		0	NAP
17	Loan	16, 27	1	The Residences at 279 North		0	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	Holdback Reserve	0	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio		0	NAP
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	Unfunded Obligations Reserve	0	NAP
21	Loan	18	1	Views at Lake Havasu	Performance Reserve	0	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	PIP Reserve ($2,300,000), Insurance Renewal Reserve ($103,177.66)	0	NAP
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL		0	NAP
24	Loan	16, 28	1	Tesla - Golden Valley		0	NAP
25	Loan	2	1	15 West 18th Street	Unfunded Obligations Reserve ($35,000), Free Rent Reserve ($17,500)	0	NAP
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	Seasonality Reserve	0	NAP
27	Loan	19	1	WoodSpring Suites - Charlotte	Comfort Letter Reserve (Upfront: $2,500), Required Future PIP Renovations Reserve (Monthly: Springing)	0	NAP
28	Loan		1	Meadow Park		0	NAP
29	Loan		1	Newport Oaks		0	NAP
30	Loan	20	1	Hill Road Plaza		0	NAP
31	Loan	19, 23	1	Lovejoy Station	Five Below Rent Holdback Reserve	0	NAP
32	Loan	19, 23	1	Waterside Commons	Outstanding TI Reserve (Upfront: $52,725), Major Tenant Reserve (Monthly: Springing)	0	NAP
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	General Reserve ($5,000,000), Outstanding Landlord Obligations Reserve ($4,687,691.09), Gap Rent Reserve ($236,687)	0	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
						26	30
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	NAP	Hard	Springing	Yes	No	Yes	Yes	71,500,000
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	NAP	Hard	Springing	Yes	No	Yes	Yes	65,000,000
3	Loan	5, 17, 20, 27	1	304 East 45th Street	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAP	Hard	Springing	Yes	Yes	Yes	Yes	63,000,000
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	NAP	Hard	Springing	Yes	No	Yes	No	51,000,000
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	Hard	Springing	Yes	Yes	Yes	No	50,000,000
8	Loan	19	1	El Paseo Shopping Center	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	NAP	Hard	Springing	Yes	No	No	NAP	NAP
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP
11	Loan		1	The Glen	NAP	Soft	Springing	Yes	No	No	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAP	Soft	Springing	Yes	No	No	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	NAP	Hard	Springing	Yes	No	Yes	No	25,000,000
14	Loan	16	1	460 Beaver Creek	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
15	Loan	6, 7	5	Acquisition America Portfolio	NAP	Springing	Springing	Yes	No	Yes	No	24,100,000
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
17	Loan	16, 27	1	The Residences at 279 North	NAP	Springing	Springing	Yes	No	No	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	Soft	Springing	Yes	No	No	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	NAP	Hard	Springing	Yes	No	No	NAP	NAP
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	NAP	Hard	Springing	Yes	No	Yes	No	15,000,000
21	Loan	18	1	Views at Lake Havasu	NAP	Soft	Springing	Yes	No	No	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	NAP	Springing	Springing	Yes	No	No	NAP	NAP
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	NAP	Springing	Springing	Yes	No	No	NAP	NAP
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
25	Loan	2	1	15 West 18th Street	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	Hard	Springing	Yes	No	Yes	No	10,000,000
27	Loan	19	1	WoodSpring Suites - Charlotte	NAP	Springing	Springing	Yes	No	No	NAP	NAP
28	Loan		1	Meadow Park	NAP	Springing	Springing	Yes	No	No	NAP	NAP
29	Loan		1	Newport Oaks	NAP	Springing	Springing	Yes	No	No	NAP	NAP
30	Loan	20	1	Hill Road Plaza	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
31	Loan	19, 23	1	Lovejoy Station	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
32	Loan	19, 23	1	Waterside Commons	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	NAP	Hard	Springing	Yes	Yes	Yes	No	5,000,000

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
						9	9				9
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	128,500,000	817,971	1,273,106	NAP	NAP	200,000,000.00	1,273,106.48	42.8%
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	20,000,000	126,398	537,192	NAP	NAP	85,000,000.00	537,192.13	58.6%
3	Loan	5, 17, 20, 27	1	304 East 45th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	63,000,000	364,300	728,601	NAP	NAP	126,000,000.00	728,600.83	64.0%
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	119,000,000	705,819	1,008,313	NAP	NAP	170,000,000.00	1,008,312.50	53.0%
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	210,000,000	1,112,667	1,377,588	NAP	NAP	260,000,000.00	1,377,587.73	45.5%
8	Loan	19	1	El Paseo Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	The Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	685,000,000	3,820,174	3,959,596	NAP	NAP	710,000,000.00	3,959,596.04	39.4%
14	Loan	16	1	460 Beaver Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7	5	Acquisition America Portfolio	60,000,000	350,299	491,002	NAP	NAP	84,100,000.00	491,001.89	64.4%
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	The Residences at 279 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	70,000,000	390,347	473,993	NAP	NAP	85,000,000.00	473,993.06	40.8%
21	Loan	18	1	Views at Lake Havasu	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	15 West 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	75,000,000	491,102	556,583	NAP	NAP	85,000,000.00	556,582.75	59.4%
27	Loan	19	1	WoodSpring Suites - Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Meadow Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Newport Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	20	1	Hill Road Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19, 23	1	Lovejoy Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19, 23	1	Waterside Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	145,000,000	970,169	1,003,623	NAP	NAP	150,000,000.00	1,003,623.26	50.0%

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
					14					9		14		13
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	2.09	16.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	1.78	14.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3	Loan	5, 17, 20, 27	1	304 East 45th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	1.63	12.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	1.93	14.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	2.19	14.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	19	1	El Paseo Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan		1	The Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAP	NAP	4,250,000	10.75000%	30,750,000	177,420	63.7%	1.09	7.7%	Yes
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	2.00	13.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	16	1	460 Beaver Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	6, 7	5	Acquisition America Portfolio	1.25	8.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17	Loan	16, 27	1	The Residences at 279 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	2.46	16.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan	18	1	Views at Lake Havasu	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	16	1	Courtyard Atlanta Airport West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	2	1	15 West 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	1.85	17.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	19	1	WoodSpring Suites - Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan		1	Meadow Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
29	Loan		1	Newport Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan	20	1	Hill Road Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	19, 23	1	Lovejoy Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
32	Loan	19, 23	1	Waterside Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	1.96	16.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
					13
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	NAP	BPR Nimbus LLC
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	NAP	LAM Group
3	Loan	5, 17, 20, 27	1	304 East 45th Street	NAP	Michael T. Cohen, Robert Getreu and Andrew H. Roos
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAP	Blue Owl Capital, Inc. and Blue Owl Real Estate Capital, LLC
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	NAP	James P. Levin, Paul A. Travis, Aaron Malinsky and Kessler-Sachs Family Partnership, LP
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	NAP	Brookfield Properties Retail Holding LLC
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois
8	Loan	19	1	El Paseo Shopping Center	NAP	Benjamin Noble
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	NAP	Sotherly Hotels LP
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	NAP	Chesnut Family Trust Dated February 2, 1994 and Lee M. Chesnut
11	Loan		1	The Glen	NAP	James R. Watson, Judy R. Watson and The James R. Watson and Judy R. Watson Revocable Trust Dated July 11, 2005
12	Loan	13, 16, 18	1	Elevate at the Pointe	Future Mezzanine Loan	Ravindra Gupta and Vikram Raya
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	NAP	The Macerich Partnership, L.P. and Alaska Permanent Fund Corporation
14	Loan	16	1	460 Beaver Creek	NAP	Alexander Dembitzer
15	Loan	6, 7	5	Acquisition America Portfolio	NAP	Fred Ohebshalom
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	NAP	Robert Atallah and Robert Atallah Family Trust
17	Loan	16, 27	1	The Residences at 279 North	NAP	William Paladino and Andrew Plant
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	Manuel A. Fernandez
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	NAP	Robert J. Moser and Prime Storage Fund II, LP
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	NAP	Lauricella Land Company, LLC
21	Loan	18	1	Views at Lake Havasu	NAP	Galen Ishii, John Yu, Ryan Tanaka and Bryan Ziebart
22	Loan	16	1	Courtyard Atlanta Airport West	NAP	Munira Kapadia and Faysal Kapadia
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	NAP	Barkat Gilliani and Dharmisth Patel
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	Jeffrey A. Pori
25	Loan	2	1	15 West 18th Street	NAP	Michael Namer
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	BLT Real Estate JV5 LLC
27	Loan	19	1	WoodSpring Suites - Charlotte	NAP	William Michael Mikkelson and Adam Mikkelson
28	Loan		1	Meadow Park	NAP	Rockstar Capital
29	Loan		1	Newport Oaks	NAP	Rockstar Capital
30	Loan	20	1	Hill Road Plaza	NAP	Ziki Zaffir
31	Loan	19, 23	1	Lovejoy Station	NAP	David Garfunkel
32	Loan	19, 23	1	Waterside Commons	NAP	Joel Ospovat
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	NAP	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
					24, 30
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	BPR Nimbus LLC	No	No
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	Kin Chung Lam (a/k/a John Lam), Keith Lam, Cindy Luk (a/k/a Cindy Lam), Yuk Jin Lam (a/k/a Shirley Lam) and Suey Jin Lam Tang (a/k/a Jeannie Tang)	No	No
3	Loan	5, 17, 20, 27	1	304 East 45th Street	Michael T. Cohen, Robert Getreu and Andrew H. Roos	No	No
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	Blue Owl Real Estate Fund VI LP, Blue Owl Real Estate Fund VI (A) LP, Blue Owl Real Estate Fund VI (B) LP	No	No
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	James P. Levin, Paul A. Travis, Aaron Malinsky and Kessler-Sachs Family Partnership, LP	No	No
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	BPR Nimbus LLC	No	No
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	GGP-TRS L.L.C.	No	No
8	Loan	19	1	El Paseo Shopping Center	Benjamin Noble and Sperry Equities, LLC	No	No
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	Sotherly Hotels LP	No	No
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	Chesnut Family Trust Dated February 2, 1994 and Lee M. Chesnut	No	No
11	Loan		1	The Glen	James R. Watson, Judy R. Watson and The James R. Watson and Judy R. Watson Revocable Trust Dated July 11, 2005	No	No
12	Loan	13, 16, 18	1	Elevate at the Pointe	Ravindra Gupta and Vikram Raya	No	No
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	The Macerich Partnership, L.P.	No	No
14	Loan	16	1	460 Beaver Creek	Alexander Dembitzer	No	No
15	Loan	6, 7	5	Acquisition America Portfolio	Fred Ohebshalom	No	No
15.01	Property		1	509 & 515 West 110th Street
15.02	Property		1	517 West 113th Street
15.03	Property		1	652 & 664 West 163rd Street
15.04	Property		1	21 5th Avenue
15.05	Property		1	603 West 140th Street
16	Loan	16, 30	1	Cedarlane Foods	Robert Atallah and Robert Atallah Family Trust	No	No
17	Loan	16, 27	1	The Residences at 279 North	William Paladino and Andrew Plant	No	No
18	Loan	14, 16, 27	1	Centurion Ironbound	Manuel A. Fernandez	No	No
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	Robert J. Moser and Prime Storage Fund II, LP	No	No
19.01	Property		1	Prime Storage - North Hampton
19.02	Property		1	Prime Storage - Derry
20	Loan	5, 7	1	Elmwood Shopping Center	Lauricella Land Company, LLC	No	No
21	Loan	18	1	Views at Lake Havasu	Galen Ishii, John Yu, Ryan Tanaka and Bryan Ziebart	No	No
22	Loan	16	1	Courtyard Atlanta Airport West	Munira Kapadia and Faysal Kapadia	No	No
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	Barkat Gilliani and Dharmisth Patel	No	No
24	Loan	16, 28	1	Tesla - Golden Valley	Jeffrey A. Pori	Yes	No
25	Loan	2	1	15 West 18th Street	Michael Namer	No	No
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	BLT Real Estate JV5 LLC	No	No
27	Loan	19	1	WoodSpring Suites - Charlotte	William Michael Mikkelson and Adam Mikkelson	No	No
28	Loan		1	Meadow Park	Robert Martinez	No	No
29	Loan		1	Newport Oaks	Robert Martinez	No	No
30	Loan	20	1	Hill Road Plaza	Zvi Zaffir a/k/a Ziki Zaffir	No	No
31	Loan	19, 23	1	Lovejoy Station	David Garfunkel	No	No
32	Loan	19, 23	1	Waterside Commons	Sandalwood Management, Inc.	No	No
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	GGP-TRS L.L.C.	No	No

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)
						29
1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	Refinance	No	200,000,000	11,179,744	0	0	211,179,744	204,429,707	0	1,766,053
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	Refinance	No	85,000,000	0	0	0	85,000,000	79,802,301	0	1,594,894
3	Loan	5, 17, 20, 27	1	304 East 45th Street	Refinance	No	65,000,000	18,114,296	0	0	83,114,296	80,330,534	0	2,769,108
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	Recapitalization	No	126,000,000	70,581,281	0	0	196,581,281	0	192,450,000	4,131,281
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	Refinance	No	53,750,000	3,227,623	0	0	56,977,623	53,230,201	0	3,384,004
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	Refinance	No	170,000,000	8,657,092	0	0	178,657,092	173,058,858	0	598,234
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Refinance	No	260,000,000	0	0	0	260,000,000	211,601,763	0	3,205,539
8	Loan	19	1	El Paseo Shopping Center	Refinance	No	43,000,000	0	0	0	43,000,000	38,387,366	0	978,818
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	Refinance	No	35,000,000	0	0	0	35,000,000	24,425,485	0	817,691
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	Refinance	No	34,000,000	4,418,530	0	0	38,418,530	33,721,048	0	1,147,903
11	Loan		1	The Glen	Refinance	No	28,500,000	8,609,599	0	0	37,109,599	34,171,816	0	2,448,187
12	Loan	13, 16, 18	1	Elevate at the Pointe	Refinance	No	26,500,000	2,799,993	4,250,000	0	33,549,993	30,780,537	0	2,612,468
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	Refinance	No	710,000,000	0	0	0	710,000,000	666,692,845	0	3,532,030
14	Loan	16	1	460 Beaver Creek	Refinance	No	24,500,000	0	0	0	24,500,000	10,876,146	0	431,807
15	Loan	6, 7	5	Acquisition America Portfolio	Refinance		84,100,000	0	0	0	84,100,000	64,662,370	0	6,041,478
15.01	Property		1	509 & 515 West 110th Street		No
15.02	Property		1	517 West 113th Street		No
15.03	Property		1	652 & 664 West 163rd Street		No
15.04	Property		1	21 5th Avenue		No
15.05	Property		1	603 West 140th Street		No
16	Loan	16, 30	1	Cedarlane Foods	Refinance	No
17	Loan	16, 27	1	The Residences at 279 North	Refinance	No
18	Loan	14, 16, 27	1	Centurion Ironbound	Refinance	No
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	Refinance
19.01	Property		1	Prime Storage - North Hampton		No
19.02	Property		1	Prime Storage - Derry		No
20	Loan	5, 7	1	Elmwood Shopping Center	Refinance	No
21	Loan	18	1	Views at Lake Havasu	Refinance	No
22	Loan	16	1	Courtyard Atlanta Airport West	Acquisition	No
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	Acquisition	No
24	Loan	16, 28	1	Tesla - Golden Valley	Acquisition	No
25	Loan	2	1	15 West 18th Street	Refinance	No
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	Refinance	No
27	Loan	19	1	WoodSpring Suites - Charlotte	Acquisition	No
28	Loan		1	Meadow Park	Refinance	No
29	Loan		1	Newport Oaks	Refinance	No
30	Loan	20	1	Hill Road Plaza	Refinance	No
31	Loan	19, 23	1	Lovejoy Station	Refinance	No
32	Loan	19, 23	1	Waterside Commons	Refinance	No
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	Refinance	No

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)

1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	4,983,984	0	0	211,179,744	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	88,147	3,514,659	0	85,000,000	5/20/2036	221.35	198.53	89.7%	221.35	198.53	89.7%
3	Loan	5, 17, 20, 27	1	304 East 45th Street	14,655	0	0	83,114,296	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	0	0	0	196,581,281	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	363,419	0	0	56,977,623	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	5,000,000	0	0	178,657,092	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	3,966,953	41,225,744	0	260,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19	1	El Paseo Shopping Center	3,421,557	212,259	0	43,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	403,680	9,353,144	0	35,000,000	6/30/2029	177.05	137.78	77.8%	177.05	137.78	77.8%
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	3,549,579	0	0	38,418,530	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	The Glen	489,596	0	0	37,109,599	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	156,988	0	0	33,549,993	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	39,775,125	0	0	710,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	16	1	460 Beaver Creek	0	13,192,047	0	24,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7	5	Acquisition America Portfolio	6,476,738	6,919,414	0	84,100,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	509 & 515 West 110th Street					NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	517 West 113th Street					NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	652 & 664 West 163rd Street					NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	21 5th Avenue					NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	603 West 140th Street					NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 30	1	Cedarlane Foods					NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	The Residences at 279 North					NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound					NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio					NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Prime Storage - North Hampton					NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Prime Storage - Derry					NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 7	1	Elmwood Shopping Center					NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	18	1	Views at Lake Havasu					NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West					1/25/2039	121.88	89.92	73.8%	121.88	89.92	73.8%
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL					1/24/2039	143.25	100.43	70.1%	143.25	100.43	70.1%
24	Loan	16, 28	1	Tesla - Golden Valley					NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	15 West 18th Street					NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld					5/31/2030	132.13	101.70	77.0%	132.13	101.70	77.0%
27	Loan	19	1	WoodSpring Suites - Charlotte					12/31/2040	72.32	63.93	88.4%	72.32	63.93	88.4%
28	Loan		1	Meadow Park					NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Newport Oaks					NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	20	1	Hill Road Plaza					NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19, 23	1	Lovejoy Station					NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19, 23	1	Waterside Commons					NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	1, 7, 12, 19	1	Galleria at Tyler					NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 7, 12, 24, 27	1	Staten Island Mall	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 7, 12, 16, 27, 30	1	Sheraton Hotel Brooklyn	203.43	176.16	86.6%	198.44	165.77	83.5%
3	Loan	5, 17, 20, 27	1	304 East 45th Street	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 12, 16, 19	1	Western Digital Milpitas Campus	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 4, 20	1	Shops at Marble Hill	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 7, 12, 18, 19, 20, 30	1	Jordan Creek Town Center	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19	1	El Paseo Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	17, 19	1	Hilton Tapestry - Hotel Alba Tampa	165.11	125.92	76.3%	143.09	104.15	72.8%
10	Loan	16, 17, 19, 23, 27, 28, 30	1	Papago Gateway Center	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	The Glen	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 16, 18	1	Elevate at the Pointe	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 7, 12, 23	1	Tysons Corner Center	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	16	1	460 Beaver Creek	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7	5	Acquisition America Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	509 & 515 West 110th Street	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	517 West 113th Street	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	652 & 664 West 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	21 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	603 West 140th Street	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 30	1	Cedarlane Foods	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	The Residences at 279 North	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	14, 16, 27	1	Centurion Ironbound	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3, 6	2	Prime Storage - New Hampshire Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Prime Storage - North Hampton	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Prime Storage - Derry	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 7	1	Elmwood Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	18	1	Views at Lake Havasu	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16	1	Courtyard Atlanta Airport West	122.89	64.32	69.8%	106.08	64.32	60.6%
23	Loan	16, 28	1	Holiday Inn Express - Tampa, FL	132.58	72.62	72.6%	109.88	72.62	66.1%
24	Loan	16, 28	1	Tesla - Golden Valley	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	15 West 18th Street	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	1, 7, 19	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	119.71	95.16	79.5%	88.69	62.37	70.3%
27	Loan	19	1	WoodSpring Suites - Charlotte	67.64	61.02	90.2%	60.69	44.42	73.2%
28	Loan		1	Meadow Park	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Newport Oaks	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	20	1	Hill Road Plaza	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19, 23	1	Lovejoy Station	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19, 23	1	Waterside Commons	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	1, 7, 12, 19	1	Galleria at Tyler	NAP	NAP	NAP	NAP	NAP	NAP

A-1-23

BBCMS 2024-5C25 Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “3650 REIT” denotes 3650 Real Estate Investment Trust 2 LLC as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc., “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 1, Staten Island Mall, the mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Barclays and Wells Fargo Bank, National Association.

With respect to Loan No. 2, Sheraton Hotel Brooklyn, the mortgage loan is part of a whole loan that was originated by DBR Investments Co. Limited. Such mortgage loan was subsequently acquired by GACC.

With respect to Loan No. 4, Western Digital Milpitas Campus, the mortgage loan is part of a whole loan that was co-originated by UBS AG and JPMorgan Chase Bank, National Association.

With respect to Loan No. 6, Jordan Creek Town Center, the mortgage loan is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Barclays.

With respect to Loan No. 7, Kenwood Towne Centre, the mortgage loan is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and SGFC.

With respect to Loan No. 13, Tysons Corner Center, the mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association and Bank of Montreal. Such mortgage loan was subsequently acquired by GACC.

With respect to Loan No. 26, DoubleTree by Hilton Hotel Orlando at SeaWorld, the mortgage loan is part of a whole loan as to which separate notes are being sold by BMO, CREFI and GACC. The whole loan was originated by BMO and partially assigned to CREFI and Deutsche Bank AG, New York Branch. GACC has acquired or will acquire the portion of such mortgage loan as to which it is acting as mortgage loan seller from Deutsche Bank AG, New York Branch on or prior to the closing date.

With respect to Loan No. 33, Galleria at Tyler, the mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Bank of America, N.A. and SGFC.

(2)	With respect to Loan No. 2, Sheraton Hotel Brooklyn, the mortgaged property is comprised of a 321-room full-service hotel in addition to, among others, a restaurant, Lady Chow Kitchen Inc, which occupies 3,500 square feet, a café and a rooftop bar, Kimoto Rooftop, which occupies 4,500 square feet.

With respect to Loan No. 5, Shops at Marble Hill, the mortgaged property is a retail property with approximately 18.4% of underwritten effective gross income generated from office tenants.

With respect to Loan No. 6, Jordan Creek Town Center, the collateral includes a Residence Inn that occupies the mortgaged property through a ground lease with a lease expiration date in November 2029. The Residence Inn consists of 122 keys and 94,037 square feet and pays approximately $147,018 per annum in ground rent. There are five, five-year automatic renewal options remaining that trigger unless Residence Inn provides notice of their intention to leave the mortgaged property at least 270 days, and at most one year, prior to the current expiration date.

With respect to Loan No. 25, 15 West 18th Street, the mortgaged property is comprised of 10 stories totaling 44,180 square feet and is 100% occupied by eight commercial tenants and three residential tenants. The usage of space within the building consists of office (27,060 square feet, 58.0% of gross rent), retail (11,180 square feet, 33.0% of gross rent), and residential (three units, 5,940 square feet, 9.1% of gross rent). The tenant, 77 Ventures, is currently using residential unit 4W as a live-work office studio. Additionally, the tenant, Birddogs space, is configured as a loft apartment that is being used as office space; if Birddogs were to vacate the premises, the space could be re-

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leased to a residential tenant at similar or higher rents with no capex needed for the conversion, which would bring the multifamily rent component to 18.4% (if rented at its current rate).

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 5, Shops at Marble Hill, the mortgaged property is comprised of four buildings, K1, K2, K3 and K4. K1 is a single-story, multi-tenant, shopping center built in 2002; K2 is a single-story free-standing restaurant originally built in 1949 and renovated in 2002 and 2022; and K3 and K4 are two contiguous multi-tenant commercial buildings, subdivided into separate retail and office condominium units. K3 was originally built in 2009 as a two-story multi-tenant commercial building with retail space on the ground floor and office space on the second floor, which was later expanded in 2016 to include the interconnected three-story building, K4, which is entirely office space. The net rentable area of 123,896 square feet includes the area of all four buildings (K1, K2, K3 and K4).

With respect to Loan No. 6, Jordan Creek Town Center, the mortgaged property is a super-regional mall consisting of 940,038 square feet of owned improvements and a 197,760 square foot space attributed to non-collateral Dillard’s, totaling 1,137,798 square feet. Additionally, the collateral includes Residence Inn, a 122-key hotel consisting of 94,037 square feet, which operates at the mortgaged property under a ground lease.

With respect to Loan No. 13, Tysons Corner Center, the fee interest of the mortgaged property is subject to an affiliate ground lease between Tysons Corner Property Holdings LLC (the “Fee Borrower”), as ground lessor, and Tysons Corner Holdings LLC (the “Leasehold Borrower”), as ground lessee.  The mortgage is a fee and leasehold mortgage that encumbers each of the fee estate owned by the Fee Borrower and the leasehold estate owned by the Leasehold Borrower. The term of the ground lease commenced on November 26, 1962 and terminates on August 31, 2035. The ground lease does not provide for any further extension options. The annual base rent for the ground lease may never be less than an amount equal to 6% of the product of $1.00 times the total number of square feet in the total area of the mortgaged property. The annual ground rent under the ground lease is currently $1,565,412.

With respect to Loan No. 19, Prime Storage – New Hampshire Portfolio, occupancy is inclusive of 112 exterior non-climate units, 838 interior climate units, 19 covered parking spaces and 14 uncovered parking spaces.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top five tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 5, Shops at Marble Hill, the mortgaged property does not include the shadow anchor tenant, Target, which owns and occupies a contiguous building.

With respect to Loan No. 7, Kenwood Towne Centre, occupancy includes all tenants in place and excludes the 137,836 square feet of non-collateral space occupied by Nordstrom. As of December 31, 2023, the Kenwood Towne Centre mortgaged property was 95.2% occupied, excluding the non-collateral Nordstrom space.

With respect to Loan No. 13, Tysons Corner Center, the Fifth Largest Tenant, Primark, has signed its lease but is not yet in occupancy. Primark is expected to commence a ten-year lease on April 22, 2024. Primark has three, five-year renewal options exercisable. Primark has various options to terminate its lease (i) if it has not opened by a date determined by a formula specified in the lease, (ii) if the delivery date has not occurred in accordance with a formula specified in the lease or (iii) if the floor area is more than 3% less than specified in the lease. In addition, Primark has the right to terminate its lease effective as of the end of its fifth lease year if the tenant’s gross sales during its fourth lease year do not equal or exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90-day period following the end of the fourth lease year. At origination $9,005,926 was deposited into a gap rent reserve for various tenants, including $1,170,894 for Primark.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

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With respect to Loan No. 3, 304 East 45th Street, the Appraised Value is the “as is” value of $138,000,000 as of January 1, 2024, which is based on the extraordinary assumptions that (i) the UN Development Programme (the “UNDP”) and the United Nations (the “UN”) will consolidate to 50% of their respective current footprint as of January 1, 2028 (and extend the term of their respective leases by five years), and again consolidate to 50% of their respective then-current footprint on January 1, 2033 (and again extend the term of their respective leases), (ii) the balance of the space at the mortgaged property will then be leased at prevailing market terms, and (iii) the leasehold condominium structure in place at the mortgaged property will remain in place, but the reversion of ownership of the condominium units to the borrower will thereafter be assessed a full tax liability. According to the related appraisal, the current contract rents are below market. The term of each of the UNDP and UN leases is scheduled to expire on December 31, 2027, with one, five-year renewal option exercisable by the UN (but no renewal option exercisable by the UNDP). Although the appraisal indicates the observed tenant utilization at the mortgaged property is less than 50%, neither the UNDP nor the UN has given the borrower notice of an intention to downsize its space or to not exercise its renewal option, as applicable.

With respect to Loan No. 20, Elmwood Shopping Center, the Appraised Value ($) includes two release parcels valued at $63,800 and $678,704. The Appraised Value excluding these release parcels would be $207,357,496 resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 41.0%.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 15, Acquisition America Portfolio
● Loan No. 19, Prime Storage – New Hampshire Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.
● Loan No. 1, Staten Island Mall
● Loan No. 2, Sheraton Hotel Brooklyn
● Loan No. 4, Western Digital Milpitas Campus
● Loan No. 6, Jordan Creek Town Center
● Loan No. 7, Kenwood Towne Centre
● Loan No. 13, Tysons Corner Center
● Loan No. 15, Acquisition America Portfolio
● Loan No. 20, Elmwood Shopping Center
● Loan No. 26, DoubleTree by Hilton Hotel Orlando at SeaWorld
● Loan No. 33, Galleria at Tyler

(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	Intentionally Left Blank

(11)	Intentionally Left Blank

(12)	The “L” component of the prepayment provision represents lockout payments. The “D” component of the prepayment provision represents defeasance payments.

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The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 1, Staten Island Mall, the lockout period will be at least 25 payment dates beginning with and including the first payment date in March 2024.  Defeasance of the Staten Island Mall whole loan in whole but not in part is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 18, 2027. The assumed defeasance lockout period of 25 payment dates is based on the expected closing date of the BBCMS 2024-5C25 securitization in March 2024. The actual lockout period may be longer.

With respect to Loan No. 1, Staten Island Mall, a cash sweep period due to a debt yield event can be terminated upon the date that (A) the debt yield is equal to or in excess of 10.5% for two consecutive calendar quarters, (B) delivery to the lender of cash or letter of credit or receipt by the lender of a debt yield cure prepayment, or (C) in the case of a cash sweep period due to the occurrence of an event of default if such event of default is thereafter cured or waived. The Staten Island Mall Whole Loan may be partially prepaid at any time to cure a cash management trigger period due to the Staten Island Mall Whole Loan debt yield being less than 11.0%, provided that any prepayment prior to the payment date occurring in August 2028 will be subject to payment of a yield maintenance premium.

With respect to Loan No. 2, Sheraton Hotel Brooklyn, the lockout period will be at least 25 payment dates beginning with and including the first payment date in March 2024.  Defeasance of the Sheraton Hotel Brooklyn whole loan in whole but not in part is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 31, 2027. The assumed defeasance lockout period of 25 payment dates is based on the expected closing date of the BBCMS 2024-5C25 securitization in March 2024. The actual lockout period may be longer.

With respect to Loan No. 4, Western Digital Milpitas Campus, defeasance of the whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note to be securitized and (b) February 9, 2027. The whole loan may be voluntarily prepaid in whole, but not in part, on or after March 11, 2025, with the payment of a yield maintenance premium if such prepayment occurs prior to August 11, 2028. The whole loan may be voluntarily prepaid at any time on or after August 11, 2028, without the payment of a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the expected closing date of the BBCMS 2024-5C25 securitization in March 2024. The actual defeasance lockout period may be longer.

With respect to Loan No. 6, Jordan Creek Town Center, the lockout period will be at least 25 months beginning with and including the first payment date on March 1, 2024. Defeasance of the Jordan Creek Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2027. The assumed lockout period of 25 payment dates is based on the expected BBCMS 2024-5C25 securitization closing date in March 2024. The actual lockout period may be longer.  The Jordan Creek Town Center Whole Loan may be partially prepaid at any time to cure a cash management trigger period due to the Jordan Creek Town Center Whole Loan debt yield being less than 12.0%, provided that any prepayment prior to the payment date occurring in November 2028 will be subject to payment of a yield maintenance premium.

With respect to Loan No. 7, Kenwood Towne Centre, the lockout period will be at least 24 payment dates beginning with and including the first payment date in April 2024. Defeasance of the Kenwood Towne Centre whole loan in full is permitted at any time after the earlier to occur of (i) February 9, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payment dates is based on the anticipated closing date of the BBCMS 2024-5C25 securitization trust in March 2024. The actual lockout period may be longer. The Kenwood Towne Centre Whole Loan may be partially prepaid at any time to cure a cash management trigger period due to the Kenwood Towne Centre Whole Loan debt yield being less than 9.75% for two consecutive calendar quarters, provided that any prepayment prior to the payment date occurring in September 2028 will be subject to payment of a yield maintenance premium.

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With respect to Loan No. 13, Tysons Corner Center, the lockout period will be at least 27 payment dates beginning with and including the first payment date in January 2024. Defeasance or prepayment (with a yield maintenance premium if prior to the monthly payment date in June 2028) of the Tysons Corner Center whole loan in whole but not in part is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the monthly payment date occurring in December 2026. The assumed defeasance lockout period of 27 payment dates is based on the expected closing date of the BBCMS 2024-5C25 securitization in March 2024. The actual lockout period may be longer.

With respect to Loan No. 33, Galleria at Tyler, the lockout period will be at least 26 payment dates beginning with and including the first payment date in February 2024. Defeasance of the Galleria at Tyler whole loan in full is permitted at any time after the earlier to occur of (i) December 13, 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payment dates is based on the expected closing date of the BBCMS 2024-5C25 securitization in March 2024. The actual lockout period may be longer. The Galleria at Tyler Whole Loan may be partially prepaid at any time to cure a cash management trigger period due to the Galleria at Tyler Whole Loan debt yield being less than 14.0% for two consecutive calendar quarters, provided that any prepayment prior to the payment date occurring in July 2028 will be subject to payment of a yield maintenance premium.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 12, Elevate at the Pointe, the related mezzanine loan is secured by a pledge of the equity interests in the related borrower and is structured with (a) an initial advance funded on the origination date in the amount of $4,250,000 (the “Initial Advance”) and (b) one or more additional advances (each and “Additional Advance”) of up to $2,500,000 in the aggregate, to be funded for the reimbursement of project expenditures in connection with unit renovations at the mortgaged property (the “Unit Renovations”), upon satisfaction of certain conditions set forth in the related mezzanine loan documents including, among other things, that (i) no event of default or cash trap event period has occurred and is continuing, (ii) the mezzanine borrower may not receive any Additional Advances from and after July 9, 2026, (iii) no more than one Additional Advance will be permitted during any calendar quarter and no Additional Advance may be requested or advanced for an amount less than the lesser of (1) $500,000 and (2) the remaining amount available as an Additional Advance under the mezzanine loan agreement (other than the last requested Additional Advance, if less), (iv) the aggregate debt yield, taking into account the applicable Additional Advance, is equal to or greater than 7.25%, and (v) the mezzanine lender has approved the applicable project expenditures to be funded by such Additional Advance and the Unit Renovations that are the subject of such Additional Advance. The mezzanine loan has an interest rate per annum equal to, with respect to (i) the Initial Advance, 10.75%, and (ii) each Additional Advance, 12%, and is coterminous with the related mortgage loan. The related mortgage loan documents require the borrower to diligently prosecute the completion of all Unit Renovations commenced by the borrower substantially in accordance with the mezzanine loan agreement, the mortgage loan documents and all applicable laws.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

With respect to Loan No. 7, Kenwood Towne Centre, the Underwritten NOI DSCR and Underwritten NCF DSCR do not include the non-collateral Nordstrom space.

With respect to Loan No. 18, Centurion Ironbound, the UW NOI DSCR and UW NCF DSCR, which both equal 1.28x, assume a stabilized underwritten vacancy of 3.5% versus an in-place economic vacancy of 9.5%. Assuming the in-place economic vacancy, the UW NOI DSCR and the UW NCF DSCR would both be 1.19x. The mortgage loan was structured to include a $975,000 holdback reserve to be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, the lender receiving (i) documentation of a certified trailing one-month operating statement reflecting at least $161,383 in base rental income, (ii) a certified rent roll reflecting a minimum 97% in-place occupancy and (iii) documentation that no tenant rental concessions remain outstanding.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

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(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 2, Sheraton Hotel Brooklyn, historical cash flows are not available due to the effect of COVID-19 on the hospitality industry in 2020, and the subsequent recovery in 2021.

With respect to Loan No. 4, Western Digital Milpitas Campus, historical financial information is not available as the mortgaged property was acquired in September 2023.

With respect to Loan No. 10, Papago Gateway Center, Fourth Most Recent cash flows are not available as the borrower sponsor was not required to provide more than three years of historical operating statements.

With respect to Loan No. 12, Elevate at the Pointe, the historical cash flows are not available as the mortgaged property was acquired in December 2021.

With respect to Loan No. 14, 460 Beaver Creek, historical cash flows are not available as the 460 Beaver Creek property was recently acquired in 2021 and subsequently expanded in 2023.

With respect to Loan No. 16, Cedarlane Foods, historical financials are not available as the single tenant of the mortgaged property is owned by the mortgage loan sponsor and entered into a new lease at closing.

With respect to Loan No. 17, The Residences at 279 North, Fourth Most Recent cash flows are not available as the mortgaged property was opened in 2020.

With respect to Loan No. 18, Centurion Ironbound, historical financial information is not available as the mortgaged property was built in 2023.

With respect to Loan No. 22, Courtyard Atlanta Airport West, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in January 2024.

With respect to Loan No. 23, Holiday Inn Express - Tampa, FL, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in January 2024.

With respect to Loan No. 24, Tesla - Golden Valley, historical financials are not available as the mortgaged property was built in 2023.

(17)	With respect to Loan No. 3, 304 East 45th Street, the mortgaged property is subject to a condominium regime in order for the mortgaged property to benefit from a real property tax exemption based on the tax exempt status of the UN Tenants (as defined below), whereby title to eight of the nine condominium units comprising the mortgaged property is held by the United Nations or the United Nations Development Programme (collectively, the “UN Tenants”), as applicable, with the borrower having a reversionary interest in fee title to the condominium units owned by the UN Tenants. The borrower has retained fee ownership of and responsibility to pay real property taxes on the remaining condominium unit, representing approximately 1.64% of the interest in the condominium’s common elements. Each deed from the borrower to the UN Tenants contains such reversionary interest and states that the reversion is automatic upon the occurrence of certain events (e.g., (i) if the applicable overlease/master lease or space lease goes away, (ii) if the UN Tenants attempt to convey, assign or encumber its fee interest, (iii) if the UN Tenants default under a space lease beyond the applicable cure period (and 30 days has elapsed since the expiration of such cure period) or (iv) if the borrower gives notice that one of the other condominium units has been reconveyed back to the borrower and the borrower is electing to have the condominium unit in question conveyed back to the borrower). The reversion is also discussed in certain escrow agreements pursuant to which First American Title Insurance Company is holding the deeds with the reversionary interests from the UN Tenants back to the borrower. Each of the condominium units is master leased from the UN Tenants to the borrower pursuant to various “overleases”, and the borrower then subleases each of the condominium units back to the UN Tenants pursuant to separate space leases for each of the condominium units. All rent due under the master leases has been paid in full. The condominium documents provide that for so long as the overleases are in effect, the borrower has control over each of the condominium units despite title being held by the UN Tenants. Similar to a loan with a payment in lieu of taxes (“PILOT”) structure, the lender has a fee and leasehold mortgage that is secured by: (i) the borrower’s leasehold interest in the mortgaged property, (ii) the borrower’s fee or reversionary interest in the fee interest in the mortgaged property and (iii) the fee interest in the mortgaged property through the UN Tenants joinder to the mortgage. As such, the lender has the ability to foreclose on either: (i) the leasehold interest in the mortgaged property or (ii) both the fee and the leasehold interests in the mortgaged property. If the lender elects to only

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foreclose on the borrower’s leasehold interest in the mortgaged property and keep the UN Tenants as a tenant (i.e., a scenario in which the borrower is in default under the loan documents, but the UN Tenants are not in default under the applicable space lease), the lender has retained the ability to ultimately obtain fee title to the mortgaged property if the UN Tenants were to default on any of its space leases at a later date. In connection with the foregoing, pursuant to an escrow arrangement among the borrower, the UN Tenants, the lender and First American Title Insurance Company, the UN Tenants has delivered deeds “in blank” to First American Title Insurance Company.

With respect to Loan No. 9, Hilton Tapestry - Hotel Alba Tampa, a portion of the mortgaged property used for parking measuring approximately 2,400 square feet is ground leased by the borrower, Tampa Hotel Associates LLC, as ground lessee, under a ground lease with the State of Florida Department of Transportation, as ground lessor. The borrower entered into the ground lease on April 25, 2019, which expires on July 30, 2024, with one, five-year extension option remaining. The annual base ground rent is $2,432, plus applicable tax.

With respect to Loan No. 10, Papago Gateway Center, the mortgaged property is subject to a master ground lease between Salt River Project Agricultural Improvement and Power District, as master ground lessor, and Papago Park Center, Inc., as master ground lessee The mortgaged property is sub ground leased by the borrower, LMC-Mill/Washington, LLC, as the sub ground lessee, under a sub ground lease with Papago Park Center, Inc., as the sub ground lessor. The borrower assumed the ground lease on January 1, 2006, which expires on December 31, 2085, and has no extension options. The annual sub ground rent under the sub ground lease is $410,112, subject to an increase every five years, with the next scheduled increase in January 2026. The sub ground rent increase is subject to the cost-of-living adjustments every five years and the consumer price index of all urban consumers, all items index 1985-84 (San Diego), with a maximum increase of 17.0%.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 6, Jordan Creek Town Center, the borrowers provided a limited payment guaranty, guaranteeing up to $260,628 in lieu of deposits of amounts due at loan origination for the gap rent reserve.

With respect to Loan No. 6, Jordan Creek Town Center, the borrowers provided a limited payment guaranty, guaranteeing up to $7,584,188 in lieu of deposits of amounts due at loan origination for the rollover reserve.

With respect to Loan No. 12, Elevate at the Pointe, at origination, the borrower deposited approximately $58,850 for required repairs to cover the cost of pavement and parking repairs, inspect and repair balconies and to remove and replace all affected finishes from water damage in the end unit of building 15.

With respect to Loan No. 21, Views at Lake Havasu, at origination, the borrower deposited approximately $400,000 for performance reserve funds.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 4, Western Digital Milpitas Campus, on each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, provided, however, the borrower is not required to make deposits into the tax account so long as (a) no event of default has occurred and is continuing, (b) the lease with Western Digital Technologies, Inc. (“WD”) (or a replacement qualified lease) is in full force and effect and (x) no material monetary (including, without limitation, any failure to pay rent due thereunder) or material non-monetary event of default, beyond any applicable notice and cure periods, under the WD lease (or a replacement qualified lease) exists and (y) no other material tenant trigger event exists, (c) WD (or a material tenant under a replacement qualified lease) is required under its lease to make the payments relating to the obligations and liabilities for which the applicable reserve account was established and (d) WD (or a material tenant under a replacement qualified lease) continues to make the payments relating to the obligations and liabilities for which the applicable reserve account was established and the borrower delivers evidence of the same to the lender in a timely manner.

With respect to Loan No. 4, Western Digital Milpitas Campus, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable in the next 12 months for the renewal of the required supplemental terrorism insurance. In addition, on each monthly payment date, the borrower is required to deposit

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an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverages afforded by the insurance policies, provided, however, (X) if all of the required insurance coverages are provided through an approved blanket policy, the borrower is not required to make deposits on account of insurance premiums and (Y) the borrower is not required to make the monthly insurance deposit on account of insurance premiums (other than the monthly supplemental terrorism insurance deposits) so long as (a) no event of default has occurred and is continuing, (b) the WD lease (or a replacement qualified lease) is in full force and effect and (x) no material monetary (including, without limitation, any failure to pay rent due thereunder) or material non-monetary event of default, beyond any applicable notice and cure periods, under the WD lease (or a replacement qualified lease) exists and (y) no other material tenant trigger event exists, (c) WD (or a material tenant under a replacement qualified lease) is required under its lease to make the payments relating to the obligations and liabilities for which the applicable reserve account was established, (d) WD (or a material tenant under a replacement qualified lease) continues to make the payments relating to the obligations and liabilities for which the applicable reserve account was established and the borrower delivers evidence of the same to the lender in a timely manner and (e) the borrower maintains the required supplemental insurance coverage (including any supplemental terrorism insurance policies).

With respect to Loan No. 4, Western Digital Milpitas Campus, on each monthly payment date, the borrower is required to deposit an amount equal to approximately $7,224 for capital expenditures, provided, however, the borrower is not required to make deposits into the capital expenditures account so long as (a) no event of default has occurred and is continuing, (b) the WD lease (or a replacement qualified lease) is in full force and effect and no material tenant trigger event exists and is continuing and (c) WD is obligated to maintain the mortgaged property in good, clean, sanitary, safe and working order, condition and repair (or a material tenant under a replacement qualified lease is obligated pursuant to its lease to maintain the mortgaged property in a commercially reasonable manner and condition), and WD (or a material tenant under a replacement qualified lease) is in compliance with such obligations.

With respect to Loan No. 4, Western Digital Milpitas Campus, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit all material tenant trigger event excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with an extension of a material tenant lease upon terms and conditions reasonably acceptable to the lender or leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to (A) during the continuance of any material tenant trigger period caused by the occurrence of (i) a material tenant giving written notice to the borrower of its intention to terminate or not extend its material tenant lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its material tenant lease, a material tenant not extending such material tenant lease in accordance with the terms thereof, (iii) on or prior to the date by which a material tenant is required under its material tenant lease to notify the borrower of its election to extend such material tenant lease, such material tenant not giving such notice, (iv) a monetary or material non-monetary event of default occurring under a material tenant lease and continuing beyond any applicable notice and cure periods or (v) both material tenant and material tenant lease guarantor (for the avoidance of doubt, analyzed separately) failing to maintain any two of the following credit ratings: (a) a long term local issuer credit rating of at least “BB-” by S&P, (b) a senior unsecured debt rating of at least “Ba3” by Moody’s and (c) a senior unsecured debt rating of at least “BB-” by Fitch, an aggregate amount equal to the aggregate base rent scheduled to be paid by the material tenant to the borrower under such material tenant lease from the date of the commencement of such material tenant trigger event period until the date that is 24 months thereafter or (B) during the continuance of any material tenant trigger period caused by the occurrence of (i) any bankruptcy action of a material tenant or any material tenant lease guarantor, (ii) a material tenant lease terminating (in whole or in part) or (iii) a material tenant “going dark”, vacating, ceasing to occupy or discontinuing its operations at all or a portion exceeding 20% of its material tenant space at the mortgaged property, in each case, in violation of the terms of its material tenant lease, an aggregate amount equal to the aggregate base rent scheduled to be paid by the material tenant to the borrower under such material tenant lease from the date of the commencement of such material tenant trigger event period until the date that is 36 months thereafter. During the continuance of any material tenant trigger period caused by the occurrence of both material tenant and material tenant lease guarantor (for the avoidance of doubt, analyzed separately) failing to maintain all of the following credit ratings: (a) a long term local issuer credit rating of at least “B+” by S&P, (b) a senior unsecured debt rating of at least “B1” by Moody’s and (c) a senior unsecured debt rating of at least “B+” by Fitch; provided, however, that if only two of such rating agencies assign a particular required rating then only two of such ratings will be required to satisfy the criteria set forth above, there will be no cap on the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount.

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With respect to Loan No. 6, Jordan Creek Town Center, on each monthly payment date during a cash management period and/or from and after the Upfront General Reserve Account Disbursement Date (as described in the mortgage loan documents), the borrowers are required to deposit an amount equal to $19,584, an amount equal to 1/12th of $0.25 per owned leasable square foot at the mortgaged property, into a replacement reserve account and $78,337, an amount equal to 1/12th of $1.00 per owned leasable square foot at the mortgaged property, into a rollover reserve account.

With respect to Loan No. 6, Jordan Creek Town Center, on each monthly payment date during a cash management period and/or from and after the Upfront General Reserve Account Disbursement Date, the borrowers are required to deposit into a tax reserve on a monthly basis 1/12th of the taxes that the lender estimates will be payable during the next ensuing 12 months. The borrowers are also required to deposit into an insurance reserve on a monthly basis 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the mortgaged loan documents.

With respect to Loan No. 7, Kenwood Towne Centre, during the continuance of a reserve trigger period or cash management period, on each monthly payment date thereafter, the borrower is required to escrow approximately $21,524 for monthly replacement reserves.

With respect to Loan No. 7, Kenwood Towne Centre, during the continuance of an anchor trigger event, on each monthly payment date, the borrower is required to escrow an amount equal to the anchor reserve monthly deposit for tenant improvements and leasing commissions, construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the mortgaged property.

With respect to Loan No. 7, Kenwood Towne Centre, during the continuance of a reserve trigger period or cash management period, the borrower is required to deposit, on a monthly basis, (A) 1/12th of the taxes and (B) 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. With respect to the insurance reserve deposits, the lender will waive the requirements for insurance deposits if the borrower maintains insurance pursuant to a blanket policy and premiums have been paid at least 30 days prior to expiration of the policies. All funds remaining in the tax and insurance escrow fund will be returned to the borrower upon the earliest to occur of (i) payment in full of the debt, (ii) a defeasance event or (iii) the termination of a reserve management period or cash management period (provided no event of default has occurred and is continuing).

With respect to Loan No. 8, El Paseo Shopping Center, the borrower is required to deposit into an eligible account (the “Leasing Reserve Account”) on each monthly payment date the sum of $23,116.37 (the “Leasing Reserve Monthly Deposit”) for tenant improvements and leasing commissions provided, however, that notwithstanding the foregoing, the borrower will have no obligation to make the Leasing Reserve Monthly Deposit on any monthly payment date to the extent such deposit would cause the amount of leasing reserve funds to exceed $277,396 (the “Leasing Reserve Cap”) provided, further, that so long as no trigger period has occurred and is continuing, the borrower will have no obligation to make the Leasing Reserve Monthly Deposit until the monthly payment date occurring in March, 2027.

With respect to Loan No. 9, Hilton Tapestry - Hotel Alba Tampa, the borrower is required to deposit into an eligible account (the “FF&E Reserve Account”) on each monthly payment date, an amount equal to the greater of (i) the FF&E Payment (as defined herein) and (ii) the amount of deposit if any then required by the franchisor on account under the franchise agreement. The “FF&E Payment” means an amount equal to 1/12th of 4% of the greater of (a) the annual gross revenues for the hotel related operations at the Hilton Tapestry - Hotel Alba Tampa mortgaged property for the immediately preceding calendar year as reasonably determined by the lender and (b) the projected annual gross revenues for the hotel related operations for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $50,563.

With respect to Loan No. 9, Hilton Tapestry - Hotel Alba Tampa, the borrower is required to deposit into an eligible account (the “Seasonality Reserve Account”) on each monthly payment date occurring in the months of December through April (inclusive) in each calendar year, an amount equal to the applicable seasonality reserve monthly deposit; provided that the borrower will have no obligation to make the seasonality reserve monthly deposit on any monthly payment date if the seasonality reserve waiver condition is satisfied on such monthly payment date.

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With respect to Loan No. 9, Hilton Tapestry - Hotel Alba Tampa, if the borrower elects to satisfy the Franchise Renewal Cure Conditions (as defined below), the borrower will deposit $1,500,000 into the franchise renewal reserve account.

“Franchise Renewal Cure Conditions” will be deemed to exist if the borrower deposits into the franchise renewal reserve account (or delivers a letter of credit) an amount equal to $1,500,000 on the date that is 24 months prior to the maturity date and the date that is 12 months prior to the maturity date.

With respect to Loan No. 10, Papago Gateway Center, if the balance in the rollover reserve is less than the rollover reserve cap of $3,000,000, the borrower is required on a monthly basis to deposit $30,812.63 into the rollover reserve account. To the extent the sum of the rollover reserve account equals the rollover reserve cap, the borrower will no longer be required to make the monthly rollover reserve deposit.

With respect to Loan No. 10, Papago Gateway Center, if the lender determines that amounts on deposit in the ground lease reserve account are insufficient to pay the ensuing six months of ground rent in full, the borrower will be required to make a true up payment with respect to such insufficiency into the ground lease reserve account.

With respect to Loan No. 26, DoubleTree by Hilton Hotel Orlando at SeaWorld, the borrower deposited approximately $81,403 into a seasonality reserve at origination. On each monthly payment date thereafter, other than the payment dates occurring in August and September of each year, the borrower is required to deposit approximately $81,403 into the seasonality reserve. The seasonality reserve is subject to adjustment such that it funds a "Seasonality Shortfall Amount" equal to, as of any date of calculation, the product of (i) the amount, if any, by which gross income from operations with respect to the immediately preceding 12-month period was deficient for purposes of paying debt service for such period, multiplied by (ii) 1.10.

With respect to Loan No. 27, WoodSpring Suites – Charlotte, if there are insufficient funds in the replacement reserve to fully pay for the required future PIP renovations, the borrower is required to deposit into the PIP reserve, within 20 days following the date of the applicable required PIP plan, an amount equal to 120% of the amount determined by the lender to complete the applicable required future PIP renovations.

With respect to Loan No. 27, WoodSpring Suites – Charlotte, in accordance with the loan documents and based on the annual operating statements and proposed budget at the mortgaged property, the lender may adjust the Monthly Replacement / FF&E Reserve ($) monthly deposit, initially estimated at $9,728.00 to be equal to the greater of (a) the amount required pursuant to the terms of the franchise agreement and (b) 1/12th of 4.0% of the greater of the (i) total gross income from operations for the immediately preceding calendar year and (ii) total projected gross income from operations set forth in the approved annual budgets for the immediately following calendar year.

With respect to Loan No. 31, Lovejoy Station, the borrower is required to deposit $6,428 monthly into a joint TI/LC and replacements reserve which is capped at $300,000. For presentation purposes, the joint TI/LC and replacements reserve is shown in the Monthly TI/LC Reserve ($) field.

With respect to Loan No. 32, Waterside Commons, provided the major tenant renewal criteria set forth in the related loan agreement has not been satisfied, on February 28, 2027, the borrower is required to pay a one-time deposit in the amount of $60,000 for the major tenant reserve.

With respect to Loan No. 33, Galleria at Tyler, during the continuance of a cash management period or from and after a general reserve disbursement date, on each payment date thereafter, the borrower is required to escrow approximately $17,449 for monthly replacement reserves.

With respect to Loan No. 33, Galleria at Tyler, during the continuance of a cash management period or from and after a general reserve disbursement date, on each payment date thereafter, the borrower is required to escrow $94,318 for monthly rollover reserves.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 3, 304 East 45th Street, the borrower is required to deposit for replacement reserves on a monthly basis an amount equal to $5,701.32. Provided that no event of default is continuing, the borrower is not required to deposit with the lender the replacement reserve monthly deposit so long as the balance of replacement

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reserve funds on deposit in the replacement reserve subaccount is equal to or greater than the replacement reserve cap of $205,247.40.

With respect to Loan No. 5, Shops at Marble Hill, the borrower is required to deposit for replacement reserves on a monthly basis an amount equal to $2,061.88. Provided that no event of default is continuing, the borrower is not required to deposit with the lender the replacement reserve monthly deposit so long as the balance of replacement reserve funds on deposit in the replacement reserve subaccount is equal to or greater than the replacement reserve cap of $74,228.00.

With respect to Loan No. 6, Jordan Creek Town Center, the replacement reserve account is subject to a cap upon amounts being equal to or greater than the product of (x) 24 and (y) the replacement reserve monthly deposit, which initially will be $470,019.

With respect to Loan No. 6, Jordan Creek Town Center, the rollover reserve account is subject to a cap upon amounts being equal to or greater than the product of (x) 24 and (y) the rollover reserve monthly deposit, which initially will be $1,880,076.

With respect to Loan No. 7, Kenwood Towne Centre, during the continuance of a reserve trigger period or cash management period, the borrower is required to deposit with the lender on each monthly payment date an amount equal to $21,524 for replacement reserves. In the event the balance of funds contained in the replacement reserve is equal to or greater than $516,571 (the “Reserve Cap”), the borrower will not be required to pay to the lender the replacement reserve monthly deposit; provided, however, that upon such time as the balance of funds then contained in the replacement reserve has been reduced to an amount less than the Reserve Cap, the borrower will be required to recommence paying to the lender the replacement reserve monthly deposit until such time as the balance of funds then contained in the replacement reserve is equal to or greater than the Reserve Cap.

With respect to Loan No. 7, Kenwood Towne Centre, the borrower is required to deposit monthly into the TI/LC reserve account an amount equal to $129,142.63 if the balance of the TI/LC reserve account is less than $3,099,423, until the amounts on deposit in the TI/LC reserve account are equal to or exceed $3,099,423. The upfront existing TI/LC of $3,732,395 does not apply towards the capped amount.

With respect to Loan No. 30, Hill Road Plaza, the monthly payments into the TI/LC reserve will be suspended if the balance in the TI/LC reserve is at least $162,072 and the debt coverage service ratio is greater than or equal to 1.20x.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 7, Kenwood Towne Centre, the Second Largest Tenant, Dillard’s, has a one-time option to surrender its expansion premises (approximately 90,000 square feet).

With respect to Loan No. 10, Papago Gateway Center, the Largest Tenant, First Solar, has the right to terminate its lease upon its delivery of written notice to the landlord on or before April 1, 2026, effective as of December 31, 2026, with a payment of a termination fee of $1,462,357.34.

With respect to Loan No. 13, Tysons Corner Center, the Fifth Largest Tenant, Primark, which has not yet opened for business, has the right to terminate its lease effective as of the end of the fifth lease year if the tenant’s gross sales during the fourth lease year do not equal or exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90-day period following the end of the fourth lease year.

With respect to Loan No. 31, Lovejoy Station, the Second Largest Tenant, Five Below, executed a new 10-year lease at the mortgaged property for 9,373 square feet. Five Below’s space is expected to be completed and delivered in June 2024. If the borrower fails to deliver possession of the space to the tenant with the landlord's work

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at substantial completion on or before August 31, 2024, Five Below has the right to either (a) terminate the lease by notice to the landlord, given any time thereafter but prior to delivery of the premises, or (b) not terminate the lease, but to continue to accrue free rent until the premises are delivered to the tenant. Additionally, on the expiration of the 60th full calendar month of the lease term, Five Below has a one-time termination option exercisable with 90 days’ notice delivered prior to the termination date.

With respect to Loan No. 32, Waterside Commons, the Third Largest Tenant, AON Jiu Jitsu, has a one-time right to terminate its lease (a) upon its delivery of (i) written notice to the landlord at any time during the 37th month of the term, September 2024, which termination will occur 30 days following the date of the early termination notice and (ii) an early termination fee equal to the scheduled base rent and an additional rent for four months from the termination date and (b) provided no event of default exists under the lease, including the time between the delivery of the early termination notice and the termination date.

(24)	With respect to Loan No. 1, Staten Island Mall, the non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 20% of the outstanding principal balance of the related Whole Loan.

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the prospectus for further details.

(27)	With respect to Loan No. 1, Staten Island Mall, portions of the mortgaged property benefit from either a New York City Industrial and Commercial Incentive Program (“ICIP”) exemption or a New York City Industrial and Commercial Abatement Program (“ICAP”) abatement. Of the 16 tax parcels comprising the mortgaged property, two currently benefit from an ICIP exemption and three from an ICAP abatement. The appraisal estimates the current tax benefits of these programs to be $1,168,787 for the 2023-2024 tax year, and the net present value of these tax benefits through the 2043-2044 tax year to be approximately $24,067,286. The appraisal estimate assumes that additional parcels will benefit from these programs over the remaining period of the programs. Real estate taxes were underwritten based on the appraisal real estate taxes for the 2023-2024 tax year, which give effect to the ICIP exemptions and ICAP abatements.

With respect to Loan No. 2, Sheraton Hotel Brooklyn, the Mortgaged Property benefits from a 25-year Industrial & Commercial Incentive Program tax abatement program, which took effect in the 2009-2010 tax year and will continue until expiration in the 2034-2035 tax year, but the tax burden is reached in the 2033-2034 tax year. The taxable assessment for the improvements is reduced by 100% of the exemption for the first 16 years of the exemption period, then by a sliding scale of 10% per year for the remaining nine years of the exemption period. The benefit amount is equal to the value of the project (determined by the NYC Department of Finance), which is then multiplied by the benefit phase out percentage. The most recent 2023-2024 actual assessed value is $18.2 million, which, according to the appraisal, is assumed to grow to the total transitional assessed value of $23.1 million over the next five years.

With respect to Loan No. 3, the 304 East 45th Street mortgaged property, the lender has a fee and leasehold mortgage that is secured by: (i) the borrower’s leasehold interest in the mortgaged property, (ii) the borrower’s reversionary interest in the fee interest in the mortgaged property and (iii) the fee interest in the mortgaged property through the UN Tenants joinder to the mortgage. The borrower sponsor divided the mortgaged property into nine condominium units to enable the mortgaged property to benefit from a tax exemption based on the tax exempt status of the UN Tenants. The not-for-profit property tax exemption is applied directly to the tenant, which owns its respective units. Five of the condominium units are owned by the UN and three condominium units are owned by the UNDP. The borrower retains ownership of one unit and pays its pro rata share of real estate taxes on that portion of the mortgaged property. The ownership is structured as a condominium, such that the condominium units where the UNDP is a tenant (so long as the UNDP is the tenant at the mortgaged property), are exempt from paying real estate taxes. Should one or both tenants vacate its respective units, the condominium structure and tax abatement for such units would dissolve, and ownership of the units would return to the borrower. Since the borrower benefits from the tax structure in place at the mortgaged property, the borrower has agreed to credit a portion of the benefit back to the UNDP in the form of a real estate tax credit. The UN currently pays the borrower a gross rent, of which a portion is then credited back to the UN. Historically the same structure has been in place for the UNDP, but upon renewal of the UNDP lease, the borrower structured the new lease to be the equivalent of a net rent.

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With respect to Loan No. 10, Papago Gateway Center, the borrower is exempt from real estate taxes for the duration of the sub ground lease as the master ground lessor is the Salt River Project Agricultural Improvement and Power District, which is a quasi-government entity. The mortgaged property is exempt from property taxes for the duration of the ground lease.

With respect to Loan No. 17, The Residences at 279 North, the mortgaged property was approved for a 485-A property tax exemption from the city of Buffalo. The 485-A tax exemption is a 12-year partial tax exemption from real property taxation and special ad valorem levies for non-residential property converted to a mix of residential and commercial uses. Throughout the first eight years of the tax exemption, 100% of the total assessment less base assessment, equal to $12,670,000, is exempt from property taxes. The appraisal estimates the projected savings in 2023/2024 to be $237,226 and projects total projected savings to be $2,041,551 over the remaining 10 years of the tax exemption period. The appraisal estimated the present value of the remaining 10 years of the tax exemption to be approximately $1,615,000.

With respect to Loan No. 18, Centurion Ironbound, the mortgaged property benefits from a 25-year payment-in-lieu of taxes (“PILOT”) program with the City of Newark. In connection with the PILOT program, the borrower is required to reserve at least 14 of the units (the “Affordable Units”) at the mortgaged property for tenants earning no more than 80% of the area median income, subject to certain rental restrictions. The annual payment due under the PILOT program, which commenced on November 14, 2023, is based on the annual gross revenue of the mortgaged property, such that: (i) the payment for the first 15 years equals the sum of (a) 7.5% of the annual gross revenue from the Affordable Units and (b) 10% of the annual gross revenue of the market rate units; (ii) the payment for years 16 through 21 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 20% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 20% of the taxes that would otherwise be due on the value of the market rate units; (iii) the payment for years 22 through 23 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 40% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 40% of the taxes that would otherwise be due on the value of the market rate units; (iv) the payment for year 24 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 60% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 60% of the taxes that would otherwise be due on the value of the market rate units; and (v) the payment for year 25 equals the sum of (a) the greater of 7.5% of the annual gross revenue from the Affordable Units or 80% of the taxes that would otherwise be due on the value of the Affordable Units and (b) the greater of 10% of the annual gross revenue of the market rate units or 80% of the taxes that would otherwise be due on the value of the market rate units. In addition, such annual payment will include an annual fee equal to 2% of such payment. The full unabated taxes for the 2024-2025 tax year are projected by the appraiser to be $360,000 compared to the underwritten abated taxes of $187,692.

(28)	With respect to Loan No. 10, Papago Gateway Center, the mortgaged property is subject to a master ground lease between Salt River Project Agricultural Improvement and Power District, as master ground lessor, and Papago Park Center, Inc. as master ground lessee. The borrower, LMC-Papago Investment Company, LLC, as ground sublessee, entered into a ground sublease with Papago Park Center, Inc., as ground sublessor, on January 1, 2006, with an expiration date of December 31, 2085.

With respect to Loan No. 23, Holiday Inn Express – Tampa, FL, the mortgaged property is subject to a master lease between Blessed Dream Real Estate, LLC (co-borrower), as lessor, and Blessed Dream Hospitality, LLC (co-borrower), as lessee. The base rent under the master lease, which is scheduled to expire on December 31, 2033, is $10,000 per month plus a monthly amount equal to all principal, interest, escrow and all additional charges the landlord is obligated to pay.

With respect to Loan No. 24, Tesla - Golden Valley, the mortgaged property is subject to a master lease between KB Golden Valley, DST, as lessor, and KB Golden Valley MT, LLC, as lessee.

(29)	Intentionally Left Blank

(30)	With respect to Loan No. 2, Sheraton Hotel Brooklyn, the hotel received an initial “red zone” letter in 2017 for low guest satisfaction scores and has since received “red zone” letters on five additional occasions, with the most recent received in February 2023. To no longer be in the “red zone,” the hotel is required to earn a “Clean Slate”. To earn a Clean Slate, the hotel must achieve either “Green” or “Clear” zone status under the Marriott system for two consecutive six-month tracking periods (January through June 2024 and July through December 2024) or achieve “Green”, “Clear”, or “Yellow” zone status for four consecutive tracking periods. The hotel received a “Yellow” zone

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status for guest satisfaction for the last reporting period in January through June 2023 and July through December 2023. The whole loan will enter a trigger period upon the receipt by the borrower of a “Red Zone” notice if a new Forbearance Agreement that is not in full force and effect is not delivered within 30 days of the date of the “Red Zone” notice, and the trigger period will end if the hotel has achieved “Clean Slate” status or the franchisor delivers an executed Forbearance Agreement that is in full force and effect.

With respect to Loan No. 6, Jordan Creek Town Center, the Second Largest Tenant, Scheels, operates the mortgaged property under a ground lease that is currently set to expire in July 2029. Scheels has six, five-year renewal options remaining.

With respect to Loan No. 10, Papago Gateway Center, a trigger period commenced on the origination date and will be ongoing until a replacement tenant takes occupancy of the First Solar space for a term of at least five years, among other conditions as described in the mortgage loan documents. As of the origination date, on each monthly payment date approximately $383,772, or approximately $4.6 million per annum, of excess cash is reserved.

With respect to Loan No. 16, Cedarlane Foods, the guarantors have guaranteed lease payments under the sole lease at the mortgaged property.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2024-5C25
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Retail	Super Regional Mall	5	$202,500,000	22.8%	2.06x	15.2%	45.8%	45.8%
	Anchored	6	132,970,000	15.0	1.52x	11.6%	57.8%	57.6%
	Subtotal:	11	$335,470,000	37.8%	1.85x	13.7%	50.6%	50.5%
Multifamily	Garden	4	$67,026,000	7.6%	1.30x	8.8%	61.2%	61.2%
	Mid Rise	5	33,241,998	3.8	1.27x	8.5%	63.9%	63.9%
	Student Housing	1	28,500,000	3.2	1.37x	9.9%	62.4%	62.4%
	Independent Living	1	14,600,000	1.6	1.29x	9.5%	58.4%	58.4%
	High Rise	1	11,858,002	1.3	1.25x	8.9%	64.4%	64.4%
	Subtotal:	12	$155,226,000	17.5%	1.30x	9.0%	62.0%	62.0%
Hospitality	Full Service	3	$110,000,000	12.4%	1.69x	14.8%	58.6%	58.6%
	Select Service	1	12,490,000	1.4	1.56x	15.6%	66.1%	64.6%
	Limited Service	1	12,475,000	1.4	1.44x	14.1%	65.7%	64.4%
	Extended Stay	1	9,977,000	1.1	2.00x	15.2%	60.1%	60.1%
	Subtotal:	6	$144,942,000	16.4%	1.68x	14.8%	59.9%	59.7%
Office	CBD	1	$65,000,000	7.3%	2.39x	17.4%	47.1%	47.1%
	Suburban	1	34,000,000	3.8	1.88x	16.4%	46.3%	46.3%
	Subtotal:	2	$99,000,000	11.2%	2.21x	17.1%	46.8%	46.8%
Mixed Use	R&D / Office	1	$63,000,000	7.1%	1.63x	12.0%	64.0%	64.0%
	Office / Retail / Multifamily	1	11,700,000	1.3	1.58x	11.9%	49.2%	49.2%
	Subtotal:	2	$74,700,000	8.4%	1.62x	12.0%	61.7%	61.7%
Industrial	Warehouse / Distribution	1	$24,500,000	2.8%	1.32x	10.8%	53.0%	53.0%
	Manufacturing / Cold Storage	1	23,000,000	2.6	1.30x	11.5%	52.3%	52.3%
	Warehouse	1	11,850,000	1.3	2.50x	13.1%	49.8%	49.8%
	Subtotal:	3	$59,350,000	6.7%	1.55x	11.5%	52.1%	52.1%
Self Storage	Self Storage	2	$17,700,000	2.0%	1.44x	9.5%	67.3%	67.3%
Total / Weighted Average:		38	$886,388,000	100.0%	1.72x	13.1%	55.1%	55.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2024-5C25
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	11	$313,800,000	35.4%	1.81x	13.8%	54.0%	54.0%
California	5	$162,500,000	18.3%	1.52x	11.7%	59.1%	59.1%
Ohio	2	$57,920,000	6.5%	2.06x	14.2%	49.1%	48.7%
Florida	3	$57,475,000	6.5%	1.54x	14.9%	60.1%	59.8%
Iowa	1	$51,000,000	5.8%	1.93x	14.4%	53.0%	53.0%
Virginia	2	$49,500,000	5.6%	1.66x	12.3%	46.1%	46.1%
Arizona	2	$48,600,000	5.5%	1.70x	14.3%	49.9%	49.9%
Georgia	3	$46,290,000	5.2%	1.43x	11.1%	59.5%	59.1%
Texas	3	$23,776,000	2.7%	1.32x	9.9%	60.4%	60.4%
New Jersey	1	$21,000,000	2.4%	1.28x	8.2%	63.6%	63.6%
New Hampshire	2	$17,700,000	2.0%	1.44x	9.5%	67.3%	67.3%
Louisiana	1	$15,000,000	1.7%	2.46x	16.7%	40.8%	40.8%
Minnesota	1	$11,850,000	1.3%	2.50x	13.1%	49.8%	49.8%
North Carolina	1	$9,977,000	1.1%	2.00x	15.2%	60.1%	60.1%
Total / Weighted Average:	38	$886,388,000	100.0%	1.72x	13.1%	55.1%	55.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2024-5C25
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$5,000,000	-	$9,999,999	7	$53,973,000	6.1%	7.21638%	59	1.50x	11.9%	61.7%	61.2%
$10,000,000	-	$14,999,999	6	73,115,000	8.2%	7.22829%	59	1.68x	13.3%	58.2%	57.8%
$15,000,000	-	$19,999,999	2	32,700,000	3.7%	6.50419%	59	1.91x	12.8%	55.1%	55.1%
$20,000,000	-	$29,999,999	8	195,350,000	22.0%	6.96484%	59	1.39x	10.1%	57.4%	57.4%
$30,000,000	-	$39,999,999	2	69,000,000	7.8%	8.37075%	60	1.68x	15.4%	52.4%	52.4%
$40,000,000	-	$47,499,999	1	43,000,000	4.9%	7.24000%	59	1.51x	11.9%	54.5%	54.5%
$47,500,000	-	$71,500,000	7	419,250,000	47.3%	7.06808%	59	1.92x	14.4%	53.0%	53.0%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.17000	-	5.99900	1	$11,850,000	1.3%	5.17000%	60	2.50x	13.1%	49.8%	49.8%
6.00000	-	6.49900	4	115,200,000	13.0%	6.28878%	60	1.72x	11.3%	54.3%	54.3%
6.50000	-	6.99900	10	271,103,000	30.6%	6.82734%	59	1.79x	12.9%	56.3%	56.3%
7.00000	-	7.49900	6	239,050,000	27.0%	7.23299%	59	1.63x	12.6%	56.8%	56.8%
7.50000	-	7.99900	8	144,695,000	16.3%	7.60312%	59	1.77x	14.6%	51.5%	51.2%
8.00000	-	8.55000	4	104,490,000	11.8%	8.39912%	60	1.58x	14.6%	54.0%	53.8%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	58	6	$89,077,000	10.0%	6.92302%	58	1.86x	13.6%	51.6%	51.6%
59	-	60	27	797,311,000	90.0%	7.18260%	59	1.70x	13.0%	55.4%	55.4%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
(1)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2024-5C25
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	30	$853,503,000	96.3%	7.12531%	59	1.73x	13.0%	54.6%	54.6%
360	3	32,885,000	3.7%	7.96646%	59	1.44x	14.0%	67.4%	65.5%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	30	$853,503,000	96.3%	7.12531%	59	1.73x	13.0%	54.6%	54.6%
360	3	32,885,000	3.7%	7.96646%	59	1.44x	14.0%	67.4%	65.5%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	30	$853,503,000	96.3%	7.12531%	59	1.73x	13.0%	54.6%	54.6%
Interest Only, Amortizing Balloon	2	24,965,000	2.8%	8.10810%	59	1.50x	14.9%	65.9%	64.5%
Amortizing Balloon	1	7,920,000	0.9%	7.52000%	60	1.26x	11.5%	72.0%	68.6%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	5	$90,370,000	10.2%	6.81692%	59	1.25x	8.9%	65.4%	65.1%
1.30x	-	1.49x	12	252,501,000	28.5%	7.37130%	60	1.37x	10.9%	59.4%	59.3%
1.50x	-	1.89x	7	239,190,000	27.0%	7.41043%	59	1.69x	13.7%	57.5%	57.4%
1.90x	-	1.99x	2	56,000,000	6.3%	7.10027%	59	1.93x	14.6%	52.7%	52.7%
2.00x	-	2.24x	4	156,477,000	17.7%	6.94215%	59	2.10x	15.4%	44.2%	44.2%
2.25x	-	2.50x	3	91,850,000	10.4%	6.63843%	60	2.42x	16.7%	46.4%	46.4%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
(1)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.
A-2-4

Annex A-2	BBCMS 2024-5C25
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
39.4%	-	49.9%	8	$284,050,000	32.0%	7.00547%	59	2.16x	15.8%	44.8%	44.8%
50.0%	-	54.9%	6	173,000,000	19.5%	7.25777%	59	1.57x	12.1%	53.5%	53.5%
55.0%	-	59.9%	5	132,603,000	15.0%	7.69408%	59	1.62x	13.9%	58.4%	58.4%
60.0%	-	69.9%	12	266,065,000	30.0%	7.01309%	59	1.45x	10.9%	63.5%	63.4%
70.0%	-	72.0%	2	30,670,000	3.5%	6.90433%	60	1.22x	9.1%	70.9%	70.0%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
39.4%	-	49.9%	8	$284,050,000	32.0%	7.00547%	59	2.16x	15.8%	44.8%	44.8%
50.0%	-	59.9%	11	305,603,000	34.5%	7.44709%	59	1.60x	12.9%	55.6%	55.6%
60.0%	-	63.5%	4	102,000,000	11.5%	7.05034%	60	1.41x	10.4%	61.5%	61.5%
63.6%	-	70.5%	10	194,735,000	22.0%	6.97644%	59	1.43x	10.8%	65.7%	65.4%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	26	$746,468,000	84.2%	7.19910%	59	1.71x	13.1%	54.9%	54.8%
Defeasance or Yield Maintenance	4	105,300,000	11.9%	6.91842%	58	1.72x	12.8%	57.8%	57.8%
Yield Maintenance	3	34,620,000	3.9%	6.96255%	59	1.89x	13.9%	50.8%	50.0%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	28	$776,596,000	87.6%	7.18463%	59	1.72x	13.1%	54.0%	54.0%
Recapitalization	1	63,000,000	7.1%	6.84400%	59	1.63x	12.0%	64.0%	64.0%
Acquisition	4	46,792,000	5.3%	7.11071%	59	1.86x	14.5%	60.6%	59.8%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
(1)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

A-3-1

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

VACANT
BARNES & NOBLE
ULTA
AMC THEATRES
J.CREW
ZARA
H&M
SEPHORA
VANS
HOLLISTER
AMERICAN EAGLE OUTFITTERS
macy's
ALDO
Superdry
JD
FOREVER 21
PLACE
Rainbow
ALL-STAR ELITE
Lids
verizon
VICTORIA'S SECRET
Applebees
Finish Line
jcpenney
LEVEL 1
Anchor / Major
In-line
Vacant
Not Part of Collateral

A-3-2

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

amc THEATRES
DAVE & BUSTER'S
H&M
windsor
Foot Locker
claire's
LUSH
VACANT
ZALES
chico's
LensCrafters
macy's
KIDS
TORRID
GARAGE
KAY
EXPRESS
HOT TOPIC
picture people
NEWBURY COMICS
carter's
LA7
CHASE
charlotte russe
jcpenney
LEVEL 2
Anchor / Major
In-line
Vacant
Not Part of Collateral

A-3-3

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

PLATINUM AVENUE
MARSH AVENUE
HOBBY LOBBY
Panera
OUTBACK
VACANT
LEVEL 3
Anchor / Major
In-line
Vacant
Not Part of Collateral

A-3-4

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

jcpenney
The Container Store
macy's
macy's
FURNITURE
MALL SHOPS
MALL SHOPS
MALL SHOPS
MALL SHOPS
MALL SHOPS
MALL SHOPS
AMC
MARSH AVENUE
RICHMOND AVENUE
N
Anchor / Major
In-line
Vacant
Not Part of Collateral

A-3-5

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

A-3-6

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$71,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$71,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.1%	Net Rentable Area (SF)(5):	995,900
Loan Purpose:	Refinance	Location:	Staten Island, NY
Borrowers:	GGP Staten Island Mall, LLC and Staten Island FS Anchor Parcel LLC	Year Built / Renovated:	1972 / 1993, 2018
Borrower Sponsor(2):	BPR Nimbus LLC	Occupancy:	87.3%
Interest Rate:	7.53400%	Occupancy Date:	11/30/2023
Note Date:	1/18/2024	4th Most Recent NOI (As of):	$30,602,548 (12/31/2020)
Maturity Date:	2/1/2029	3rd Most Recent NOI (As of):	$23,965,918 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$33,279,822 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$36,582,216 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	87.5%
Amortization Type:	Interest Only	UW Revenues:	$63,861,272
Call Protection(3):	L(25),D(28),O(7)	UW Expenses:	$30,795,311
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$33,065,961
Additional Debt(1):	Yes	UW NCF:	$31,870,881
Additional Debt Balance(1):	$128,500,000	Appraised Value / Per SF:	$467,000,000 / $469
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/22/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$201
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$201
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.8%
Replacement Reserves:	$0	Springing	$497,950	Maturity Date LTV:	42.8%
TI/LC:	$4,580,787	Springing	$1,991,800	UW NCF DSCR:	2.09x
Gap Rent:	$403,197	Springing	N/A	UW NOI Debt Yield:	16.5%
Other Reserves(4):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	94.7%	Loan Payoff	$204,429,707	96.8%
Equity Contribution	11,179,744	5.3	Upfront Reserves	4,983,984	2.4
			Closing Costs	1,766,053	0.8

Total Sources	$211,179,744	100.0%	Total Uses	$211,179,744	100.0%
(1)	The Staten Island Mall Mortgage Loan (as defined below) is part of a whole loan that is comprised of 12 pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $200,000,000 (the “Staten Island Mall Whole Loan”). The Staten Island Mall Whole Loan was co-originated by Deutsche Bank AG, New York (“DBNY”), Wells Fargo Bank, National Association (“WFBNA”) and Barclays Capital Real Estate Inc. (“Barclays”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Staten Island Mall Whole Loan.
(2)	The borrower sponsor on the Staten Island Whole Loan is related to the borrower sponsor for the Jordan Creek Town Center Mortgage Loan, the Galleria at Tyler Mortgage Loan and the Kenwood Towne Centre Mortgage Loan.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on March 1, 2024. Defeasance of the Staten Island Mall Whole Loan in whole (but not in part) is permitted at any time following the earlier to occur of (i) January 18, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2024-5C25 securitization trust closing date in March 2024. The actual lockout period may be longer.
(4)	During the continuance of an anchor tenant trigger event as defined in the Staten Island Mall loan agreement, the borrower will be required to make monthly deposits equal to the anchor tenant reserve monthly deposit as defined in the Staten Island Mall loan agreement for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Staten Island Mall Property (as defined below).
(5)	The Staten Island Mall Property is the collateral portion of a larger mall containing 1,462,822 square feet.

A-3-7

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The Loan. The Staten Island Mall mortgage loan (the “Staten Island Mall Mortgage Loan”) is part of a whole loan (the “Staten Island Mall Whole Loan”) that is evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000, and accrues interest at a fixed rate of 7.53400% per annum. The Staten Island Mall Whole Loan is secured by the fee simple interest in a 995,900 square foot portion (the “Staten Island Mall Property”) of the Staten Island Mall, an enclosed, 1,462,822 square foot super-regional mall located at 2655 Richmond Avenue in Staten Island, New York (the “Staten Island Mall”). The Staten Island Mall Mortgage Loan, which is evidenced by controlling note A-2, and non-controlling notes A-4, A-5 and A-8, has an outstanding principal balance as of the Cut-off Date of $71,500,000.

The relationship between the holders of the Staten Island Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus. The Staten Island Mall Whole Loan will be serviced under the BBCMS 2024-5C25 pooling and servicing agreement. See “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Staten Island Mall Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BMO 2024-5C3	No
A-2	$25,000,000	$25,000,000	BBCMS 2024-5C25	Yes
A-3	$15,000,000	$15,000,000	Benchmark 2024-V6(1)	No
A-4	$11,500,000	$11,500,000	BBCMS 2024-5C25	No
A-5	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-6	$15,000,000	$15,000,000	Benchmark 2024-V6(1)	No
A-7	$10,000,000	$10,000,000	Benchmark 2024-V6(1)	No
A-8	$5,000,000	$5,000,000	BBCMS 2024-5C25	No
A-9(2)	$25,000,000	$25,000,000	WFBNA	No
A-10(2)	$20,000,000	$20,000,000	WFBNA	No
A-11(2)	$10,000,000	$10,000,000	WFBNA	No
A-12(2)	$5,000,000	$5,000,000	WFBNA	No
Whole Loan	$200,000,000	$200,000,000
(1)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.
(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Staten Island Mall Property is a 995,900 square foot collateral portion of the Staten Island Mall, a 1,462,822 square foot super regional mall located in Staten Island, New York. Staten Island Mall was built in 1972 and is anchored by Macy’s and JCPenney (both non-collateral), along with a line-up of junior anchors including Dave & Buster’s, AMC Theatres, Primark, LIDL, and Hobby Lobby. Macy’s (289,512 square feet) and JCPenney (177,410 square feet) both own their respective boxes and are not included as part of the Staten Island Mall Property. The Staten Island Mall Property is comprised of five buildings located on 78.54 acres, has 167 tenants and has 6,900 parking spaces in total for a ratio of 4.72 spaces per 1,000 SF. In 2018, the Staten Island Mall underwent a $231 million redevelopment and expansion, which added a lifestyle component to the mall. The expansion included a new food court, new plaza area, and additional decked parking.

The Staten Island Mall benefits from being the only regional mall on Staten Island. The Staten Island Mall sees more than 12 million shoppers every year due in part to its location within an approximately 15-mile radius of every resident on the island. The Staten Island Mall Property caters to a trade area of over 485,000 people with an average household income of over $110,000. Staten Island is accessed by the nearby metropolitan areas through the Staten Island Ferry, which serves over 22 million people annually, combined with accessibility through motor traffic from New Jersey and Brooklyn.

As part of the redevelopment and expansion, the borrower sponsor executed leases with retailers such as AMC Theatres, Barnes & Noble, Dave & Busters, Chipotle, Shake Shack, Ulta Beauty, and Zara, which have helped diversify the tenant mix and product offerings at the Staten Island Mall Property. Recently, the borrower signed a new 10-year lease with Hobby Lobby, an arts and crafts retailer, which took occupancy of 42,768 square feet in June 2023. Earlier in 2023, The Mighty Crab, a Cajun seafood restaurant, opened a 5,536 square foot restaurant, adding another food offering at the Staten Island Mall Property. In addition to these newly signed leases, the borrower has signed a 10-year lease with Uniqlo to occupy 10,929 square feet, which is expected to commence in November 2024 and is included in underwritten base rent.

As of October 31, 2023 TTM, sales for the in-line (<10,000 square feet) tenant category are $765 per square foot, with an occupancy cost ratio of 13.9%. Excluding Apple, the in-line (<10,000 square feet) tenant sales are $628 per square foot,

A-3-8

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

with an occupancy cost ratio of 17.0%. The major tenants (>10,000 square feet) have experienced growth since the COVID-19 pandemic, reaching October 31, 2023 TTM sales of $37.9 million ($236 per square foot), a 5.2% increase from 2019 sales of $36.1 million ($225 per square foot).

The following table presents tenant sales history for the Staten Island Mall Property:

Historical Sales
Tenancy Type	2019 Sales	2019 PSF(1)	2020 Sales	2020 PSF(1)	2021 Sales	2021 PSF(1)	2022 Sales	2022 PSF(1)	TTM Sales(2)	TTM PSF(2)
Anchor	$19,348,080	$203	$11,665,021	$122	$4,812,283	$51	$14,946,714	$157	$18,112,475	$190
Major (> 10,000 SF)	36,053,132	$225	28,514,242	$178	27,589,556	$172	39,111,833	$244	37,935,043	$236
Inline (< 10,000 SF)(3)	198,823,588	$816	109,228,240	$435	197,610,950	$775	198,565,374	$762	197,182,104	$765
Inline (< 10,000 SF) excluding Apple	156,300,975	$654	86,304,641	$350	159,814,024	$638	160,124,694	$625	158,932,145	$628
Total Sales	$254,224,800	$509	$149,407,502	$295	$230,012,789	$450	$252,623,922	$489	$253,229,623	$493
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	TTM is as of October 31, 2023.
(3)	Several Inline (<10,000 SF) tenants at the property do not report sales.

Major Tenants. The three largest tenants based on underwritten base rent are AMC Theatres, Zara and Primark.

AMC Theatres (54,000 square feet; 5.4% of net rentable area; 6.8% of underwritten base rent) is a large movie exhibition company in the United States and worldwide. As of year-end 2022, the company operates over 2,800 screens in over 350 European theatres along with over 7,500 screens in 586 American theatres. At the Staten Island Mall Property, AMC Theatres features 11 screens, has a lease expiration in February 2034, and produced October 31, 2023 TTM sales of $10,181,272 ($925,570 per screen), which in 2019 was $9,464,419 ($860,402 per screen). There are no termination options and there are three five-year extension options.

Zara (29,141 square feet; 2.9% of net rentable area; 5.1% of underwritten base rent): is a Spanish multi-national clothing chain with operations in over 90 countries that was founded in 1974. Headquartered in Artexio, Spain, the company acts as the flagship brand of the Inditex Group with over 547 stores in Spain, 229 stores in China, 145 stores in France and 98 stores in the United States. In May 2021, Zara expanded its product offerings with its first beauty line, Zara Beauty. At the Staten Island Mall Property, Zara has a lease expiration in April 2028. The tenant had sales of $419 PSF as of October 31, 2023 TTM. Zara has the right to terminate its lease if its net sales from the leased premises fail to exceed $12,000,000 during the measuring period beginning on the first day of the 49th full calendar month following the date the tenant opened for business, (the “Open Date”) and ending on the last day of the 60th full calendar month following the Open Date, upon written notice delivered on or before the 120th day following the end of the measuring period. If such notice is given, the lease will terminate 365 days after such notice is received by the landlord. There are no extension options.

Primark (73,647 square feet; 7.4% of net rentable area; 4.9% of underwritten base rent) is an international clothing retailer headquartered in Dublin, Ireland with outlets across Europe and the United States. The company was established in 1969 in Ireland and in 2006 began expanding into the rest of Europe by opening stores in Spain, The Netherlands, Portugal, Germany, Belgium and other European countries. In 2015, the company opened its first store in the United States in Boston. The company operates with 72,000 team members in 15 countries. At the Staten Island Mall Property, Primark has occupied its 73,647 square foot location since 2017 and has a lease expiration in June 2027. Primark does not report sales. There are four five-year extension options.

A-3-9

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The following table presents certain information relating to the historical occupancy of the Staten Island Mall Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
83.1%	83.8%	84.0%	87.3%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 30, 2023.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Staten Island Mall Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Primark	NR/A/NR	73,647	7.4%	$22.00	$1,620,234	4.9%	6/30/2027
AMC Theatres	Caa1/CCC+/NR	54,000	5.4	41.78	2,256,000	6.8	2/28/2034
Hobby Lobby	NR/NR/NR	42,768	4.3	17.00	727,056	2.2	5/31/2033
Dave & Buster’s	NR/NR/NR	41,241	4.1	38.00	1,567,158	4.7	1/31/2033
Lidl	NR/NR/NR	37,403	3.8	42.35	1,584,017	4.8	1/31/2039
Zara(3)	NR/NR/NR	29,141	2.9	57.96	1,689,120	5.1	4/30/2028
H&M(4)	NR/BBB/NR	25,471	2.6	37.12	945,420	2.9	1/31/2030
The Container Store	NR/B/NR	24,075	2.4	41.80	1,006,335	3.0	2/28/2033
Barnes & Noble Bookseller	NR/NR/NR	20,084	2.0	42.50	853,570	2.6	1/31/2029
Express	NR/NR/NR	12,928	1.3	51.25	662,560	2.0	1/31/2025
Ten Largest Owned Tenants(5)		360,758	36.2%	$35.79	$12,911,470	39.1%
Remaining Owned Tenants		508,219	51.0	39.57	20,108,716	60.9
Total Occupied		868,977	87.3%	$38.00	$33,020,186	100.0%
Vacant Spaces (Owned Space)		126,923	12.7
Totals / Wtd. Avg. All Owned Tenants		995,900	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Zara has the right to terminate its lease if its net sales from the leased premises fail to exceed $12,000,000 during the measuring period beginning on the first day of the 49th full calendar month following the date the tenant opened for business, (the “Open Date”) and ending on the last day of the 60th full calendar month following the Open Date, upon written notice delivered on or before the 120th day following the end of the measuring period. If such notice is given, the lease will terminate 365 days after such notice is received by the landlord.
(4)	H&M has the right to terminate its lease if its net sales from the leased premises fail to exceed (i) $6,874,269 in the fourth full lease year after the rental commencement date or (ii) $7,151,989.47 in the sixth full lease year after the rental commencement date, in each case upon not less than 365 days’ notice given within 180 days following the end of the applicable measuring period.
(5)	XXI Forever is excluded from the top ten tenants because they are not currently paying base rent.

A-3-10

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall
Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 10/31/2023 Sales	TTM 10/31/2023 Sales PSF	TTM 10/31/2023 Occupancy Cost
Dave & Busters	41,241	$4,585,015	$111	$6,798,354	$165	$7,931,203	$192	30.3%
AMC Theatres	54,000	$227,268	$4	$8,148,360	$151	$10,181,272	$189	22.2%
Primark	73,647	NAV	NAV	NAV	NAV	NAV	NAV	NAV
LIDL	37,403	NAV	NAV	NAV	NAV	NAV	NAV	NAV
XXI Forever	17,143	$3,181,970	$186	$2,736,207	$160	$2,339,787	$136	0.0%
H&M	25,471	$5,454,584	$214	$5,771,924	$227	$5,666,392	$222	18.8%
Ulta Beauty	10,170	$2,428,999	$239	$2,428,999	$239	$2,428,999	$239	24.4%
Uniqlo	10,929	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Zara	29,141	$2,295,898	$79	$11,937,958	$410	$12,202,782	$419	14.5%
Barnes & Noble Bookseller	20,084	$2,580,992	$129	$3,766,049	$188	$3,756,858	$187	22.8%
(1)	All sales information presented herein with respect to the Staten Island Mall Property is sourced from information provided by the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the Staten Island Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	126,923	12.7%	NAP	NA	P	126,923	12.7%	NAP	NAP
MTM & 2024	39	127,620	12.8	2,313,310	7.0%		254,543	25.6%	$2,313,310	7.0%
2025	38	107,281	10.8	5,059,889	15.3%		361,824	36.3%	$7,373,199	22.3%
2026	17	60,152	6.0	2,401,754	7.3%		421,976	42.4%	$9,774,953	29.6%
2027	19	142,425	14.3	4,218,491	12.8%		564,401	56.7%	$13,993,444	42.4%
2028	25	82,873	8.3	4,852,666	14.7%		647,274	65.0%	$18,846,111	57.1%
2029	10	54,184	5.4	3,371,346	10.2%		701,458	70.4%	$22,217,457	67.3%
2030	5	41,232	4.1	1,406,524	4.3%		742,690	74.6%	$23,623,981	71.5%
2031	2	1,030	0.1	85,602	0.3%		743,720	74.7%	$23,709,583	71.8%
2032	6	16,981	1.7	735,198	2.2%		760,701	76.4%	$24,444,781	74.0%
2033 & Beyond	13	235,199	23.6	8,575,405	26.0%		995,900	100.0%	$33,020,186	100.0%
Total	174	995,900	100.0%	$33,020,186	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	Certain tenants may have termination options that are not considered in the above lease rollover schedule.
A-3-11

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The following table presents certain information relating to the operating history and underwritten cash flows of the Staten Island Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM 10/31/2023	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$38,297,987	$35,160,641	$31,511,074	$33,302,007	$33,191,879	$33,020,186	$33.16	51.5%
Rent Steps(3)	0	0	0	0	0	647,911	0.65	1.0
Vacant Income	0	0	0	0	0	9,103,273	9.14	14.2
Gross Potential Rent	$38,297,987	$35,160,641	$31,511,074	$33,302,007	$33,191,879	$42,771,370	$42.95	66.7%
Total Reimbursements	28,837,736	26,841,040	18,268,336	19,230,163	21,224,797	21,343,090	21.43	33.3
Net Rental Income	$67,135,723	$62,001,681	$49,779,410	$52,532,170	$54,416,676	$64,114,460	$64.38	100.0%
Other Income	9,849,626	5,151,946	8,136,933	9,628,520	9,322,478	8,850,085	8.89	13.8
(Vacancy/Credit Loss)	(448,500)	(4,564,271)	(1,862,967)	2,597,330	(1,037,038)	(9,103,273)	(9.14)	(14.2)
Effective Gross Income	$76,536,848	$62,589,356	$56,053,376	$64,758,020	$62,702,116	$63,861,272	$64.12	99.6%
Total Expenses(4)	35,170,586	31,986,808	32,087,459	31,478,198	26,119,900	30,795,311	30.92	48.2
Net Operating Income	$41,366,262	$30,602,548	$23,965,918	$33,279,822	$36,582,216	$33,065,961	$33.20	51.8%
Total TI/LC, Capex/RR	0	0	0	0	0	1,195,080	1.20	1.9
Net Cash Flow	$41,366,262	$30,602,548	$23,965,918	$33,279,822	$36,582,216	$31,870,881	$32.00	49.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll dated November 30, 2023.
(3)	Includes underwritten rent steps through January 1, 2025.
(4)	Total Expenses include real estate taxes. Portions of the Staten Island Mall Property benefit from either a New York City Industrial and Commercial Incentive Program (“ICIP”) exemption or a New York City Industrial & Commercial Abatement Program (“ICAP”) abatement. Real estate taxes were underwritten based on the appraisal real estate taxes for the 2023/2024 tax year, less the ICIP/ICAP abatement amounts shown in the appraisal for such tax year. There is one parcel (Block 2400 Lot 77) for which real estate taxes were not underwritten as the tenant is directly responsible for taxes.

Environmental. According to the Phase I environmental assessment dated September 5, 2023, there was no evidence of any recognized environmental conditions at the Staten Island Mall Property.

The Market. The Staten Island Mall Property is located in the heart of Staten Island, New York the southernmost of New York City’s five boroughs. The Staten Mall Property is located along Richmond Avenue between Platinum Road and Richmond Hill Road in the New Springville neighborhood of Staten Island. New Springville is located within the central portion of Staten Island, which is a primary residential neighborhood with excellent access to Richmond Avenue, the prime retail / commercial area in Staten Island.

Being located in the New York City market, the Staten Island Mall Property benefits from a large local consumer base. There are a variety of large industries in Staten Island, with the top employers including Global Container Terminal, Amazon Fulfillment Center, Matrix Global Logistics Park, Pratt Mill Paper Industry, and the Corporate Park of Staten Island. Collectively, these companies employ over 25,000 people. As of 2022, within a 10 and 20 minute drive of the Staten Island Mall Property, the population was 53,743 and 390,102, respectively with an average household income of $127,282 and $121,680, respectively.

The Staten Island Mall Property is located within the New York City retail market and the Staten Island retail submarket. According to a third party report, as of December 2023, the vacancy rate in the submarket was 5.1%. The total submarket is comprised of 20,474,522 SF with only 3,015 SF currently under construction. Average rents as of December 2023 were $37.08/SF, which is a 2.7% increase from where they were a year ago. In the past three years, rents have increased a cumulative 8.3%.

A-3-12

Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The following table presents certain information relating to competitive retail centers for the Staten Island Mall Property:

Competitive Retail Centers(1)
Property Name	Year Built/ Renovated	GLA (SF)	Occupancy	Estimated # of Customers	Anchor / Major Tenants
Staten Island Mall	1972 / 1993, 2018	1,462,822(2)	87.3%(2)	11,800,000	AMC, Zara, Primark
Woodbridge Center	1971 / 2003	1,661,324	67.0%	6,400,000	Boscov’s, JC Penney, Macy’s
Menlo Park Mall	1960 / 2015	1,323,156	90.0%	10,400,000	Macy’s, Nordstrom, AMC
The Mills at Jersey Gardens	1999 / NAP	1,301,776	100.0%	10,100,000	Bed, Bath & Beyond, Burlington, Cohoes, Forever XXI, Lowes Cineplex, Marshalls, Neiman Marcus, Last Call Portabella, Saks Off Fifth Avenue
Newport Centre	1987 / 2002	1,149,147	92.0%	5,900,000	JCPenney, Sears, Macy’s, Kohl’s, AMC
Kings Plaza	1970 / 2018	1,146,000	99.0%	7,600,000	Lowe’s, Macy’s, Primark, Target
Wtd. Avg. Competitive Set			88.1%(3)	8,057,674(3)
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll as of November 30, 2023. Includes 466,922 SF of non-collateral space. Occupancy for the Staten Island Mall Property is as of November 30, 2023.
(3)	Excludes subject property.

The Borrowers. The borrowers are GGP Staten Island Mall, LLC and Staten Island FS Anchor Parcel LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Staten Island Mall Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor is BPR Nimbus LLC. BPR Nimbus LLC is a subsidiary of Brookfield Properties.

The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 20% of the outstanding principal balance of the Staten Island Mall Whole Loan, plus third party costs actually incurred by the lender (including reasonable attorneys’ fees and costs) in connection with collection of amounts due under the non-recourse carveout guaranty.

Brookfield Properties (“BPR”) is one of the largest fully integrated, global real estate services companies in the world with over $900 billion in assets under management. BPR ranks among the largest retail real estate companies in the United States with a portfolio of malls that spans across more than 150 retail centers, representing over 130 million SF of retail space. The company is focused exclusively on managing, leasing and redeveloping high-quality retail properties. Brookfield Properties Retail Group is headquartered in Chicago and owned by affiliates of Brookfield Asset Management (NYSE: BAM).

Property Management. The Staten Island Mall Property is managed by Brookfield Properties Retail Inc., an affiliate of the non-recourse carveout guarantor.

Escrows and Reserves. At origination, the borrowers deposited approximately $4,580,787 into a TI/LC Reserve and $403,197 into a gap rent reserve.

Tax Escrows – During the continuance of a Cash Management Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Escrows – During the continuance of a Cash Management Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing as to which the lender has initiated an enforcement action and the Staten Island Mall Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Management Period).

Replacement Reserve – During the continuance of a Cash Management Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Staten Island Mall Property

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Annex A-3	BBCMS 2024-5C25
No. 1 – Staten Island Mall

multiplied by $0.25 and divided by 12 (initially, approximately $20,748) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $497,950).

TI/LC Escrows – During the continuance of a Cash Management Period (as defined below), the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Staten Island Mall Property multiplied by $1.00 and divided by 12 (initially, approximately $82,992) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $1,991,800).

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger Event (as defined below), the borrowers are required to deposit monthly an amount equal to all initial excess cash flow with respect to any particular interest period for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space.

Lockbox / Cash Management. The Staten Island Mall Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Staten Island Mall Property are required to be deposited directly into a lockbox account controlled by the lender (the “Lockbox Account”), pursuant to written instructions delivered to all tenants under leases (excluding seasonal leases and excluding tenants which have already been instructed to deposit rents into the Lockbox Account), and any rents otherwise received by borrowers or the property manager are required to be deposited into the Lockbox Account within two business days after receipt. Prior to a Cash Management Period, the borrowers may utilize the Lockbox Account as the borrowers’ operating account. During the continuance of a Cash Management Period, the borrowers will no longer have access to the Lockbox Account, and all funds deposited into the Lockbox Account are required to be swept on each business day into a deposit account controlled by the lender (the “Cash Collateral Account”), to be applied and disbursed in accordance with the Staten Island Mall Whole Loan documents, provided no Cut-off Event (as defined below) is continuing, to pay debt service, the reserves and escrows described above, budgeted operating expenses, lender-approved extraordinary expenses, and capital projects undertaken in accordance with the loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the Staten Island Mall Whole Loan; provided, that, funds on deposit in the Excess Cash Flow Reserve Account will be made available to the borrowers for the payment of certain property-level expenses and other uses as set forth in the Staten Island Mall Whole Loan documents, including required REIT distributions in an amount up to $200,000. All sums remaining on deposit in the Excess Cash Flow Reserve Account will be disbursed to the borrowers on the earlier to occur of (i) payment in full of the debt or (ii) discontinuation of a Cash Sweep Period.

A “Cut-off Event” means the occurrence of an event of default and the earlier of (i) an enforcement action (which has not been cured) or (ii) the tendering of a deed in lieu of foreclosure.

A “Cash Management Period” will commence upon the occurrence an event of default or the debt yield dropping below 11.0% as of the end of two consecutive calendar quarters, and will cease and terminate upon (A) the date that the debt yield is equal to or in excess of 11.0% for two consecutive calendar quarters or (B) delivery to lender of debt yield cure collateral or receipt by Lender of a debt yield cure prepayment, in each case, in satisfaction of the conditions set forth in the Staten Island Mall Loan documents.

A “Cash Sweep Period” will commence upon (i) an event of default (ii) the occurrence of the debt yield dropping below 10.50% as of the end of two consecutive calendar quarters, and will cease and terminate upon (A) the date that the debt yield is equal to or in excess of 10.5% for two consecutive calendar quarters or (B) delivery to lender of debt yield cure collateral or receipt by Lender of a debt yield cure prepayment, in each case, in satisfaction of the conditions set forth in the Staten Island Mall Loan documents or (C) in the case of a Cash Sweep Period due to the occurrence of an event of default if such event of default is thereafter cured or waived.

An “Anchor Tenant Trigger Event” means any Anchor Tenant (i) has “gone dark”, (ii) is the subject of a bankruptcy proceeding, (iii) has vacated its premises (or has given written notice of its intention to vacate), (iv) has terminated, canceled or surrendered its Anchor Lease (or delivered written notice of its intent to do so), or (v) fails to renew its Anchor

Lease within the applicable renewal option period provided in such Anchor Lease.

An “Anchor Tenant” means Macy’s, JCPenney or AMC Theatres.

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No. 1 – Staten Island Mall

An “Anchor Lease” means any lease with an Anchor Tenant.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Provided no event of default exists, and subject to REMIC LTV requirements, the borrowers are permitted to release or swap vacant, non-income producing and unimproved parcels (unless these requirements are waived by Lender), non-income producing parcels improved only by landscaping, or non-income producing parcels improved only by surface parking areas, and also acquire any parcels that may constitute an integral part of an individual property subject to adequate parking and other customary requirements to be set forth in the Loan Documents.

Ground Lease. None

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 36 months. Such insurance is required to cover acts of terror or similar acts of sabotage; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 (as further modified, amended or extended) is no longer in effect, the borrowers will only be required to pay for terrorism insurance up to a maximum of 200% of the then annual insurance premiums payable for the Staten Island Mall Property at the time with respect to stand-alone property and business income or rental income insurance interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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No. 2 – Sheraton Hotel Brooklyn

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Annex A-3	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

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Annex A-3	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Hospitality – Full Service
% of IPB:	7.3%	Net Rentable Area (Rooms):	321
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Dumbo Hotel LLC	Year Built / Renovated:	2010 / 2019
Borrower Sponsor:	Lam Group	Occupancy/ ADR / RevPAR:	89.7% / $221.35 / $198.53
Interest Rate:	7.48000%	Occupancy Date:	11/30/2023
Note Date:	1/31/2024	4th Most Recent NOI (As of)(3)(5):	$2,826,478 (12/31/2020)
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of)(3)(5):	$5,893,335 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,792,801 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$12,774,618 (TTM 11/30/2023)
Original Amortization Term:	None	UW Occupancy/ADR/RevPAR:	89.7% / $221.35 / $198.53
Amortization Type:	Interest Only	UW Revenues:	$23,670,992
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$11,267,781
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,403,211
Additional Debt(1):	Yes	UW NCF:	$11,456,371
Additional Debt Balance(1):	$20,000,000	Appraised Value / Per Room:	$145,000,000 / $451,713
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/19/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$264,798
Taxes:	$11,334	$4,054	N/A	Maturity Date Loan / Room:	$264,798
Insurance:	$66,500	Springing	N/A	Cut-off Date LTV:	58.6%
Replacement Reserves:	$0	4% of Gross Revenue	N/A	Maturity Date LTV:	58.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.78x
Deferred Maintenance:	$10,313	$0	N/A	UW NOI Debt Yield:	14.6%
Other(4):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Loan Payoff	$79,802,301	93.9%
			Return of Equity	3,514,659	4.1
			Closing Costs	1,594,894	1.9
			Upfront Reserves	88,147	0.1
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The Sheraton Hotel Brooklyn Mortgage Loan (as defined below) is part of a whole loan that is comprised of four pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $85,000,000 (the “Sheraton Hotel Brooklyn Whole Loan”). The Sheraton Hotel Brooklyn Whole Loan was originated by DBR Investments Co. Limited (“DBRI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Sheraton Hotel Brooklyn Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on March 6, 2024. Defeasance of the Sheraton Hotel Brooklyn Whole Loan in whole (but not in part) is permitted at any time following the earlier to occur of (i) January 31, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2024-5C25 securitization trust closing date in March 2024. The actual lockout period may be longer.
(3)	Historical financials are impacted by the borrower sponsor completing a large-scale renovation in 2019. The renovations were followed by COVID protocols resulting in disruptions of the operations.
(4)	Other reserves are comprised of a springing PIP reserve.
(5)	The 2020 and 2021 cash flows are based on the borrower’s operating statements.

The Loan. The Sheraton Hotel Brooklyn mortgage loan (the “Sheraton Hotel Brooklyn Mortgage Loan”) is part of the Sheraton Hotel Brooklyn Whole Loan that is evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000 and accrues interest at a fixed rate of 7.48000% per annum. The Sheraton Hotel Brooklyn Whole Loan is secured by the fee simple interest in the Sheraton Hotel Brooklyn, a 321-room, 25-story, full-

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Annex A-3	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

service, upscale class hotel located at 228 Duffield Street in Brooklyn, New York (the “Sheraton Hotel Brooklyn Property”). The Sheraton Hotel Brooklyn Mortgage Loan, which is evidenced by controlling note A-1 and non-controlling notes A-2 and A-4, has an outstanding principal balance as of the Cut-off Date of $65,000,000.

The relationship between the holders of the Sheraton Hotel Brooklyn Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus. The Sheraton Hotel Brooklyn Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2024-5C25 transaction. See “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Sheraton Hotel Brooklyn Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2024-5C25	No
A-3	$20,000,000	$20,000,000	Benchmark 2024-V6)1)	No
A-4	$10,000,000	$10,000,000	BBCMS 2024-5C25	No
Whole Loan	$85,000,000	$85,000,000

(1)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.

The Property. The Sheraton Hotel Brooklyn Property is a 321-room, 25-story full service hotel located in Brooklyn, New York. The hotel is located within proximity to the Brooklyn’s Borough Hall and Civic Center. The Sheraton Hotel Brooklyn Property is also near numerous cultural and entertainment attractions as it is located four blocks southeast of the Brooklyn Academy of Music and six blocks southeast of Barclay’s Center. Another major amenity in the immediate area is Fort Greene Park, located three blocks east of the hotel. The Sheraton Hotel Brooklyn Property was built in 2010. The hotel offers a restaurant, café, a rooftop bar and lounge, a fitness room, indoor pool, 3,359 square feet of indoor meeting space and a typical complement of back-of-the-house facilities. The Sheraton Hotel Brooklyn Property has operated under the Sheraton hotel brand since it was opened in 2010. The franchise agreement was recently modified with a fee reduction and extended through May 20, 2036.

The Sheraton Hotel Brooklyn Property features a total of 321 guestrooms. The room mix for the Sheraton Hotel Brooklyn Property comprises 173 King rooms (53.9% of total), 91 Double / Double rooms (28.3% of total) with one room that is a single, double bed, 22 Club King rooms (6.9% of total), 13 Club Double / Double rooms (4.0% of total) and 21 Suites (6.5% of total). Each of the guestrooms features a flat-screen television with premium channels, telephone, desk with chair, dresser, nightstands, lamps and lounge chair. The size of the standard guestrooms ranges from 200 square feet to 232 square feet. Suites are 440-488 square feet and the presidential suite measures 671 square feet.

The Sheraton Hotel Brooklyn Property has three food and beverage outlets, all of which are leased to third-party operators. The hotel’s signature restaurant (3,500 square feet) is located on the lobby level and has a seating capacity of 156. A coffee shop is located on the ground floor off the lobby fronting Duffield Street. The adjacent Aloft Hotel (the “Aloft”) is also owned by the borrower sponsor and features an upscale rooftop lounge that spans across the Aloft and the Sheraton Hotel Brooklyn Property, which is not collateral for the Sheraton Hotel Brooklyn Whole Loan. Access to the rooftop lounge can be made through either the Sheraton Hotel Brooklyn Property or the Aloft and is open to the public. The rooftop bar spans 1,800 square feet and has a capacity of 250 people. The rooftop lounge is leased by the Aloft owner to a third party pursuant to a lease that runs through May 31, 2025, with two, five-year extension options thereafter. The current annual rent is $191,860 and includes 3% annual increases. Pursuant to a rooftop rent sharing agreement, the rent payable monthly by the tenant under the rooftop lease is split 2/3 to the owner of the Aloft ($127,907 per year) and 1/3 to the borrower ($63,953 per year). The rooftop rent sharing agreement is coterminous with the rooftop lease.

The borrower sponsor acquired the land parcels for the site between 2004 and 2006 when the Sheraton Hotel Brooklyn Property was previously a multifamily townhouse and parking garage. The borrower sponsor developed the Sheraton Hotel Brooklyn Property into the Sheraton Hotel Brooklyn in 2010. The Sheraton Hotel Brooklyn Property most recently underwent a $4.5 million (approximately $14,019 per key) property improvement plan (“PIP”) renovation in 2019 for rooms and an additional $1.5 million was spent on common areas. Renovations to the guestrooms included new carpeting, wallcovering, bedding, window treatments, lamps, nightstands, and soft seating. Renovations and upgrades were also made to all the public areas. Prior to the renovation in 2019, the Sheraton Hotel Brooklyn Property was able to perform in-line with the competitive set. According to STR, the penetration rate for 2019 was 105.3%, 97.8%, and 103.0% for occupancy, ADR, and RevPAR, respectively.

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No. 2 – Sheraton Hotel Brooklyn

The Sheraton Hotel Brooklyn Property has shown strong performance in the last year. In the November 2023 TTM, the Sheraton Hotel Brooklyn Property had a running 12-month average occupancy of 89.7%, with an ADR of $221.35 and a RevPAR of $198.53. Compared to the Sheraton Hotel Brooklyn Property’s competitive set, the Sheraton Hotel Brooklyn Property’s performance figures represent penetration metrics of 121.3%, 92.6% and 112.2% for occupancy, ADR and RevPAR, respectively.

The Sheraton Hotel Brooklyn Property’s top corporate account is Avianca Holdings, which is a pan-regional Latin American airline with its global headquarters in Bogotá, Colombia. Avianca Holdings has been an account at the Sheraton Hotel Brooklyn Property for the past 7 years. The current rate is $206.88 per room (6.5% below the November 2023 TTM ADR of $221.35), capped at 82 rooms per day and billed on a consumption basis. In 2023, this account occupied 32,820 room nights (~28% of available room nights), which is a significant increase from 17,669 occupied room nights in 2019. The other top accounts include Expedia Group, J.P. Morgan, IBM, and Appointment Group.

The Sheraton Hotel Brooklyn Property received six “red zone” notices of default from Marriott under the franchise agreement between 2017 and 2023 as a result of low “Guest Satisfaction Survey Intent to Recommend Scores”. According to the borrower sponsor, the initial “red zone letter” was a result of high ADRs, at which time the asset was also in need of room renovations. The borrower sponsor then underwent a PIP approval process during 2018 and ultimately completed a large-scale renovation in 2019. Based on the most recent tracking period (July – December 2023), the Sheraton Hotel Brooklyn Property was in the “yellow” zone. Upon achieving the “yellow” zone status or better in two more consecutive tracking periods (January – June 2024 and July – December 2024), the hotel will successfully exit the “red” zone status.

The Sheraton Hotel Brooklyn Property benefits from a 25-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement program, which took effect in the 2009 / 2010 tax year and will continue until expiration in the 2034 / 2035 tax year, but the tax burden is reached in the 2033 / 2034 tax year. According to the appraisal, the taxable assessment for the improvements is reduced by 100% of the exemption for the first 16 years of the exemption period, then by a sliding scale of 10% per year for the remaining nine years of the exemption period. According to the appraisal, the benefit amount is equal to the value of the project (determined by the NYC Department of Finance), which is then multiplied by the benefit phase out percentage. The most recent 2023 / 2024 actual assessed value is $18.2 million, which, according to the appraisal, is assumed to grow to the total transitional assessed value of $23.1 million over the next five years. We cannot assure you that the Sheraton Hotel Brooklyn Property will continue to benefit from the tax abatement program as expected or at all. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in the Prospectus.

Appraisal. According to the appraisal, the Sheraton Hotel Brooklyn Property had an “as-is” appraised value of $145,000,000 as of December 19, 2023. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$145,000,000	7.50%
(1)	Source: Appraisal.
(2)	The appraisal used an income capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the terminal capitalization rate.

Environmental. According to the Phase I environmental assessment dated December 21, 2023, there was no evidence of any recognized environmental conditions at the Sheraton Hotel Brooklyn Property.

The Market. According to a third-party report the Sheraton Hotel Brooklyn Property is part of the New York, New York lodging market and the East River-Queens/Brooklyn West, New York lodging submarket. As of January 2024, the New York lodging market contained a total of 785 hotels with a lodging inventory of 136,127 guestrooms. The New York lodging market reported an occupancy of 81.3% with an ADR of $297.68, reflecting an overall RevPAR of $242.03, which is up 20.7% over the previous running 12-month period fueled by strong growth in occupancy and ADR.

As of November 2023, the East River-Queens/Brooklyn West lodging submarket contained a total of 80 hotels with a lodging inventory of 10,462 guestrooms. The East River-Queens/Brooklyn West lodging submarket reported the January 2024 TTM occupancy of 79.3% with an ADR of $237.38, reflecting an overall RevPAR of $188.13, which is up 16.7% over the previous

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Annex A-3	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

corresponding TTM period. As with the overall market, RevPAR growth was driven by strong growth in occupancy and ADR.

The selected competitive hotels include: 313-room Radisson Hotel JFK Airport, 353-room LaGuardia Plaza Hotel, 666-room Marriott New York at The Brooklyn Bridge and the 93-room Nu Hotel. TTM through November 2023, the selected competitive set achieved an aggregate occupancy level of 74.0% with an ADR of $239.02, reflecting a RevPAR of $176.88, which is up 21.0% over the corresponding TTM period.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Sheraton Hotel Brooklyn Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Sheraton Hotel Brooklyn(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	79.4%	$202.90	$161.02	83.5%	$198.44	$165.77	105.3%	97.8%	103.0%
2020	53.1%	$143.06	$75.92	59.5%	$117.53	$69.90	112.1%	82.2%	92.1%
2021	65.3%	$159.13	$103.86	67.8%	$156.49	$106.11	103.9%	98.3%	102.2%
2022	68.6%	$218.09	$149.66	86.6%	$203.32	$176.16	126.3%	93.2%	117.7%
TTM(4)	74.0%	$239.02	$176.88	89.7%	$221.24	$198.53	121.3%	92.6%	112.2%
(1)	Data provided by a third party market research report.
(2)	The variances between the underwriting, appraisal and third party market research provider data with respect to Occupancy, ADR and RevPAR at the Sheraton Hotel Brooklyn Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Radisson Hotel JFK Airport, LaGuardia Plaza Hotel, Marriott New York at The Brooklyn Bridge and the Nu Hotel.
(4)	TTM represents the trailing 12-month period ending November 30, 2023.

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No. 2 – Sheraton Hotel Brooklyn

The following table presents certain information relating to the operating history and underwritten cash flows of the Sheraton Hotel Brooklyn Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021(2)	2022	TTM(3)	Underwritten	Per Room(4)	%(5)
Occupancy	83.5%	58.1%	67.8%	86.6%	89.7%	89.7%
ADR	$198.44	$117.44	$156.49	$203.43	$221.35	$221.35
RevPAR	$165.77	$68.24	$106.11	$176.16	$198.53	$198.53
Room Revenue	$19,422,969	$8,017,117	$12,432,721	$20,640,317	$23,260,815	$23,260,815	$72,464	98.3%
Miscellaneous Revenue	467,919	226,658	244,635	431,810	410,177	410,177	1,278	1.7
Total Revenue	$19,890,888	$8,243,775	$12,677,356	$21,072,127	$23,670,992	$23,670,992	$73,741	100.0%
Room Expense	4,289,740	2,080,854	2,458,704	4,016,378	4,521,860	4,521,860	14,087	19.4%
Miscellaneous Expenses	162,004	31,188	15,352	85,584	98,985	98,985	308	24.1
Departmental Expenses	$4,451,744	$2,112,042	$2,474,056	$4,101,962	$4,620,845	$4,620,845	$14,395	19.5%
Gross Operating Income	$15,439,144	$6,131,733	$10,203,300	$16,970,165	$19,050,147	$19,050,147	$59,346	80.5%
Operating Expenses	4,679,847	2,727,333	3,370,458	5,235,411	5,390,515	5,390,515	16,793	22.8%
Gross Operating Profit	$10,759,297	$3,404,400	$6,832,842	$11,734,754	$13,659,632	$13,659,632	$42,553	57.7%
Fixed Expenses	697,944	577,922	939,507	941,953	885,014	1,256,421	3,914	5.3%
Net Operating Income	$10,061,353	$2,826,478	$5,893,335	$10,792,801	$12,774,618	$12,403,211	$38,639	52.4%
FF&E	0	285,423	0	0	0	946,840	2,950	4.0
Net Cash Flow	$10,061,353	$2,541,055	$5,893,335	$10,792,801	$12,774,618	$11,456,371	$35,690	48.4%
(1)	Historical financials are impacted by the borrower sponsor completing a large-scale renovation in 2019. The renovations were followed by COVID protocols resulting in disruptions of the operations.
(2)	The 2020 and 2021 cash flows are based on the borrower’s operating statements.
(3)	TTM column reflects the trailing 12 months ending November 30, 2023.
(4)	Per Room values are based on 321 rooms.
(5)	% column represents percent of Total Revenue except for Room Expense and Miscellaneous Expenses that are based on their corresponding revenue line items.

The Borrower. The borrower is Dumbo Hotel LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Hotel Brooklyn Whole Loan.

The Borrower Sponsor. The borrower sponsor is the LAM Group, a privately held investment firm. Headquartered in New York City, the LAM Group specializes in the development of commercial, residential, retail, hospitality and mixed-use properties predominantly in New York City and across the United States.

The LAM Group was founded by the Lam Family in the 1970s and is headed by CEO and Chairman, John Lam. Various acquisitions and investment opportunities in the real estate market lead the LAM Group into the hotel industry. The LAM Group has partnered with leading hotel companies including Starwood Hotel & Resorts, Inc., Marriott International, Inc., InterContinental Hotels Group (IHG), Hilton Hotels Corporation and Wyndham Hotels & Resorts LLC. LAM Group’s portfolio consists of over 50 development projects with an additional nine hotels underway. The majority of the hotels are located in Manhattan.

Property Management. The Sheraton Hotel Brooklyn Property is managed by Real Hospitality Group, LLC, an affiliate of the borrower sponsor. Real Hospitality Group, LLC manages over 16,000 hotel rooms across its portfolio of 100+ hotel properties located throughout 23 states. Real Hospitality Group, LLC manages 39 properties flagged under Marriott International, which is the largest of any other franchise within its portfolio.

Escrows and Reserves. At origination, the borrower deposited approximately $66,500 into an upfront insurance reserve, $11,334 into an upfront tax reserve and $10,313 into an immediate repairs reserve.

Tax Escrows –The borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis, which currently equates to approximately $4,054.

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No. 2 – Sheraton Hotel Brooklyn

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender. The monthly insurance escrow is currently suspended.

Replacement Reserve – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 4% of prior months gross revenues, which currently equates to approximately $78,903.

PIP Reserve – If a franchisor requires the borrower to implement a PIP at the Sheraton Hotel Brooklyn Property, then the borrower will pay to lender on each monthly payment date all available cash, until such time as an amount equal to 115% of the estimated costs of the PIP.

Terrorism Insurance – The Borrower is required to obtain coverage for terrorism in an amount equal to one-hundred percent (100%) of the Full Replacement Cost (as defined in the loan documents) of the Sheraton Hotel Brooklyn Property plus the rental loss and/or business interruption coverage under the Sheraton Brooklyn Hotel Whole Loan documents. For so long as the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Lockbox / Cash Management. The Sheraton Hotel Brooklyn Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Sheraton Hotel Brooklyn Property are required to be deposited directly into a lockbox account controlled by the lender (the “Lockbox Account”). All credit card receipts will be deposited by credit card processing companies directly into the clearing account, and all non-credit card receipts will be directly deposited by the property manager in the Lockbox Account within one business day of receipt thereof by the borrower or property manager. Prior to a Trigger Period (as defined below) all sums deposited into the clearing account will be transferred into the borrower’s operating account. Upon the occurrence of a trigger event, any transfers to the borrower’s operating account will cease and such sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses, with any excess fund being held by the lender as additional collateral for the Sheraton Hotel Brooklyn Whole Loan.

A “Trigger Period” means a period commencing upon (i) an event of default under the Sheraton Hotel Brooklyn Whole Loan documents, (ii) the interest only debt service coverage ratio falling below 1.35x for one consecutive calculation dates (a “Low DSCR Period”), (iii) if the manager is an affiliate of borrower or guarantor and such manager will become insolvent or a debtor in any bankruptcy or insolvency proceeding, (iv) the commencement of a PIP trigger period, (v) the receipt by the borrower of a red zone notice if a new forbearance agreement (which such forbearance agreement is entered into in accordance with the terms and provisions of the loan agreement) that is in full force and effect is not delivered within thirty (30) days of the date of the red zone notice or (vi) a forbearance agreement terminates prior to the hotel achieving clean slate status; and will end, in each case provided no other Trigger Period is then continuing, if, with respect to a Trigger Period continuing due to (A) clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) clause (ii), the Low DSCR Period has ended pursuant to the terms hereof, (C) clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, such replacement manager and the borrower executed and delivered an assignment and subordination agreement satisfactory to the lender, and all the applicable requirements of the Sheraton Hotel Brooklyn loan documents are satisfied with respect thereto, (D) clause (iv), the PIP Trigger Period has ended pursuant to the terms thereof, (E) clause (v), the hotel has achieved clean slate status or the franchisor delivers an executed forbearance agreement that is in full force and effect (which such forbearance agreement is entered into in accordance with the terms and provisions of the loan agreement), or (F) clause (vi), the franchisor delivers a new executed forbearance agreement that is in full force and effect or modifies the existing forbearance agreement to extend its term (which such new or modified forbearance agreement is entered into in accordance with the terms and provisions of the loan agreement).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

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Annex A-3	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

Partial Release. Not Permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

A-3-25

Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

304 EAST 45TH STREET

Floor	Tenant	Size	Expiration
17	United Nations Unit G	1,624 SF	12/2027
17	United Nations Unit G	8,878 SF	12/2027
15	UN Development Programme	10,619 SF	12/2027
14	UN Development Programme	12,614 SF	12/2027
13	United Nations Unit G	14,588 SF	12/2027
12	UN Development Programme	14,980 SF	12/2027
11	UN Development Programme	17,655 SF	12/2027
10	UN Development Programme	20,330 SF	12/2027
9	UN Development Programme	20,330 SF	12/2027
8	UN Development Programme	22,158 SF	12/2027
7	United Nations Unit G	25,443 SF	12/2027
6	United Nations Unit G	15,748 SF	12/2027
6	UN Development Programme	11,187 SF	12/2027
5	UN Development Programme	26,215 SF	12/2027
4	UN Development Programme	26,215 SF	12/2027
3	United Nations Unit C	24,500 SF	12/2027
2	United Nations Unit C	24,500 SF	12/2027
1	United Nations Unit F	15,883 SF	12/2027
1	United Nations Unit I	12,448 SF	12/2027
1	Vacant	1,000 SF	
OB	UNDP	299 SF	12/2027
OB	UN Unit F	733 SF	12/2027
OB	UNDP Basement Suite 0003	10,758 SF	12/2027
OB	UN Unit I	1,282 SF	12/2027
OB	UNDP	2,092 SF	12/2027
SB	No Suites		

Vacant | Building | 2027

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Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

A-3-27

Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	3650 REIT, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$65,000,000	Title(2):	Fee
Cut-off Date Principal Balance:	$65,000,000	Property Type - Subtype:	Office – CBD
% of IPB:	7.3%	Net Rentable Area (SF):	342,079
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	304 E. 45th LLC	Year Built / Renovated:	1929 / NAP
Borrower Sponsors:	Michael T. Cohen, Robert Getreu and Andrew H. Roos	Occupancy:	99.7%
Interest Rate:	6.91500%	Occupancy Date:	1/5/2024
Note Date:	2/20/2024	4th Most Recent NOI (As of):	$14,498,662 (12/31/2020)
Maturity Date:	3/5/2029	3rd Most Recent NOI (As of):	$13,224,282 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$13,676,917 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$13,559,890 (TTM 12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,499,629
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$3,186,789
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$11,312,840
Additional Debt:	No	UW NCF:	$10,902,345
Additional Debt Balance:	N/A	Appraised Value / Per SF(3)(4):	$138,000,000 / $403
Additional Debt Type:	N/A	Appraisal Date:	1/1/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$190
Taxes:	$14,655	$7,327	N/A	Maturity Date Loan / SF:	$190
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.1%
Replacement Reserves:	$0	$5,701	$205,247	Maturity Date LTV:	47.1%
				UW NCF DSCR:	2.39x
				UW NOI Debt Yield:	17.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$65,000,000	78.2%	Loan Payoff	$80,330,534	96.7%
Borrower Sponsor Equity	18,114,296	21.8	Closing Costs	2,769,108	3.3
			Upfront Reserves	14,655	0.0
Total Sources	$83,114,296	100.0%	Total Uses	$83,114,296	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	For a full description of Title, see “Condominium” below.
(3)	The Appraised Value is the “as is” value of $138,000,000 as of January 1, 2024, which is based on the extraordinary assumptions that (i) the UN Development Programme and the United Nations (collectively, the “UN Tenants”) will consolidate to 50% of their current footprint as of January 1, 2028 (and extend the term of their lease term by five years), and again consolidate to 50% of their then-existing footprint on January 1, 2033 (and again extend the term of their lease), (ii) the balance of the space at the 304 East 45th Street Property (as defined below) will then be leased at prevailing market terms, and (iii) the leasehold condominium structure will remain in place, but the units reverting to ownership by the borrower will be assessed a full tax liability. According to the related appraisal, the current contract rents are below market. The term of each of the UN Tenants leases is scheduled to expire on December 31, 2027, with one, five-year renewal option exercisable by the United Nations (but no renewal option exercisable by the UN Development Programme). Although according to the appraisal the observed tenant utilization at the 304 East 45th Street Property is less than 50%, neither the UN Development Programme nor the United Nations has given the borrower notice of an intention to downsize its space or to not exercise its renewal option, as applicable.
(4)	The appraisal concluded a total land value (as if vacant) of $94,000,000 resulting in a loan to land value of 69.1%.

The Loan. The 304 East 45th Street mortgage loan (the “304 East 45th Street Mortgage Loan”) is evidenced by six promissory notes in the aggregate original principal amount of $65,000,000 and secured by the borrower’s fee interest in a 342,079 square foot office property located in the Turtle Bay neighborhood of New York, New York (the “304 East 45th Street Property”). The 304 East 45th Street Mortgage Loan has a five-year term, is interest-only for the entire loan term and accrues interest at a rate of 6.91500% per annum on an Actual/360 basis. 3650 Real Estate Investment Trust 2 LLC is expected to contribute Note A-1, Note A-2 and Note A-6 and Bank of Montreal is expected to contribute Note A-3, Note A-4 and Note A-5.

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Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The Property. The 304 East 45th Street Property is a 342,079 square foot office building that has been occupied by the United Nations (the “UN") since 1995 and the UN Development Programme (the “UNDP”) since 1982. The 304 East 45th Street Property is located on 45th Street between 1st and 2nd Avenues, adjacent to Two UN Plaza and one-half block west from the United Nation Headquarters.

Major Tenants.

UNDP (195,452 square feet; 57.1% of NRA; 30.1% of underwritten base rent). The UNDP is the UN's global development network, an organization advocating for change and connecting countries to knowledge, experience and resources to help people build a better life. The UNDP works on the ground in 170 countries, supporting its national partners to build their own solutions to global and national development challenges. The UNDP currently occupies 10 floors at the 304 East 45th Street Property. The UNDP affiliates at the 304 East 45th Street Property include the Global Policy Network and Crises Bureau, the Human Development Report Office and the World Association of Former United Nations Interns and Fellows. The UNDP has been a tenant at the 304 East 45th Street Property since December of 1982, and its leases are set to expire on December 31, 2027, with one five-year extension option remaining. The UNDP, has the right to terminate its lease so long as it is not then in default beyond any applicable grace, notice and cure period, and if either (i) the UNDP has substantially ceased, in its entirety, its operations within the United States; or (ii) the UNDP has substantially ceased, in its entirety, receiving funding from its funding or governing authority. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the termination date stated in such notice. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Prospectus.

UN (145,627 square feet; 42.6% of NRA; 69.9% of underwritten base rent). The UN was created in 1945 with a mandate to maintain international peace and security. The UN is one component of the United Nations System. The UN currently occupies eight floors at the 304 East 45th Street Property. The UN affiliates at the 304 East 45th Street Property include the Critical Incident Stress Management Unit, the Office of the Special Representative to the Secretary General on Violence against Children, the Office of the Special Representative to the Secretary General on Children and Armed Conflict and the Millenium Development Campaign. The UN has been a tenant at the 304 East 45th Street Property since July 1995 and its leases are set to expire on December 31, 2027, with one, five-year extension option remaining. The UN has no termination options. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Prospectus.

Environmental. According to the Phase I environmental assessment dated October 18, 2023, there was no evidence of any recognized environmental conditions at the 304 East 45th Street Property.

The following table presents certain information relating to the historical occupancy of the 304 East 45th Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
99.7%	99.7%	99.7%	99.7%
(1)	Historical occupancies are as of December 31 of each respective year unless stated otherwise.
(2)	Current occupancy is as of January 5, 2024.

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Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The following table presents certain information relating to the largest tenants based on net rentable area at the 304 East 45th Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
UN Development Programme	NR / NR / NR	195,452	57.1%	$24.43	$4,774,525	30.1%	12/31/2027
United Nations	NR / NR / NR	145,627	42.6	$76.06	11,076,969	69.9	12/31/2027
Occupied Collateral Total / Wtd. Avg.		341,079	99.7%	$46.47	$15,851,494	100.0%
Vacant Space		1,000	0.3
Collateral Total		342,079	100.0%

(1)	Based on the underwritten rent roll dated January 5, 2024, with rent steps totaling approximately $253,416 through January 1, 2025.

The following table presents certain information relating to the tenant lease expirations at the 304 East 45th Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,000	0.3%	NAP	NA	P	1,000	0.3%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		1,000	0.3%	$0	0.0%
2025	0	0	0.0	0	0.0		1,000	0.3%	$0	0.0%
2026	0	0	0.0	0	0.0		1,000	0.3%	$0	0.0%
2027	2	341,079	99.7	15,851,494	100.0		342,079	100.0%	$15,851,494	100.0%
2028	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
2029	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
2030	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
2031	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
2032	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
2033	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
2034	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
2035 & Beyond	0	0	0.0	0	0.0		342,079	100.0%	$15,851,494	100.0%
Total	2	342,079	100.0%	$15,851,494	100.0%
(1)	Based on the underwritten rent roll dated January 5, 2024, with rent steps totaling $253,416 through January 1, 2025.
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Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The following table presents certain information relating to the historical and underwritten cash flows of the 304 East 45th Street Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$19,890,840	$18,622,070	$19,206,654	$18,027,130	$15,598,078	$45.60	102.2%
Rent Steps(3)	0	0	0	0	253,416	0.74	1.7
Vacant Income	0	0	0	0	80,000	0.23	0.5
Gross Potential Rent	$19,890,840	$18,622,070	$19,206,654	$18,027,130	$15,931,494	$46.57	104.4%
Total Reimbursements	(2,205,627)	(2,171,573)	(2,133,824)	(1,086,867)	(664,866)	(1.94)	(4.4)
Net Rental Income	$17,685,213	$16,450,497	$17,072,830	$16,940,263	$15,266,628	$44.63	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(766,998)	(2.24)	(5.0)
Effective Gross Income	$17,685,213	$16,450,497	$17,072,830	$16,940,263	$14,499,629	$42.39	95.0%

Total Expenses	$3,186,551	$3,226,216	$3,395,913	$3,380,373	$3,186,789	$9.32	22.0%

Net Operating Income	$14,498,662	$13,224,282	$13,676,917	$13,559,890	$11,312,840	$33.07	78.0%

Total TI/LC	0	0	0	0	342,079	1.00	2.4
Capex/RR	0	0	0	0	68,416	0.20	0.5
Net Cash Flow	$14,498,662	$13,224,282	$13,676,917	$13,559,890	$10,902,345	$31.87	75.2%
(1)	TTM represents the trailing 12-month period ending December 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rent Steps of $253,416 are through January 1, 2025.

The Market. The 304 East 45th Street Property is located in New York, New York. The 304 East 45th Street Property is situated in the New York Metro Office Market which is part of the New York metropolitan statistical area and the U.N. Plaza submarket. The 304 East 45th Street Property is located immediately adjacent to FDR Drive, offers north-south access within the city and is near Grand Central station. As of the third quarter of 2023, the U.N. Plaza submarket contains approximately 5.1 million square feet, a vacancy rate of 6.1% and asking rent of $59.53 per square foot. Per the appraisal, citing a third-party market research report as of 2024, the estimated population within a one-, three- and five-mile radius of the 304 East 45th Street Property was 164,865, 1,343,579 and 3,090,144, respectively. The estimated median household income within the same radii was $137,768, $107,976 and $90,574, respectively.

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Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The following table presents office rental data for comparable office property leases with respect to the 304 East 45th Street Property:

Comparable Office Rental Summary(1)
Property	Year Built	Occ.	Size (SF)	Tenants	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
304 East 45th Street New York, NY	1929	99.7%(2)	342,079(2)	UN Development Programme(2) United Nations(2)	341,079(2)	$46.47(2)	Various(2)(3)	3.8(2)	Gross
800 Third Avenue New York, NY	1972	NAV	544,548	Affiliates Risk Management Services	11,300	$56.00	Oct-2023	11.0	Modified Gross
733 Third Avenue New York, NY	1961	NAV	445,000	Marwood Group	18,960	$58.00	Aug-2023	11.7	Modified Gross
730 Third Ave New York, NY	1959	NAV	665,110	TIAA	29,685	$75.00	Aug-2023	13.7	Modified Gross
885 Second Ave New York, NY	1972	NAV	814,638	Perm. Mission of the UK to the UN	48,363	$75.00	May-2023	16.3	Modified Gross
155 East 44th St New York, NY	1931	NAV	432,381	Teladoc Health, Inc.	6,788	$68.00	Apr-2023	8.5	Modified Gross
300 East 42nd Street New York, NY	1963	NAV	237,470	The Consulate General of Jamaica	42,500	$60.00	Jan-2023	20.8	Modified Gross
730 Third Ave New York, NY	1959	NAV	665,110	Goulston & Storrs	29,520	$67.00	Sep-2022	12.3	Modified Gross
220 East 42nd St New York, NY	1928	NAV	1,096,067	UN Women	85,522	$56.00	Mar-2022	11.0	Modified Gross
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 5, 2024. with rent steps totaling approximately $253,416 through January 1, 2025.
(3)	The UNDP signed their lease for 150,061 square feet commencing on December 1, 1982, followed by an additional 22,158 square feet and 23,233 square feet commencing on March 1, 1998 and December 2, 1998, respectively. The UN signed their lease for 49,000 square feet commencing on July 1, 1995, followed by an additional 16,616 square feet, 51,693 square feet, 13,730 square feet and 14,588 square feet commencing on August 26, 2000, August 1, 2002, November 1, 2004 and June 16, 2005, respectively.

The following table presents certain information relating to comparable sales for the 304 East 45th Street Property:

Comparable Sales(1)
Property	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
304 East 45th Street New York, NY	NAP	342,079(2)	99.7%	(2)	NAP	NAP	NAP
1410 Broadway New York, NY	Jan-2024	394,000	96.0%		$170,000,000	$431.47	$366.75
110 West 32nd Street New York, NY	Sep-2023	113,409	0.0%		$37,000,000	$326.25	$391.50
875 Sixth Avenue New York, NY	Jun-2023	265,000	65.0%		$92,500,000	$349.06	$401.42
126 East 56th Street New York, NY	Apr-2023	171,571	80.0%		$113,000,000	$658.62	$437.98
830 Third Avenue New York, NY	Aug-2022	147,068	62.0%		$72,000,000	$489.57	$352.49
498 Seventh Avenue New York, NY	Dec-2021	960,000	91.0%		$680,000,000	$708.33	$481.67
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 5, 2024.

The Borrower. The borrower is 304 E. 45th LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 304 East 45th Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Michael T. Cohen, Robert Getreu and Andrew H. Roos. The borrower sponsors are the managing principals of Williams Equities. Williams Equities was founded in 1926 by Victor Cohen and Sydney Roos.

Michael T. Cohen is the Tri-State President of the NYC office of Colliers International. When the firm operated as GVA Williams, Mr. Cohen was the third generation of his family to head the firm. He chaired GVA Williams’ Executive Committee and was the founding partner and chairman of GVA Worldwide Ltd.

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Annex A-3	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

Robert Getreu is an Executive Vice President in Colliers International’s New York office where he focuses on the operation, leasing and redevelopment of properties. Mr. Getreu joined Colliers International's predecessor firm, GVA Williams, in 1992.

Andrew H. Roos is a Vice Chairman of Colliers International's Manhattan office. Prior to the merger with First Service Corporation, he was a principal of Williams Real Estate.

Property Management. The 304 East 45th Street Property is managed by Colliers International NY LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $14,655 for real estate taxes.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $7,327.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 304 East 45th Street Mortgage Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserves – On each monthly payment date, the borrower is required to escrow approximately $5,701 for replacement reserves (approximately $0.20 per square foot annually). The reserve is subject to a cap of approximately $205,247.

Lockbox / Cash Management. The 304 East 45th Street Mortgage Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to deliver tenant direction letters instructing all tenants of the 304 East 45th Street Property to remit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 304 East 45th Street Property to be deposited into such lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied and disbursed in accordance with the 304 East 45th Street Mortgage Loan documents. During the continuance of a Cash Trap Event Period (as defined below), any excess cash flow will be deposited during the continuance of a Cash Trap Event Period (x) continuing solely as a result of a Lease Sweep Period, into a lease sweep reserve subaccount, or (y) other than a Cash Trap Event Period continuing solely because of the continuance of a Lease Sweep Period, into the cash collateral reserve subaccount. As long as no Cash Trap Event Period is in effect, any excess cash flow is required to be transferred to the borrower.

A “Cash Trap Event Period” means a period commencing upon the earlier of: (i) the occurrence of an event of default under the 304 East 45th Street Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.70x; or (iii) the commencement of a Lease Sweep Period (as defined below), which such Cash Trap Event Period will expire with regard to any Cash Trap Event Period commenced in connection with: (A) clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default; (B) clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.75x for two consecutive calendar quarters; or (C) clause (iii) above, such Lease Sweep Period has ended pursuant to the terms of the 304 East 45th Street Mortgage Loan documents.

A “Lease Sweep Period” will commence on the occurrence of any of the following: (i) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (a) six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease and (b) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (iii) the date that (x) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or (y) the borrower or manager receives notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date, (iv) the date that any tenant under a Lease Sweep Lease goes dark or vacates its premises (or any material portion thereof) or gives notice that it intends to do the foregoing, (v) upon a monetary default or material non-monetary default (beyond any applicable cure period) under a Lease Sweep Lease by the tenant under such lease that continues beyond any applicable notice and cure period, or (vi)

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No. 3 – 304 East 45th Street

the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below), and the Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) above, upon the occurrence of an Acceptable Lease Sweep Lease Event (as defined below), (B) in the case of clause (ii) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived or revoked in writing by the related tenant; (C) in the case of clause (iii)(b) above, such notice of surrender, cancellation or termination is validly and irrevocably revoked in writing by the related tenant; (D) in the case of clause (iv) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its space demised under the applicable Lease Sweep Lease at the 304 East 45th Street Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six consecutive months following such cure; (E) in the case of clause (v) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; and (F) in the case of clause (vi) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding has been terminated for a period of at least two consecutive calendar quarters and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (a) each of (i) the United Nations lease and (ii) the UNDP lease, (b) any renewal of either of the foregoing leases or (c) any other lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 35,000 or more rentable square feet of the improvements.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (A) the admission in writing by any Lease Sweep Tenant Party (as defined below) of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by any Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Lease Sweep Tenant Party of any insolvency law, the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any insolvency law or (B) the instituting of any proceeding against or with respect to any Lease Sweep Tenant Party seeking liquidation of its assets or the appointment of (or if any Lease Sweep Tenant Party consents to or acquiesces in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease (or its direct or indirect parent company (if any)) or the lease guarantor under any Lease Sweep Lease.

An “Acceptable Lease Sweep Lease Event” means the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases in accordance with the 304 East 45th Street Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Condominium. With respect to the 304 East 45th Street Mortgage Loan, in order for the 304 East 45th Street Property to benefit from a real property tax exemption based on the tax exempt status of the UN Tenants, the 304 East 45th Street Property is subject to a condominium regime, whereby title to eight of the nine condominium units comprising the 304 East 45th Street Property, is held by the UN Tenants, as applicable, with the borrower having a reversionary interest in fee title to such condominium units. The borrower has retained fee ownership of and responsibility to pay real property taxes on the remaining condominium unit, representing approximately 1.64% of the interest in the condominium’s common elements. Each deed from the borrower to the UN Tenants contains such reversionary interest and states that the reversion is automatic upon the occurrence of certain events (e.g., (i) if the applicable overlease/master lease or space lease goes away, (ii) if the UN Tenants attempt to convey, assign or encumber its fee interest, (iii) if the UN Tenants default under a space lease beyond the applicable cure period (and 30 days has elapsed since the expiration of such cure period) or (iv) if the borrower gives notice that one of the other condominium units has been reconveyed back to the borrower and the borrower is electing to have the unit in question conveyed back to the borrower). The reversion is also discussed in certain

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No. 3 – 304 East 45th Street

escrow agreements pursuant to which First American Title Insurance Company is holding the deeds with the reversionary interests from the UN Tenants back to the borrower. Each of the condominium units is master leased from the UN Tenants to the borrower pursuant to various “overleases”, and the borrower in turn then subleases each of the condominium units back to the UN Tenants pursuant to separate space leases for each of the condominium units. All rent due under the master leases has been paid in full. The condominium documents provide that for so long as the overleases are in effect, the borrower has control over each of the condominium units despite title being held by the UN Tenants. Similar to a loan with a payment in lieu of taxes structure, the lender has a fee and leasehold mortgage that is secured by: (i) the borrower’s leasehold interest in the 304 East 45th Street Property, (ii) the borrower’s fee or reversionary interest in the fee interest in the 304 East 45th Street Property and (iii) the fee interest in the 304 East 45th Street Property through the UN Tenants joinder to the mortgage. As such, the lender has the ability to foreclose on either: (i) the leasehold interest in the 304 East 45th Street Property or (ii) both the fee and the leasehold interests in the 304 East 45th Street Property. If the lender elects to only foreclose on the borrower’s leasehold interest in the 304 East 45th Street Property and keep the UN Tenants as tenants (i.e., a scenario in which the borrower is in default under the loan documents, but the UN Tenants are not in default under the applicable space lease), the lender has retained the ability to ultimately obtain fee title to the 304 East 45th Street Property if the UN Tenants were to default on any of its space leases at a later date. In connection with the foregoing, pursuant to an escrow arrangement among the borrower, the UN Tenants, the lender and First American Title Insurance Company, the UN Tenants have delivered deeds “in blank” to First American Title Insurance Company.

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No. 4 – Western Digital Milpitas Campus

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No. 4 – Western Digital Milpitas Campus

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Annex A-3	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$63,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$63,000,000	Property Type – Subtype:	Mixed Use – R&D / Office
% of IPB:	7.1%	Net Rentable Area (SF):	577,956
Loan Purpose:	Recapitalization	Location:	Milpitas, CA
Borrower:	WDMICA001 LP	Year Built / Renovated:	1991-1995 / 2012
Borrower Sponsors:	Blue Owl Capital, Inc. and Blue Owl Real Estate Capital, LLC	Occupancy:	100.0%
Interest Rate:	6.84400%	Occupancy Date:	2/9/2024
Note Date:	2/9/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/11/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$19,594,476
Call Protection(2):	L(12),YM1(13),DorYM1(28),O(7)	UW Expenses:	$4,495,012
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,099,464
Additional Debt(1):	Yes	UW NCF:	$14,231,829
Additional Debt Balance(1):	$63,000,000	Appraised Value / Per SF:	$197,000,000 / $341
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/5/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$218
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$218
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	64.0%
				UW NCF DSCR:	1.63x
				UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$126,000,000	64.1%	Purchase Price(6)	$192,450,000	97.9%
Borrower Equity(5)	70,581,281	35.9	Closing Costs(7)	4,131,281	2.1
Total Sources	$196,581,281	100.0%	Total Uses	$196,581,281	100.0%
(1)	The Western Digital Milpitas Campus Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $126.0 million (the “Western Digital Milpitas Campus Whole Loan”). The Financial Information in the chart above reflects the Western Digital Milpitas Campus Whole Loan.
(2)	Defeasance of the Western Digital Milpitas Campus Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 9, 2027. The Western Digital Milpitas Campus Whole Loan may be voluntarily prepaid in full, but not in part, on or after the payment date in March 2025, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2028. The Western Digital Milpitas Campus Whole Loan may be voluntarily prepaid at any time on or after the payment date in August 2028 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C25 securitization trust in March 2024. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical cash flows are unavailable as the Western Digital Milpitas Campus Property (as defined below) was acquired in September 2023 as part of the sale leaseback transaction with Western Digital (as defined below) simultaneously executing its lease.
(5)	Borrower Equity reflects the aggregate equity in connection with the initial September 2023 acquisition and refinance.
(6)	The borrower acquired the Western Digital Milpitas Campus Property in September 2023 with financing provided via a bridge loan from UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”). Approximately $124.9 million of the Western Digital Milpitas Campus Whole Loan net proceeds were used to payoff the prior bridge loan. Purchase Price above is reflective of the total purchase price in connection with the September 2023 acquisition.
(7)	Closing Costs reflects the aggregate closing costs in connection with the initial September 2023 acquisition and refinance.

The Loan. The Western Digital Milpitas Campus mortgage loan (the “Western Digital Milpitas Campus Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a multi-building R&D and office campus consisting of 577,956 square feet located in Milpitas, California (the “Western Digital Milpitas Campus Property”). The Western Digital Milpitas Campus Whole Loan has a five-year interest-only term and accrues interest at a rate of 6.84400% per annum on an Actual/360 basis. The Western Digital Milpitas Campus Whole Loan was co-originated on February 9, 2024 by UBS

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No. 4 – Western Digital Milpitas Campus

AG and JPMorgan Chase Bank, National Association (“JPM”). The controlling Note A-1 and non-controlling Notes A-2, A-3 and A-4, with an aggregate original principal balance of $63,000,000, will be included in the BBCMS 2024-5C25 securitization trust. The remaining notes are currently held by JPM or its affiliates and are expected to be contributed to one or more future securitization trust(s). The Western Digital Milpitas Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	Yes
A-2	$10,000,000	$10,000,000	BBCMS 2024-5C25	No
A-3	$10,000,000	$10,000,000	BBCMS 2024-5C25	No
A-4	$13,000,000	$13,000,000	BBCMS 2024-5C25	No
A-5(1)	$30,000,000	$30,000,000	JPM	No
A-6(1)	$28,000,000	$28,000,000	JPM	No
A-7(1)	$5,000,000	$5,000,000	JPM	No
Whole Loan	$126,000,000	$126,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Western Digital Milpitas Campus Property is a multi-building R&D and office campus utilized for various R&D, office, cleanroom and wet/dry lab uses. The Western Digital Milpitas Campus Property is comprised of five, two-story walk-way buildings totaling 577,956 square feet located in Milpitas, California. As of February 9, 2024, the Western Digital Milpitas Campus Property was 100.0% leased to Western Digital Technologies, Inc. (“Western Digital”) (Moody’s/S&P/Fitch: Ba2/BB/BB+). As part of a sale-leaseback transaction in September 2023, Western Digital executed an approximately 15-year lease with a starting annual base rental rate of approximately $15.6 million and a scheduled expiration date of January 1, 2039. Western Digital Corporation, the parent company of Western Digital, delivered a guaranty of such lease. Western Digital has no early termination or purchase options and has three, five-year and one, four-year renewal options remaining.

The Western Digital Milpitas Campus Property is operated as a high-tech R&D and office facility for Western Digital’s flash memory R&D operations. The Western Digital Milpitas Campus Property was constructed in phases between 1991 and 1995, renovated in 2012, and is situated on an approximately 37.1-acre site with 1,971 parking spaces, resulting in a parking ratio of 3.41 spaces per 1,000 square feet. The Western Digital Milpitas Campus Property features office space, comprising approximately 25.5% of net rentable area, ceiling clear heights ranging from 16’-5” to 22’-11”, four dock-high doors and three drive-in doors.

Western Digital Milpitas Campus Building Summary(1)
Address	Subtype	Net Rentable Area (SF)	% of Total NRA	Year Built	Building Height (Ft.)	Dock-High Doors	Drive-In Doors
951 Sandisk Drive	Administrative / Office	170,716	29.5%	1991	16’-5”	0	0
1051 Sandisk Drive	R&D / Office	153,821	26.6%	1991	22’-11”	1	1
901 Sandisk Drive	R&D / Office	60,885	10.5%	1993	16’-5”	0	0
1001 Sandisk Drive	R&D / Office	98,145	17.0%	1993	16’-5”	1	1
1101 Sandisk Drive	R&D / Office	94,389	16.3%	1995	16’-5”	2	1
Total		577,956	100.0%			4	3
(1)	Information obtained from the appraisal unless otherwise indicated.

Western Digital acquired the Western Digital Milpitas Campus Property upon acquisition of SanDisk Corporation (“SanDisk”) in May 2016. The Western Digital Milpitas Campus Property consists of approximately 74.5% of R&D space, inclusive of laboratory, telecom and vacuum chamber space, with the remaining approximately 25.5% consisting of administrative office space. Since acquisition, Western Digital has spent approximately $372.8 million (approximately $645 PSF) in land and building costs, machinery, software, information technology and furniture/fixtures. Western Digital invested approximately $211.6 million in property improvements in 2016 in connection with the acquisition and has subsequently invested an average of $23.0 million per year into the facilities from 2017 to 2023. Recent building improvements consist of roof replacements at the 1051 Sandisk Drive building, the addition of chamber lab rooms in the 1001 Sandisk Drive building

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No. 4 – Western Digital Milpitas Campus

and a new auditorium and conference center/event space with new AV equipment, among other mission critical R&D items. Additionally, Western Digital secured $350.0 million from the “CHIPS” Act of 2022, with proceeds going towards expanding and improving existing sites.

Sole Tenant.

Western Digital (577,956 square feet; 100.0% of NRA; 100.0% of underwritten rent; Moody’s/S&P/Fitch: Ba2/BB/BB+): Founded in 1970 in Santa Ana, California, Western Digital is a developer, manufacturer and provider of data storage devices and solutions based on both rotating magnetic or non-volatile memory storage (“NAND”) flash and hard disk drive technologies. Western Digital is headquartered in San Jose, California and provides dedicated flash-based products (“Flash”) and hard disk drives (“HDD”) technologies and delivers Flash and HDD storage solutions for students, gamers, home offices, large enterprises and public clouds in order to capture, preserve, access and transform diversity of data. Western Digital has a patent portfolio of approximately 13,000 active patents worldwide.

Western Digital has been in occupancy at the Western Digital Milpitas Campus Property since acquiring SanDisk in 2016. As part of a sale-leaseback transaction, Western Digital executed a 15-year lease effective September 2023, with a starting annual base rental rate of $27.00 PSF, increasing to $27.81 PSF on January 1, 2025, and by 3.0% on January 1st of each year thereafter. Western Digital Milpitas Campus’s current lease has a scheduled expiration date of January 1, 2039, with three, five-year and one, four-year renewal options remaining and no termination options.

Environmental. According to the Phase I environmental report dated June 26, 2023, there was no evidence of any recognized environmental conditions at the Western Digital Milpitas Campus Property.

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of February 9, 2024.

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Western Digital	Ba2/BB/BB+	577,956	100.0%	$27.81	$16,072,956	100.0%	1/1/2039

Total Occupied		577,956	100.0%	$27.81	$16,072,956	100.0%

Vacant Space		0	0.0%

Total / Wtd. Avg.		577,956	100.0%

(1)	Based on the underwritten rent roll dated February 9, 2024, inclusive of rent steps through January 2025 totaling $468,144.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
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No. 4 – Western Digital Milpitas Campus
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035 & Beyond	1	577,956	100.0	16,072,956	100.0	577,956	100.0%	$16,072,956	100.0%
Total	1	577,956	100.0%	$16,072,956	100.0%
(1)	Based on the underwritten rent roll dated February 9, 2024, inclusive of rent steps through January 2025 totaling $468,144.

Operating History and Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Rents in Place	$15,604,812	$27.00	75.7%
Rent Steps(4)	468,144	0.81	2.3
Vacancy Gross Up	0	0.00	0.0
Gross Potential Rent	$16,072,956	$27.81	77.9%
Total Reimbursements	4,552,807	7.88	22.1
Net Rental Income	$20,625,764	$35.69	100.0%
(Vacancy/Credit Loss)	(1,031,288)	(1.78)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$19,594,476	$33.90	95.0%
Total Expenses	$4,495,012	$7.78	22.9%
Net Operating Income	$15,099,464	$26.13	77.1%
Capital Expenditures	57,796	0.10	0.3
TI/LC	809,839	1.40	4.1
Net Cash Flow	$14,231,829	$24.62	72.6%
(1)	Based on the underwritten rent roll dated February 9, 2024.
(2)	Historical cash flows are unavailable as the Western Digital Milpitas Campus Property was acquired in September 2023 as part of the sale leaseback transaction with Western Digital simultaneously executing its lease.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes rent steps through January 2025.
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No. 4 – Western Digital Milpitas Campus

The Market. The Western Digital Milpitas Campus Property is located in Milpitas, California, within Silicon Valley, which is composed of San Mateo County and Santa Clara County. Silicon Valley is part of the greater San Jose-San Francisco-Oakland CA Combined Statistical Area, according to the appraisal. The Western Digital Milpitas Campus Property is located along the north side of Sandisk Drive, between McCarthy Boulevard to the east and Murphy Ranch Road to the west, within the city limits of Milpitas, Santa Clara County, California. Technology Drive forms the northern boundary of the Western Digital Milpitas Campus Property. The Western Digital Milpitas Campus Property is situated approximately six miles north of Downtown San Jose and approximately 40 miles southeast of San Francisco. According to the appraisal, Milpitas is home to the headquarters of Adaptec, Aerohive Networks, FireEye, Intersil, SonicWall, IXYS Corporation, Viavi Solutions, Lumentum Holdings (formerly JDSU), KLA-Tencor, Linear Technology, LTX-Credence, SCA, Sigma Designs and Flex. Many other companies have corporate offices in Milpitas including Hewlett Packard Enterprise, Cisco Systems, Renesas, Infineon Technologies, Varian Medical Systems, Teledyne, Quantum, LifeScan and International Microsystems Inc.

The Western Digital Milpitas Campus Property is 2.4 miles west of the Milpitas BART Station, part of the San Francisco Bay Area Rapid Transit District, a heavy-rail public transit system with 131 miles of track and 50 stations operating in five counties (San Francisco, San Mateo, Alameda, Contra Costa and Santa Clara) and connecting the San Francisco Peninsula with communities in the East Bay and South Bay. The Western Digital Milpitas Campus Property is approximately 5.1 miles north of the San Jose Mineta International Airport, approximately 28 miles to the southeast of the San Francisco International Airport and approximately 26 miles to the south of the Oakland International Airport.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Western Digital Milpitas Campus Property was 10,357, 149,907 and 309,053, respectively. The estimated 2024 average household income within the same radii was $275,960, $235,463 and $223,048, respectively. Furthermore, the top two employment industries within the Silicon Valley area are education and health services and manufacturing sectors accounting for 15.1% and 12.8% of total employment, respectively.

According to a third-party market research report, the Western Digital Milpitas Campus Property is situated in the Milpitas industrial submarket, which contained approximately 18.4 million square feet of industrial space as of the second quarter of 2023. The Milpitas industrial submarket reported a vacancy rate of 7.1% with an average asking rental rate of $20.77 per square foot. The appraiser concluded an industrial market rent of $27.00 per square foot for the Western Digital Milpitas Campus Property.

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No. 4 – Western Digital Milpitas Campus

The following table presents recent leasing data at comparable properties to the Western Digital Milpitas Campus Property:

Comparable Industrial Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
Western Digital Milpitas Campus Milpitas, CA	1991-1995 / 2012	577,956(2)	Western Digital(2)	Sep-23 / 15.3(2)	577,956(2)	$27.81(2)	NNN
3151 Zanker Road San Jose, CA	1990 / 2020	201,500	NIO	Oct-23 / 10.0	201,500	$31.80	Net
170 Baytech Drive San Jose, CA	1997 / NAP	158,211	Procept BioRobotics	Dec-22 / 10.2	158,211	$27.24	Net
1750 Automation Parkway San Jose, CA	1998 / NAP	222,381	Quantumscape	Jan-22 / 10.5	222,381	$23.88	Net
90 Rio Robles San Jose, CA	1984 / 2020	102,375	ADI/Maxim	Jan-22 / 11.0	102,375	$29.40	Net
1710 Automation Parkway San Jose, CA	1997 / 2020	196,647	QuantumScape Battery	Dec-21 / 10.8	196,647	$24.36	Net
3850 North First Street San Jose, CA	1991 / NAP	179,232	Microchip Technology	Sep-20 / 10.0	179,232	$30.00	Net
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 9, 2024, inclusive of rent steps through January 2025 totaling $468,144.

The Borrower. The borrower is WDMICA001 LP, a special purpose, bankruptcy-remote entity and a Delaware limited partnership with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Western Digital Milpitas Campus Whole Loan.

The Borrower Sponsors. The borrower sponsors are Blue Owl Capital, Inc., a Delaware corporation, and Blue Owl Real Estate Capital, LLC, a Delaware limited liability company. The non-recourse carveout guarantors of the Western Digital Milpitas Campus Whole Loan are Blue Owl Real Estate Fund VI LP, Blue Owl Real Estate Fund VI (A) LP and Blue Owl Real Estate Fund VI (B) LP.

Blue Owl Real Estate, a division of Blue Owl, offers flexible capital solutions to investment-grade and creditworthy tenants across asset classes and geographies. Blue Owl Real Estate has completed over 180 deals and the firm has over $26.9 billion in assets under management across over 1,875 real estate assets owned. Blue Owl Real Estate’s products are offered primarily through permanent capital vehicles, including its recently launched real estate investment trusts and long-dated private funds. Blue Owl is a global alternative asset manager with over $165.0 billion in assets under management as of December 31, 2023. Blue Owl deploys private capital across three divisions: Direct Lending, GP Capital Solutions and Real Estate. As of December 31, 2023, Blue Owl employs over 685 people across 10 offices globally.

Property Management. The Western Digital Milpitas Campus Property is self-managed by Western Digital.

Escrows and Reserves.

Tax Escrows – On each monthly payment date, the borrower is required to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lenders reasonably estimate will be payable during the ensuing 12 months, unless the Reserve Waiver Conditions (as defined below) are satisfied.

Insurance Escrows – On each monthly payment date during a Material Tenant Trigger Event (as defined below), the borrower is required to escrow 1/12th of the annual estimated insurance payments, unless a blanket policy is in place or the Reserve Waiver Conditions are satisfied.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $7,224 for replacement reserves, unless (a) no event of default has occurred and is continuing, (b) the Western Digital lease (or a replacement qualified lease) is in full force and effect and no Material Tenant Trigger Event exists and is continuing and (c)

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Western Digital maintains the Western Digital Milpitas Campus Property in good, clean, sanitary, safe and working order, condition and repair.

The “Reserve Waiver Conditions” means each of the following conditions: (i) no event of default has occurred and is continuing, (ii) the Western Digital lease (or a replacement qualified lease) is in full force and effect and (x) no material monetary (including, without limitation, any failure to pay rent due thereunder) or material non-monetary event of default, beyond any applicable notice and cure periods, under the Western Digital lease (or a replacement qualified lease) exists and (y) no other Material Tenant Trigger Event exists, (iii) Western Digital (or a Material Tenant (as defined below) under a replacement qualified lease) is required under its lease to make the payments relating to the obligations and liabilities for which the applicable reserve account was established, (iv) Western Digital (or a Material Tenant under a replacement qualified lease) continues to make the payments relating to the obligations and liabilities for which the applicable reserve account was established and the borrower delivers evidence of the same to the lenders in a timely manner and (v) solely with respect to the insurance escrows reserve, the borrower maintains such supplemental insurance coverage (including any supplemental terrorism insurance policies).

Lockbox / Cash Management. The Western Digital Milpitas Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Western Digital Milpitas Campus Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Western Digital Milpitas Campus Whole Loan, operating expenses, cash management bank fees and required REIT distributions (not to exceed the greater of $250,000 or 10% of all deposits made into an excess cash account during a calendar year)) are required to be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover account (subject to the following caps: to (A) if a Material Tenant Trigger Event is caused by the occurrence of clause (i), (ii), (iii), (iv) or (viii) in the definition of “Material Tenant Trigger Event,” the 24-Month Rent Amount (as defined below) or (B) if a Material Tenant Trigger Event is caused by the occurrence of clause (v), (vi) or (vii) in the definition of “Material Tenant Trigger Event,” the 36-Month Rent Amount (as defined below). If a Material Tenant Trigger Event is caused by the occurrence of clause (ix) in the definition of “Material Tenant Trigger Event,” there will be no cap.) or (b) if no Material Tenant Trigger Event has occurred and is continuing, to the lender-controlled excess cash flow account.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the borrower’s general partner or the guarantors, (iii) the trailing 12-month period adjusted net operating income debt yield falling below 10.0% for two consecutive calendar quarters or (iv) a Material Tenant Trigger Event, and expiring upon with respect to (a) clause (i) above, the cure of such event of default and the acceptance of such cure by the lenders, (b) clause (ii) above, the filing being discharged or dismissed within 90 days, and the lenders’ determination that such filing does not materially increase the borrower’s, the borrower’s general partner’s or the guarantors’ monetary obligations, or materially and adversely affect the borrower’s general partner’s or the guarantors’ ability to carry out their obligations under the Western Digital Milpitas Campus Whole Loan documents, as applicable, (c) clause (iii) above, the trailing 12-month period adjusted net operating income debt yield being at least 10.0% for two calendar quarters or (d) clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its respective Material Tenant lease, if the applicable Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion exceeding 20% of its Material Tenant space, (viii) if both Material Tenant and guarantor of any Material Tenant lease fail to maintain any two of the following credit ratings: (A) a long term local issuer credit rating of at least “BB-” by S&P, (B) a senior unsecured debt rating of at least “Ba3” by Moody’s and (C) a senior unsecured debt rating of at least “BB-” by Fitch, or (ix) if both Material Tenant and guarantor of any Material Tenant lease fail to maintain all of the following credit

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ratings: (A) a long term local issuer credit rating of at least “B+” by S&P, (B) a senior unsecured debt rating of at least “B1” by Moody’s and (C) a senior unsecured debt rating of at least “B+” by Fitch, and expiring upon (a) with respect to clause (i), (ii), (iii) or (vi) above, the date that (x) other than with respect to clause (vi) above, the applicable Material Tenant lease is extended on terms satisfying the requirements of the Western Digital Milpitas Campus Whole Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant satisfying the requirements of the Western Digital Milpitas Campus Whole Loan documents, (b) with respect to solely clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to solely clause (iv) above, a cure of the applicable event of default, (d) with respect to solely clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to solely clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or the applicable portion thereof as the case may be, such that less than 20% of such Material Tenant space at the Western Digital Milpitas Campus Property, in each case, is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the Western Digital Milpitas Campus Property or a portion thereof, (f) with respect to solely clause (viii) above, the borrower either (1) delivers one or more letters of credit in an aggregate amount equal to the aggregate base rent scheduled to be paid by the Material Tenant to the borrower under such Material Tenant lease from the date of delivery of such letter of credit until the date that is 24 months thereafter (the “24-Month Rent Amount”) or (2) delivers to the lenders cash collateral (from funds other than rents payable from and after the date of such Material Tenant Trigger Event) in an amount equal to the 24-Month Rent Amount and (g) with respect to solely clause (ix) above, the borrower either (1) delivers one or more letters of credit in an aggregate amount equal to the aggregate base rent scheduled to be paid by the Material Tenant to the borrower under such Material Tenant lease from the date of delivery of such letter of credit until the date that is 36 months thereafter (the “36-Month Rent Amount”) or (2) delivers to the lenders cash collateral (from funds other than rents payable from and after the date of such Material Tenant Trigger Event) in an amount equal to the 36-Month Rent Amount.

A “Material Tenant” means (i) Western Digital or (ii) any tenant at the Western Digital Milpitas Campus Property that, individually or together with its affiliates, either (a) leases (or would lease) 20% or more of the total rentable square footage at the Western Digital Milpitas Campus Property or (b) accounts for (or would account for) 20% or more of the total in-place base rent at the Western Digital Milpitas Campus Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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MAJOR DEEGAN EXPRESSWAY
RAILROAD TRACKS
HARLEM RIVER
METRO NORTH RAILROAD
BROADWAY
Marshalls
WEST KINGSBRIDGE ROAD
WEST 225TH STREET
CONCOURSE CENTER
RiverSpring Health Plans
planet fitness
WALSH
AMERICA'S BEST CONTACTS & EYEGLASSES
T-Mobile
THE CHILDREN'S PLACE
CITY JEANS
SALLY BEAUTY
MEDRITE URGENT CARE
Foot Locker
planet fitness
DIAMOND BRACES
Applebee's
Anchor / Major
Non Collateral Shadow Anchor
Non Anchor / Inline
Vacant

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$53,750,000	Title:	Fee
Cut-off Date Principal Balance:	$53,750,000	Property Type – Subtype(2):	Retail – Anchored
% of IPB:	6.1%	Net Rentable Area (SF)(3):	123,896
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrowers:	Kingsbridge Associates, LLC and Kingsbridge Associates II, LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsors(1):	Various	Occupancy:	93.9%
Interest Rate:	7.18500%	Occupancy Date:	1/14/2024
Note Date:	2/29/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	3/5/2029	3rd Most Recent NOI (As of):	$3,961,794 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,948,802 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$5,335,705 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,625,123
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$3,225,077
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,400,046
Additional Debt:	No	UW NCF:	$5,296,256
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$87,700,000 / $708
Additional Debt Type:	N/A	Appraisal Date:	1/17/2024

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$434
Taxes:	$363,419	$121,140	N/A	Maturity Date Loan / SF:	$434
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.3%
Replacement Reserves:	$0	$2,062	$74,228	Maturity Date LTV:	61.3%
TI/LC Reserve:	$0	$6,907	N/A	UW NCF DSCR:	1.35x
				UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$53,750,000	94.3%	Loan Payoff	$53,230,201	93.4%
Borrower Sponsor Equity	3,227,623	5.7	Closing Costs(6)	3,384,004	5.9
			Upfront Reserves	363,419	0.6
Total Sources	$56,977,623	100.0%	Total Uses	$56,977,623	100.0%
(1)	The borrower sponsors are James P. Levin, Paul A. Travis, Aaron Malinsky and Kessler-Sachs Family Partnership, LP.
(2)	The Shops at Marble Hill Property (as defined below) is comprised of four buildings, K1, K2, K3 and K4. K1 is a single-story, multi-tenant, shopping center built in 2002; K2 is a single-story, free-standing restaurant originally built in 1949 and renovated in 2002 and 2022; and K3 and K4 are two contiguous multi-tenant commercial buildings, subdivided into separate retail and office condominium units. K3 was originally built in 2009 as a two-story multi-tenant commercial building with retail at grade and offices on the second floor, which was later expanded in 2016 to include the interconnected three-story building, K4, which is entirely office space.
(3)	The Net Rentable Area (SF) includes the area of all four buildings (K1, K2, K3 and K4).
(4)	Financials for 2020 were not provided by the borrower sponsors.
(5)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.
(6)	Closing Costs includes an interest rate buy-down fee of $2,150,000.

The Loan. The Shops at Marble Hill mortgage loan (the “Shops at Marble Hill Mortgage Loan”) is a fixed rate mortgage loan secured by the borrowers’ fee interests in an anchored retail property totaling 123,896 square feet comprised of four buildings (the “Shops at Marble Hill Property”). The Shops at Marble Hill Property is located in the Bronx, New York. The Shops at Marble Hill Mortgage Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $53,750,000, a five-year term, is interest only for the full term and accrues interest at a rate of 7.18500% per annum on an Actual/360 basis.

The Property. The Shops at Marble Hill Property is an anchored retail property totaling 123,896 square feet comprised of four buildings, K1, K2, K3 and K4. K1 is a single-story, multi-tenant, shopping center built in 2002; K2 is a single-story, free-standing restaurant originally built in 1949 and renovated in 2002 and 2022; and K3 and K4 are two contiguous multi-tenant commercial buildings, subdivided into separate retail and office condominium units. K3 was originally built in 2009 as a two-

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story multi-tenant commercial building with retail at grade and offices on the second floor, which was then later expanded in 2016 to include the interconnected three-story building, K4, which is entirely office space. The Shops at Marble Hill Property is situated on three contiguous irregularly shaped tax lots that contain an aggregate site area of 4.29 acres and is located on the southwest corner of Broadway and West 225th Street in Marble Hill, located in the Bronx, New York. Nearby transportation includes the Marble Hill-225th Street subway station for the 1 subway line located directly adjacent to the Shops at Marble Property, as well as the Marble Hill stop on the Hudson Line of the Metro North Railroad located one block away.

The Shops at Marble Hill Property is anchored by Marshalls, Elderserve Health Inc. and Planet Fitness. The Shops at Marble Hill Property is shadow anchored by the non-collateral tenant, Target. According to a third-party market research report, the Target at Shops at Marble Hill ranks in the 95th percentile for most visits among Target stores in the state of New York. The Shops at Marble Hill Property features 895 surface parking spaces and 16 covered parking spaces, resulting in a parking ratio of approximately 7.4 spaces per 1,000 square feet of rentable area. As of January 14, 2024, the Shops at Marble Hill Property was 93.9% occupied.

Major Tenants.

Marshalls (35,000 square feet; 28.2% of NRA; 22.3% of underwritten base rent): Marshalls is an American chain of discount department stores owned by TJX Companies. Marshalls has 1,183 American stores, covering 48 states and Puerto Rico. Marshalls first expanded into Canada in 2011, where is operates 106 stores. Marshalls has been a tenant at the Shops at Marble Hill Property since 2003, with the current lease set to expire in July 2029 and no renewal options remaining. Marshalls has no termination options.

Elderserve Health Inc. (24,500 square feet; 19.8% of NRA; 16.3% of underwritten base rent): Elderserve Health Inc. is an affiliate of The Hebrew Home for the Aged at Riverdale, which is a non-profit geriatric care organization offering a full continuum of senior care ranging from modern apartments for independent seniors to a more intensive level of nursing care. At the Shops at Marble Hill Property, the Elderserve Health Inc. space serves as office space. Elderserve Health Inc. has been a tenant at the Shops at Shops at Marble Hill Property since 2011 pursuant to two leases expiring in April 2032. In 2014, Elderserve Health Inc. decided to expand its footprint to 20,000 square feet by constructing two additional floors of office condominium space onto building K3. In 2019, Elderserve Health Inc. further expanded into a 4,500 square foot space. Elderserve Health Inc. has two, five-year renewal options remaining and no termination options.

Planet Fitness (15,804 square feet; 12.8% of NRA; 10.1% of underwritten base rent): Planet Fitness is an American franchisor and operator of fitness centers based in Hampton, New Hampshire. As of December 31, 2023, Planet Fitness had approximately 18.7 million members with 2,575 locations in all 50 states, Washington D.C., Puerto Rico, Canada, Panama, Mexico and Australia. Planet Fitness has been a tenant at the Shops at Marble Hill Property since 2007 with a current lease expiring in August 2032. Planet Fitness has no renewal options remaining and no termination options.

Environmental. According to a Phase I environmental assessment dated February 1, 2024, there was no evidence of any recognized environmental conditions at the Shops at Marble Hill Property.

The following table presents certain information relating to the historical and current occupancy of the Shops at Marble Hill Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
96.0%	96.0%	97.0%	93.9%
(1)	Historical Occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of January 14, 2024.
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The following table presents certain information relating to the largest tenants at the Shops at Marble Hill Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Marshalls	A2/A/NR	35,000	28.2%	$38.50	$1,347,500	22.3%	7/31/2029
Elderserve Health Inc.	NR/NR/NR	24,500	19.8	$40.10	982,496	16.3	4/30/2032
Planet Fitness	NR/NR/NR	15,804	12.8	$38.46	607,798	10.1	8/31/2032
Chick-fil-A	NR/NR/NR	7,500	6.1	$79.50	596,250	9.9	3/31/2043
Foot Locker	Ba2/BB/NR	4,727	3.8	$69.30	327,581	5.4	3/31/2031
City Jeans	NR/NR/NR	4,399	3.6	$80.30	353,240	5.8	5/31/2029
National Vision	NR/NR/NR	4,325	3.5	$55.00	237,875	3.9	5/31/2028
Applebees	NR/NR/NR	4,200	3.4	$77.47	325,377	5.4	11/30/2037
Medrite	NR/NR/NR	3,881	3.1	$77.00	298,837	4.9	12/31/2036
T Mobile	Baa2/NR/BBB+	3,229	2.6	$85.00	274,465	4.5	11/30/2024
Total Major Tenants		107,565	86.8%	$49.75	$5,351,419	88.6%
Other Tenants		8,831	7.1	78.17	690,294	11.4

Occupied Collateral Total / Wtd. Avg.		116,396	93.9%	$51.91	$6,041,713	100.0%
Vacant Space		7,500	6.1%

Collateral Total		123,896	100.0%

(1)	Based on the underwritten rent roll dated January 14, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $181,172 through January 1, 2025.
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The following table presents certain information relating to the tenant lease expirations of the Shops at Marble Hill Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	7,500	6.1%	NAP	NA	P	7,500	6.1%	NAP	NAP
2024 & MTM	1	3,229	2.6	$274,465	4.5%		10,729	8.7%	$274,465	4.5%
2025	0	0	0.0	0	0.0		10,729	8.7%	$274,465	4.5%
2026	0	0	0.0	0	0.0		10,729	8.7%	$274,465	4.5%
2027	0	0	0.0	0	0.0		10,729	8.7%	$274,465	4.5%
2028	1	4,325	3.5	237,875	3.9		15,054	12.2%	$512,340	8.5%
2029	2	39,399	31.8	1,700,740	28.1		54,453	44.0%	$2,213,080	36.6%
2030	1	2,822	2.3	189,074	3.1		57,275	46.2%	$2,402,154	39.8%
2031	2	6,336	5.1	456,301	7.6		63,611	51.3%	$2,858,455	47.3%
2032	3	40,304	32.5	1,590,294	26.3		103,915	83.9%	$4,448,749	73.6%
2033	1	2,900	2.3	230,000	3.8		106,815	86.2%	$4,678,749	77.4%
2034	1	1,500	1.2	142,500	2.4		108,315	87.4%	$4,821,249	79.8%
2035 & Beyond	3	15,581	12.6	1,220,464	20.2		123,896	100.0%	$6,041,713	100.0%
Total	15	123,896	100.0%	$6,041,713	100.0%
(1)	Based on the underwritten rent roll dated January 14, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $181,172 through January 1, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Shops at Marble Hill Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,108,027	$5,920,488	$6,129,208	$5,860,540	$47.30	64.5%
Rent Steps(3)	0	0	0	181,172	1.46	2.0
Investment Grade Rent Steps	0	0	0	11,125	0.09	0.1
Vacant Income	0	0	0	251,250	2.03	2.8
Gross Potential Rent	$6,108,027	$5,920,488	$6,129,208	$6,304,088	$50.88	69.4%
Total Reimbursements	2,141,234	2,768,857	2,343,739	2,774,989	22.40	30.6
Net Rental Income	$8,249,261	$8,689,345	$8,472,947	$9,079,077	$73.28	100.0%
Other Income	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	(1,228,626)	(737,241)	(531,748)	(453,954)	(3.66)	-5.0
Effective Gross Income	$7,020,635	$7,952,104	$7,941,199	$8,625,123	$69.62	95.0%
Total Expenses	3,058,841	3,003,301	2,605,494	3,225,077	26.03	37.4
Net Operating Income	$3,961,794	$4,948,802	$5,335,705	$5,400,046	$43.59	62.6%
Capital Expenditures	0	0	0	24,779	0.20	0.3
TI/LC	0	0	0	83,010	0.67	1.0
Net Cash Flow	$3,961,794	$4,948,802	$5,335,705	$5,292,256	$42.72	61.4%
(1)	Based on underwritten rent roll dated January 14, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rent Steps are through January 1, 2025.
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No. 5 – Shops at Marble Hill

The Market. The Shops at Marble Hill Property is located in the Bronx, New York, within the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (the “New York MSA”). The New York MSA is 6,685 square miles in size and is the most populous metropolitan area in the United States. The New York MSA had an estimated 2023 population of 20,181,143 which is approximately the same population compared to the 2010 census of 20,140,470. The current estimate of total employment in the New York MSA is 9,835,575 jobs. Since 2013, employment grew by 823,875 jobs, which is a 9.1% growth over the entire period. Major employers of the New York MSA are Northwell Health, Montefiore Health System, Mount Sinai Health System, JPMorgan Chase & Co. and Bank of America.

According to the appraisal, the Shops at Marble Hill Property is located within the New York retail market. As of the third quarter of 2023, the New York retail market reported a retail inventory of approximately 633 million square feet with a vacancy rate of 4.2% and an asking rent of $65.29 per square foot.

According to the appraisal, the Shops at Marble Hill Property is located within the Harlem/North Manhattan submarket. As of the third quarter of 2023, the Harlem/North Manhattan submarket reported a retail inventory of approximately 10.4 million square feet with a vacancy rate of 5.6% and an asking rent of $74.13 per square foot. The estimated 2023 population within a one-, three- and five-mile radius of the Shops at Marble Hill Property is 160,037, 948,945 and 2,069,054, respectively. The estimated 2023 median household income within the same radii is $51,964, $45,035 and $48,925, respectively.

The following table presents certain information relating to comparable anchor/junior anchor rent comparables for the Shops at Marble Hill Property:

Summary of Comparable Anchor/Junior Anchor Retail Leases(1)
Property Name/Location	Year Built	Net Rentable Area (SF)	Tenants	Rent PSF	Lease Type
Shops at Marble Hill Bronx, NY 10468	1949, 2002, 2009	123,896(2)	Marshalls(2)	$38.50(2)	NNN
Fairfield Shopping Center Fairfield, CT 06824	1954	81,644	Restoration Hardware Outlet	$30.00(3)	NNN
Marlboro Plaza Marlboro, NJ	1983	306,503	Old Navy	$27.00	NNN
Spring Valley Marketplace Spring Valley, NY 10977	1987	204,037	NAV	$30.00(3)	NNN
Pelham Manor Shopping Plaza Pelham Manor, NY 10803	2008	49,817	NAV	$33.00	NNN
Shops at Northern Boulevard Long Island City, NY 11101	1996	218,009	H-Mart	$35.00	NNN
Starrbrook Plaza Brooklyn, NY 11207	1971	196,332	Burlington	$50.00(3)	NNN
Bay Harbour Mall Lawrence, NY 11559	1983	296,462	Bob’s Discount Furniture	$30.00	NNN
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 14, 2024.
(3)	Asking rents shown.
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Annex A-3	BBCMS 2024-5C25
No. 5 – Shops at Marble Hill

The following table presents certain information relating to comparable in-Iine tenants lease comparables for the Shops at Marble Hill Property:

Summary of Comparable In-Line Retail Leases(1)
Property Name/Location	Year Built	Net Rentable Area (SF)	Tenants	Rent PSF		Lease Type
Shops at Marble Hill Bronx, NY 10468	1949, 2002, 2009	123,896(2)	In-line Tenants(2)	$72.90	(2)	NNN(3)

215 East Fordham Road Bronx, NY 10458	1988	65,223	NAV	$100.00	(4)	Modified Gross
26 Sherman Avenue New York, NY 10040	2021	58,362	Copo Bloncos	$80.00	(4)	Modified Gross
565 West 207th Street New York, NY 10034	1925	10,000	Amazon Returns	$60.00	(4)	Modified Gross
620 West 181st Street New York, NY 10033	1920	7,500	Burger King	$120.00		Modified Gross
1-15 East Kingsbridge Road Bronx, NY 10468	1921	23,360	Sama Discount Department Store	$70.00		NNN
2070 Jerome Avenue Bronx, NY 10453	1920	23,265	Planet Fitness	$41.00		NNN
(1)	Source: Appraisal, unless otherwise specified.
(2)	In-line tenants include Sally Beauty Supply, Foot Locker, Medrite, City Jeans, Panera, Amazon, Chick-fil-A, Orthodontic Mgt, National Vision, T Mobile and Applebees. Rent PSF is the average annual base rent of the total in place rent for the in-line tenants based on the underwritten rent roll dated January 14, 2024.
(3)	Chick-fil-A has a modified gross lease.
(4)	Asking rents shown.

The following table presents certain information relating to comparable office tenants lease comparables for the Shops at Marble Hill Property:

Summary of Comparable Second Floor Office Leases(1)
Property Name/Location	Year Built	Net Rentable Area (SF)	Tenants	Rent PSF		Lease Type
Shops at Marble Hill Bronx, NY 10468	1949, 2002, 2009	123,896(2)	Elderserve Health Inc.(2)	$40.10	(2)	NNN
950 Westchester Avenue Bronx, NY 10459	2006	45,979	NAV	$26.00	(3)	Modified Gross
The Wagner Building Bronx, NY 10458	1937	97,832	New York Language Center	$36.00		Modified Gross
2430 Davidson Avenue Bronx, NY 10468	1930	15,000	NAV	$35.00	(3)	Modified Gross
2510 Valentine Avenue Bronx, NY 10458	1921	45,000	NAV	$40.00	(3)	Modified Gross
601 East Tremont Avenue Bronx, NY 10457	1929	9,764	NAV	$37.00	(3)	Modified Gross
Broadway Crossing Bronx, NY 10463	1969	98,874	JT TC Joint Venture	$30.00		Modified Gross
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 14, 2024.
(3)	Asking rents shown.
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Annex A-3	BBCMS 2024-5C25
No. 5 – Shops at Marble Hill

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shops at Marble Hill Property:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Anchor/Junior Anchor:	$45.00	10.0	2.00% Per Year	NNN
In-Line Street Retail:	$80.00	10.0	2.00% Per Year	NNN
Free-Standing Restaurant:	$80.00	10.0	2.00% Per Year	NNN
2nd Floor Office:	$35.00	10.0	2.00% Per Year	NNN
Gym:	$45.00	10.0	2.00% Per Year	NNN
(1)	Source: Appraisal, unless otherwise specified.

The following table presents certain information relating to comparable sales for the Shops at Marble Hill Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Cap Rate
Shops at Marble Hill Bronx, NY 10468	NAP	123,896(2)	93.9%	(2)	NAP	NAP	6.00%(3)
200-206 East 167th Street Bronx, NY 10456	5/19/2023	12,900	100.0%		$7,000,000	$542.64	5.50%
Walgreens Bronx, NY 10463	1/12/2023	14,482	100.0%		$9,250,000	$638.72	5.20%
58-66 East Fordham Road Bronx, NY 10468	1/11/2023	27,351	70.0%		$20,100,000	$734.89	6.60%
Franklin Towne Center Franklin Township, NJ 08823	5/22/2022	138,364	100.0%		$56,000,000	$404.73	6.44%
Baederwood Shopping Center Jenkintown, PA 19046	5/23/2022	116,778	97.0%		$51,500,000	$441.01	5.25%
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 14, 2024.
(3)	Based on the capitalization rate projected in the appraisal.

The Borrowers. The borrowers for the Shops at Marble Hill Mortgage Loan are Kingsbridge Associates, LLC and Kingsbridge Associates II, LLC, each a Delaware limited liability company and single purpose entity, with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shops at Marble Hill Mortgage Loan.

The Borrower Sponsors. James P. Levin, Paul A. Travis, Aaron Malinsky and Kessler-Sachs Family Partnership, LP are the borrower sponsors and non-recourse carve-out guarantors under the Shops at Marble Hill Mortgage Loan. Kingsbridge Associates operates and manages commercial properties and is an affiliate of Washington Square Partners (“WSQ”), a real estate development advisory firm based in New York City. WSQ has been responsible for several major redevelopment initiatives, including redeveloping the U.S. Post Office into Moynihan Station, developing City Point in Downtown Brooklyn, securing approval for the expansion of New York-Presbyterian Brooklyn Methodist Hospital in Park Slope and constructing the Shops at Marble Hill Property.

Paul A. Travis is the president of WSQ and a partner in Kingsbridge Associates. Paul Travis has been responsible for several major redevelopment initiatives including the Moynihan Station Redevelopment, the 42nd Street/Times Square Revitalization, the New York Historical Society and City Point in Downtown Brooklyn. Before establishing WSQ, Mr. Travis was Chief Operating Officer at Forest City Ratner Companies, overseeing the development of MetroTech Center, Loews Miami Beach and the revival of Miami’s Lincoln Road commercial district. At the NYC Economic Development Corporation, he directed the revitalization of 42nd Street/Times Square and the development of the Marriott Marquis Hotel in Times Square.

James P. Levin is responsible for site selection, property management, and construction for Max Gruber Associates, a family-owned and operated real estate firm. James Levin has developed several million square feet of commercial space in New York, New Jersey and Florida.

Aaron Malinsky is a private real estate developer, with experience in the acquisition and development of mixed-use retail and commercial opportunities in metropolitan New York. Aaron Malinsky has developed over 21 million square feet of retail

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Annex A-3	BBCMS 2024-5C25
No. 5 – Shops at Marble Hill

space in over 100 shopping centers, 4.75 million square feet of industrial distribution space and 300,000 square feet of office space.

Property Management. The Shops at Marble Hill Property is managed by KB Property Managers LLC, which is an affiliate of WSQ.

Escrows and Reserves. At origination, the borrowers deposited into escrow $363,419 for real estate taxes.

Tax Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $121,140.

Insurance Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $23,054. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Shops at Marble Hill Mortgage Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On each monthly payment date, the borrowers are required to escrow approximately $2,062 for replacement reserves, subject to a cap of approximately $74,228.

Rollover Reserve – On each monthly payment date, the borrowers will be required to deposit approximately $6,907 into a rollover reserve.

Lockbox / Cash Management. The Shops at Marble Hill Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to deliver tenant direction letters instructing all tenants of the Shops at Marble Hill Property to remit all rents into a lender-controlled lockbox account.  In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Shops at Marble Hill Property to be deposited into such lockbox account within one business day of receipt. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied and disbursed in accordance with the Shops at Marble Hill Mortgage Loan documents. During the continuance of a Cash Trap Event Period (as defined below), any excess cash flow will be deposited during the continuance of a Cash Trap Event Period (x) continuing solely as a result of a Lease Sweep Period (as defined below), into a lease sweep reserve subaccount, or (y) other than a Cash Trap Event Period continuing solely because of the continuance of a Lease Sweep Period, into the cash collateral reserve subaccount. As long as no Cash Trap Event Period is in effect, any excess cash flow is required to be transferred to the borrowers.

A “Cash Trap Event Period” ” means a period commencing upon the earlier of: (i) the occurrence of an event of default under the Shops at Marble Hill Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.15x; or (iii) the commencement of a Lease Sweep Period, which such Cash Trap Event Period will expire with regard to any Cash Trap Event Period commenced in connection with: (A) clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, (B) clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, or (C) clause (iii) above, such Lease Sweep Period has ended pursuant to the terms of the Shops at Marble Hill Mortgage Loan documents.

A “Lease Sweep Period” will commence on the occurrence of any of the following: (i) the earlier to occur, with respect to Chick-fil-A, Elder Serve Health Inc. and Marshalls, or any renewal or replacement tenants (each such tenant, a “Lease Sweep Tenant Party”, and each related lease, a “Lease Sweep Lease”), of: (a) (1) six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease other than the Marshalls lease, (2) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) and (3) the date that any tenant under a Lease Sweep Lease, excluding the Marshalls lease, gives notice of its intention not to renew or extend its Lease Sweep Lease, (b) the receipt by the borrowers or property manager of notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (c) the date that (a) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (d) the date that any tenant under a Lease Sweep Lease goes dark or vacates its premises (or any material portion thereof) or gives notice that it intends to do the foregoing, (e) upon a monetary default or material non-monetary default (beyond any applicable cure period) under

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No. 5 – Shops at Marble Hill

a Lease Sweep Lease by the tenant under such lease that continues beyond any applicable notice and cure period, (f) the occurrence of a Lease Sweep Tenant Party insolvency proceeding, as further described in the Shops at Marble Hill Mortgage Loan documents, or (g) the monthly payment date that is six months prior to the maturity date unless an Acceptable Marshalls Lease Extension Event (as defined below) has occurred; and will end upon the first to occur of the following: (A) in the case of clauses (i)(a), (i)(b) and (i)(c), upon the occurrence of an Acceptable Lease Sweep Lease Event (as defined below), or on such other terms satisfactory to the lender; (B) in the case of clause (i)(a) above, the applicable Lease Sweep Lease has been irrevocably renewed pursuant to the terms thereof, or on such other terms satisfactory to the lender; (C) in the case of clause (i)(b) above, if such termination right is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (D) in the case of clause (i)(d) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space (as defined below) at the Shops at Marble Hill Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six consecutive months following such cure; (E) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; (F) in the case of clause (i)(f) above, either (x) the applicable Lease Sweep Tenant Party insolvency proceeding has been terminated for at least six consecutive months, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (y) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (G) in the case of clause (i)(g) above, upon the occurrence of an Acceptable Marshalls Lease Extension Event, or on such other terms satisfactory to lender.

An “Acceptable Lease Sweep Lease Event” means the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases in accordance with the Shops at Marble Hill Mortgage Loan documents.

“Acceptable Marshalls Lease Extension Event” means (i) that the Marshalls lease has been irrevocably renewed or extended with the tenant thereunder for a term expiring no sooner than the monthly payment date occurring in December 2030, which renewal or extension has been approved by the lender, (ii) the terms of such extension contain no unilateral termination option exercisable by the tenant thereunder, (iii) such extension documentation contains such other terms and conditions as approved by the lender and (iv) the borrowers have delivered to the lender (A) an officer’s certificate attaching a complete copy of such extension documentation and confirming the same to be a true, correct and complete copy thereof, and confirming that: (1) Marshalls is in occupancy of all of the space demised under the Marshalls lease and is open for business and paying regularly scheduled payments of base rent in accordance with the Marshalls lease (as so extended) without right of abatement, offset or credit and any free rent periods, if any, have expired, (2) Marshalls (or its corporate parent(s)) is/are not the subject of a bankruptcy action, (3) that any and all construction costs, have been paid in full or reserved for pursuant to the Shops at Marble Hill Mortgage Loan documents, (4) all contingencies under all such extension documentation to the effectiveness of such extension have been satisfied, (5) all leasing commissions payable in connection with such extension have been paid in full and all tenant improvement obligations, or allowances, concessions or rebates or other landlord obligations of an inducement nature have been completed and paid in full and (6) any other documentation reasonably requested by the lender; (B) at the lender’s option, a tenant estoppel certificate from Marshalls which will be in form and substance reasonably satisfactory to the lender confirming the conditions set forth in clauses (1) through and including (6) above have been satisfied.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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No. 6 – Jordan Creek Town Center

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No. 6 – Jordan Creek Town Center

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No. 6 – Jordan Creek Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$51,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$51,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.8%	Net Rentable Area (SF)(6):	940,038
Loan Purpose:	Refinance	Location:	West Des Moines, IA
Borrowers:	Jordan Creek Town Center, LLC and Jordan Creek Anchor Acquisition, LLC	Year Built / Renovated:	2004 / NAP
Borrower Sponsor(2):	Brookfield Properties Retail Holding LLC	Occupancy(7):	97.1%
Interest Rate:	7.02000%	Occupancy Date:	12/31/2023
Note Date:	2/1/2024	4th Most Recent NOI (As of):	$19,464,858 (12/31/2020)
Maturity Date:	2/1/2029	3rd Most Recent NOI (As of)(8):	$18,578,424 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(8)(9):	$21,849,444 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(9):	$24,047,225 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$39,618,452
Call Protection(3):	L(25),D(31),O(4)	UW Expenses:	$15,095,846
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,522,606
Additional Debt(1):	Yes	UW NCF:	$23,319,357
Additional Debt Balance(1):	$119,000,000	Appraised Value / Per SF(6):	$321,000,000 / $341
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/1/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(6):	$181
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(6):	$181
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.0%
Replacement Reserves:	$0	Springing	$470,019	Maturity Date LTV:	53.0%
TI/LC Reserve:	$0(5)	Springing	$1,880,076	UW NCF DSCR:	1.93x
Upfront General Reserve:	$5,000,000	$0	N/A	UW NOI Debt Yield:	14.4%
Gap Rent Reserve:	$0(5)	$0	N/A
Anchor Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$170,000,000	95.2%	Loan Payoff	$173,058,858	96.9%
Borrower Sponsor Equity	8,657,092	4.8	Upfront Reserves	5,000,000	2.8
			Closing Costs	598,234	0.3
Total Sources	$178,657,092	100.0%	Total Uses	$178,657,092	100.0%
(1)	The Jordan Creek Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million (the “Jordan Creek Town Center Whole Loan”). The Financial Information in the chart above reflects the Jordan Creek Town Center Whole Loan.
(2)	Brookfield Properties Retail Holding LLC is related to the borrower sponsor for the Staten Island Mall Whole Loan and is also the borrower sponsor for the Kenwood Towne Centre Whole Loan and the Galleria at Tyler Whole Loan.
(3)	The lockout period will be at least 25 months beginning with and including the first payment date on March 1, 2024. Defeasance of the Jordan Creek Town Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2027. The assumed lockout period is based on the expected BBCMS 2024-5C25 closing date in March 2024. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	On the origination date, the borrowers provided a Guaranty of Limited Payment (as defined below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a TI/LC reserve and $260,628 into a gap rent reserve for outstanding free and gap rent and rent abatements. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(6)	Net Rentable Area does not include 197,760 square feet of space associated with Dillard’s, a non-collateral anchor tenant.
(7)	Includes 13,946 square feet of signed not occupied tenants.
(8)	The increase from 3rd Most Recent to 2nd Most Recent NOI is primarily attributed to new leasing. New leasing in 2022 totaled 172,646 square feet and approximately $1.7 million of gross rent. New leasing in 2022 was highlighted by Von Maur taking occupancy of 152,000 square feet under a 20.25-year lease.
(9)	The increase from 2nd Most Recent to Most Recent NOI is primarily attributed to new leasing. New leasing in 2023 totaled 72,936 square feet and approximately $3.3 million of gross rent.
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Annex A-3	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center

The Loan. The Jordan Creek Town Center mortgage loan (the “Jordan Creek Town Center Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a super regional mall in West Des Moines, Iowa (the “Jordan Creek Town Center Property”). The Jordan Creek Town Center Whole Loan consists of 11 pari passu notes and accrues interest at a rate of 7.02000% per annum. The Jordan Creek Town Center Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The Jordan Creek Town Center Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays. The non-controlling Notes A-9, A-10 and A-11, with an aggregate original principal balance of $51,000,000, will be included in the BBCMS 2024-5C25 securitization trust. The remaining notes are currently held by MSBNA and JPMCB or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Jordan Creek Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 trust until the controlling Note A-1 is securitized, whereupon the Jordan Creek Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$38,000,000	$38,000,000	MBSNA	Yes
A-2(1)	$16,000,000	$16,000,000	MBSNA	No
A-3(1)	$10,000,000	$10,000,000	MBSNA	No
A-4(1)	$4,000,000	$4,000,000	MBSNA	No
A-5(1)	$28,500,000	$28,500,000	JPMCB	No
A-6(1)	$12,000,000	$12,000,000	JPMCB	No
A-7(1)	$7,500,000	$7,500,000	JPMCB	No
A-8(1)	$3,000,000	$3,000,000	JPMCB	No
A-9	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-10	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-11	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
Whole Loan	$170,000,000	$170,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Jordan Creek Town Center Property is a 940,038 square foot super regional shopping center, which is part of a larger 1,137,798 square foot super regional shopping center (the “Jordan Creek Town Center Regional Shopping Center”) located in West Des Moines, Iowa. The Jordan Creek Town Center Property was built in 2004 on an approximately 140-acre site. The Jordan Creek Town Center Property offers 5,950 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 square feet of net rentable area of the Jordan Creek Town Center Regional Shopping Center. The Jordan Creek Town Center Property is comprised of three primary elements: an enclosed regional mall, a lifestyle center, and the “Lake District”, consisting of a three-acre lake surrounded by bike trails, waterfront dining, a ground leased hotel and an amphitheater. The Jordan Creek Town Center Property is 97.1% leased to over 120 tenants as of December 31, 2023. The Jordan Creek Town Center Property features a diverse mix of retail, dining, and entertainment tenants and is anchored by national retailers including Von Maur and Scheels. The Jordan Creek Town Center Regional Shopping Center is also anchored by Dillard’s, which is not part of the collateral. The Jordan Creek Town Center Property features a variety of upscale retailers including Anthropologie, Apple, Kendra Scott, Lululemon Athletica, Lush Fresh Handmade Cosmetics, Pottery Barn and Sephora, as well as a variety of outparcel tenants including P.F. Chang’s Asian Bistro, Bravo! Italian Kitchen, On the Border Mexican Grill, Fleming’s Prime Steakhouse, and Dave & Busters. Waterfront dining is available at Fleming’s Prime Steakhouse and P.F. Chang’s Asian Bistro. The Jordan Creek Town Center Property also features a 20-screen Century Theatres movie theater.

The Jordan Creek Town Center Property also includes a 2.66-acre outparcel that is ground leased to a Residence Inn by Marriott (“Residence Inn”), a 122-key hotel. The Residence Inn has been ground leased and open for business at the Jordan Creek Town Center Property since 2004, has a lease expiration date of November 30, 2029, which auto renews every five years with five renewal options remaining, and currently pays $147,018 in ground rent per annum.

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Annex A-3	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center

Major Tenants.

Von Maur (152,000 square feet, 16.2% of NRA, 0.0% of underwritten base rent): Von Maur is an American chain of department stores founded in 1872 and headquartered in Davenport, Iowa. Von Maur operates 33 stores across 15 states, primarily throughout the Midwest and the South. Von Maur is a privately owned company, still operated today by the founding family. Von Maur has anchored the Jordan Creek Town Center Property since 2022, has a lease expiration date of January 31, 2043, and has six, five-year automatic extension options remaining. Von Maur has no termination options. Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.

Scheels (122,025 square feet, 13.0% of NRA, 2.6% of underwritten base rent): Scheels is an American privately held, employee-owned and operated sporting goods and entertainment chain store, founded in 1902 and headquartered in Fargo, North Dakota. Scheels operates 32 stores across 16 states, primarily throughout the Midwest and the South. Scheels is a tenant at the Jordan Creek Town Center Property under a ground lease. Scheels has anchored the Jordan Creek Town Center Property since 2004, has a lease expiration date of July 31, 2029, and has six, five-year extension options remaining. Scheels has no termination options. Scheels currently pays an annual base rent of $551,553 ($4.52 PSF) through July 31, 2024. From August 1, 2024 through July 31, 2029, annual base rent increases to $579,619 ($4.75 PSF). $579,619 of rent was underwritten for Scheels.

Century Theatres (69,914 square feet, 7.4% of NRA, 8.8% of underwritten base rent): Century Theatres is a movie theater chain that operates many multiplexes in the western United States, primarily in California, Colorado, Nevada, Utah, New Mexico, and Arizona. Founded in 1941, Century Theatres was headquartered in San Rafael, California until 2006, when it was purchased by Cinemark Holdings, Inc. (“Cinemark”). The acquisition of Century Theatres added over 80 theatres to Cinemark. Cinemark retains the Century Theatres banner and continues to open and operate under Century Theatres. Cinemark is headquartered in Plano, Texas, and operates 309 theatres and 4,324 screens across 42 states, along with 192 theatres and 1,395 screens in 13 countries across Latin America. Century Theatres has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of August 31, 2029, and has two, five-year extension options remaining. Century Theatres has no termination options. Century Theatres currently pays $1,945,007 ($97,250 per screen) in annual base rent.

Barnes & Noble Bookseller (29,969 square feet, 3.2% of NRA, 1.9% of underwritten base rent): Barnes & Noble Bookseller is a large retail bookseller and retailer of content, digital media, and educational products. Founded in 1971, and headquartered in New York, New York, Barnes & Noble Bookseller operates approximately 600 bookstores across the United States, as well as an e-commerce site. Barnes & Noble Bookseller also operates through its Nook Digital business, which offers an expansive collection of digital reading content and an audiobook subscription service to complement its product, the Nook tablet. Barnes & Noble Bookseller has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of January 31, 2025, and has one, five-year extension option remaining. Barnes & Noble Bookseller has no termination options. Barnes & Noble Bookseller currently pays $425,000 ($14.18 per square foot) in annual base rent.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
93.5%	95.7%	95.5%	97.1%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is as of December 31, 2023 and includes 13,946 square feet of signed not occupied tenants.
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No. 6 – Jordan Creek Town Center
Top Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Term. Options	Renewal Options	Lease Expiration Date
Anchor Tenants
Dillard’s (non-collateral)(3)	BBB-/Baa3/BB+	0	0.0%	$0.00	$0	0.0%	NAV	NAV	12/31/2078
Von Maur	NR/NR/NR	152,000	16.2%	$0.00	$0(4)	0.0%	N	6 x 5 year(5)	1/31/2043
Scheels	NR/NR/NR	122,025	13.0%	$4.75	$579,619	2.6%	N	6 x 5 year	7/31/2029
Anchor Tenants Subtotal / Wtd. Avg.		274,025	29.2%	$4.75(6)	$579,619	2.6%
Junior Anchor Tenants
Century Theatres	B+/NR/BB-	69,914	7.4%	$27.82	$1,945,007	8.8%	N	3 x 5 year	8/31/2029
Barnes & Noble Bookseller	NR/NR/NR	29,969	3.2%	$14.18	$425,000	1.9%	N	1 x 5 year	1/31/2025
H&M	NR/NR/BBB	22,608	2.4%	$23.93	$541,009	2.4%	Y(7)	(8)	1/31/2032
Dave & Busters	NR/NR/NR	21,947	2.3%	$25.00	$548,675	2.5%	N	2 x 5 year	6/30/2038
Pottery Barn	NR/NR/NR	11,677	1.2%	$39.91	$466,029	2.1%	N	None	1/31/2027
Victoria's Secret	NR/B1/BB-	11,476	1.2%	$56.00	$642,656	2.9%	Y(9)	None	1/31/2026
The Cheesecake Factory	NR/NR/NR	11,141	1.2%	$45.00	$501,345	2.3%	N	1 x 5 year	1/31/2025
Forever 21	NR/NR/NR	10,951	1.2%	$0(10)	$0.00	0.0%	(11)	(11)	1/31/2027(11)
GAP	NR/B1/BB	10,402	1.1%	$33.00	$343,266	1.5%	N	None	1/31/2025
Tavern Grill	NR/NR/NR	10,186	1.1%	$27.98	$285,004	1.3%	N	2 x 5 year	3/31/2033
Jr. Anchor Tenants Subtotal / Wtd. Avg.		210,271	22.4%	$28.59(6)	$5,697,992	25.7%
In-Line Tenants < 10,000 SF(12)		334,030	35.5%	$47.22	$15,771,450	71.1%
Hotel Ground Lease(13)		94,037	10.0%	$1.56	$147,018	0.7%
Occupied Collateral Total / Wtd. Avg.		912,363	97.1%	$24.33	$22,196,080	100.0%

Vacant Space		27,675	2.9%

Collateral Total		940,038	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023 and includes $320,346 of contractual rent steps over the next 12 months and $265,561 of underwritten base rent attributed to signed not occupied tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Dillard’s occupies 197,760 square feet and anchors the Jordan Creek Town Center Property. Dillard’s is not part of the Jordan Creek Town Center Property collateral.
(4)	Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.
(5)	Von Maur’s six, five-year renewal options are automatic, unless Von Maur provides notice of non-renewal to the borrowers between 90 and 180 days prior to the beginning of the renewal term.
(6)	Excludes Von Maur and Forever 21, as applicable, since such tenants pay percentage rent instead of base rent.
(7)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $3,850,000 in the period between January 1, 2025 and December 31, 2025, or $4,005,540 from the period between January 1, 2027 and December 31, 2027. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM November 2023 period were $3,457,085.
(8)	H&M has two, three-year renewal options followed by one, four-year renewal option remaining.
(9)	Victoria’s Secret has the right to terminate its lease within 90 days’ notice if the Jordan Creek Town Center Property is no longer under the ownership or management of Brookfield Properties, or an affiliate thereof and if Victoria’s Secret’s change in annual net sales for any 12-month period after such management change is more than 10% less than the average percentage change in Victoria’s Secret’s comparable sales for all other stores in Victoria’s Secret's retail chain operating under the same name for the same 12-month period.
(10)	Forever 21 pays percentage in lieu rent instead of base rent. Based on the November 2023 TTM period, Forever 21 percentage in lieu rent was $376,679.
(11)	Forever 21’s original lease expired in January 2024. The tenant is currently in the process of negotiating a lease extension through January 31, 2027. There can be no assurance that a lease extension will be entered into.
(12)	Includes 3,885 square feet of storage space with no underwritten base rent; 15,596 square feet of inline tenants that pay a total of $292,547 in percentage rent and $0 in base rent; 5,995 square feet of specialty leasing space with no underwritten base rent; and 250 square feet of other tenants with no underwritten base rent. Additionally, this includes 13,946 square feet of signed not occupied tenants. Of the signed not occupied space, 8,227 square feet of space does not have any underwritten base rent attributed to it. In total, there is $265,561 of underwritten base rent attributed to signed not occupied tenants.
(13)	Represents a ground leased 122-key Residence Inn, which has a lease expiration date of November 30, 2029, and has five, five-year renewal options remaining.
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Annex A-3	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center
Tenant Sales(1)(2)
	2019	2021	2022	TTM November 2023(3)
Inline (< 10,000 SF) Sales	$182,742,493	$189,676,067	$208,246,943	$219,165,644
Inline (< 10,000 SF Excluding Apple) Sales	$134,688,897	$150,631,535	$164,696,047	$172,022,780
Sales PSF (Inline < 10,000 SF)	$720	$691	$735	$759
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$550	$568	$600	$615
Occupancy Cost (Inline < 10,000 SF)(4)	12.5%	12.7%	11.9%	11.5%
Occupancy Cost (Inline < 10,000 SF, Excluding Apple)(4)	16.5%	15.5%	14.7%	14.3%
(1)	Information is based on the underwritten rent roll as of December 31, 2023. All sales information presented herein with respect to the Jordan Creek Town Center Property is based upon information provided by the borrower sponsor.
(2)	2020 Sales History was not included due to incomplete sales reporting by tenants during the COVID-19 pandemic.
(3)	Excludes certain tenants who are not reporting a full year of TTM November 2023 sales.
(4)	Occupancy Cost is based on current underwritten gross rent, which takes into account percentage rent, overage rent and underwritten reimbursements.

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 11/30/2023 Sales(2)	TTM 11/30/2023 Sales PSF(2)	TTM 11/30/2023 Occupancy Cost(2)(3)
Scheels	122,025	$73,954,999	$606	$112,015,115	$918	$111,999,999	$918	0.7%
Apple	9,005	$39,044,532	$4,336	$43,550,896	$4,836	$47,142,864	$5,235	1.3%
Von Maur(4)	152,000	NAP	NAP	NAP	NAP	$40,000,000	$263	0.2%
Dillard's(5)	197,760	$26,800,000	$136	$27,900,000	$141	$27,900,000	$141	0.4%
Lululemon Athletica	7,500	$9,234,045	$1,231	$12,840,419	$1,712	$14,403,921	$1,921	6.3%
The Cheesecake Factory	11,141	$9,315,233	$836	$10,086,821	$905	$10,705,999	$961	9.6%
Sephora	5,921	$5,478,932	$925	$6,991,067	$1,181	$9,855,213	$1,664	8.8%
Century Theatres	69,914	$1,985,999	$99,300(6)	$1,985,999	$99,300(6)	$8,347,068	$417,353(6)	32.3%
Bath & Body Works	5,500	$7,295,664	$1,326	$7,429,318	$1,351	$7,263,120	$1,321	8.2%
Pottery Barn	11,677	$5,796,825	$496	$6,787,898	$581	$6,679,272	$572	10.6%
(1)	All sales information presented herein with respect to the Jordan Creek Town Center Property is sourced from the underwritten rent roll as of December 31, 2023. Such information is based upon information provided by the borrower sponsor.
(2)	TTM 11/30/2023 Sales for Century Theatres is as of year-end 2023.
(3)	TTM 11/30/2023 Occupancy Cost is based on current underwritten total rent and underwritten reimbursements.
(4)	Von Maur’s lease commenced on November 1, 2022.
(5)	Dillard’s is not part of the Jordan Creek Town Center Property collateral.
(6)	Century Theatres Sales PSF figures are calculated on a per screen basis. Century Theatres operates 20 screens at the Jordan Creek Town Center Property.
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No. 6 – Jordan Creek Town Center
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	27,675	2.90%	NAP	NAP	27,675	2.90%	NAP	NAP
2024 & MTM	31	132,989	14.1	$1,533,469	6.9%	160,664	17.1%	$1,533,469	6.9%
2025	31	133,015	14.1	5,701,947	25.7	293,679	31.2%	$7,235,415	32.6%
2026	7	34,648	3.7	1,494,713	6.7	328,327	34.9%	$8,730,129	39.3%
2027	13	58,071	6.2	2,341,390	10.5	386,398	41.1%	$11,071,519	49.9%
2028	12	49,688	5.3	2,885,497	13.0	436,086	46.4%	$13,957,016	62.9%
2029	11	225,180	24.0	4,042,836	18.2	661,266	70.3%	$17,999,852	81.1%
2030	3	4,065	0.4	204,585	0.9	665,331	70.8%	$18,204,436	82.0%
2031	4	11,634	1.2	351,905	1.6	676,965	72.0%	$18,556,341	83.6%
2032	14	53,889	5.7	2,402,299	10.8	730,854	77.7%	$20,958,641	94.4%
2033	4	14,626	1.6	457,193	2.1	745,480	79.3%	$21,415,834	96.5%
2034	5	18,261	1.9	231,571	1.0	763,741	81.2%	$21,647,405	97.5%
2035 & Thereafter	4	176,297	18.8	548,675	2.5	940,038	100.0%	$22,196,080	100.0%
Total	139	940,038	100.0%	$22,196,080	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023 and includes $320,346 of contractual rent steps over the next 12 months and $265,561 of underwritten rent attributed to signed not occupied tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated December 1, 2023, there was no evidence of any recognized environmental conditions at the Jordan Creek Town Center Property.

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No. 6 – Jordan Creek Town Center
Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021(2)	2022(2)(3)	2023(3)	Underwritten	Per SF	%(4)
Gross Potential Rent(5)	$20,777,942	$20,446,690	$20,084,124	$22,678,511	$24,885,319	$25,781,279	$27.43	63.8%
Reimbursements	12,379,775	10,986,139	10,247,015	10,736,648	12,183,741	13,208,389	14.05	32.7
Other Income	1,752,809	1,229,384	1,438,599	1,465,640	1,430,400	1,430,400	1.52	3.5
Net Rental Income	$34,910,525	$32,662,213	$31,769,738	$34,880,800	$38,499,461	$40,420,068	$43.00	100.0%
Vacancy / Credit Loss	0	0	0	0	0	(801,616)	(0.85)	(2.0)
Effective Gross Income	$34,910,525	$32,662,213	$31,769,738	$34,880,800	$38,499,461	$39,618,452	$42.15	98.0%
Taxes	5,847,387	5,702,710	6,059,425	5,954,876	7,137,003	7,629,083	8.12	19.3
Insurance	145,200	167,086	199,608	203,684	256,225	290,651	0.31	0.7
Other Operating Expenses	7,404,716	7,327,559	6,932,280	6,872,796	7,059,008	7,176,112	7.63	18.1
Total Operating Expenses	$13,397,302	$13,197,355	$13,191,313	$13,031,356	$14,452,236	$15,095,846	$16.06	38.1%
Net Operating Income	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225	$24,522,606	$26.09	61.9%
Capital Expenditures	0	0	0	0	0	263,211	0.28	0.7
TI/LC	0	0	0	0	0	940,038	1.00	2.4
Net Cash Flow	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225	$23,319,357	$24.81	58.9%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	The increase from 2021 to 2022 Underwritten Net Operating Income is primarily attributed to new leasing. New leasing in 2022 totaled 172,646 square feet and approximately $1.7 million of gross rent. New leasing in 2022 was highlighted by Von Maur taking occupancy of 152,000 square feet under a 20-year lease.
(3)	The increased from 2022 to 2023 Underwritten Net Operating Income is primarily attributed to new leasing. New leasing in 2023 totaled 72,936 square feet and approximately $3.3 million of gross rent.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Underwritten Gross Potential Rent includes (i) rent increases totaling $320,346 through December 31, 2024, (ii) signed not occupied rent totaling $607,572 (iii) percentage rent totaling $962,833, (iv) overage rent totaling $924,854, (v) specialty leasing rent totaling $548,866 and (vi) kiosk revenue totaling $541,074.

The Market. The Jordan Creek Town Center Property is located in West Des Moines, Iowa, approximately 8.5 miles west of the central business district of Des Moines and approximately 7.0 miles northwest of the Des Moines International Airport. The Jordan Creek Town Center Property is bounded by the Jordan Creek Parkway, the area’s primary commercial roadway in the neighborhood, and Mills Civic Parkway. Interstate 35 is approximately 1.5 miles southeast of the Jordan Creek Town Center Property and is accessible via Mills Civic Parkway. Interstate 80 is accessible approximately 1.3 miles north of the Jordan Creek Town Center Property via the Jordan Creek Parkway. The Jordan Creek Town Center Property is located in the Western Suburbs retail submarket within the Des Moines retail market. Local industry drivers that support the trade area include insurance, financial services, healthcare, agriculture innovation, technology, data centers, advanced manufacturing, and logistics. The Jordan Creek Town Center Property is located across the street from the Wells Fargo Home Mortgage campus, containing many of the 13,000 people employed by Wells Fargo in the Des Moines metro area. Des Moines is considered one of the top insurance cities in the United States, and headquarters for Principal Financial Group, Inc. Some of the larger employers in the area include Wells Fargo & Co., Hy-Vee, Inc., Principal Financial Group, MercyOne, UnityPoint Health Partners, Amazon, John Deere Companies, and Nationwide.

According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Western Suburbs retail submarket was approximately 3.7% with average asking rents of $18.36 PSF and inventory of approximately 20.3 million square feet. According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Des Moines retail market was approximately 3.5%, with average asking rents of $17.69 PSF and inventory of approximately 44.4 million square feet. According to the appraisal, the 2022 population within a 10-, 20- and 30- mile radius of the Jordan Creek Town Center Property was 330,148, 631,873 and 700,018, respectively. The 2022 average household income within the same radii was $103,954, $97,536 and $96,792, respectively.

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No. 6 – Jordan Creek Town Center

The following table presents certain information relating to comparable retail centers for the Jordan Creek Town Center Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Jordan Creek Town Center West Des Moines, IA	2004 / NAP	1,137,798(2)(3)	97.1%(2)	NAP	$812	Dillard’s (non-collateral) Von Maur Scheels Century Theatres
Valley West Mall West Des Moines, IA	1975 / 2009	1,005,054	51.0%	3.5 miles	$422	JCPenney Vacant (Former Von Maur) Vacant (Former Younkers)
Merle Hay Mall Des Moines, IA	1959 / 2005	1,149,779	80.0%	6.8 mile	$289	Kohl’s, Target, Ross Dress, Kids Empire, Dink’s Pickleball, Flix Brewhouse, White Rabbit & VR, Gameday Arcade
Outlets of Des Moines Altoona, IA	2017 / NAP	479,217	85.0%	16.2 miles	NAV	Bass Pro (Adjacent Anchor), Under Armour, F21, Polo Ralph Lauren, Nike, Old Navy, Loft, Lee Wrangler, J. Crew
Village at Jordan Creek(4) West Des Moines, IA	2004 / NAP	420,752	97.0%	0.1 miles	NAV	Costco, Nike, Aveda Institute, Blue Zoo Aquarium, DSW, Best Buy, Petco, Old Navy, Bob’s, Kid’s Empire
(1)	Based on the appraisal, unless otherwise stated.
(2)	Based on the underwritten rent roll dated December 31, 2023 and Total Occupancy only takes into account the 940,038 square feet of collateral.
(3)	The Jordan Creek Town Center Property is comprised of 940,038 square feet. Dillard’s (197,760 square feet) is not part of the collateral.
(4)	Village at Jordan Creek is in the Jordan Creek Town Center Property’s secondary competitive set.

The following table presents information relating to the appraisal’s market rent conclusion for the Jordan Creek Town Center Property:

Market Rent Summary(1)
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Inline <1,200 SF	$155.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
Inline 1,200-2,500 SF	$66.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
Inline 2,501-5,000 SF	$48.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
Inline 5,001-10,000 SF	$44.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
10,000+ SF	$43.00	10.0% Mid-term	10	Gross	$70.00 / $0.00	$4.00 / $2.00
Food Court	$140.00	2.0%/year	10	Net	$10.00 / $0.00	6.0% / 3.0%
Outparcel Restaurant	$25.00	2.0%/year	10	Net	$40.00 / $0.00	6.0% / 3.0%
Outparcel Big Box	$25.00	10.0% Mid-term	10	Net	$30.00 / $0.00	$4.00 / $2.00
Theater	$20.00	10.0% Mid-term	10	Gross	$20.00 / $0.00	$4.00 / $2.00
Anchor	$12.00	10.0% Mid-term	10	Gross	$10.00 / $0.00	$4.00 / $2.00
(1)	Based on the appraisal.

The Borrowers. The borrowers are Jordan Creek Town Center, LLC and Jordan Creek Anchor Acquisition, LLC, each a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Jordan Creek Town Center Whole Loan.

The Borrower Sponsors. The borrower sponsor is Brookfield Properties Retail Holding LLC. Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 800 managed properties and 350 million square feet of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities.

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Property Management. The Jordan Creek Town Center Property is managed by Brookfield Properties Retail Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $5,000,000 for an upfront general reserve (the “General Reserve”) to be used for replacements and repairs to the Jordan Creek Town Center Property and for tenant improvements, landlord work, tenant improvement allowances, leasing commission obligations, reasonable legal fees and related tenant capital costs incurred following the origination date (“New Leases Rollover Expenditures”). Additionally, at origination of the Jordan Creek Town Center Whole Loan, the borrowers provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a reserve for outstanding tenant improvements and leasing commissions and $260,628 for gap rent.

Tax Escrows – During the continuance of a Cash Management Period (as defined below) and/or from and after the date on which the borrowers first request a disbursement from the General Reserve (a “General Reserve Disbursement Date”), the borrowers are required to deposit monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months into a real estate tax reserve.

Insurance Escrows – During the continuance of a Cash Management Period, and/or from and after the General Reserve Disbursement Date, the borrowers are required to deposit monthly into an insurance reserve 1/12th of the annual estimated insurance payments on a monthly basis, unless the Jordan Creek Town Center Property is insured under a blanket policy meeting the requirements of the related loan agreement (in which case no insurance escrows will be required).

Replacement Reserves – During the continuance of a Cash Management Period and/or from and after the General Reserve Disbursement Date, the borrowers are required to deposit monthly into a replacement reserve an amount equal to 1/12th of $0.25 per owned leasable square foot at the Jordan Creek Town Center Property (initially $19,584) (the “Replacement Reserve Monthly Deposit”) for repairs and replacements required to be made to the Jordan Creek Town Center Property during the calendar year. The borrowers’ obligation to make deposits into the replacement reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the Replacement Reserve Monthly Deposit (which amount will initially be $470,019).

TI/LC Reserves – During the continuance of a Cash Management Period and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit into a TI/LC reserve an amount equal to 1/12th of $1.00 per owned leasable square foot at the Jordan Creek Town Center Property (initially $78,337) (the “TI/LC Reserve Monthly Deposit”) for New Leases Rollover Expenditures. The borrowers’ obligation to make deposits into the TI/LC reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the TI/LC Reserve Monthly Deposit (initially $1,880,076). Amounts in the TI/LC reserve that are funded by the TI/LC Reserve Monthly Deposit are required to be released to the borrowers if the applicable Cash Management Period has terminated (and the General Reserve Disbursement Date has not occurred). In addition, and notwithstanding the threshold specified above, all lease termination payments received in connection with leases must be deposited into the TI/LC reserve to the extent received (a) during any Cash Management Period and (b) in connection with any lease, the loss of rent under which would cause the debt yield to fall below 12.0%. Amounts so deposited must be released to the borrowers upon the date that the debt yield is equal to or above 12.0% (unless a Cash Management Period is then in effect).

Guaranty of Limited Payment – On the origination date, the borrowers provided a Guaranty of Limited Payment from the non-recourse carveout guarantor in the aggregate amount of the required upfront deposits into the TI/LC reserve ($7,584,188) and gap rent reserve ($260,628). The amounts guaranteed by the Guaranty of Limited Payment (x) with respect to the upfront TI/LC reserve deposit, are required to be reduced on a dollar-for-dollar basis by the aggregate amount of equity capital actually expended by the borrowers on the existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions as of the origination date, and (y) with respect to the upfront gap rent reserve, are required to be reduced on a monthly basis by an amount equal to the monthly amount of rent that would have been received by borrowers if rent was paid by the applicable tenant.

Anchor Tenant Reserves – During the continuance of an Anchor Tenant Trigger (as defined below), the borrowers are required to deposit an amount equal to all excess cash flow (as described below under “Lockbox and Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Jordan Creek Town Center Property. The borrowers’ obligation to make deposits into the anchor tenant reserve with respect to any individual Anchor Tenant Trigger

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will terminate once the aggregate amount deposited into the anchor tenant reserve with respect to such individual Anchor Tenant Trigger equals or exceeds the Individual Anchor Threshold Amount (as defined below).

An “Anchor Tenant Trigger” means that any of Dillard’s, Scheels or Von Maur (together with any replacement tenants of the foregoing, each an “Anchor”) (A) has “gone dark” (i.e., ceased to utilize its space for business purposes until such anchor tenant operates at the Jordan Creek Town Center Property for a period of no less than 30 consecutive days during normal business hours), other than a temporary closure that is less than 60 days or is in connection with (x) a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) civil unrest, (B) is the subject of a bankruptcy proceeding, (C) has vacated its premises, (D) has terminated, cancelled or surrendered its lease, or (E) has failed to renew and/or extend its lease within the applicable renewal period.

An Anchor Tenant Trigger will end if (i) for any Anchor Tenant Trigger described in clause (A) above, the Anchor has operated its business for no less than 30 consecutive days during normal business hours, (ii) for any Anchor Tenant Trigger described in clause (B) above, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, and if the Anchor premises are leased by the borrowers to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor, (iii) for any Anchor Tenant Trigger described in clause (C) above, the Anchor has reoccupied its premises, (iv) for any Anchor Tenant Trigger described in clause (D) above, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (v) for any Anchor Tenant Trigger described in clause (E) above, the Anchor has renewed its lease pursuant to the terms thereof, or (vi) for all Anchor Tenant Triggers, the Anchor space or a substantial portion thereof becomes owned or leased by one or more replacement occupants pursuant to the terms of the loan documents.

An “Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor space as of the origination date.

Lockbox / Cash Management. The Jordan Creek Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all tenants at the Jordan Creek Town Center Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrowers (other than Non-Core Income)) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrowers’ operating account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into a cash management account controlled by the lender, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Jordan Creek Town Center Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses) and lender-approved extraordinary expenses, (iv) subject to clause (v) below, the replacement and rollover reserve deposits, if any, described above, (v) (x) if both an Anchor Tenant Trigger Event and a Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Anchor Tenant Trigger Event is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Sweep Period (as defined below) is continuing, to the borrowers’ operating account, and (y) if a Cash Sweep Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash Sweep Period; provided that funds on deposit in such account will be made available to the borrowers for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000, provided, that the borrowers may exceed such cap if the borrowers have (x) deposited cash into the cash management account or (y) delivered to the lender funds not derived from the Jordan Creek Town Center Property or any other collateral for the loan in the amount requested in excess of the cap of $200,000 prior to such disbursement.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Jordan Creek Town Center Property.

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“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 12% (the “CM Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 11% (and, together with the CM Target Debt Yield, each a “Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A Cash Management Period or Cash Sweep Period resulting from an event of default will end if the lender has waived or the borrowers have cured such event of default.

A Cash Management Period or Cash Sweep Period resulting from a decline below the applicable Target Debt Yield will end if the borrowers have maintained a debt yield equal to or in excess of the applicable Target Debt Yield for two consecutive calendar quarters or have either (i) prepaid the Jordan Creek Town Center Whole Loan, (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount which if subtracted from the outstanding principal balance of the Jordan Creek Town Center Whole Loan would cause the debt yield to equal or exceed the applicable Target Debt Yield.

For purposes of determining whether a Cash Sweep Period due to a decline in debt yield has been cured, the debt yield will be calculated net of funds in the excess cash flow reserve, provided that following any such calculation such funds may not be released unless a Cash Sweep Period no longer exists without giving credit to such amounts.

Upon the end of a Cash Sweep Period, all remaining funds in the Cash Management Account will be disbursed to the borrowers.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding certain anchor tenant premises identified in the Jordan Creek Town Center Whole Loan documents (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Jordan Creek Town Center Property or non-income producing surface parking areas, (iii) the borrowers deliver evidence that the parcel subject to release is not necessary for the borrowers’ operation or use of the remaining Jordan Creek Town Center Property and may be readily separated from the Jordan Creek Town Center Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Jordan Creek Town Center Property and after giving effect to such transfer, the release parcel and the remaining Jordan Creek Town Center Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Jordan Creek Town Center Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan to meet such condition, (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

The borrowers are also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Jordan Creek Town Center Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion

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Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, non-income producing surface parking or utility facilities that are readily re-locatable or that will continue to serve the Jordan Creek Town Center Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser that appraised the Jordan Creek Town Center Property, or an appraiser of comparable experience selected by the borrowers, (iii) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Acquired Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) a property condition report indicating that the Acquired Parcel is in good condition if the Acquired Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, as applicable, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests as set forth in the related whole loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies or the applicable rating agency has waived, declined or refused to review the request for such confirmation.

In addition, the borrowers have the right, at their own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Jordan Creek Town Center Property is a part, including any anchor tenant premises, which land was not owned by the borrowers on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Jordan Creek Town Center Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers deliver, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) a property condition report indicating that the Expansion Parcel is in good condition if the Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, as applicable, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Ground Lease. None.

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LEVEL ONE
Anchor
Major / In-line
Food Court / Restaurant
Vacant
macy's
PACSUN
HOLLISTER
AEROPOSTALE
at&t
VANS
aerie
DRY GOODS
SoftMoc
AKIRA
Lids
Dillard's
FOREVER 21
RALLY HOUSE
JD
HOT TOPIC
claire's
AMERICAN EAGLE
GARAGE
WINDSOR
Buckle
VACANT
LEVEL TWO
Anchor
Major / In-line
Restaurant
Vacant
Non-Collateral
macy's
TORRID
SEPHORA
KAY
ATHLETA
Dillard's
ARHAUS
EXPRESS
J.CREW
PANDORA
sundance
LOFT
ANTHROPOLOGIE
MAGGIANO'S
The Cheesecake Factory
GUCCI
NORDSTROM
VACANT

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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:(1)	SGFC, 3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$50,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.6%	Net Rentable Area (SF):	1,033,141
Loan Purpose:	Refinance	Location:	Cincinnati, OH
Borrower:	Kenwood Mall L.L.C.	Year Built / Renovated:	1958 / 1988, 2003, 2009, 2019-2023
Borrower Sponsors(3):	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois	Occupancy:	95.2%
Interest Rate:	6.27100%	Occupancy Date:	12/31/2023
Note Date:	2/9/2024	4th Most Recent NOI (As of):	$33,864,264 (12/31/2020)
Maturity Date:	3/1/2029	3rd Most Recent NOI (As of)(7):	$33,772,475 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(7):	$37,154,574 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$37,685,851 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only	UW Revenues:	$50,721,444
Call Protection(4):	L(24),D(29),O(7)	UW Expenses:	$12,770,752
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$37,950,692
Additional Debt(2):	Yes	UW NCF:	$36,139,189
Additional Debt Balance(2):	$210,000,000	Appraised Value / Per SF:	$571,200,000 / $553
Additional Debt Type(2):	Pari Passu	Appraisal Date:	1/23/2024

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$252
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$252
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.5%
Replacement Reserves:	$0	Springing	$516,571	Maturity Date LTV:	45.5%
TI/LC Reserve:	$0	$129,143	$3,099,423	UW NCF DSCR:	2.19x
Other Reserves(6):	$3,966,953	$0	N/A	UW NOI Debt Yield:	14.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Loan Payoff	$211,601,763	81.4%
			Return of Equity	41,225,744	15.9
			Upfront Reserves	3,966,953	1.5
			Closing Costs	3,205,539	1.2
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	Following the origination of the Kenwood Towne Centre Whole Loan (as defined below), Note A-3-1, with an original principal balance and outstanding principal balance of $30,000,000 as of the Cut-off Date, was acquired by 3650 Real Estate Investment Trust 2 LLC.
(2)	The Kenwood Towne Centre Mortgage Loan (as defined below) is part of a whole loan comprised of 10 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $260,000,000 (the “Kenwood Towne Centre Whole Loan”). The Kenwood Towne Centre Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA (“GS”) and Societe Generale Financial Corporation (“SGFC”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Kenwood Towne Centre Whole Loan.
(3)	Brookfield Properties Retail Holding LLC, one of the borrower sponsors, is related to the borrower sponsor for the Staten Island Mall Whole Loan and is also the borrower sponsor for the Jordan Creek Town Center Whole Loan and the Galleria at Tyler Whole Loan.
(4)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on April 1, 2024. Defeasance of the Kenwood Towne Centre Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Kenwood Towne Centre Whole Loan to be securitized and (ii) February 9, 2027. The assumed lockout period of 24 payment dates is based on the expected BBCMS 2024-5C25 securitization closing date in March 2024. The actual lockout period may be longer.
(5)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(6)	Other initial escrows and reserves consist of approximately $3,732,395 for an existing TI/LC reserve and approximately $234,558 for a gap rent reserve.
(7)	The increase in NOI from 2021 to 2022 is primarily attributed to the borrower sponsor signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA (as defined below) and 20.1% of the underwritten base rent).

The Loan. The Kenwood Towne Centre mortgage loan (the “Kenwood Towne Centre Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in the Kenwood Towne Centre, a super regional mall located in Cincinnati, Ohio (the “Kenwood Towne Centre Property”). The Kenwood Towne Centre Whole Loan is comprised of 10 pari passu notes,

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with an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000 and accrues interest at a rate of 6.27100% per annum. The Kenwood Towne Centre Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Kenwood Towne Centre Mortgage Loan is evidenced by the non-controlling Note A-3-1 and Note A-3-2, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The Kenwood Towne Centre Whole Loan was co-originated by WFB, GS and SGFC. The relationship between the holders of the Kenwood Towne Centre Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The Kenwood Towne Centre Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 securitization trust; however, following the securitization of the controlling Note A-1-1, the Kenwood Towne Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the transaction that includes the controlling Note A-1-1. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan” in the Prospectus.

The promissory notes comprising the Kenwood Towne Centre Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$55,000,000	$55,000,000	WFB	Yes
A-1-2(1)	$45,000,000	$45,000,000	WFB	No
A-1-3(1)	$20,000,000	$20,000,000	WFB	No
A-1-4(1)	$10,000,000	$10,000,000	WFB	No
A-2-1	$40,000,000	$40,000,000	Benchmark 2024-V6(2)	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2024-V6(2)	No
A-2-3	$10,000,000	$10,000,000	Benchmark 2024-V6(2)	No
A-3-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-3-2	$20,000,000	$20,000,000	BBCMS 2024-5C25	No
A-3-3(1)	$15,000,000	$15,000,000	SGFC	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.

The Property. The Kenwood Towne Centre Property is a three-story, Class A super regional mall, comprising an approximately 1,033,141 square foot (the “Total Collateral NRA”) portion of a larger 1,170,977 square foot (the “Total Mall NRA”) center situated on an approximately 154-acre site in Cincinnati, Ohio. Kenwood Towne Centre was built in 1958 and renovated multiple times between 1988 and 2023 and is anchored by (i) Macy’s, which owns its improvements and ground leases the underlying land from the borrower, (ii) Dillard’s and (iii) Nordstrom, which owns its improvements and the underlying land and is not part of the collateral. Other notable retailers include Louis Vuitton, Gucci, Tiffany & Co., Apple, Pottery Barn, Lululemon Athletica and Restoration Hardware.

As of December 31, 2023, the Kenwood Towne Centre Property was 95.2% occupied by 129 tenants (including temporary tenants, comprising approximately 2.7% of the Total Collateral NRA and 0.0% of the underwritten base rent). Since 2019, the borrower sponsors have invested over $30.0 million into the Kenwood Towne Centre Property for renovations and capital improvements including HVAC repairs, roof repairs, escalator repairs, pavement restoration, garage restoration, camera replacements and irrigation system upgrades among other improvements to individual tenant spaces. In-line sales for tenants comprising less than 10,000 square feet as of December 2023 were $1,018 per square foot (10.8% occupancy cost) including Apple and $779 per square foot (14.0% occupancy cost) excluding Apple. The Kenwood Towne Centre Property provides parking via 5,881 surface parking and parking garage spaces, resulting in a parking ratio of approximately 5.02 spaces per 1,000 square feet of the Total Mall NRA.

Major Tenants. Apple (9,383 square feet; 0.9% of Total Collateral NRA; 4.3% of underwritten base rent): Apple is a retailer that designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Apple has been a tenant at the Kenwood Towne Centre Property since 2001 under a lease with an expiration date of January 31, 2026 and no renewal options or termination options.

Altar'D State/Arula/Tulla (12,838 square feet; 1.2% of Total Collateral NRA; 3.3% of underwritten base rent): Altar’D State/Arula/Tulla operates within the Stand Out for Good parent company, which is a purpose-based, lifestyle and fashion family of brands that was founded in 2009 and operates 128 stores and boutiques across its three brands in 39 states. Altar'D State/Arula/Tulla has been a tenant at the Kenwood Towne Centre Property since opening in 2022 under a lease

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with an expiration date of March 31, 2032, with one, five-year renewal option remaining and a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

Pottery Barn (15,913 square feet; 1.5% of Total Collateral NRA; 2.4% of underwritten base rent): Pottery Barn is a home furnishing retailer that was founded in 1949 and operates 188 stores as of 2022. Pottery Barn is a wholly owned subsidiary of Williams-Sonoma, Inc. Pottery Barn has been a tenant at the Kenwood Towne Centre Property since 2003 under a lease with an expiration date of January 31, 2030 and has no renewal or termination options.

Environmental. According to the Phase I environmental assessment dated January 17, 2024, there was no evidence of any recognized environmental conditions at the Kenwood Towne Centre Property.

The following table presents certain information relating to the historical occupancy of the Kenwood Towne Centre Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)(3)
90.6%	93.9%	96.1%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year and includes temporary tenants. Historical Occupancies do not include net rentable area for anchor tenants and the non-collateral anchor tenant.
(2)	Current Occupancy excluding the anchor tenants and the non-collateral anchor tenant is 90.6%.
(3)	Current Occupancy is as of December 31, 2023
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No. 7 – Kenwood Towne Centre
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Sales PSF(5)	Occ Cost(6)	Lease Expiration Date
Non-Collateral Anchor Tenant
Nordstrom(7)	Ba1/BB+/BB+	137,836	NAP	$0.00	$0	0.0%	NAV	NAV	NAV
Non-Collateral Anchor Tenant Subtotal / Wtd. Avg.		137,836	NAP	$0.00	$0	0.0%

Anchors
Macy's(8)	Ba1/BB+/BBB-	262,829	25.4%	$0.00	$0	0.0%	$187	0.7%	9/10/2028
Dillard’s(9)	Baa3/BB+/BBB-	240,656	23.3	$2.51	604,525	2.0	$118	2.5%	1/31/2029

Major Tenants
Arhaus Furniture	NR/NR/NR	16,925	1.6	$36.60	619,455	2.1	$627	9.8%	1/31/2032
Pottery Barn	NR/NR/NR	15,913	1.5	$45.27	720,339	2.4	$620	15.2%	1/31/2030
Altar’D State/Arula/Tulla(10)	NR/NR/NR	12,838	1.2	$77.09	989,681	3.3	$447	21.2%	3/31/2032
Maggiano’s Little Italy	B1/BB-/NR	12,611	1.2	$46.08	581,115	2.0	$783	9.0%	9/30/2034
The Cheesecake Factory	NR/NR/NR	12,243	1.2	$45.00	550,935	1.9	$1,001	8.6%	1/31/2025
Anthropologie	NR/NR/NR	11,890	1.2	$54.99	653,854	2.2	$420	13.1%	1/31/2026
Apple	Aaa/AA+/NR	9,383	0.9	$135.00	1,266,730	4.3	$8,827	1.5%	1/31/2026
American Eagle Outfitters(11)	NR/NR/NR	6,044	0.6	$98.76	596,905	2.0	$677	14.6%	3/31/2032
Watches of Switzerland(12)	NR/NR/NR	4,902	0.5	$118.46	580,691	2.0	$1,945	8.8%	11/30/2031
Largest Tenants		606,234	58.7%	$11.82	$7,164,230	24.2%
Remaining Occupied		377,278	36.5	59.49	22,443,982	75.8
Occupied Collateral Total		983,512	95.2%	$30.10	$29,608,212	100.0%
Vacant		49,629	4.8
Collateral Total / Wtd. Avg.		1,033,141	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total Collateral NRA refers only to the Kenwood Towne Centre Property collateral and does not include the portion of the Kenwood Towne Centre Property occupied by Nordstrom, which owns its improvements and the underlying land.
(4)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include $674,713 in contractual rent steps through February 2025.
(5)	Sales PSF are presented as of the 12 months ended December 2023, as provided by the borrower sponsors.
(6)	Occupancy costs are calculated by the annual gross rent divided by the respective tenant annual sales.
(7)	Nordstrom (non-collateral anchor) does not pay rent but pays certain reimbursements.
(8)	Macy’s owns its improvements and ground leases the underlying land from the borrower sponsors. Macy’s has five, five-year renewal options remaining and no termination options. Macy’s pays the greater of: (i) Minimum Rent (as defined below) or (ii) 1% of the amount by which Macy’s gross sales exceed $30,000,000 during such fiscal year (“Percentage Rent”). “Minimum Rent” equals $0, except if Macy’s ceases operations as a department store for more than 12 months and thereafter exercises any renewal option, then during the five-year renewal period, the annual Minimum Rent will be the sum of $50,000 plus the greater of: (i) the annual Minimum Rent in effect at the time of exercising the extension option or (ii) 200,000. Currently, Macy’s pays Percentage Rent, currently underwritten as $190,590 per year ($0.73 per square foot) and certain reimbursements that in the aggregate totals 0.7% of total UW gross rent.
(9)	Dillard’s has one, 10-year renewal option remaining and a one-time option to surrender the expansion premises (approximately 90,000 square feet).

(10) Altar'D State/Arula/Tulla has a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

(11)	American Eagle Outfitters has a termination option that is exercisable if the tenant’s net sales fail to exceed $3,688,916 during the period between April 2027 and March 2028, along with payment of a termination fee.
(12)	Watches of Switzerland has a termination option that is exercisable if the tenant’s net sales fail to exceed $5,000,000 during the period between October 2025 and September 2026, along with payment of a termination fee.
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Annex A-3	BBCMS 2024-5C25
No. 7 – Kenwood Towne Centre

The following tables presents certain information relating to the tenant sales of the Kenwood Towne Centre Property:

Sales History(1)(2)
Tenancy Type	2019	2020(3)	2021	2022	2023
Gross Mall Sales(4)	$356.1 million	$252.8 million	$370.1 million	$392.9 million	$395.0 million
Gross Mall Sales (Ex-Apple)(4)	$267.9 million	$207.7 million	$293.1 million	$311.7 million	$312.2 million
Comparable Sales PSF (Inline < 10,000 SF)	$881	$618	$995	$1,034	$1,018
Comparable Sales PSF (Inline < 10,000 SF, Ex- Apple)	$637	$489	$767	$786	$779
Occupancy Cost (Inline < 10,000 SF)	11.6%	15.7%	9.6%	10.3%	10.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	16.0%	19.6%	12.3%	13.5%	14.0%
(1)	Information is as provided by the borrower sponsors and only includes tenants reporting sales. Certain tenants may not have been in occupancy during the entire reporting period.
(2)	All figures are approximate.
(3)	The Kenwood Towne Centre Property was closed from March 24, 2020 until May 12, 2020, due to the COVID-19 pandemic.
(4)	Excludes sales for Dillard’s, Macy’s and Nordstrom (non-collateral anchor).

Anchor & Major Tenant Sales History(1)(2)
Tenant Name	2019	PSF	2020	PSF	2021	PSF	2022	PSF	2023	PSF
Anchor Tenants(3)
Macy’s	$53.3 million	$203	$31.3 million	$119	$52.4 million	$199	$62.2 million	$237	$49.1 million	$187
Dillard’s	$26.7 million	$111	$16.6 million	$69	$28.6 million	$119	$30.5 million	$127	$28.3 million	$118
Inline Tenants > 10,000 SF
Arhaus Furniture	$5.6 million	$333	$5.1 million	$299	$7.4 million	$439	$10.9 million	$643	$10.6 million	$627
Forever 21	$3.7 million	$225	$2.7 million	$161	$4.8 million	$290	$3.7 million	$221	$2.7 million	$162
Pottery Barn	$8.1 million	$511	$7.4 million	$466	$9.1 million	$574	$11.6 million	$729	$9.9 million	$620
Anthropologie	$2.9 million	$243	$3.0 million	$249	$2.1 million	$177	$5.0 million	$420	$5.0 million	$420
Restoration Hardware	$9.0 million	$840	$9.5 million	$881	$12.2 million	$1,133	$10.2 million	$952	$7.4 million	$683
(1)	Information is provided by the borrower sponsors.
(2)	All figures are approximate.
(3)	Represents estimated gross sales figures between 2019 and 2022.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	49,629	4.8%	NAP	NA	P	49,629	4.8%	NAP	NAP
2024 & MTM	13	74,671	7.2	$1,708,181	5.8%		124,300	12.0%	$1,708,181	5.8%
2025	18	70,050	6.8	4,112,221	13.9		194,350	18.8%	$5,820,402	19.7%
2026	21	74,060	7.2	5,574,367	18.8		268,410	26.0%	$11,394,769	38.5%
2027	12	37,792	3.7	2,153,733	7.3		306,202	29.6%	$13,548,502	45.8%
2028	14	294,188	28.5	2,511,303	8.5		600,390	58.1%	$16,059,805	54.2%
2029	13	270,173	26.2	2,864,580	9.7		870,563	84.3%	$18,924,385	63.9%
2030	7	27,885	2.7	1,678,725	5.7		898,448	87.0%	$20,603,110	69.6%
2031	9	38,049	3.7	2,469,759	8.3		936,497	90.6%	$23,072,869	77.9%
2032	11	61,220	5.9	3,869,773	13.1		997,717	96.6%	$26,942,642	91.0%
2033	5	14,271	1.4	1,103,347	3.7		1,011,988	98.0%	$28,045,989	94.7%
2034	6	21,153	2.0	1,562,223	5.3		1,033,141	100.0%	$29,608,212	100.0%
2035 & Beyond	0	0	0.0	0	0.0		1,033,141	100.0%	$29,608,212	100.0%
Total Collateral	129	1,033,141	100.0%	$29,608,212	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $674,713 through February 2025.
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No. 7 – Kenwood Towne Centre
Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$28,077,213	$26,265,745	$23,925,987	$26,120,002	$27,822,362	$28,933,499	$28.01	54.1%
Rent Steps(4)	0	0	0	0	0	674,713	0.65	1.3
Percent Rent	1,629,756	1,688,542	4,688,543	6,133,051	4,437,293	2,990,230	2.89	5.6
Vacant Income	0	0	0	0	0	2,799,141	2.71	5.2
Gross Potential Rent	$29,706,969	$27,954,287	$28,614,530	$32,253,053	$32,259,655	$35,397,583	$34.26	66.1%
Total Reimbursements	15,881,057	15,036,147	12,925,944	13,725,762	14,242,630	14,008,669	13.56	26.2
Temporary Tenants	3,537,191	2,511,184	3,678,791	3,701,297	3,468,467	3,725,061	3.61	7.0
Lease Termination Income	0	823,989	908,941	163,925	702,334	0	0.00	0.0
Other Income(5)	516,526	360,323	440,807	462,098	400,361	389,272	0.38	0.7
Net Rental Income	$49,641,743	$46,685,930	$46,569,013	$50,306,135	$51,073,447	$53,520,585	$51.80	100.0%
(Vacancy/Credit Loss)(6)	(322,345)	(1,223,127)	55,455	142,623	83,265	(2,799,141)	(2.71)	(5.2)
Effective Gross Income	$49,319,398	$45,462,803	$46,624,468	$50,448,758	$51,156,712	$50,721,444	$49.09	94.8%
Total Expenses	12,297,984	11,598,539	12,851,993	13,294,184	13,470,861	12,770,752	12.36	25.2
Net Operating Income(7)	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$37,950,692	$36.73	74.8%
Capital Expenditures	0	0	0	0	0	206,628	0.20	0.4
TI/LC	0	0	0	0	0	1,604,875	1.55	3.2
Net Cash Flow	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$36,139,189	$34.98	71.3%
(1)	Certain items such as capital expenditures and TI/LC were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Per Square Foot is based on the Total Collateral NRA.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Contractual rent steps are through February 2025.
(5)	Other Income includes revenue from trash pad rental and valet parking income.
(6)	The underwritten economic occupancy is 94.5%. The Kenwood Towne Centre Property was 95.2% leased based on the December 31, 2023 underwritten rent roll.
(7)	The increase in Net Operating Income from 2021 to 2022 is primarily attributed to the borrower sponsors signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA and 20.1% of the underwritten base rent).

The Market. The Kenwood Towne Centre Property is located in Cincinnati, Ohio, within the Cincinnati core-based statistical area (the “Cincinnati CBSA”). The Cincinnati CBSA spans 15 counties in the states of Ohio, Kentucky and Indiana and is home to seven Fortune 500 companies including Kroger, Proctor & Gamble, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group Inc., Cincinnati Financial Corp. and Cintas. The Cincinnati CBSA’s largest employment sectors include trade, transportation & utilities (20.6% of the regional workforce), professional & business services (15.7%) and education & health services (14.9%). The largest employers in the Cincinnati CBSA are Kroger Co., Cincinnati Children’s Hospital, TriHealth, University of Cincinnati and St. Elizabeth Healthcare.

The Kenwood Towne Centre Property is situated at the northeast corner of Kenwood and Montgomery Roads, approximately 10 miles from the Cincinnati CBSA. Interstate 71 is located adjacent to the Kenwood Towne Centre Property and provides north/south regional access through Cincinnati. Interstate 71 has an average daily traffic count of approximately 123,971 vehicles per day. The Kenwood Towne Centre Property serves a 10-mile trade area and is a major shopping destination for this portion of the region, which acts as a commercial/retail hub for the area, anchoring retail and commercial development along Montgomery and Kenwood Roads.

According to the appraisal, the 2022 population within a five-, 10- and 15-mile radius of the Kenwood Towne Centre Property was 169,911, 703,702 and 1,308,287, respectively, and the average household income within the same radii was $105,507, $102,106 and $98,654, respectively. According to a third-party market research report, the Kenwood Towne Centre Property is located in the Kenwood retail submarket, which contained 5,569,882 square feet of retail space as of the first quarter of 2024. The Kenwood retail submarket reported a vacancy rate of 6.7% and an average rental rate of $23.29 per square foot.

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No. 7 – Kenwood Towne Centre

The following table presents certain information relating to comparable retail centers for the Kenwood Towne Centre Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Kenwood Towne Centre 7875 Montgomery Road Cincinnati, OH	1958 / 1988, 2003, 2009, 2019-2023	1,033,141(2)	95.2%(3)	NAP	$779(4)(5)	Macy’s Dillard’s Nordstrom (non-collateral anchor)
Eastgate Mall 4601-200 Eastgate Boulevard Cincinnati, OH	1980 / 2003	858,783	86.0%	8.5 miles	$377	Dillard's JC Penney Kohl's
Northgate Mall 9501 Colerain Avenue Cincinnati, OH	1972 / 2015	1,100,000	79.0%	12.0 miles	$259	Ashley Furniture Burlington DSW Marshalls Overstock Furniture Xscape Theatres
Florence Mall 2028 Florence Mall Florence, KY	1976 / 2011	940,967	86.0%	21.0 miles	$447	JC Penney Macy's Macy's Home
(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the chart reflect the primary competition for the Kenwood Towne Centre Property.
(2)	Total GLA (SF) for the Kenwood Towne Centre Property excludes the square footage for Nordstrom (non-collateral anchor).
(3)	Based on the underwritten rent roll dated December 31, 2023 excluding Nordstrom (non-collateral anchor).
(4)	Represents comparable sales per square foot as of the 12 months ended December 2023 for in-line tenants (excluding Apple).
(5)	Information is as provided by the borrower sponsors and only includes tenants reporting sales.

The Borrower. The borrower for the Kenwood Towne Centre Whole Loan is Kenwood Mall L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kenwood Towne Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are Brookfield Properties Retail Holding LLC (“Brookfield Retail”) and Teachers’ Retirement System of the State of Illinois (“TRSIL”), each of which indirectly owns a 50% interest in the borrower. The non-recourse carveout guarantor is GGP-TRS L.L.C., an affiliate of Brookfield Retail and the 100% owner of the borrower. Brookfield Retail is a fully integrated, diversified global real estate services company that has portfolio management and development capabilities across the real estate investment strategies of Brookfield Corporation. Brookfield Property Partners owns, operates and develops a large portfolio of office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield Retail owns over 160 retail properties totaling over 130 million square feet throughout the United States.

TRSIL is an Illinois state government agency dealing with pensions and other financial benefits for teachers and other workers in education in Illinois. The Illinois General Assembly created TRSIL in 1939 for the purpose of providing retirement annuities and disability and survivor benefits for educators employed in public schools outside the city of Chicago. As of December 31, 2023, TRSIL had approximately $68.5 billion of assets under management.

Property Management. The Kenwood Towne Centre Property is managed by Brookfield Properties Retail Inc., an affiliate of Brookfield Retail.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $3,732,395 into an existing tenant improvement allowances reserve and (ii) $234,558 for a gap rent reserve in connection with Ray Ban (approximately $206,556) and Rowan (approximately $28,002).

Tax Escrows – During the continuance of a Reserve Trigger Period (as defined below) or Cash Management Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Reserve Trigger Period or Cash Management Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, except if the Kenwood

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Towne Centre Property is insured under a blanket policy meeting the requirements set forth in the related Kenwood Towne Centre Whole Loan documents (in which case, no insurance escrows will be required).

Replacement Reserves – During the continuance of a Reserve Trigger Period or Cash Management Period, the borrower is required to escrow $21,524 per month, capped at $516,571.

Rollover Reserve – On each monthly payment date, the borrower is required to escrow an amount equal to approximately $129,143 for rollover reserves, capped at $3,099,423.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the borrower is required deposit an amount equal to all initial excess cash flow with respect to any particular interest period for tenant improvements and leasing commissions, construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Kenwood Towne Centre Property; provided, that deposits be capped at the amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor Parcel (as defined below) (the “Individual Anchor Threshold Amount”). The reserve will not be replenished if the funds in the anchor reserve account allocable to such individual Anchor Trigger Event falls below the related Individual Anchor Threshold Amount thereafter due to any disbursement to the borrower in accordance with the terms of the Kenwood Towne Centre Whole Loan documents).

Lockbox / Cash Management. The Kenwood Towne Centre Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Kenwood Towne Centre Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below)) directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the manager or the property manager (other than Non-Core Income) into such Lockbox Account within two business days after receipt. Prior to a Cash Management Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Management Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Kenwood Towne Centre Whole Loan documents to pay, including but not limited to, (i) the tax and insurance escrow deposits, if any, described above, (ii) provided that no default exists as to which the lender has initiated an enforcement action, budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted operating expenses), budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted capital expenses) and lender-approved extraordinary expenses and (iii) the replacement and rollover reserve deposits, if any, described above. During the continuance of a Cash Management Period, any excess cash is required to be deposited into an excess cash reserve account to be held by the lender as additional security for the Kenwood Towne Centre Whole Loan; provided, that, funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Kenwood Towne Centre Property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

A “Reserve Trigger Period” will commence upon the net operating income debt yield (“NOI DY”) falling below 10.5% for two consecutive calendar quarters and will end upon the NOI DY being at least 10.5% for two consecutive calendar quarters.

A “Cash Management Period” will commence upon the occurrence of any of the following events: (i) an event of default, (ii) the debt yield is less than 9.75% as of the end of any two consecutive calendar quarters or (iii) the commencement of an Anchor Trigger Event. A Cash Management Period will end as applicable with respect to: (1) clause (i) above, if such event of default is cured or waived (provided that no Cash Management Period remains in effect pursuant to clauses (ii) or (iii) above), (2) clause (ii) above, either (a) upon the date that the debt yield is equal to or in excess of the 9.75% for two consecutive calendar quarters (provided that no Cash Management Period remains in effect pursuant to clauses (i) or (iii) above) or (b) the borrower has either (x) partially prepaid the Kenwood Towne Centre Whole Loan (with payment of a yield maintenance if partial prepayment occurs prior to September 1, 2028), (y) delivered cash to the lender or (z) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the

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Kenwood Towne Centre Whole Loan would cause the debt yield to equal or exceed 9.75% for two consecutive calendar quarters, or (3) clause (iii) above, an applicable Anchor Trigger Cessation Event (as defined below) has occurred.

An ”Anchor Trigger Event” will occur if Dillard’s, Macy’s, Nordstrom or any replacement tenant (each an “Anchor” and the premises occupied, the “Anchor Parcel”): (i) has (A) “gone dark” (other than a temporary closure in connection with: (w) a restoration, repair or renovation, (x) compliance with applicable law, regulations and/or governmental mandates, (y) an event of force majeure or (z) any reason not to exceed 60 days) or (B) vacated its Anchor Parcel, (ii) is the subject of certain bankruptcy or insolvency events, (iii) terminates, surrenders or cancels its lease (or gives notice of its intent to do any of the foregoing) or (iv) to the extent such Anchor Parcel is owned by the borrower, the Anchor fails to renew its lease prior to the earlier of: (x) the date specified in such lease and (y) the date that is 12 months prior to such Anchor’s lease expiration.

An “Anchor Trigger Cessation Event” means for any Anchor Trigger Event: (1) described in clause (i) of the definition of Anchor Trigger Event, such Anchor operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days; (2) described in clause (ii) of the definition of Anchor Trigger Event, (x) if such premises occupied by the Anchor are then owned by the Anchor, such bankruptcy action is dismissed or the Anchor has emerged from such bankruptcy action and is continuing to occupy its premises or a substantial portion thereof, and (y) if such premises occupied by the Anchor are then leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy action; (3) described in clause (iii) of the definition of Anchor Trigger Event, such Anchor rescinds its notice of cancellation, termination or non-renewal in writing; (4) described in clause (iv) of the definition of Anchor Trigger Event, such Anchor renews and/or extends its lease pursuant to the terms thereof; (5) if such Anchor Parcel is owned by the borrower, the entire Anchor Parcel or not less than 75% of the aggregate gross leasable square footage of the Anchor Parcel becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Kenwood Towne Centre Whole Loan documents or otherwise, in each case, reasonably approved by the lender (such approval not to be unreasonably withheld, conditioned or delayed); or (6) the borrower will have satisfied the conditions set forth in the Kenwood Towne Centre Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Kenwood Towne Centre Property) parcels (including “air rights” parcels) or outlots (provided, however, that this condition will not apply to any Kenwood Towne Centre Expansion Parcel (as defined below), or (B) any Kenwood Towne Centre Acquired Parcel (as defined below), including, if applicable, any Anchor Parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Kenwood Towne Centre Property and may be readily separated from the Kenwood Towne Centre Property without a material diminution in value, (iii) the parcel subject to release has been legally subdivided and after giving effect to such transfer, the release parcel and the remaining Kenwood Towne Centre Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (iv) the parcel subject to the release is not necessary for the remaining portion of the Kenwood Towne Centre Property to comply with zoning or legal requirements, (v) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Kenwood Towne Centre Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation) and (vi) the release will comply with REMIC requirements.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, adjoins or is proximately located near, the shopping center of which the Kenwood Towne Centre Property is a part, which land was not owned by the borrower on the origination date of the Kenwood Towne Centre Whole Loan and is not a Kenwood Towne Centre Acquired Parcel (such acquired land, a “Kenwood Towne Centre Expansion Parcel”), to become additional collateral for the Kenwood Towne Centre Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Kenwood Towne Centre Expansion Parcel and (iii) the borrower delivers, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Kenwood Towne Centre Expansion Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Kenwood Towne Centre Expansion Parcel and title insurance, (c) a property condition report indicating that the Kenwood Towne Centre Expansion Parcel is in good condition if the Kenwood

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Towne Centre Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Kenwood Towne Centre Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the Kenwood Towne Centre Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Kenwood Towne Centre Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

The borrower is also permitted to obtain the release of collateral parcels (each, a “Kenwood Towne Centre Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels of real property in which the borrower acquires a fee or leasehold interest (each, a “Kenwood Towne Centre Acquired Parcel”) as collateral for the Kenwood Towne Centre Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including, among other things, that: (i) the Kenwood Towne Centre Exchange Parcel (unless it is a Kenwood Towne Centre Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Kenwood Towne Centre Property (and the borrower is able to make certain zoning representations as to the Kenwood Towne Centre Acquired Parcel to the same extent as made with respect to the Kenwood Towne Centre Exchange Parcel), (ii) the Kenwood Towne Centre Acquired Parcel is reasonably equivalent in value to the Kenwood Towne Centre Exchange Parcel, as established by a letter of value from the appraiser that appraised the Kenwood Towne Centre Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Kenwood Towne Centre Acquired Parcel, the borrower has delivered, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Kenwood Towne Centre Acquired Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Kenwood Towne Centre Acquired Parcel and title insurance, (c) a property condition report indicating that the Kenwood Towne Centre Acquired Parcel is in good condition if the Kenwood Towne Centre Acquired Parcel is improved, subject to certain exceptions, (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Kenwood Towne Centre Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the Kenwood Towne Centre Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Kenwood Towne Centre Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the release will comply with REMIC requirements and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,000,000	Title:	Fee
Cut-off Date Principal Balance:	$43,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.9%	Net Rentable Area (SF):	297,482
Loan Purpose:	Refinance	Location:	South Gate, CA
Borrower:	El Paseo Center SPE, LLC	Year Built / Renovated:	2000 / NAP
Borrower Sponsor:	Benjamin Noble	Occupancy:	99.3%
Interest Rate:	7.24000%	Occupancy Date:	12/31/2023
Note Date:	2/6/2024	4th Most Recent NOI (As of):	$5,496,228 (12/31/2020)
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of):	$6,112,595 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$6,044,221 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(3):	$4,934,905 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,751,226
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$2,622,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,128,711
Additional Debt:	No	UW NCF:	$4,778,035
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$78,900,000 / $265
Additional Debt Type:	N/A	Appraisal Date:	1/10/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$145
Taxes:	$157,206	$78,603	N/A	Maturity Date Loan / SF:	$145
Insurance:	$93,824	$10,425	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	$6,107	$73,280	Maturity Date LTV:	54.5%
TI / LC:	$0	Springing	$277,396	UW NCF DSCR:	1.51x
Deferred Maintenance:	$5,625	$0	N/A	UW NOI Debt Yield:	11.9%
Unfunded Obligations(2):	$3,164,902	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	100.0%	Loan Payoff	$38,387,366	89.3%
			Upfront Reserves	3,421,557	8.0
			Closing Costs	978,818	2.3
			Sponsor Equity	212,259	0.5
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%
(1)	See “Escrows and Reserves” below for a further discussion of reserve information.
(2)	Unfunded Obligations are comprised of $2,900,000 in tenant improvements for Edwards Theatres, Inc. (“Regal”) and $264,902 of outstanding free and gap rent for Adir International, LLC d/b/a Curacao (“Curacao”).
(3)	The decrease from 2nd Most Recent NOI to Most Recent NOI is primarily driven by a decrease in common area maintenance (“CAM”) reimbursements of $1,149,243. The decrease in CAM reimbursements was in part a result of a new lease arrangement with Curacao arising out of a billing discrepancy regarding CAM charges under such tenant’s lease, pursuant to which Curacao is only billed CAM expenses based on such tenant’s lower-level leased premises and does not include such tenant’s second floor mezzanine space. This CAM reimbursement formula resulted in an approximately $472,000 reduction in reimbursement revenue for the El Paseo Shopping Center Property (as defined below). The reduction was also due in part to an approximately $353,000 reduction in reimbursement revenue from Regal as a result of a $2.6 million cap on annual occupancy costs agreed to in 2021 with respect to such tenant’s lease.

The Loan. The El Paseo Shopping Center mortgage loan (the “El Paseo Shopping Center Mortgage Loan”) is secured by the borrower’s fee interest in an anchored retail center totaling 297,482 square feet in South Gate, California (the “El Paseo Shopping Center Property”). The El Paseo Shopping Center Mortgage Loan was originated on February 6, 2024 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 7.24000% per annum. The El Paseo Shopping Center Mortgage Loan has an initial term of five years, is interest only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the El Paseo Shopping Center Mortgage Loan is February 6, 2029.

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The Property. The El Paseo Shopping Center Property is comprised of a 10-building, 297,482 square foot, anchored retail center located along the east side of Garfield Avenue just north of Firestone Boulevard in South Gate, California. The El Paseo Shopping Center Property was built in 2000 and is located on an approximately 20.98-acre site. The El Paseo Shopping Center Property features 2,148 on-site surface and garage parking spaces resulting in a total parking ratio of 7.22 spaces per 1,000 square feet. As of December 31, 2023, the El Paseo Shopping Center Property was 99.3% occupied by 22 unique tenants at an average rate of $21.21 per square foot.

Anchor tenants at the El Paseo Shopping Center Property include Regal, Curacao and SoCal South Gate, LLC dba Planet Fitness (“Planet Fitness”). In 2020, Regal renewed their lease for an additional 15 years through July 31, 2036. As part of Regal’s renewal, Regal is required to use reasonable efforts to complete approximately $10 million in renovations by the end of 2025. Renovations are projected to begin in January 2025 with completion by December 2025, and include luxury seating and renovated screens including the installation of a new IMAX 4D and 4DX screens. The borrower is required to contribute $2,900,000 to such renovations, which amount was reserved at origination. We cannot assure you that the work will be completed as expected or at all. The El Paseo Shopping Center Property is also shadow anchored by Sam’s Club.

Major Tenants. The three largest tenants based on underwritten base rent are Regal, Curacao and Planet Fitness.

Regal (108,436 square feet; 36.5% of NRA; 34.0% of underwritten base rent): Founded in 1989, Regal is a subsidiary of the Cineworld Group which is one of the largest and most geographically diverse theatre circuits in the United States, consisting of 5,808 screens in 428 theatres in 41 states along with the District of Columbia and Guam as of December 31, 2023. Regal operates 20 screens with a mix of 2D IMAX and 2DX screens at the El Paseo Shopping Center Property. Regal has been a tenant at the El Paseo Shopping Center Property since July 2001 and recently executed a new lease with a term through July 2036 with two, five-year and one, 4.5-year renewal options remaining and no termination options.

Curacao (105,951 square feet; 35.6% of NRA; 25.4% of underwritten base rent): Founded in 1981, Curacao is a department chain store with locations in California, Nevada and Arizona. Curacao sells consumer electronics, as well as appliances, furniture, books, music and other items. Curacao has been a tenant at the El Paseo Shopping Center Property since February 2001 and recently extended their lease through April 30, 2031, with no renewal or terminations options remaining.

Planet Fitness (16,475 square feet; 5.5% of NRA; 5.2% of underwritten base rent): Founded in 1992, Planet Fitness is franchisor and operator of fitness centers across the United States with stores in all 50 states and the District of Columbia. As of December 31, 2022, Planet Fitness had approximately 17.0 million members. Planet Fitness has been a tenant at the El Paseo Shopping Center Property since January 2014 and has a current lease term through October 2034 with two, five-year renewal options remaining and no termination options.

Appraisal. According to the appraisal, the El Paseo Shopping Center Property had an “as-is” appraised value of $78,900,000 as of January 10, 2024. The table below shows the appraiser’s “as-is” conclusions:

El Paseo Shopping Center(1)
Property	Value	Capitalization Rate
El Paseo Shopping Center	$78,900,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated January 22, 2024, there was no evidence of any recognized environmental conditions at the El Paseo Shopping Center Property.

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The following table presents certain information relating to the historical and current occupancy of the El Paseo Shopping Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
98.3%	99.3%	99.4%	99.3%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated December 31, 2023.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the El Paseo Shopping Center Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options	Sales PSF(4)	Occupancy Cost(4)
Anchor Tenants
Regal	NR / NR / NR	108,436	36.5%	$19.62	$2,127,225	34.0%	7/31/2036	2, 5-year 1, 4.5-year	$582,511(5)	22.3%
Curacao	NR / NR / NR	105,951	35.6	$15.00	1,589,412	25.4	4/30/2031	None	$260	7.6%
Planet Fitness	NR / NR / NR	16,475	5.5	19.76	325,603	5.2	10/31/2034	2, 5-year	$183	16.1%
Subtotal / Wtd. Avg.		230,862	77.6%	$17.51	$4,042,240	64.5%			$250	15.1%

Major Tenants (>5,000 sq. ft.)
Satellite Healthcare of Los Angeles LLC	NR / NR / NR	10,000	3.4%	$25.92	$259,200	4.1%	7/31/2028	2, 5-year
Royal Kids	NR / NR / NR	9,521	3.2	$24.35	231,851	3.7	5/31/2034	1, 5-year
Husni Saleh Denim Exchange	NR / NR / NR	6,700	2.3	$24.95	167,181	2.7	8/31/2033	None
Hooter's	NR / NR / NR	6,280	2.1	$35.57	223,404	3.6	6/30/2034	1, 5-year
Hapik South Gate LLC	NR / NR / NR	5,130	1.7	$30.39	155,894	2.5	2/29/2036	2, 5-year
Subtotal		37,631	12.6%	$27.57	$1,037,530	16.6%

In-line Tenants (<5,000 sq. ft.)		26,781	9.0	$44.17	1,182,923	18.9
Total Occupied Collateral		295,274	99.3%	$21.21	$6,262,692	100.0%

Vacant Space		2,208	0.7%

Collateral Total		297,482	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps of $281,837 through December 1, 2024.
(4)	Sales PSF are based on 2023 sales for Regal and 2022 sales for Curacao and Planet Fitness, as provided by the borrower. Wtd. Avg. Sales PSF excludes Regal.
(5)	Regal Sales PSF represent sales per screen.
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The following table presents certain information relating to tenant lease expirations at the El Paseo Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	2,208	0.7%	NAP	NAP	2,208	0.7%	NAP	NAP
2024 & MTM	2	4,200	1.4	$104,258	1.7%	6,408	2.2%	$104,258	1.7%
2025	3	2,479	0.8	213,876	3.4%	8,887	3.0%	$318,134	5.1%
2026	2	2,036	0.7	172,053	2.7%	10,923	3.7%	$490,187	7.8%
2027	4	5,107	1.7	214,784	3.4%	16,030	5.4%	$704,971	11.3%
2028	3	16,683	5.6	498,898	8.0%	32,713	11.0%	$1,203,869	19.2%
2029	0	0	0.0	0	0.0%	32,713	11.0%	$1,203,869	19.2%
2030	0	0	0.0	0	0.0%	32,713	11.0%	$1,203,869	19.2%
2031	2	107,214	36.0	1,634,880	26.1%	139,927	47.0%	$2,838,749	45.3%
2032	0	0	0.0	0	0.0%	139,927	47.0%	$2,838,749	45.3%
2033	3	11,713	3.9	359,967	5.7%	151,640	51.0%	$3,198,716	51.1%
2034	3	32,276	10.8	780,858	12.5%	183,916	61.8%	$3,979,573	63.5%
2035 & Beyond	2	113,566	38.2	2,283,119	36.5%	297,482	100.0%	$6,262,692	100.0%
Total	24	297,482	100.0%	$6,262,692	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps of $281,837 through December 1, 2024.
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The following table presents certain information relating to operating history and underwritten cash flows at the El Paseo Shopping Center Property:

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022(1)	2023(1)	Underwritten	Per SF	%(2)
In Place Rent	$5,327,833	$5,435,643	$5,743,380	$5,936,533	$5,935,091	$5,980,856	$20.10	73.8%
Contractual Rent Steps(3)	0	0	0	0	0	281,837	$0.95	3.5
Potential Income from Vacant Space	0	0	0	0	0	101,263	$0.34	1.2
Gross Potential Rent	$5,327,833	$5,435,643	$5,743,380	$5,936,533	$5,935,091	$6,363,956	$21.39	78.5%
Total Reimbursements	2,038,534	2,299,715	2,721,759	2,745,890	1,596,647	1,744,253	$5.86	21.5
Total Gross Income	$7,366,367	$7,735,358	$8,465,139	$8,682,423	$7,531,738	$8,108,209	$27.26	100.0%
Other Income	3,952	1,350	6,000	0	7,236	48,427	$0.16	0.6
(Vacancy/Credit Loss)	0	0	0	0	0	(405,410)	($1.36)	(5.0)
Effective Gross Income	$7,370,319	$7,736,708	$8,471,139	$8,682,423	$7,538,974	$7,751,226	$26.06	95.6%
Management Fee	223,762	155,657	238,321	253,188	238,589	232,537	$0.78	3.0
Real Estate Taxes	706,189	796,946	809,535	831,590	877,584	898,319	$3.02	11.6
Insurance	84,005	103,032	108,381	108,683	115,380	119,142	$0.40	1.5
Other Expenses(4)	1,432,897	1,184,845	1,202,307	1,444,741	1,372,516	1,372,516	$4.61	17.7
Total Expenses	$2,446,853	$2,240,480	$2,358,544	$2,638,202	$2,604,069	$2,622,514	$8.82	33.8%
Net Operating Income	$4,923,466	$5,496,228	$6,112,595	$6,044,221	$4,934,905	$5,128,711	$17.24	66.2%
Capital Expenditures	0	0	0	0	0	73,280	$0.25	0.9
TI/LC	0	0	0	0	0	277,396	$0.93	3.6
Net Cash Flow	$4,923,466	$5,496,228	$6,112,595	$6,044,221	$4,934,905	$4,778,035	$16.06	61.6%
(1)	The decrease from 2022 Net Operating Income to 2023 Net Operating Income is primarily driven by a decrease in CAM reimbursements of $1,149,243. The decrease in CAM reimbursements was in part a result of a new lease arrangement with Curacao arising out of a billing discrepancy regarding CAM charges under such tenant’s lease, pursuant to which Curacao is only billed CAM expenses based on such tenant’s lower-level leased premises and does not include such tenant’s second floor mezzanine space. This CAM reimbursement formula resulted in an approximately $472,000 reduction in reimbursement revenue for the El Paseo Shopping Center Property. The reduction was also due in part to an approximately $353,000 reduction in reimbursement revenue from Regal as a result of a $2.6 million cap on annual occupancy costs agreed to in 2021 with respect to such tenant’s lease.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Contractual Rent Steps include contractual rent steps of $281,837 through December 1, 2024.
(4)	Other Expenses consist of general and administrative, contract services, utilities, repairs and maintenance, and cleaning expenses.

The Market. The El Paseo Shopping Center Property is located at 8610-8730 Garfield Avenue in South Gate, California. South Gate is the 17th largest city in Los Angeles County, California, with 7.4 square miles, and is situated approximately 12 miles southeast of Downtown Los Angeles. The City of South Gate is by two freeways, the I-710 Long Beach Freeway and the I-105 Century Freeway.

According to the appraisal, the El Paseo Shopping Center Property is located in the Paramount/Downey/East County retail submarket of the overall Los Angeles retail market. As of the third quarter of 2023, the Paramount/Downey/East County retail submarket had a total inventory of 4,651,000 square feet, a vacancy rate of 11.8% and average asking rent of $27.43 per square foot.

According to the appraisal, the 2022 total population within a one-, three- and five-mile radius is 28,236, 329,609 and 870,435, respectively. Furthermore, the 2022 average household income within the same radii is $69,258, $76,608 and $74,096, respectively.

The Borrower. The borrower is El Paseo Center SPE, LLC, a Delaware limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the El Paseo Shopping Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Benjamin Noble, who along with Sperry Equities, LLC serve as the non-recourse guarantors for the El Paseo Shopping Center Mortgage Loan. Benjamin Noble is the founder of Civic Finance

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Associates (“Civic”) and has over 30 years of experience in real estate and structured finance. Civic specializes in assisting state and local governments and not-for-profit organizations with their financing needs. Civic has acquired, developed and financed over $1.25 billion of property throughout the United States.

Property Management. The El Paseo Shopping Center Property is managed by Sperry Commercial, Inc., a borrower-affiliated management company.

Escrows and Reserves. At origination of the El Paseo Shopping Center Mortgage Loan, the borrower deposited approximately (i) $157,206 into a reserve account for real estate taxes, (ii) $93,824 into a reserve account for insurance premiums, (iii) $5,625 into a reserve account for immediate repairs and (iv) $3,164,902 into a reserve account for unfunded obligations.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $78,603).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $10,425).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $6,107, subject to a cap equal to approximately $73,280.

TI / LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, approximately $23,116, subject to a cap equal to approximately $277,396; provided, however, unless a Trigger Period (as defined below) has occurred and is continuing, the borrower will have no obligation to make such deposits until the monthly payment date occurring in March 2027.

Lockbox / Cash Management. The El Paseo Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of the El Paseo Shopping Center Mortgage Loan, the borrower was required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrower, or the property manager, is required to be deposited into the lockbox account immediately following receipt (it being acknowledged that security deposits are not revenue derived from the El Paseo Shopping Center Property unless the same are applied in accordance with the terms of the applicable lease). All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account. Upon the occurrence and during the continuance of a Trigger Period, if the lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the El Paseo Shopping Center Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the El Paseo Shopping Center Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow required to satisfy the Specified Tenant (as defined below) excess cash flow condition (if applicable) will be retained by the lender in the excess cash flow account until such time as the applicable Specified Tenant stabilization conditions have been satisfied.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon with regard to (x) clause (i) above, the cure of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

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A “Specified Tenant” means as applicable (i) Regal, together with its successors and/or assigns, (ii) Curacao, together with its successors and/or assigns, (iii) any other lease(s) of the Specified Tenant space (or any portion thereof), and (iv) any parent or affiliate of the applicable Specified Tenant providing credit support for, and any guarantor(s) of, the applicable related Specified Tenant lease, including, without limitation, Regal Cinemas, Inc., a Tennessee corporation.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof) or Specified Tenant’s demised premises being listed on a “store closure list” (or equivalent) issued by such Specified Tenant’s parent or affiliate, (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant and (vii) Specified Tenant failing to provide written notice to the borrower extending or renewing the applicable Specified Tenant lease for the applicable Specified Tenant renewal term on or prior to the earlier to occur of (1) 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (2) the date required under a Specified Tenant lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, in each case, in accordance with the applicable terms and conditions thereof and the El Paseo Shopping Center Mortgage Loan documents; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (i) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (ii) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases with terms of at least five years in accordance with the applicable terms and conditions of the El Paseo Shopping Center Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease and no other monetary or material non-monetary default under such Specified Tenant Lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and/or the applicable Specified Tenant’s demised premises are no longer listed on a “store closure list” by such Specified Tenant’s parent or affiliate, and such Specified Tenant has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and the El Paseo Shopping Center Mortgage Loan documents for the Specified Tenant renewal term, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. At any time, the borrower may obtain a release of the lien of the related security instrument with respect to a certain portion of the El Paseo Shopping Center Property (the “Release Parcel”) without payment of a release price provided that, among other things, (i) no event of default has occurred and is continuing; (ii) the Release Parcel and the portion of the El Paseo Shopping Center Property remaining after giving effect to such release (the “Remaining Property”) constitutes one or more separate legal lots and tax parcels, and such Remaining Property complies with applicable zoning laws, ordinances, land use and other governmental rules and regulations and other applicable legal requirements; (iii) the borrower delivers a rating agency confirmation, if required by the lender; and (iv) if at the time of the release, the El Paseo

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Shopping Center Mortgage Loan is included in a REMIC trust and the loan-to-value ratio of the Remaining Property would exceed 125% immediately after the release, the borrower pays down the principal balance of the El Paseo Shopping Center Mortgage Loan by a qualified amount, unless the lender receives an opinion that, if the foregoing payment requirement is not followed, the applicable REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release.

Ground Lease. The borrower is permitted, at any time prior to the release of the Release Parcel from the lien of the related security instrument, to enter into a ground lease demising the Release Parcel for the construction of buildings to be utilized as multifamily housing by the applicable governmental authority, provided that, among other things, (i) the lender receives a copy of the proposed ground lease, which will (A) be an absolute net lease, (B) provide that upon termination of such proposed ground lease the ownership of any related improvements vest in the borrower, (C) not violate any existing leases on the Remaining Property and (D) not contain any purchase option in favor of the tenant, or right of first refusal in favor of the tenant to purchase any portion of the El Paseo Shopping Center Property, and (ii) the lender receives amendments to the applicable security instrument sufficient to include within the legal description for the El Paseo Shopping Center Property any appurtenant easements which are granted pursuant to the proposed ground lease, together with an endorsement of (or replacement of) the title insurance policy insuring the lien of the security instrument (as so amended) on the El Paseo Shopping Center Property without any additional exceptions. There was no ground lease in place at the origination of the El Paseo Shopping Center Mortgage Loan.

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No. 9 – Hilton Tapestry - Hotel Alba Tampa

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title(4):	Fee / Leasehold
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	222
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	Tampa Hotel Associates LLC	Year Built / Renovated:	1973 / 2019
Borrower Sponsor:	Sotherly Hotels LP	Occupancy / ADR / RevPAR:	77.8% / $177.05 / $137.78
Interest Rate:	8.49000%	Occupancy / ADR / RevPAR Date:	12/31/2023
Note Date:	2/7/2024	4th Most Recent NOI (As of)(5):	$535,364 (12/31/2020)
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of)(5):	$3,137,304 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$4,604,609 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$5,107,352 (12/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	77.8% / $177.05 / $137.78
Amortization Type:	Interest Only	UW Revenues:	$15,168,839
Call Protection:	L(24),D(31),O(5)	UW Expenses:	$10,108,164
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,060,674
Additional Debt:	No	UW NCF:	$4,453,921
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$60,000,000 / $270,270
Additional Debt Type:	N/A	Appraisal Date:	11/27/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$157,658
Taxes:	$143,971	$28,794	N/A	Maturity Date Loan / Room:	$157,658
Insurance:	$95,210	$8,655	N/A	Cut-off Date LTV:	58.3%
FF&E Reserves:	$0	$50,563	N/A	Maturity Date LTV:	58.3%
Deferred Maintenance:	$2,500	$0	N/A	UW NCF DSCR:	1.48x
Other Reserves(2):	$162,000	Springing(3)	N/A	UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$24,425,485	69.8%
			Return of Equity	9,353,144	26.7
			Closing Costs	817,691	2.3
			Upfront Reserves	403,680	1.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserves includes a $162,000 upfront seasonality reserve as described in “Escrows and Reserves” below.
(3)	Monthly Other Reserves includes a seasonality reserve, PIP reserve and franchise renewal reserve as described in “Escrows and Reserves” below.
(4)	An approximately 2,400 square foot portion of the Hilton Tapestry – Hotel Alba Tampa Property (as defined below) that is necessary for compliance with local zoning regulations with respect to parking is leased pursuant to a ground lease with the State of Florida Department of Transportation, as ground lessor, and the borrower, as ground lessee. The ground lease provides for annual rent of $2,432 per year and runs through July 30, 2024, with one, five-year renewal option remaining. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Prospectus.
(5)	The increase from 4th Most Recent NOI to Most Recent NOI is primarily attributable to the onset of the COVID-19 pandemic and subsequent recovery along with impacts of a recent PIP in 2019 that converted the hotel from a Crowne Plaza hotel to the Hotel Alba.

The Loan. The Hilton Tapestry - Hotel Alba Tampa mortgage loan (the “Hilton Tapestry - Hotel Alba Tampa Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is secured by the borrower’s fee interest in a 222-room, full-service hotel and leasehold interest in an approximately 2,400 square foot parking site necessary for compliance with local zoning regulations, each located in Tampa, Florida (collectively, the “Hilton Tapestry - Hotel Alba Tampa Property”). The Hilton Tapestry - Hotel Alba Tampa Mortgage Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 8.49000% per annum on an Actual/360 basis.

The Property. The Hilton Tapestry - Hotel Alba Tampa Property is an 11-story, 222-room, full-service hotel located at 5303 West Kennedy Boulevard in Tampa, Florida. The Hilton Tapestry - Hotel Alba Tampa Property opened in 1973 and

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underwent an approximately $11.3 million renovation in 2019 to convert the property from a Crowne Plaza to the Hotel Alba. The renovations included complete renovation of all 222 guestrooms and public areas, relocation of the lobby area and updates to the pool and courtyard. The Hilton Tapestry – Hotel Alba Tampa Property is two blocks from the waterfront on Old Tampa Bay and features nearby demand generators including the Tampa International Airport and Raymond James Stadium, which are both located approximately four miles from the Hilton Tapestry - Hotel Alba Tampa Property. As of December 31, 2023, the Hilton Tapestry - Hotel Alba Tampa Property had a 77.8% occupancy rate, $177.05 ADR and $137.78 RevPAR. According to the appraisal, the estimated 2023 demand segmentation for the Hilton Tapestry - Hotel Alba Tampa Property consisted of 60% commercial, 25% leisure and 15% meeting and group.

The Hilton Tapestry - Hotel Alba Tampa Property contains 107 double/double rooms, 44 one-bedroom suites, 38 king rooms, 32 queen rooms and one presidential suite. Amenities at the Hilton Tapestry – Hotel Alba Tampa Property include approximately 9,556 square feet of meeting space, two bars and restaurants, an outdoor pool with sundeck and three cabanas, an outdoor fire pit, a fitness room and a market pantry. The food and beverage outlets at the Hilton Tapestry – Hotel Alba Tampa Property include Buffalo Bayou, a 37-seat lounge serving to go breakfast and coffee in the morning and dinner and drinks at night, and The Spaniard, a 99-seat restaurant serving breakfast and dinner daily that is operated by executive chef Greg Epperson. The Hilton Tapestry - Hotel Alba Tampa Property also features 198 surface parking spaces.

The franchise agreement between the borrower and Hilton Franchise Holding LLC, a Delaware limited liability company (“Hilton”), commenced on February 5, 2018 and expires on June 30, 2029. Among other things, the franchise agreement requires the borrower to pay Hilton, on a monthly basis, a royalty fee of 5.0% of gross room revenue.

The following table presents certain information relating to the performance of the Hilton Tapestry - Hotel Alba Tampa Property:

Historical Occupancy, ADR, RevPAR
	Hilton Tapestry - Hotel Alba Tampa (1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	72.8%	$143.09	$104.15	60.3%	$130.31	$78.59	120.7%	109.8%	132.5%
2022	76.3%	$165.11	$125.92	69.4%	$159.61	$110.72	109.9%	103.4%	113.7%
2023	77.8%	$177.05	$137.78	71.1%	$170.25	$121.01	109.5%	104.0%	113.9%
(1)	Occupancy, ADR and RevPAR for the Hilton Tapestry - Hotel Alba Tampa Property are based on the underwriting as of December 31, 2023.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Tapestry - Hotel Alba Tampa Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for 2021, 2022 and 2023 includes Holiday Inn Tampa Westshore - Airport Area, Hilton Tampa Airport Westshore, The Westshore Grand, A Tribute Portfolio Hotel, Tampa, Sailport Waterfront Suites, The Westin Tampa Bay and AC Hotels by Marriott Tampa Airport.

Environmental. According to the Phase I environmental site assessment dated December 6, 2023, there was no evidence of any recognized environmental conditions at the Hilton Tapestry - Hotel Alba Tampa Property.

Market. The Hilton Tapestry - Hotel Alba Tampa Property is located in Tampa, Florida, within Hillsborough County, approximately 3.0 miles south of the Tampa International Airport. The Tampa International Airport provides daily service to national and international destinations and is undergoing renovations as part of a $2.5 billion master plan that was approved in April 2013. The first phase of this plan, which included the construction of a $417-million, consolidated rental-car facility and a people-mover, opened in 2018. The next phase of the plan includes a new 16-gate, airside D terminal, which was approved in 2023 at a cost of nearly $800 million and is planned for completion in 2026. The Tampa International Airport recorded 21,527,863 passengers in 2022 and 17,687,967 passengers as of September 2023, representing a 10.1% increase year over year. The Hillsborough County Aviation Authority expects an 8.5% increase in air travel through the Tampa International Airport in 2024, according to its September 2023 report.

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The following table presents certain information relating to the primary hotel competition for the Hilton Tapestry - Hotel Alba Tampa Property:

Competitive Set(1)
Property	Year Opened / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
Hilton Tapestry - Hotel Alba Tampa(2)	1973 / 2019	222	77.8%	$177.05	$137.78
Holiday Inn Tampa Westshore - Airport Area	1986 / 2012	261	75% - 80%	$140 - $150	$110 - $115
Hilton Tampa Airport Westshore	1982	238	75% - 80%	$170 - $180	$130 - $140
The Westshore Grand a Tribute Portfolio Hotel, Tampa	1987	325	65% - 70%	$160 - $170	$115 - $120
Sailport Waterfront Suites	1982	190	65% - 70%	$150 - $160	$100 - $105
The Westin Tampa Bay	2009 / 2018	252	70% - 75%	$190 - $200	$130 - $140
AC Hotels by Marriott Tampa Airport	2018	175	75% - 80%	$190 - $200	$140 - $150
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.
(2)	Hilton Tapestry - Hotel Alba Tampa Property metrics are based on the underwriting as of December 31, 2023.

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Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	2022(1)	2023(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	66.18%	34.83%	72.79%	76.26%	77.82%	77.82%
ADR	$129.91	$137.75	$143.09	$165.11	$177.05	$177.05
RevPAR	$85.97	$47.98	$104.15	$125.92	$137.78	$137.78

Room Revenue	$6,966,423	$3,898,859	$8,439,318	$10,203,425	$11,164,502	$11,164,502	$50,291	73.6%
Food and Beverage Revenue	1,691,308	742,082	1,087,292	2,371,804	2,974,904	2,974,904	13,400	19.6
Other Departmental Revenue(4)	819,442	556,287	662,637	828,404	1,029,433	1,029,433	4,637	6.8
Total Revenue	$9,477,173	$5,197,228	$10,189,247	$13,403,634	$15,168,839	$15,168,839	$68,328	100.0%
Room Expense	1,851,148	1,039,369	1,909,335	2,090,296	2,241,795	2,241,795	10,098	20.1
Food and Beverage Expense	1,837,166	670,318	983,894	1,734,050	2,149,497	2,149,497	9,682	72.3
Other Departmental Expenses(5)	135,426	55,762	30,191	31,513	37,751	37,751	170	0.2
Departmental Expenses	$3,823,741	$1,765,449	$2,923,420	$3,855,859	$4,429,043	$4,429,043	$19,951	29.2%
Departmental Profit	$5,653,432	$3,431,779	$7,265,826	$9,547,774	$10,739,796	$10,739,796	$48,377	70.8%
Management Fee	284,315	155,917	305,677	402,109	455,065	455,065	2,050	3.0
Marketing and Franchise Fee	1,669,725	777,938	1,518,446	1,899,474	2,161,267	2,161,267	9,735	14.2
Other Undistributed Expenses(6)	1,652,722	1,328,894	1,646,543	1,917,923	2,057,094	2,057,094	9,266	13.6
Total Undistributed Expenses	$3,606,762	$2,262,749	$3,470,666	$4,219,506	$4,673,426	$4,673,426	$21,051	30.8%
Real Estate Taxes	385,971	375,667	309,642	337,740	374,245	372,201	1,677	2.5
Property Insurance	246,549	253,491	331,496	368,290	567,564	616,285	2,776	4.1
Parking Lease(7)	2,152	2,604	2,575	2,608	2,602	2,602	12	0.0
Other Fixed Expense(8)	20,856	1,904	14,144	15,021	14,607	14,607	66	0.1
Net Operating Income	$1,391,143	$535,364	$3,137,304	$4,604,609	$5,107,352	$5,060,674	$22,796	33.4%
FF&E	379,087	207,889	407,570	536,145	606,754	606,754	2,733	4.0
Net Cash Flow	$1,012,056	$327,475	$2,729,734	$4,068,464	$4,500,598	$4,453,921	$20,063	29.4%
(1)	The decrease in Net Operating Income at the Hilton Tapestry – Hotel Alba Property from 2019 to 2020 and subsequent increase in Net Operating Income from 2020 to 2023 is primarily attributable to the onset of the COVID-19 pandemic and subsequent recovery along with impacts of a recent PIP in 2019 that converted the hotel from a Crowne Plaza hotel to the Hotel Alba.
(2)	Per Room is based on 222 rooms.
(3)	% of Total Revenue for Room Expense and Food and Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(4)	Other Departmental Revenue consists of income from the market pantry and other miscellaneous charges.
(5)	Other Departmental Expenses includes expenses associated with the hotel's other and minor operated departments.
(6)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, heat, power and light expenses and info and telecom expenses.
(7)	Parking Lease expense refers to a portion of the Hilton Tapestry - Hotel Alba Tampa Property used for parking that measures approximately 2,400 square feet. The portion is ground leased by the borrower, Tampa Hotel Associates LLC, as ground lessee under a ground lease with the State of Florida Department of Transportation, as ground lessor. The borrower entered into the ground lease on April 25, 2019, which expires on July 30, 2024, with one, five-year extension option remaining.
(8)	Other Fixed Expense consists of equipment leases.

The Borrower. The borrowing entity for the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan is Tampa Hotel Associates LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve out guarantor is Sotherly Hotels LP. Sotherly Hotels LP is a subsidiary of Sotherly Hotels Inc., a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the southern United States. Sotherly Hotels Inc.’s portfolio consists of ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs.

Property Management. The Hilton Tapestry - Hotel Alba Tampa Property is managed by Our Town Hospitality LLC, an affiliate of the borrower.

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Escrows and Reserves. At origination of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan, the borrower deposited approximately (i) $143,971 into a reserve account for taxes, (ii) $95,210 into a reserve account for insurance, (iii) $2,500 into a reserve account for immediate repairs and (iv) $162,000 into a seasonality reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $28,794).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $8,655).

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at the Hilton Tapestry - Hotel Alba Tampa Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Hilton Tapestry - Hotel Alba Tampa Property for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget, and (ii) the then-current amount (if any) required by the franchisor on account of FF&E under the franchise agreement (initially estimated to be approximately $50,563).

PIP Reserve – The borrower is required to deposit into a PIP reserve, an amount (the “PIP Deposit”) equal to 110% of the costs of any property improvement plan or similar requirement under the franchise agreement as estimated by the lender in its reasonable discretion (exclusive of any such costs that are duplicative of any approved FF&E for which the borrower has deposited adequate funds into the FF&E reserve as reasonably determined by the lender and less any funds accumulated in the excess cash flow reserve provided that the applicable Trigger Period (as defined below) is due solely to a Franchise Renewal Trigger Event (as defined below)).

Seasonality Reserve – The borrower is required to deposit into a seasonality reserve, on the monthly payment dates occurring in the months of December through April (inclusive) in each calendar year, an amount equal to (i) with respect to the monthly payment date occurring in December 2024, $32,400, and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2025, the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the amount by which operating expenses, debt service and deposits to the tax, insurance and FF&E reserve accounts exceeds operating income and other gross revenues received from the Hilton Tapestry - Hotel Alba Tampa Property for the monthly payment dates occurring in the months of May, June, July, August, September, October and November immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the amount projected for the monthly payment dates occurring in the months of May, June, July, August, September, October and November immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) five. Notwithstanding the foregoing, the borrower will not be required to make such deposits if there has been no operating shortfall for two consecutive calendar years.

Franchise Renewal Reserve – If the borrower elects to satisfy the Franchise Renewal Cure Conditions (as defined below), the borrower is required to deposit $1,500,000 into a franchise renewal reserve account.

Lockbox / Cash Management. The Hilton Tapestry - Hotel Alba Tampa Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan, the borrower was required to cause the operating tenant to deliver a notice to each tenant and any credit card company with which the operating tenant or property manager has entered into merchant’s or other credit card agreements directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrower, operating tenant or the property manager, is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account. Upon the occurrence of a Trigger Period, if the lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed

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in accordance with the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow required to satisfy the DSCR Trigger Period Avoidance Conditions (as defined below) will not be disbursed unless the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters without factoring in any amount deposited into the excess cash flow account in order to satisfy the DSCR Trigger Period Avoidance Conditions.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, unless the DSCR Trigger Period Avoidance Conditions are satisfied, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below), (iv) any bankruptcy or similar insolvency of the property manager and (v) the occurrence of a Franchise Renewal Trigger Event (provided, however, that notwithstanding the foregoing, no Franchise Renewal Trigger Event will be deemed to exist if the Franchise Renewal Cure Conditions are satisfied (and for so long as the same remain satisfied)); and (B) expiring upon with regard to (u) clause (i) above, the cure of such event of default, (w) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters, (x) clause (iii) above, a Franchise Agreement Trigger Period ceasing to exist, (y) clause (iv) above, the borrower’s replacement of the applicable property manager in accordance with the terms of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents and (z) clause (v), if the lender does not receive evidence that the related franchise agreement has been extended or replaced in accordance with the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents on or before the date which is 24 months prior to the maturity date.

A “DSCR Trigger Period Avoidance Conditions” means that (a) the borrower deposits into the excess cash flow account an amount of funds that, if added to underwritten cash flow, would cause the debt service coverage ratio to be equal to 1.30x, and (b) every three months thereafter for so long as the debt service coverage ratio would be less than 1.25x, the borrower makes a true up payment into the excess cash flow account in the amount of any deficiency such that the total amount of funds deposited by the borrower for purposes of satisfying the DSCR Trigger Period Avoidance Conditions equal the amount of funds that, if added to underwritten cash flow, would cause the debt service coverage ratio to be equal to or greater than 1.30x.

A “Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) the borrower, or operating tenant, as applicable, being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower, operating tenant or the franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of any franchisor, (v) the Hilton Tapestry - Hotel Alba Tampa Property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any permit applicable to the franchise agreement ceases to be in full force in effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) (a) the satisfaction of the Franchise Renewal Cure Conditions or (b) the branding, “flagging” and operation of the Hilton Tapestry - Hotel Alba Tampa Property pursuant to a replacement franchise agreement entered into in accordance with the terms of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents and (2) to the extent a property improvement plan is required in connection with the foregoing, the deposit of the corresponding PIP Deposit into the PIP reserve account.

A “Franchise Renewal Trigger Event” will be deemed to have occurred if the lender does not receive evidence that the related franchise agreement has been extended or replaced in accordance with the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents on or before the date that is 24 months prior to the maturity date; provided, however, that notwithstanding the foregoing, no Franchise Renewal Trigger Event will be deemed to have occurred or exist if the Franchise Renewal Cure Conditions are satisfied.

A “Franchise Renewal Cure Conditions” will be deemed to exist if the borrower deposits into the franchise renewal reserve account (or delivers a letter of credit) on the date that is 24 months prior to the maturity date and the date that is 12 months prior to the maturity date an amount equal to the $1,500,000.

Subordinate and Mezzanine Debt. None.

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Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Hilton Tapestry - Hotel Alba Tampa Mortgage Loan is also secured by the borrower’s leasehold interest in a portion of the Hilton Tapestry - Hotel Alba Tampa Property necessary for compliance with local zoning regulations with respect to parking. The Hilton Tapestry - Hotel Alba Tampa is subject to a ground lease, dated as of April 25, 2019, by and between the State of Florida Department of Transportation, as ground lessor, and the borrower, as ground lessee, which expires on July 30, 2024, with one option to renew the term for an additional five-years. The lease may be terminated at any time upon 90 days prior written notice to the other party. In the event such ground lease is terminated, cancelled or otherwise ceases to exist, it will be an event of default under the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents unless (i) the borrower promptly provides alterative parking spaces sufficient for the Hilton Tapestry - Hotel Alba Tampa Property to comply with all applicable zoning requirements with respect to parking and (ii) the related franchisor has not commenced any action for the enforcement of its rights and remedies under the related franchise agreement. In addition, such lease does not contain any mortgagee protection provisions, such as notice and cure rights or the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$34,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.8%	Net Rentable Area (SF):	246,501
Loan Purpose:	Refinance	Location:	Tempe, AZ
Borrower:	LMC-Papago Investment Company, LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors:	Chesnut Family Trust Dated February 2, 1994 and Lee M. Chesnut	Occupancy:	92.3%
Interest Rate:	8.24800%	Occupancy Date:	2/1/2024
Note Date:	2/14/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of):	$6,768,911 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,938,829 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(4):	$7,123,457 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	71.3%
Amortization Type:	Interest Only	UW Revenues:	$7,409,136
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$1,819,515
Lockbox / Cash Management:	Hard / In Place	UW NOI(4):	$5,589,621
Additional Debt:	No	UW NCF:	$5,357,663
Additional Debt Balance(1):	N/A	Appraised Value / Per SF:	$73,500,000 / $298
Additional Debt Type(1):	N/A	Appraisal Date:	12/13/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$138
Ground Rent:	$208,747	Springing	N/A	Maturity Date Loan / SF:	$138
Insurance:	$67,698	$6,770	N/A	Cut-off Date LTV:	46.3%
Replacement Reserves:	$0	$4,108	N/A	Maturity Date LTV:	46.3%
TI/LC Reserves:	$3,000,000	Springing	$3,000,000	UW NCF DSCR:	1.88x
Outstanding TI Reserve:	$192,225	$0	N/A	UW NOI Debt Yield:	16.4%
Free Rent Reserve:	$80,909	$0	N/A
Excess Cash(2):	$0	$383,722	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	88.5%	Loan Payoff	$33,721,048	87.8%
Borrower Sponsor Equity	4,418,530	11.5	Upfront Reserves	3,549,579	9.2
			Closing Costs	1,147,903	3.0
Total Sources	$38,418,530	100.0%	Total Uses	$38,418,530	100.0%
(1)	See “Escrows and Reserves” below.
(2)	A cash flow sweep commenced on the origination date and will continue until such time that a replacement tenant takes occupancy of the space currently leased to First Solar for a term of at least five years. Approximately $4.6 million per annum of excess cash is expected to be reserved based on leases in place as of the origination date. For more details, see the “Escrows and Reserves” and “Lockbox / Cash Management” sections below.
(3)	4th Most Recent NOI is unavailable as the borrower sponsor was only required to provide three years of historical financials.
(4)	UW NOI is lower than Most Recent NOI due to additional vacancy adjustments applied to First Solar and Bryan University to account for the underutilization of certain portions of their respective spaces, as of the origination date. Please refer to the “Operating History and Underwritten Cash Flow” table for more details.

The Loan. The Papago Gateway Center mortgage loan (the “Papago Gateway Center Mortgage Loan”) is secured by the borrower’s leasehold interest in a suburban office building consisting of 246,501 square feet located in Tempe, Arizona (the “Papago Gateway Center Property”). The Papago Gateway Center Mortgage Loan has a five-year, interest only term and accrues interest at a rate of 8.24800% per annum on an Actual/360 basis.

The Property. The Papago Gateway Center Property is comprised of a six-story, Class A suburban office building located in Tempe, Arizona. The Papago Gateway Center Property, a LEED-Gold certified building, was built on a 5.01-acre site,

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consists of 246,501 square feet of net rentable area and includes an adjacent five-level parking structure. The parking garage contains 937 parking spaces which equates to 3.80 parking spaces per 1,000 square feet of net rentable area. As of February 1, 2024, the Papago Gateway Center Property was 92.3% leased to a mixture of eight unique lab and office tenants. Occupancy has remained above 83.9% each year since 2019. In addition to traditional office space, the Papago Gateway Center Property features 15,000 square feet of lab space that is leased to Caris Life Sciences. The Papago Gateway Center Property was constructed with infrastructure capabilities that allows for future additional lab space.

The Papago Gateway Center Property was constructed in 2008 and has on-site amenities including a gym, locker room, outdoor seating areas and structured garage parking. There is also a site-adjacent light rail station stop that provides direct access to Phoenix Sky Harbor International Airport, Arizona State University (“ASU”) and the Red Mountain Loop 202 Freeway. The Papago Gateway Center Property is located off of Loop 202, which is a major thoroughfare for the entire Phoenix metropolitan area.

Major Tenants.

First Solar (81,385 square feet; 33.0% of NRA; 38.0% of underwritten rent). First Solar is a solar technology company with more than 2,500 employees in the United States. First Solar, headquartered at the Papago Gateway Center Property, is one of the largest employers in the solar manufacturing sector in the United States. First Solar has four manufacturing facilities throughout the United States and recently announced an investment of approximately $1.1 billion into a fifth manufacturing facility. First Solar reported net sales of approximately $3.3 billion in 2023, a 26.0% increase from 2022 net sales, and $1.2 billion of net sales in the fourth quarter alone. Per First Solar’s 2023 year-end earnings press release, they reported a record backlog that is expected to stretch through the end of the decade. As of March 7, 2024, First Solar had a market cap of approximately $16.9 billion.

First Solar originally took occupancy of 37,817 square feet in 2008, then expanded by 5,849 square feet in 2011 and added another 37,719 square feet in 2012. After exercising a 10-year extension option in 2019, the current lease has an expiration in December 2029, with two, five-year renewal options remaining. First Solar has a termination option effective as of December 31, 2026, with a termination fee of $1,462,357.34. Any such termination payment received is required to be deposited into the TI/LC reserve account. The Papago Gateway Center Mortgage Loan is structured with an ongoing cash flow sweep that expires upon First Solar extending its lease, or a replacement tenant taking occupancy, for a term of no less than five years, among other conditions as described in the Lockbox / Cash Management section.

Caris Life Sciences (59,285 square feet; 24.1% of NRA; 27.6% of underwritten rent). Caris Life Sciences (“Caris”) was founded in 2008 by David D. Halbert. Caris specializes in molecular profiling, artificial intelligence and machine learning algorithms to develop the next generation of precision medicine tools for early detection, diagnosis, monitoring, therapy selection and drug development with a focus on cancer. In 2021, Caris announced an $830 million growth equity round at a post-money valuation of approximately $7.8 billion. In total, Caris raised approximately $1.3 billion from 2018 to 2021.

According to the tenant, Caris has invested approximately $8 million into the buildout of their initial 38,640 square feet of space, including the lab space. Of the 59,285 square feet that Caris occupies, 15,000 square feet is dedicated lab space. Caris has been at the Papago Gateway Center Property since 2019 under a lease that expires in November 2026. Caris has one, five-year renewal option remaining and no termination options.

Bryan University (46,769 square feet; 19.0% of NRA; 16.3% of underwritten rent). Bryan University is an accredited university that was founded in 1940 and is headquartered at the Papago Gateway Center Property. Bryan University offers associate degrees, bachelor’s degrees, master’s degrees and post-graduation certificates. Bryan University is accredited by the Accrediting Commission of Career Schools and Colleges.

Bryan University has been in occupancy of 21,053 square feet at the Papago Gateway Center Property since 2011. Since 2011, Bryan University added 14,911 square feet in 2013 and another 10,805 square feet in 2014. Bryan University has a lease expiration of July 2026 and one, six-year renewal option remaining. Bryan University has no termination options.

Environmental. According to the Phase I environmental report dated December 19, 2023, there was no evidence of any recognized environmental conditions at the Papago Gateway Center Property.

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Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
83.9%	100.0%	100.0%	94.1%	92.6%	92.3%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of February 1, 2024.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
First Solar	NR/NR/NR	81,385	33.0%	$39.79	$3,238,309	38.0%	12/31/2029(3)
Caris	NR/NR/NR	59,285	24.1	$39.62	2,348,721	27.6	11/30/2026
Bryan University	NR/NR/NR	46,769	19.0	$29.77	1,392,313	16.3	7/31/2026
Sequoia	NR/NR/NR	15,663	6.4	$41.00	642,183	7.5	9/30/2025
RLI	NR/NR/NR	12,405	5.0	$36.50	452,783	5.3	8/31/2027
Major Tenants		215,507	87.4%	$37.47	$8,074,309	94.7%
Other Tenants		12,056	4.9	$37.25	449,091	5.3
Occupied Collateral Total		227,563	92.3%	$37.46	$8,523,401	100.0%
Vacant Space		18,938	7.7%
Collateral Total		246,501	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2024, inclusive of contractual rent steps through January 2025.
(2)	UW Base Rent for First Solar and Bryan University does not reflect additional vacancy adjustments applied to such UW Base Rents due to the underutilization of their respective spaces as of the origination date. Please refer to the “Operating History and Underwritten Net Cash Flow” table for more details.
(3)	First Solar has a termination option effective as of December 31, 2026, with the payment of $1,462,357.34, which would be required to be reserved. The Papago Gateway Center Mortgage Loan is structured with an ongoing cash flow sweep that expires upon a replacement tenant taking occupancy for a term of at least five years. For more information please refer to the “Lockbox / Cash Management” section.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	18,938	7.7%	NAP	NAP	18,938	7.7%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0	18,938	7.7%	$0	0.0%
2025	1	15,663	6.4	642,183	7.5	34,601	14.0%	$642,183	7.5%
2026	2	106,054	43.0	3,741,034	43.9	140,655	57.1%	$4,383,217	51.4%
2027	2	16,950	6.9	630,674	7.4	157,605	63.9%	$5,013,891	58.8%
2028	2	7,511	3.0	271,200	3.2	165,116	67.0%	$5,285,091	62.0%
2029	1	81,385	33.0	3,238,309	38.0	246,501	100.0%	$8,523,401	100.0%
2030	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2031	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2032	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2033	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2034	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2035 & Beyond	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
Total	8	246,501	100.0%	$8,523,401	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes contractual rent steps through January 2025.
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Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023(2)	Underwritten(2)	Per Square Foot	% (3)
Base Rent(4)	$7,905,824	$7,827,928	$8,222,276	$8,523,401	$34.58	84.8%
Gross-Up Vacant Rent	0	0	0	669,882	$2.72	6.7
Expense Recoveries	0	0	0	108,000	$0.44	1.1
Gross Potential Rent	$7,905,824	$7,827,928	$8,222,276	$9,301,283	$37.73	92.6%
Parking Income	539,285	694,277	642,968	642,968	$2.61	6.4
Other Income	102,000	93,500	102,000	102,000	$0.41	1.0
Net Rental Income	$8,547,109	$8,615,705	$8,967,244	$10,046,251	$40.76	100.0%
(Vacancy/Credit Loss)	0	0	0	(669,882)	($2.72)	(6.7)
(Additional Vacancy Adjustment)	0	0	0	(1,967,233)	($7.98)	(19.6)
Effective Gross Income	$8,547,109	$8,615,705	$8,967,244	$7,409,136	$30.06	73.8%

Ground Rent	423,981	389,181	424,528	417,494	$1.69	5.6
Insurance	63,681	67,163	67,786	81,237	$0.33	1.1
Utilities	481,966	486,629	495,256	495,256	$2.01	6.7
Management Fee	159,700	172,200	252,963	222,274	$0.90	3.0
Other Expenses	648,870	561,703	603,253	603,253	$2.45	8.1
Total Expenses	$1,778,198	$1,676,876	$1,843,787	$1,819,515	$7.38	24.6%

Net Operating Income	$6,768,911	$6,938,829	$7,123,457	$5,589,621	$22.68	75.4%

Capital Expenditures	0	0	0	49,300	$0.20	0.7
TI/LC	0	0	0	182,658	$0.74	2.5

Net Cash Flow	$6,768,911	$6,938,829	$7,123,457	$5,357,663	$21.73	72.3%
(1)	Based on the underwritten rent roll dated February 1, 2024.
(2)	Underwritten Net Operating Income is lower than 2023 Net Operating Income primarily due to the application of an Underwritten Additional Vacancy Adjustment to First Solar and Bryan University to account for the underutilization of a portion of their respective spaces as of the origination date. Underwritten Additional Vacancy Adjustment represents 50% of the Underwritten Base Rent for First Solar and 25% of the Underwritten Base Rent for Bryan University.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes contractual rent steps through January 2025.

The Market. The Papago Gateway Center Property is located in Tempe, Arizona and is a five minute drive from the Mill Avenue District, the heart of Tempe. The Mill Avenue District is home to ASU, which is one of the largest undergraduate universities in the United States with over 65,000 students as of the fall of 2022. ASU has had a notable economic impact on Tempe and has driven significant new office and multifamily developments in recent years.

The Papago Gateway Center Property is located in the Tempe Office submarket and is approximately six miles east of the Phoenix central business district. The Papago Gateway Center Property is located off of Loop 202, which extends throughout Tempe and Phoenix, and provides primary access to the neighborhood around the Papago Gateway Center Property. Additionally, the Valley Metro Light Rail has 41 total stops, including a stop adjacent to the Papago Gateway Center Property, and travels from Mesa to downtown Tempe, Phoenix and Glendale.

The Tempe Office submarket has historically outperformed the Phoenix Office market. Approximately 53% of the Tempe Office submarket is comprised of Class A space. As of the third quarter of 2023, asking rent in the Phoenix Office market increased $1.41 per square foot over the same period from 2022. In the Tempe Office submarket, asking rent per square foot was $39.75 as of the third quarter of 2023, which was a 5.2% increase over the end of 2022. Asking rent per square foot has increased each year since 2019. As of the third quarter of 2023, occupancy in the submarket was 74.9%, however, the 10-year average occupancy rate is 89.3%.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Papago Gateway Center Property was 9,798, 113,978 and 336,801, respectively. The 2023 average household income within the same radii was $97,524, $83,575 and $91,579, respectively.

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The following table presents comparable sales data at comparable properties to the Papago Gateway Center Property:

Comparable Office Sales(1)
Property Name Location	Year Built / Renovated	Occ.	Total NRA (SF)	Date of Transaction	Adjusted Sale Price	Price per SF	NOI per SF	Distance from Subject
Papago Gateway Center Tempe, AZ	2008 / NAP	92.3%(2)	246,501(2)	NAV	$73,500,000(3)	$298(3)	$22.68(4)	NAP
Camelback Collective Phoenix, AZ	2019 / NAP	95.0%	115,838	Aug-22	$66,350,000	$573	$33.87	6.6 miles
Reserve at San Tan Gilbert, AZ	2020 / NAP	90.0%	148,369	Sep-22	$53,100,000	$358	$22.19	15 miles
Camelback Center Phoenix, AZ	2001 / NAP	82.0%	234,282	Sep-22	$61,800,000	$264	$15.70	7 miles
Promenade Corporate Center Building A&B Scottsdale, AZ	2004 / NAP	77.0%	256,308	Nov-22	$56,500,000	$220	$16.67	14 miles
Scottsdale Financial Center I Scottsdale, AZ	1983 / 2009	96.0%	105,591	Jun-23	$44,000,000	$417	$32.09	4.1 miles
The Camelback Phoenix, AZ	1998 / NAP	60.0%	295,334	Sep-23	$72,100,000	$244	NAV	6.3 miles
Scottsdale Northsight Scottsdale, AZ	2004 / 2022	67.0%	138,693	Nov-23	$27,539,272	$199	$13.68	12 miles
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated February 1, 2024.
(3)	Based on the As-Is Appraised Value of the Papago Gateway Center Property as of December 13, 2023.
(4)	Based on the underwritten NOI of $5,589,621.

The Borrower. The borrower is LMC-Papago Investment Company, LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Papago Gateway Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors of the Papago Gateway Center Mortgage Loan are Chesnut Family Trust Dated February 2, 1994 and Lee M. Chesnut.

Lee Chesnut, the CEO of Chesnut Properties, has been in the commercial real estate industry since 1986. Over the last 25 years, Chesnut has repositioned and built over 1.25 million square feet of complex, high-performance life-science buildings, large-scale corporate buildings, landmark Class A buildings and industry leading sustainable projects. Chesnut Properties has delivered projects worth over 60 acres of land and over 3 million square feet.

Property Management. The Papago Gateway Center Property is managed by Chesnut Properties, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $3,000,000 for tenant improvements and leasing commissions, (ii) $208,747 for ground rent, (iii) $192,225 for outstanding TI, (iv) $80,909 for free rent and (v) $67,698 for insurance.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which is currently $6,770.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,108 ($0.20 per square foot per annum) for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to escrow approximately $30,813 ($1.50 per square foot per annum) subject to a cap of $3,000,000.

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No. 10 – Papago Gateway Center

Excess Cash Reserve – On each monthly payment date while a Trigger Period is ongoing, as of the origination date, approximately $383,722 of excess cash is expected to be reserved. A Trigger Period commenced at origination of the Papago Gateway Center Mortgage Loan. See the Lockbox / Cash Management section for more details.

Lockbox / Cash Management. The Papago Gateway Center Mortgage Loan is structured with a hard lockbox and in-place cash management. All rents from the Papago Gateway Center Property are required to be deposited directly into the lockbox account by the tenants. As of the origination date, there is an ongoing Trigger Period with respect to the Papago Gateway Center Mortgage Loan. During such Trigger Period, the borrower does not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed in accordance with the Papago Gateway Center Mortgage Loan documents. Upon cure of the Trigger Period, all rents from the Papago Gateway Center Property will be transferred from the lockbox account to the borrower’s operating account on each business day.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) an event of default, (ii) a net cash flow debt service coverage ratio (“NCF DSCR”) of less than 1.20x based on a 30-year amortization schedule, (iii) the occurrence of a Major Tenant Trigger Event (as defined below) and (iv) the origination date; and (B) expiring upon (w) with regard to clause (i), the cure of such event of default, (x) with regard to clause (ii), the date that the NCF DSCR based on a 30 year amortization schedule is greater than or equal to 1.25x for two consecutive calendar quarters, (y) with regard to clause (iii), the occurrence of a Major Tenant Trigger Event Cure (as defined below) and (z) with regard clause (iv), the satisfaction of the First Solar Replacement Lease Criteria (as defined below) with respect to the First Solar space.

A “Major Tenant Trigger Event” means the (i) Major Tenant (as defined below) gives written notice of its intention to terminate or not renew its lease, (ii) Major Tenant goes dark or vacates the premises, (iii) Major Tenant or its parent company or guarantor become insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court, (iv) Major Tenant defaults under the terms of the Major Tenant lease or (v) the borrower fails to satisfy the Major Tenant Renewal Criteria (as defined below) on or before the earlier of (1) 12 months prior to the expiration date of the Major Tenant lease and (2) the date by which the Major Tenant is required to deliver notice of its lease renewal or extension under the terms of the Major Tenant lease.

A “Major Tenant Trigger Event Cure” means:

(i)	with regard to a Major Tenant Trigger Event solely in connection with clause (i) or (v) above, either the satisfaction of the (a) Major Tenant Renewal Criteria or (b) Major Tenant Replacement Lease Criteria (as defined below);

(ii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (ii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria, or (B) the Major Tenant resumes occupancy in the majority of its premises and the lender receives an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, (1) the Major Tenant lease is in full force and effect and (2) the Major Tenant is, and has been for a period of no less than 30 consecutive days, in physical occupancy of all of the space covered by the Major Tenant lease and paying full contractual rent;

(iii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides the lender with (1) reasonably satisfactory evidence that the assets of the Major Tenant or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, (2) reasonably satisfactory evidence that the Major Tenant lease or its guaranty has been affirmed and is in full force and effect and (3) an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent, the Major Tenant affirms the Major Tenant lease and there is no default by either party; or

(iv)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iv) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides evidence reasonably satisfactory to the lender that the Major Tenant has cured the default under the Major Tenant lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to the
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No. 10 – Papago Gateway Center

lender, confirming, among other things, (1) the Major Tenant lease is in full force and effect, (2) the Major Tenant is in physical occupancy of a majority or more of the space covered by the Major Tenant lease and paying full contractual rent and (3) there is no default by either party under the Major Tenant lease.

“First Solar Replacement Lease Criteria” means:

(i)	the borrower will have entered into one or more Major Tenant replacement leases with a new tenant(s) for a term of not less than five years;

(ii)	each Major Tenant replacement tenant is in physical occupancy of the entirety of the premises demised by the applicable Major Tenant replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower)); and

(iii)	the borrower will provide the lender with (A) a copy of the executed Major Tenant replacement lease, (B) a tenant estoppel certificate executed by each Major Tenant Replacement Tenant confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent and there is no default under any Major Tenant replacement lease, (C) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the lender executed by each Major Tenant Replacement Tenant and the lender, (D) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such Major Tenant replacement tenant and that there are no unpaid leasing commissions associated with such Major Tenant replacement tenant and (E) an updated rent roll.

“Major Tenant Renewal Criteria” means the lender has received (i) evidence that the Major Tenant has renewed the Major Tenant lease for a term of no less than five years and (ii) an updated tenant estoppel certificate from the Major Tenant confirming, among other things, (A) such renewal and reflecting the terms of such renewal, (B) the Major Tenant lease is in full force and effect, (C) the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease, open for business and paying full contractual rent and (D) there is no default by either party under the Major Tenant lease.

A “Major Tenant” means (i) Caris and/or Bryan University, (ii) any other tenant under any lease which, individually or when aggregated with all other leases at the Papago Gateway Center Property with the same tenant or its affiliate, provides rental income covering 15% or covers 15% of the net rentable area at the Papago Gateway Center Property in the aggregate, (iii) any parent company of any Major Tenant and any affiliate providing credit support for, or guarantor of, any such Major Tenant lease or (iv) any Major Tenant replacement tenant.

“Major Tenant Replacement Lease Criteria” means:

(i)	the borrower will have entered into one or more Major Tenant replacement leases with a new tenant(s);

(ii)	each Major Tenant Replacement Tenant is in physical occupancy of the entirety of the premises demised by the applicable Major Tenant replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower); and

(iii)	the borrower will provide the lender with (A) a copy of the executed Major Tenant replacement lease, (B) a tenant estoppel certificate executed by each Major Tenant Replacement Tenant confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent and there is no default under any Major Tenant replacement lease, (C) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the lender executed by each Major Tenant Replacement Tenant and the lender, (D) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such Major Tenant replacement tenant and that there are no unpaid leasing commissions associated with such Major Tenant replacement tenant and (E) an updated rent roll.
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No. 10 – Papago Gateway Center

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Papago Gateway Center Mortgage Loan is secured by the borrower’s leasehold interest in the Papago Gateway Center Property. The borrower, LMC-Papago Investment Company, LLC, entered into a ground sublease with Papago Park Center, Inc., as ground sublessor, on January 1, 2006 with an expiration date of December 31, 2085. There are no extension options with respect to the ground sublease. Sub ground rent is currently $34,175.96 per month, or approximately $410,112 per annum, and is subject to increases every five years based on the CPI Index. There is a 17% cap on the increases in sub ground rent every five years.

Additionally, the Papago Gateway Center Property is subject to a master ground lease. Papago Park Center, Inc., as master ground lessee, master ground leases the Papago Gateway Center Property from Salt River Project Agricultural Improvement and Power District (“SRP”), as master ground lessor. Given the status of SRP as a quasi-government entity, the Papago Gateway Center Property is exempt from property taxes for the duration of the ground lease.

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Annex A-3	BBCMS 2024-5C25
No. 11 – The Glen
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	3.2%	Net Rentable Area (Beds):	593
Loan Purpose:	Refinance	Location:	San Bernardino, CA
Borrower:	University Glen SH LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsors(1):	James R. Watson, Judy R. Watson and The James R. Watson and Judy R. Watson Revocable Trust Dated July 11, 2005	Occupancy:	88.5%
Interest Rate:	6.92100%	Occupancy Date:	1/10/2024
Note Date:	1/11/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of):	$2,230,253 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,457,383 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$2,755,661 (TTM 11/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	83.9%
Amortization Type:	Interest Only	UW Revenues:	$6,325,563
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$3,503,956
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,821,607
Additional Debt:	No	UW NCF:	$2,747,482
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$45,700,000 / $77,066
Additional Debt Type:	N/A	Appraisal Date:	12/7/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$48,061
Taxes:	$283,105	$56,621	N/A	Maturity Date Loan / Bed:	$48,061
Insurance:	$146,266	$24,378	N/A	Cut-off Date LTV:	62.4%
Deferred Maintenance:	$60,225	$0	N/A	Maturity Date LTV:	62.4%
Replacement Reserves:	$0	$6,177	N/A	UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	76.8%	Loan Payoff	$34,171,816	92.1%
Equity Contribution	8,609,599	23.2	Closing Costs(2)	2,448,187	6.6
			Upfront Reserves	489,596	1.3

Total Sources	$37,109,599	100.0%	Total Uses	$37,109,599	100.0%
(1)	The Borrower Sponsors provided a 20% principal guarantee.
(2)	Closing Costs include an origination fee of $1,852,500.

The Loan. The Glen mortgage loan (“The Glen Mortgage Loan”) is secured by the borrower’s fee simple interest in a 593-bed, student housing property located in San Bernardino, California (“The Glen Property”). The Glen Mortgage Loan accrues interest at a fixed rate of 6.92100% per annum. The Glen Mortgage Loan has an original term of 60 months with a remaining term of 59 months as of the Cut-off Date, is interest-only for the full term, accrues interest on an Actual/360 basis and is scheduled to mature on February 6, 2029.

The Property. The Glen Property is a 104 unit or 593-bed townhouse-style, student housing development located across the street to the west of the California State University at San Bernardino (“CSUSB”) campus and is the only student housing project within the San Bernardino area. Built in 2015, the improvements consist of 21, two- and three-story buildings and a 7,000 square foot recreational building that includes a leasing office, fitness room, community lounge, game room, business center and study rooms. Additionally, The Glen Property features a swimming pool, outdoor barbecue area, and perimeter

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No. 11 – The Glen

fencing. The Glen Property features 593 beds across 104 five-bedroom, five-bathroom units. Unit amenities include gas stoves/ovens, garbage disposal, dishwasher, microwave, private balconies, and in-unit washer/dryers. The Glen Property is situated on an approximately 10.17-acre site and contains 208 garage and 105 surface parking spaces, resulting in a ratio of approximately 3.01 parking spaces per unit.

As of the fall 2023 semester, CSUSB has a current enrollment of 18,510 students, with 88% of the existing student enrollment being residents of San Bernardino or Riverside counties. CSUSB is currently renovating and developing a $111 million performing arts center, which will add two new buildings that will serve as anchors to the new College of Arts and Letters that is expected to open for the 2024-2025 academic year. The developments are part of an approved plan to increase the enrollment ceiling from 20,000 to 25,000 students.

The following table presents certain information with respect to the historical and current occupancy of The Glen Property:

Historical and Current Occupancy
2021(1)	2022(1)	11/30/2023(1)	Current(2)
75.8%	91.6%	86.1%	88.5%
(1)	Represents the average occupancy over the trailing 12-month period.
(2)	Current Occupancy is as of January 10, 2024.

The following table presents detailed information with respect to the current rental and market rate units at The Glen Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units(2)(3)	No. of Beds(2)	Average Unit Size (SF)	Average Monthly Rental Rate Per Bed	Average Monthly Market Rental Rate Per Bed(3)
5 Bedroom / 5 Bathroom	104	593	2,675	$943	$945
(1)	Based on the borrower rent roll dated December 2023 unless otherwise indicated.
(2)	Each unit contains five bedrooms and five bathrooms, with some bedrooms capable of double occupancy.
(3)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of The Glen Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$6,001,431	$6,109,221	$6,414,056	$6,708,396	$11,313	90.6%
Total Other Income(3)	553,968	553,487	696,584	696,584	1175	9.4
Gross Potential Income	$6,555,400	$6,662,709	$7,110,639	$7,404,980	$12,487	100.0%
(Vacancy/Concessions/Credit Loss)	(1,549,187)	(836,585)	(1,017,224)	(1,079,417)	(1,820)	(14.6)
Effective Gross Income	$5,006,213	$5,826,124	$6,093,416	$6,325,563	$10,667	85.4%
Total Expenses	2,775,960	3,368,741	3,337,754	3,503,956	5,909	55.4
Net Operating Income	$2,230,253	$2,457,383	$2,755,661	$2,821,607	$4,758	44.6%
Replacement Reserves	74,125	74,125	74,125	74,125	125	1.2
Net Cash Flow	$2,156,128	$2,383,258	$2,681,536	$2,747,482	$4,633	43.4%
(1)	TTM represents the trailing 12 months ending November 2023.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Total Other Income includes parking revenue, utility reimbursements, and miscellaneous fees.

Environmental. According to the Phase I environmental assessment dated December 19, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at The Glen Property.

The Market. The Glen Property is located in San Bernardino, California, directly across the street from CSUSB. Primary access to The Glen Property is provided by the 215 Freeway and 210 Freeway. In the immediate vicinity of The Glen Property is a mixed-use neighborhood that is part of University Park, a master-planned community with residential, future

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retail, commercial and educational uses nearby. Development has been occurring in the area, including single family residential on the hillside west of The Glen Property.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of The Glen Property was 12,711, 71,809 and 207,946, respectively. According to the appraisal, the estimated 2023 median household income within the same radii was $75,050, $75,914 and $67,248, respectively.

According to the appraisal, The Glen Property is situated in the San Bernardino apartment submarket. As of the third quarter of 2023, the San Bernardino apartment submarket had an inventory of 16,342 units and an overall vacancy rate of 4.9%, with net absorption totaling negative 14 units. The average rents in the submarket are approximately $1,817 per unit per month. According to the appraisal, although the vast majority of apartment properties located in close proximity to the university campus are leased by the students and are oriented toward student occupancy, very few fill the criteria to be “student housing”. The specific qualifications that the appraisal identifies as student housing include design considerations, student tenancy, lease basis of individual beds or bedrooms (rather than units) and an above-average amenity level. The properties fulfilling these criteria in the local market include The Glen Property and all or most of those properties identified in the competitive rent comparable set below.

The following table presents certain information relating to comparable rental properties to The Glen Property:

Comparable Rental Summary(1)
Property / Location	Distance from The Glen Property	Year Built	Occupancy	# of Units / Beds	Unit Mix	Average Monthly Base Rent per Bed	Monthly Unit Rent PSF
The Glen Property 1831 West Northpark Boulevard San Bernardino, CA	-	2015	88.5%(2)	104 / 593(2)	5 Bed / 5 Bath	$943(3)	$2.01(3)
Sixteen60 Apartments 1660 Kendall Drive San Bernardino, CA	0.3 Miles	1988	94%	197 / 412	2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	$1,065	$2.66
Sunrise Apartments 1505 Northpark Boulevard San Bernardino, CA	0.5 Miles	1984	92%	212 / 400	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	$1,097	$2.29
Acacia Park Apartments 5280 Little Mountain Drive San Bernardino, CA	0.8 Miles	1987	94%	304 / 456	1 Bed / 1 Bath 2 Bed / 2 Bath	$1,262	$2.23
Castlepark Apartments 2065 West College Avenue San Bernardino, CA	0.8 Miles	1987	93%	508 / 900	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	$1,063	$2.25
Lido at Shandin Hills 1265 Kendall Drive San Bernardino, CA	1.4 Miles	1986	96%	336 / 584	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	$1,092	$2.39
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 10, 2024.
(3)	Based on the borrower rent roll dated December 2023.
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Annex A-3	BBCMS 2024-5C25
No. 12 – Elevate at the Pointe
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,500,000	Title:	Fee
Cut-off Date Principal Balance:	$26,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	181
Loan Purpose:	Refinance	Location:	Marietta, GA
Borrower:	707 Franklin Apartments LLC	Year Built / Renovated:	1969 / 2022
Borrower Sponsors:	Ravindra Gupta and Vikram Raya	Occupancy:	96.1%
Interest Rate:	6.20000%	Occupancy Date:	12/27/2023
Note Date:	1/9/2024	4th Most Recent NOI (As of):	NAV(2)
Maturity Date:	2/5/2029	3rd Most Recent NOI (As of):	NAV(2)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,793,387 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$2,097,150 (TTM 11/30/2023)
Original Amortization:	None	UW Economic Occupancy:	96.2%
Amortization Type:	Interest Only	UW Revenues:	$3,526,230
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$1,171,779
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,354,451
Additional Debt(1):	Yes	UW NCF:	$2,318,251
Additional Debt Balance(1):	$4,250,000	Appraised Value / Per Unit:	$48,300,000 / $266,851
Additional Debt Type(1):	Mezzanine	Appraisal Date:	12/20/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Total Debt
Taxes:	$98,138	$24,535	N/A	Cut-off Date Loan / Unit:	$146,409	$169,890
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$146,409	$169,890
Replacement Reserves:	$0	$3,017	N/A	Cut-off Date LTV:	54.9%	63.7%
Immediate Repairs:	$58,850	$0	N/A	Maturity Date LTV:	54.9%	63.7%
				UW NCF DSCR:	1.39x	1.09x
				UW NOI Debt Yield:	8.9%	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,500,000	79.0%	Loan Payoff	$30,780,537	91.7%
Mezzanine Loan(1)	4,250,000	12.7	Closing Costs(3)	2,612,468	7.8
Borrower Sponsor Equity	2,799,993	8.3	Reserves	156,988	0.5
Total Sources	$33,549,993	100.0%	Total Uses	$33,549,993	100.0%
(1)	Concurrently with the funding of the Elevate at the Pointe Mortgage Loan (as defined below), the related mezzanine loan is secured by a pledge of the equity interests in the related borrower and is structured with (a) an initial advance funded on the origination date in the amount of $4,250,000.00 (the “Initial Advance”) and (b) one or more additional advances (each and “Additional Advance”) of up to $2,500,000 in the aggregate, to be funded for the reimbursement of project expenditures in connection with unit renovations at the Mortgaged Property (the “Unit Renovations”) upon satisfaction of certain conditions set forth in the related mezzanine loan documents including, among other things, (i) no event of default or cash trap event period has occurred and is continuing, (ii) the mezzanine borrower may not receive any Additional Advances from and after July 9, 2026, (iii) no more than one Additional Advance will be permitted during any calendar quarter and no Additional Advance may be requested or advanced for an amount less than the lesser of (1) $500,000, and (2) the remaining amount available as an Additional Advance under the mezzanine loan agreement (other than the last requested Additional Advance, if less), (iv) the debt yield, taking into account the applicable Additional Advance, is equal to or greater than 7.25%, and (v) the mezzanine lender has approved the applicable project expenditures to be funded by such Additional Advance and the Unit Renovations that are the subject of such Additional Advance. The mezzanine loan has an interest rate per annum equal to (i) with respect to the Initial Advance, 10.75%, and (ii) with respect to each Additional Advance, 12%, and is coterminous with the related Mortgage Loan. The Mortgage Loan documents require the borrower to diligently prosecute the completion of all Unit Renovations commenced by the borrower substantially in accordance with the mezzanine loan agreement, the Mortgage Loan documents and all applicable laws.
(2)	The historical cash flows are not available as the Elevate at the Pointe Property (as defined below) was acquired in December 2021.
(3)	Closing Costs includes an interest rate buy-down fee of $1,845,000.

The Loan. The Elevate at the Pointe mortgage loan (the “Elevate at the Pointe Mortgage Loan”) is a fixed rate mortgage loan secured by a borrower’s fee simple interest in a 181-unit, 19-building garden-style multifamily property located in Marietta, Georgia (the “Elevate at the Pointe Property”). The Elevate at the Pointe Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $26,500,000 and has a five-year term with a 60-month interest only period and accrues interest on an Actual/360 basis.

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Annex A-3	BBCMS 2024-5C25
No. 12 – Elevate at the Pointe

The Property. The Elevate at the Pointe Property is a 181-unit, garden-style multifamily property built in 1969 and renovated in 2022. As of December 27, 2023, the Elevate at the Pointe Property was 96.1% occupied. The Elevate at the Pointe Property is currently undergoing renovations at a total cost of $4.3 million, of which $2,522,076 remains to be spent. The exterior property and common area renovations are complete, and units are being renovated as they turn. To date, 34 interior units (19%) have been completed. Of the 34 renovated units, five are one-bedroom units, 21 are two-bedroom units, and eight are three-bedroom units. Community amenities include a business center, laundry room, on-site office, pool, dog park/dog run, BBQ/picnic area. Unit features include patio/balcony, carpet, dishwasher, laundry connections, standard appliances, vinyl tile/plank flooring, granite countertops. Units range in size from 850 to 1,450 square feet with an average unit size of 1,241 square feet. Market rents range from $1,075 to $1,970 per month.

The following table presents certain information relating to the unit mix at the Elevate at the Pointe Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent Per Unit(2)
One Bedroom	23	12.7%	23	100.0%	850	$1,126
Two Bedroom	84	46.4%	84	100.0%	1,250	$1,487
Three Bedroom	40	22.1%	40	100.0%	1,450	$1,726
One Bedroom (Renovated)	5	2.8%	2	40.0%	850	$1,370
Two Bedroom (Renovated)	21	11.6%	18	85.7%	1,250	$1,749
Three Bedroom (Renovated)	8	4.4%	7	87.5%	1,450	$2,126
Total/Wtd. Avg.	181	100.0%	174	96.1%	1,241	$1,546
(1)	Based on the rent roll dated December 27, 2023.
(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the occupied units.

Environmental. According to the Phase I environmental assessment dated December 26, 2023, there was no evidence of any recognized or controlled recognized environmental conditions at the Elevate at the Pointe Property.

The following table presents certain information with respect to the historical and current occupancy of the Elevate at the Pointe Property:

Historical and Current Occupancy
2021(1)	2022(1)	Current(2)
98.3%	96.0%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of December 27, 2023.

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Annex A-3	BBCMS 2024-5C25
No. 12 – Elevate at the Pointe

The following table presents certain information relating to the operating history and underwritten net cash flows of the Elevate at the Pointe Property:

Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per Unit	%(3)
Gross Rental Income	$2,856,901	$3,199,416	$3,356,160	$18,542	100.0%
Net Rental Income	$2,856,901	$3,199,416	$3,356,160	$18,542	100.0%
(Vacancy/Credit Loss)	(118,204)	(201,997)	(128,580)	(710)	(3.8)
Concessions	(4,907)	0	0	0	0
Other Income	265,143	289,554	298,650	1,650	8.9
Effective Gross Income	$2,998,933	$3,286,974	$3,526,230	$19,482	105.1%

Total Expenses	$1,205,546	$1,189,823	$1,171,779	$6,474	33.2%
Net Operating Income	$1,793,387	$2,097,150	$2,354,451	$13,008	66.8%
Capital Expenditures	0	0	36,200	200	1.0
Net Cash Flow	$1,793,387	$2,097,150	$2,318,251	$12,808	65.7%
(1)	Based on the underwritten net cash flow and rent roll dated December 27, 2023.
(2)	TTM represents the trailing 12-month period ending November 30, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Elevate at the Pointe Property is within the city limits of Marietta, Georgia, located in the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). The Atlanta MSA comprises 29 counties and the majority of the region’s population and employment is concentrated in the core counties of Clayton, Cobb, DeKalb, Fulton, and Gwinnett. The Atlanta MSA has strong accessibility as the regional center for commerce and trade in the Southeast. The MSA is served by several interstates and US highways, four rail operators, and Hartsfield-Jackson International Airport, which is the busiest airport in the world in terms of passenger traffic. Access is provided by Interstates 20, 75, 85, 285, 575, and 675. Public transportation is provided by Metropolitan Atlanta Rapid Transit Authority rail and bus transit. Major employers include Delta Air Lines Inc., Emory University & Emory Healthcare, The Home Depot Inc., Northside Hospital and Piedmont Healthcare.

The Elevate at the Pointe Property is located in Marietta, Cobb County, Georgia and is approximately 14-miles northwest of Atlanta. The neighborhood boundaries generally include Interstate 75, Windy Hill Road Southeast, Atlanta Road Southeast, Powder Springs Street Southwest, and North Marietta Parkway Northwest. Marietta is a suburb of the Atlanta Metro located roughly 14 miles northwest of downtown Atlanta. The Hartsfield Jackson Atlanta Airport is located approximately 21 miles to the south. Marietta is primarily accessed via I75 which provides access to downtown Atlanta in the south and Chattanooga to the north. Primary local roadways include Powder Springs Street, Marietta Parkway, and Atlanta Road. The Elevate at the Pointe Property is located just south of the Interstate 75 and South Marietta Parkway interchange and is located just east of US Highway 41 (locally known as Cobb Parkway). There are also many other primary and secondary roadways which provide access throughout the neighborhood. The Elevate at the Pointe Property is also located approximately 20-miles northwest of Hartsfield-Jackson International Airport and about one mile northeast of Dobbins Air Reserve Base.

According to the appraisal, the Elevate at the Pointe Property is located in the Atlanta multifamily market. As of the third quarter of 2023, the Atlanta multifamily market reported total inventory of approximately 499,201 square feet with an average monthly asking rent of $1,619 and an 11.24% vacancy rate. According to the appraisal, the Elevate at the Pointe Property is located in the Cumberland/Galleria submarket. As of the third quarter of 2023, the Cumberland/Galleria submarket reported total inventory of 54,168 square feet with an average monthly asking rent of $1,579 and a 9.58% vacancy rate.

According to a market research report, the estimated 2023 population within a one-, three- and five-mile radius of the Elevate at the Pointe Property was 11,104, 84,044 and 234,202, respectively. The estimated 2023 average household income within the same radii was $71,557, $96,273 and $114,880, respectively.

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Annex A-3	BBCMS 2024-5C25
No. 13 – Tysons Corner Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	2.8%	Net Rentable Area (SF):	1,793,638
Loan Purpose:	Refinance	Location:	McLean, VA
Borrowers:	Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC	Year Built / Renovated:	1968 / 1989, 2005
Borrower Sponsors:	The Macerich Partnership, L.P. and Alaska Permanent Fund Corporation	Occupancy:	95.4%
Interest Rate:	6.60060%	Occupancy Date:	11/1/2023
Note Date:	12/4/2023	4th Most Recent NOI (As of):	$86,076,177 (12/31/2020)
Maturity Date:	12/6/2028	3rd Most Recent NOI (As of):	$83,536,276 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$84,604,983 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$85,531,322 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.2%
Amortization Type:	Interest Only	UW Revenues:	$140,618,916
Call Protection(2):	L(27),DorYM1(26),O(7)	UW Expenses:	$43,516,369
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$97,102,547
Additional Debt(1):	Yes	UW NCF:	$94,950,181
Additional Debt Balance(1):	$685,000,000	Appraised Value / Per SF:	$1,800,000,000 / $1,004
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/5/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$396
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$396
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.4%
Replacement Reserves:	$0	Springing	$896,819	Maturity Date LTV:	39.4%
TI/LC	$0	Springing	$3,587,276	UW NCF DSCR:	2.00x
Other(4)	$39,775,125	$0	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$710,000,000	100.0%	Loan Payoff	$666,692,845	93.9%
			Reserves	39,775,125	5.6%
			Closing Costs	3,532,030	0.5%
Total Sources	$710,000,000	100.0%	Total Uses	$710,000,000	100.0%
(1)	The Tysons Corner Center Mortgage Loan (as defined below) is part of a whole loan comprised of 20 pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $710,000,000 (the “Tysons Corner Center Whole Loan”). The Tysons Corner Center Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”), and Goldman Sachs Bank USA (“GSBI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Tysons Corner Center Whole Loan.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on January 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Tysons Corner Center Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) December 6, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected BBCMS 2024-5C25 securitization trust closing date in March 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consists of an Outstanding TI/LC Reserve (Upfront: $30,769,199) and a Gap Rent Reserve (Upfront: $9,005,926). See “Escrows and Reserves” below.
(5)	The main driver in the increase from Most Recent NOI to UW NOI is recent lease up.

The Loan. The Tysons Corner Center mortgage loan (the “Tysons Corner Center Mortgage Loan”) is part of the Tysons Corner Center Whole Loan that is evidenced by 20 pari passu promissory notes in the aggregate original principal amount of $710,000,000 and secured by the borrowers’ respective fee and leasehold interests in a 1,793,638 SF super regional mall located at 1961 Chain Bridge Road in McLean, Virginia (the “Tysons Corner Center Property”). The Tysons Corner

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Annex A-3	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

Center Whole Loan was co-originated on December 4, 2023 by DBNY, JPMCB, BMO and GSBI and accrues interest at a fixed rate of 6.60060% per annum. The Tysons Corner Center Mortgage Loan is evidenced by the non-controlling Notes A-1-3 and A-1-6-2 with an aggregate original principal balance of $25,000,000. The relationship between the holders of the Tysons Corner Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The Tysons Corner Center Whole Loan is being serviced pursuant to the trust and servicing agreement for the TYSN 2023-CRNR securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below summarizes the promissory notes that comprise the Tysons Corner Center Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$176,080,000	$176,080,000	TYSN 2023-CRNR	Yes
A-1-2	$30,000,000	$30,000,000	Benchmark 2024-V5	No
A-1-3	$20,000,000	$20,000,000	BBCMS 2024-5C25	No
A-1-4	$10,000,000	$10,000,000	Benchmark 2024-V5	No
A-1-5	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-1-6-1	$32,920,000	$32,920,000	Benchmark 2024-V6(1)	No
A-1-6-2	$5,000,000	$5,000,000	BBCMS 2024-5C25	No
A-2-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-2-2	$20,000,000	$20,000,000	Benchmark 2024-V5	No
A-2-3-1	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-2-3-2	$10,000,000	$10,000,000	Benchmark 2024-V6(1)	No
A-2-4	$13,960,000	$13,960,000	Benchmark 2024-V5	No
A-3-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-3-2	$20,000,000	$20,000,000	BANK5 2024-5YR5	No
A-3-3	$10,000,000	$10,000,000	BANK5 2024-5YR5	No
A-3-4-1	$21,500,000	$21,500,000	BANK5 2024-5YR5	No
A-3-4-2(2)	$2,460,000	$2,460,000	JPMCB	No
A-4-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-4-2	$30,000,000	$30,000,000	BMO 2024-5C3	No
A-4-3	$23,960,000	$23,960,000	BMO 2024-5C3	No
Whole Loan	$710,000,000	$710,000,000
(1)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.
(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Tysons Corner Center Property is a 1,793,638 SF, super regional mall located 12.5 miles outside Washington D.C. The Tysons Corner Center Property consists of one contiguous building and 10,059 parking spaces (for a parking ratio of 5.61 spaces per 1000 SF) situated on a 76.56 acre site in McLean, Virginia, and has 238 tenants. The Tysons Corner Center Property is anchored by Bloomingdale’s, Macy’s, and Nordstrom which collectively generated approximately $239.9 million of sales in the September 2023 TTM while also increasing foot traffic at the Tysons Corner Center Property. The diversified in-line tenant base features large-format retailers and operators including Zara, Apple, Uniqlo, Victoria’s Secret, lululemon athletica, H&M, and Sephora contributing to total Tysons Corner Center Property sales in the September 2023 TTM of approximately $891.2 million. In-line stores smaller than 10,000 SF (excluding arcade and non-retail stores) generated approximately $495.4 million of sales in the September 2023 TTM, driving sales volume of $1,202 PSF at an occupancy cost of 16.1%.

The Tysons Corner Center Property was originally developed in 1968 and was subsequently expanded in 1989 and 2005. Since 2005, the borrower sponsors have invested approximately $352 million (with over $100 million invested in the last six years) in capital improvements, leasing capital, and operational upgrades to preserve the asset’s competitive positioning. Major capital initiatives include Apple’s relocation/renewal costing approximately $22.1 million, the repositioning of L.L. Bean’s former space, costing approximately $19.6 million through 2023, and ongoing operating capital improvements to the parking deck, HVAC, roof, vertical transportation, security equipment, and common areas. The borrower sponsors have also invested approximately $525 million to create a (non-collateral) 24/7 live-work-play-stay, mixed-use destination adjacent to the Tysons Corner Center Property. This non-collateral development project opened between 2014 and 2016 and includes a 22-story Class-A office tower, a 429-unit luxury apartment building, and a 300-key Hyatt.

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No. 13 – Tysons Corner Center

The following table contains sales history for the Tysons Corner Center Property:

Sales History(1)
	2019	2021	2022	TTM September 2023
Sales PSF (Inline < 10,000 SF)	$461,073,000	$413,432,000	$475,055,000	$495,396,000
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$373,499,000	$338,185,000	$389,701,000	$423,169,000
Over 10,000 SF	$182,117,000	$181,694,000	$141,709,000	$141,471,000
Theaters & Arcades	$19,341,000	$8,707,000	$12,229,000	$14,406,000
Department Stores	$215,350,000	$211,721,000	$238,646,000	$239,897,000
Occupancy Cost (Inline < 10,000 SF)(2)	17.0%	N/A	15.9%	16.1%
(1)	Information is as of September 30, 2023, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	Occupancy Cost (Inline < 10,000 SF) was not calculated during periods affected by COVID due to incomplete sales reporting by tenants.

Major Tenants. The three anchor tenants are Bloomingdale’s, Macy’s and Nordstrom.

Bloomingdale’s (252,754 square feet; 14.1% of net rentable area; 1.0% of underwritten gross rent). Bloomingdale’s is a high-end department store chain founded in 1860 that currently offers clothes, accessories, shoes, and furniture for men, women and children. Bloomingdale’s was acquired by Federated Department Stores in 1930, which acquired the Macy’s department store chain in 1994. Ultimately, Federated Department Stores was renamed Macy’s, Inc. (NYSE: M) in 2007. The chain has a total of 37 department stores and 23 outlet stores with the Bloomingdale's nameplate in operation. Its headquarters and flagship store are located in New York City. The Bloomingdale’s lease expires July 22, 2028, and the tenant has one seven-year renewal option upon no less than 270 days’ prior written notice. Bloomingdale’s has no termination options.

Nordstrom (201,000 square feet; 11.2% of net rentable area; 0.2% of underwritten gross rent). Nordstrom (NYSE: JWN) is a fashion retailer offering clothing shoes and accessories for men, women and children. Founded in 1901 and headquartered in Seattle, Nordstrom has 370 stores across 40 states and Canada, which includes 122 full-line stores, 236 Nordstrom Rack locations, 7 Trunk Club clubhouses, two clearance stores and a Nordstrom local service concept. In fiscal year 2022, Nordstrom reported net sales of nearly $15.1 billion, an increase of 6.6% from fiscal year 2021. The Nordstrom at the Tysons Corner Center Property is reportedly in the top 15% of all Nordstrom locations, with the men’s department ranking as the highest performing across Nordstrom’s entire national fleet. Nordstrom’s lease expires in March 2025 and the tenant has 11, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice. Nordstrom has no termination options.

Macy’s (237,076 square feet; 13.2% of net rentable area; 0.1% of underwritten gross rent). Macy’s, Inc. (NYSE: M) is an American department store chain founded in 1858 that currently offers clothes, accessories, shoes, and furniture for men, women and children. It operates more than 700 department stores under the nameplates Macy’s and Bloomingdale’s and over 160 specialty stores that include Bloomingdale’s The Outlet, Bluemercury and Macy’s Backstage. Macy’s Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Macy’s Inc. has corporate offices in Cincinnati, Ohio and New York, New York. The Macy’s lease expires July 24, 2028, and the tenant has six, five-year renewal options remaining upon no less than 270 days’ prior written notice. Macy’s has no termination options.

Appraisal. According to the appraisal, the Tysons Corner Center Property had an “as-is” appraised value of $1,800,000,000 as of October 5, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,800,000,000	5.25%

Environmental. According to the Phase I environmental report, dated August 2, 2023, there was no evidence of any recognized environmental conditions at the Tysons Corner Center Property

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Annex A-3	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

The following table presents certain information relating to the historical occupancy of the Tysons Corner Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
90.6%	88.6%	88.9%	95.4%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 1, 2023.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Tysons Corner Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Gross Rent(3)	UW Gross Rent PSF(3)	% of Total UW Gross Rent(3)	Lease Expiration
Anchors
Bloomingdale’s(4)	Ba1/BB+/NR	252,754	14.1%	$1,218,492	$4.82	1.0%	7/22/2028
Nordstrom(5)	NR/BB+/BBB-	200,000	11.2	282,999	$1.41	0.2	3/31/2025
Macy’s(6)	Ba1/BB+/NR	237,076	13.2	94,786	$0.40	0.1	7/24/2028
Major Tenants
AMC Theatres(7)	Caa1/CCC+/NR	105,122	5.9	4,589,627	$43.66	3.6	9/30/2025
Primark(8)	NR/NR/NR	50,186	2.8	2,922,512	$58.23	2.3	5/31/2034

In-line >10,000 SF		306,089	17.1	32,775,526	$107.08	26.0
In-line <10,000 SF		490,510	27.3	83,994,405	$171.24	66.5
Specialty Leasing		65,118	3.6	NAP	NAP	NAP
Office/Other		4,661	0.3	357,065	$76.61	0.3
Total Occupied		1,711,516	95.4%	$126,235,411	$73.76	100.0%
Vacant		82,122	4.6
Total		1,793,638	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Gross Rent, UW Gross Rent PSF and % of Total UW Gross Rent includes Base Rent, recoveries (fixed CAM, tax reimbursements and utility reimbursements) and percentage rent contribution.
(4)	Bloomingdale’s has one, seven-year renewal option upon no less than 270 days’ prior written notice.
(5)	Nordstrom has eleven, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice. This includes Nordstrom’s anchor space of 200,000 SF. There is an additional 1,000 SF that is included in the In-line <10,000 SF numbers above.
(6)	Macy’s has six, five-year renewal options exercisable upon no less than 270 days’ prior written notice.
(7)	AMC Theatres has four, five-year renewal options exercisable upon at least 12 months’ prior written notice.
(8)	Primark (signed but not in occupancy) is expected to commence its ten-year lease on April 22, 2024. Primark has three, five-year renewal options exercisable upon at least 12 months’ notice. Primark has various options to terminate its lease (i) if it has not opened by a date determined by a formula specified in the lease, (ii) if the delivery date has not occurred in accordance with a formula specified in the lease or (iii) if the floor area is more than 3% less than specified in the lease. In addition, Primark has the right to terminate its lease effective as of the end of its fifth lease year if the tenant’s gross sales during its fourth lease year do not equal to exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90-day period following the end of the fourth lease year. At origination $9,005,926 was deposited into a gap rent reserve for various tenants, including $1,170,894 for Primark. We cannot assure you that Primark will take occupancy or commence paying rent as expected, or at all.

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No. 13 – Tysons Corner Center

The following table presents certain information relating to the lease rollover schedule at the Tysons Corner Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	82,122	4.6%	NAP	NAP	82,122	4.6%	NAP	NAP
MTM	6	12,809	0.7	857,511	1.1%	94,931	5.3%	$857,511	1.1%
2024	40	139,997	7.8	10,907,326	14.5%	234,928	13.1%	$11,764,837	15.7%
2025	33	417,137	23.3	13,290,259	17.7%	652,065	36.4%	$25,055,096	33.4%
2026	23	104,482	5.8	10,419,016	13.9%	756,547	42.2%	$35,474,112	47.3%
2027	20	53,367	3.0	6,063,018	8.1%	809,914	45.2%	$41,537,130	55.3%
2028	26	572,395	31.9	8,931,129	11.9%	1,382,309	77.1%	$50,468,259	67.2%
2029	7	18,224	1.0	1,559,846	2.1%	1,400,533	78.1%	$52,028,105	69.3%
2030	13	25,339	1.4	2,855,202	3.8%	1,425,872	79.5%	$54,883,308	73.1%
2031	8	32,012	1.8	2,202,582	2.9%	1,457,884	81.3%	$57,085,890	76.1%
2032	10	28,649	1.6	2,715,169	3.6%	1,486,533	82.9%	$59,801,059	79.7%
2033	11	67,584	3.8	5,552,422	7.4%	1,554,117	86.6%	$65,353,481	87.1%
2034	10	166,699	9.3	8,362,650	11.1%	1,720,816	95.9%	$73,716,131	98.2%
2035 & Beyond	1	7,704	0.4	1,329,864	1.8%	1,728,520	96.4%	$75,045,995	100.0%
Specialty Leasing	30	65,118	3.6	0	0.0%	1,793,638	100.0%	$75,045,995	100.0%
Total	238	1,793,638	100.0%	$75,045,995	100.0%
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Tysons Corner Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM September 2023	Underwritten	Per Square Foot	%(2)
Rents in Place	$74,476,740	$67,924,167	$65,811,352	$67,573,137	$75,045,995	$41.84	55.6%
Rent Steps	0	0	0	0	1,503,149	0.84	1.1
Vacant Income	0	0	0	0	11,821,381	6.59	8.8
Gross Potential Rent	$74,476,740	$67,924,167	$65,811,352	$67,573,137	$88,370,525	$49.27	65.5%
Total Reimbursements	49,321,594	42,341,921	42,773,913	43,726,608	46,509,747	25.93	34.5
Net Rental Income	$123,798,334	$110,266,088	$108,585,265	$111,299,745	$134,880,271	$75.20	100.0%
Other Income	17,429,202	19,929,530	19,463,316	19,285,025	17,560,026	9.79	13.0
(Vacancy/Credit Loss)	(11,043,533)	(3,517,708)	(600,363)	(966,945)	(11,821,381)	(6.59)	(8.8)
Effective Gross Income	$130,184,003	$126,677,910	$127,448,218	$129,617,825	$140,618,916	$78.40	104.3%
Total Expenses(3)	$44,107,826	$43,141,634	$42,843,235	$44,086,503	$43,516,369	$24.26	30.9%
Net Operating Income(4)	$86,076,177	$83,536,276	$84,604,983	$85,531,322	$97,102,547	$54.14	69.1%
Total TI/LC, Capex/RR	0	0	0	0	(2,152,366)	(1.20)	(1.5)
Net Cash Flow	$86,076,177	$83,536,276	$84,604,983	$85,531,322	$94,950,181	$52.94	67.5%
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Total Expenses includes Real Estate Taxes of approximately $24,033,263 and Insurance expense of approximately $802,641. Other expenses include general and administrative, repairs and maintenance, security, utility, marketing, other expenses and ground rent.
(4)	The main driver in the increase from TTM 9/30/2023 Net Operating Income to UW Net Operating Income is recent lease up.

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Annex A-3	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

The Market. The Tysons Corner Center Property is located in at the intersection of Chain Bridge Route 123 and the Capital Beltway/I-495 where 172,000 vehicles pass daily, with direct access to DC’s Metro Silver Line and positioned between Dulles International and Reagan International airports. The Tysons Corner Center Property’s total trade area is comprised of approximately 3.2 million people in 1.2 million households with an average household income exceeding $165,000 and an average net worth over $1.8 million. As the primary shopping destination of Fairfax County, the trade area in which the Tysons Corner Center Property is located has an affluent, dense and educated population, and is ranked as having the 5th highest median household income in the United States. Loudon County and Falls Church City also fall within the Tysons Corner Center Property’s trade area and along with Fairfax County, represent three of the wealthiest counties in the United States.

Within the Fairfax County retail submarket, malls are the largest subtype, accounting for nearly 2.9 million square feet. Rents are approximately $39.00/SF, which is a 3.7% increase from 2022. Vacancy in the retail submarket is 3.2%, which is near the same level it was a year ago. Vacancy has only fallen 0.1% during this time. During this period, 5,700 square feet has been absorbed, and none has been delivered. In the past three years, rents have increased a cumulative 7.4%.

As of year-end 2022, the population within a 10-mile radius of the Tysons Corner Center Property had an aggregate retail sales level of $41.32 million, with average retail sales per household of $74,026. By comparison, the Washington D.C. metropolitan area had average sales per household of $71,488, while the Virginia and United States averages were $65,311 and $63,688, respectively.

The following table presents certain information relating to the demographics of the Tysons Corner Center Property:

Demographics Summary(1)(2)
Property Name	City, State	Whole Loan Cut-off Date Balance	5-mile Population	10-mile Population	15-mile Population	5-mile Avg Household Income	10-mile Avg Household Income	15-mile Avg Household Income
Tysons Corner Center	McLean, VA	$710,000,000	261,017	1,355,610	2,998,684	$195,243	$176,653	$157,344
(1)	Source: Appraisal.
(2)	Values are as of 2022.
A-3-131

Annex A-3	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,500,000	Title:	Fee
Cut-off Date Principal Balance:	$24,500,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	2.8%	Net Rentable Area (SF):	544,000
Loan Purpose:	Refinance	Location:	Martinsville, VA
Borrower:	Sky VA LLC	Year Built / Renovated:	1993, 2023 / NAP
Borrower Sponsor:	Alexander Dembitzer	Occupancy:	100.0%
Interest Rate:	7.58000%	Occupancy Date:	2/27/2024
Note Date:	2/27/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,163,324
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$526,040
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,637,285
Additional Debt:	No	UW NCF:	$2,487,985
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$46,200,000 / $85
Additional Debt Type:	N/A	Appraisal Date:	8/29/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$45
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$45
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.0%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.32x
				UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,500,000	100.0%	Sponsor Equity	$13,192,047	53.8%
			Loan Payoff	10,876,146	44.4
			Closing Costs	431,807	1.8
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%
(1)	Historical financial information is not available because the 460 Beaver Creek Property (as defined below) was recently acquired in 2021 and subsequently expanded by the borrower sponsor in 2023.

The Loan. The 460 Beaver Creek mortgage loan (the “460 Beaver Creek Mortgage Loan”) is secured by the borrower’s fee interest in an industrial warehouse and distribution center totaling 544,000 square feet located in Martinsville, Virginia (the “460 Beaver Creek Property”). The 460 Beaver Creek Mortgage Loan was originated on February 27, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 7.58000% per annum. The 460 Beaver Creek Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 460 Beaver Creek Mortgage Loan is March 6, 2029.

A-3-132

Annex A-3	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek

The Property. The 460 Beaver Creek Property is comprised of a 544,000 square foot, industrial warehouse and distribution center located in Martinsville, Virginia. The 460 Beaver Creek Property was built in 1993, expanded in 2023 and is located on an approximately 42.45-acre site. As of February 27, 2024, the 460 Beaver Creek Property was 100.0% occupied by Keeco, LLC (“Keeco”) pursuant to a lease that expires on August 31, 2043. The 460 Beaver Creek Property features 28- to 36-foot clear heights, 73 dock-high doors and one grade level overhead door. The 460 Beaver Creek Property also has 280 on-site surface parking spaces resulting in a total parking ratio of 0.51 spaces per 1,000 square feet.

Sole Tenant.

Keeco (544,000 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Founded in 1976, Keeco is a home textile supplier, specializing in fashion of top of bed, basic / utility bedding, and soft window treatments with additional businesses in bath, kitchen textiles, table linens and patio mats. Keeco has been a tenant at the 460 Beaver Creek Property since September 2002, expanded their space in September 2023 and recently executed a new lease with a term expiring in August 2043, with two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the historical and current occupancy of the 460 Beaver Creek Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated February 27, 2024.

The following table presents certain information relating to the sole tenant at the 460 Beaver Creek Property:

Tenant Summary(1)
Tenant Name	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration
Keeco, LLC	NR/NR/NR	544,000	100.0%	$5.05	$2,749,375	100.0%	8/31/2043
Total/Wtd Avg.		544,000	100.0%	$5.05	$2,749,375	100.0%

Occupied Collateral Total		544,000	100.0%	$5.05	$2,749,375	100.0%
Vacant Space		0	0.0%
Collateral Total		544,000	100.0%
(1)	Based on the underwritten rent roll dated February 27, 2024.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps of $45,784 through September 1, 2025.
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Annex A-3	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek

The following table presents certain information relating to tenant lease expirations at the 460 Beaver Creek Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.00%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0	0	0	0	0.0%	$0	0.0%
2026	0	0	0	0	0	0	0.0%	$0	0.0%
2027	0	0	0	0	0	0	0.0%	$0	0.0%
2028	0	0	0	0	0	0	0.0%	$0	0.0%
2029	0	0	0	0	0	0	0.0%	$0	0.0%
2030	0	0	0	0	0	0	0.0%	$0	0.0%
2031	0	0	0	0	0	0	0.0%	$0	0.0%
2032	0	0	0	0	0	0	0.0%	$0	0.0%
2033	0	0	0	0	0	0	0.0%	$0	0.0%
2034	0	0	0	0	0	0	0.0%	$0	0.0%
2035 & Beyond	1	544,000	100.0	2,749,375	100.0	544,000	100.0%	$2,749,375	100.0%
Total	1	544,000	100.0%	$2,749,375	100.0%
(1)	Based on the underwritten rent roll dated February 27, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps of $45,784 through September 1, 2025.
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Annex A-3	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek

The following table presents certain information relating to underwritten cash flows at the 460 Beaver Creek Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$2,703,591	$4.97	81.2%
Contractual Rent Steps(3)	45,784	0.08	1.4
Gross Potential Rent	$2,749,375	$5.05	82.6%
Total Reimbursements	580,440	1.07	17.4
Net Rental Income	$3,329,815	$6.12	100.0%
Vacancy & Credit Loss	(166,491)	(0.31)	(5.0)
Effective Gross Income	$3,163,324	$5.81	95.0%
Management Fee	94,900	0.17	3.0
Insurance	226,012	0.42	7.1
Real Estate Taxes	205,128	0.38	6.5
Total Operating Expenses	$526,040	$0.97	16.6%
Net Operating Income	$2,637,285	$4.85	83.4%
Replacement Reserves	54,400	0.10	1.7
TI/LC	94,900	0.17	3.0
Net Cash Flow	$2,487,985	$4.57	78.7%
(1)	Historical financial information is not available because the 460 Beaver Creek Property (as defined below) was recently acquired in 2021 and subsequently expanded by the borrower sponsor in 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Contractual Rent Steps include contractual rent steps of $45,784 through September 1, 2025.

Environmental. According to the Phase I environmental report, dated September 11, 2023, there was no evidence of any recognized environmental conditions at the 460 Beaver Creek Property.

The Market. The 460 Beaver Creek Property is located at 460 Beaver Creek Drive in Martinsville, Virginia. The 460 Beaver Creek Property has direct access to VA-174, US-58 and I-73 and is located approximately 47.8 miles south of Roanoke and approximately 51.3 miles north of Greensborough, North Carolina.

According to a third-party market research report, the 460 Beaver Creek Property is located in the Martinsville, Virginia industrial market. As of October 12, 2023, the Martinsville, Virginia industrial market had a total inventory of 18,083,118 square feet, a vacancy rate of 2.3% and average asking rent of $3.25 per square foot.

According to the appraisal, the 2023 total population within a one-, three- and five-mile radius was 605, 16,087 and 30,443, respectively. Furthermore, the 2023 average household income within the same radii was $48,670, $54,418 and $60,714, respectively.

A-3-135

Annex A-3	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$24,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,100,000	Property Type – Subtype(4):	Multifamily – Various
% of IPB:	2.7%	Net Rentable Area (Units):	435
Loan Purpose:	Refinance	Location(4):	Various, NY
Borrowers(2):	Various	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Fred Ohebshalom	Occupancy:	95.4%
Interest Rate:	6.91000%	Occupancy Date:	12/13/2023
Note Date:	1/4/2024	4th Most Recent NOI (As of):	$4,565,862 (12/31/2020)
Maturity Date:	1/6/2029	3rd Most Recent NOI (As of)(5):	$4,094,413 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$5,463,639 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$7,179,562 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.4%
Amortization Type:	Interest Only	UW Revenues:	$13,747,876
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$6,280,414
Lockbox / Cash Management:	Springing	UW NOI:	$7,467,461
Additional Debt(1):	Yes	UW NCF:	$7,358,711
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per Unit:	$130,600,000 / $300,230
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/16/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$193,333
Taxes:	$0	$283,486	N/A	Maturity Date Loan / Unit:	$193,333
Insurance:	$38,703	$38,703	N/A	Cut-off Date LTV:	64.4%
Replacement Reserve:	$0	$9,063	N/A	Maturity Date LTV:	64.4%
Other(3):	$6,438,035	$0	N/A	UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,100,000	100.0%	Loan Payoff	$64,662,370	76.9%
			Return of Equity	6,919,414	8.2
			Reserves	6,476,738	7.7
			Closing Costs(6)	6,041,478	7.2
Total Sources	$84,100,000	100.0%	Total Uses	$84,100,000	100.0%
(1)	The Acquisition America Portfolio Mortgage Loan (as defined below) is part of the Acquisition America Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $84,100,000. The Acquisition America Portfolio Whole Loan was originated by Barclays Capital Real Estate Inc. The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Acquisition America Portfolio Whole Loan.
(2)	The borrowers for the Acquisition America Portfolio Whole Loan are Acquisition America VI, LLC, Acquisition America VII, LLC, Acquisition America VIII, LLC, Acquisition America IX, LLC, Acquisition America X, LLC, Acquisition America XI, LLC and Acquisition America XII, LLC.
(3)	Other initial reserves include a violations reserve of approximately $6,357,572 and an immediate repairs reserve of approximately $80,463. The violations reserve is related to a January 2023 lawsuit in which the borrower sponsor along with the ownership entities of eight properties (five of eight of which are acting as collateral for the Acquisition America Portfolio Whole Loan) were named as defendants in a lawsuit brought by the City of New York, Department of Buildings (“DOB”) and the Fire Department of New York (“FDNY”). The nature of the suit entailed failure to correct DOB and FDNY violations across the eight buildings in northern Manhattan, including façade restoration violations pursuant to Local Law 11 and elevator upgrade work. In October 2023, the Stipulation in Partial Settlement was filed with the Supreme Court of New York with an Index No. of 450064/2023 (the “Settlement Documents”), wherein the defendants have paid a fine of $1,245,923 and demonstration of funds to complete the required repairs. At settlement, the borrower reserved the violations reserve in order to make these improvements. Additionally, a Trigger Period (as defined below) will commence upon the occurrence of an event of default under the Settlement Documents. There is also full recourse to the borrower for failure to remediate such violations.
(4)	See the “Portfolio Summary” chart below.
(5)	The increase in net operating income from 3rd Most Recent to 2nd Most Recent to Most Recent NOI is due to the units that the borrower sponsor had been gut renovating progressively becoming available for rent.
(6)	Closing costs include an interest rate buydown of $2,523,000 and an origination fee of $841,000.
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Annex A-3	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio

The Loan. The Acquisition America Portfolio Mortgage Loan is part of a whole loan (the “Acquisition America Portfolio Whole Loan”) secured by the borrowers’ fee interests in four mid rise and one high rise multifamily properties totaling 435 units located in New York, New York and Pelham, New York (the “Acquisition America Portfolio Properties”). The Acquisition America Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $84,100,000. The Acquisition America Portfolio Whole Loan was originated on January 4, 2024 by Barclays and accrues interest at a fixed rate of 6.91000% per annum. The Acquisition America Portfolio Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Acquisition America Portfolio Whole Loan is the payment date that occurs on January 6, 2029. The Acquisition America Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $24,100,000.

The table below summarizes the promissory notes that comprise the Acquisition America Portfolio Whole Loan. The relationship between the holders of the Acquisition America Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2024-V5	Yes
A-2	$24,100,000	$24,100,000	BBCMS 2024-5C25	No
Whole Loan	$84,100,000	$84,100,000

The Properties. The Acquisition America Portfolio Properties are comprised of four mid rise multifamily properties and one high rise multifamily property located in New York, New York and Pelham, New York that were 95.4% occupied as of December 13, 2023.

The following table presents certain information relating to the Acquisition America Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Units(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(3)	U/W NOI	% of U/W NOI
509 & 515 West 110th Street	New York, NY	1909 / 2019-2023	176	97.7%	$41,380,000	49.2%	$63,500,000	$3,664,408	49.1%
517 West 113th Street	New York, NY	1919 / 2019-2023	45	95.6%	$14,220,000	16.9%	$21,600,000	$1,255,892	16.8%
652 & 664 West 163rd Street	New York, NY	1923 / 2019-2023	106	91.5%	$13,120,000	15.6%	$22,000,000	$1,174,689	15.7%
21 5th Avenue	Pelham, NY	1922 / 2019-2023	53	94.3%	$8,490,000	10.1%	$12,100,000	$755,725	10.1%
603 West 140th Street	New York, NY	1910 / 2019-2023	55	96.4%	$6,890,000	8.2%	$11,400,000	$616,747	8.3%
Total / Wtd. Avg.			435	95.4%	$84,100,000	100.0%	$130,600,000	$7,467,461	100.0%
(1)	Year Built/Renovated shows earliest year built and latest years renovated.
(2)	Based on the underwritten rent rolls dated December 13, 2023.
(3)	Source: Appraisals.

The following table presents certain information relating to historical occupancy for the Acquisition Americas Portfolio Properties:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
87.3%	85.4%	94.4%	95.4%
(1)	Historical Occupancy represents average occupancy for the respective year.
(2)	Based on the underwritten rent roll dated December 13, 2023.
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Annex A-3	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio

509 & 515 West 110th Street. 509 & 515 West 110th Street (the “509 & 515 West 110th Street Property”) is a high rise multifamily property of two adjacent 12-story buildings with an aggregate of 176 units located in the Morningside Heights section of New York, New York. Of the 176 units, 48 units are rent controlled or rent stabilized (27.3% of units), accounting for 17.4% of the gross potential rent. According to the borrower sponsor, approximately $1.9 million in capital expenditures have been invested over the past four years, including a gut renovation of 27 units, electric upgrades and work in the basement, lobby and façade. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of approximately $1,248 per renovated unit. Amenities at the 509 & 515 West 110th Street Property include an elevator, laundry room, bike storage and close proximity to New York City subway lines and other public transportation. Columbia University and Barnard College are both also located in Morningside Heights, with student populations of approximately 32,429 students and 2,573 students, respectively.

The following table presents certain information relating to the unit mix at the 509 & 515 West 110th Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy(3)	Average Unit Size (SF)(4)	Average Monthly Rent Per Unit
Studio	21	11.9%	100.0%	500	$2,404
1BR/1BA	71	40.3%	98.6%	750	$2,903
2BR/1BA	77	43.8%	96.1%	950	$3,846
3BR/2BA	6	3.4%	100.0%	1,100	$4,708
4BR/2BA	1	0.6%	100.0%	1,200	$5,500
Total / Wtd. Avg.	176	100.0%	97.7%	822	$3,326
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the total 176 units, 48 units are rent controlled or rent stabilized.
(3)	The 509 & 515 West 110th Street Property contains two management units that were underwritten as vacant.
(4)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

517 West 113th Street. 517 West 113th Street (the “517 West 113th Street Property”) is a mid rise multifamily property of an eight-story building plus a basement with 45 units located in the Morningside Heights section of New York, New York. Of the 45 units, 13 units are rent controlled or rent stabilized (28.9% of units), accounting for 18.2% of the gross potential rent. According to the borrower sponsor, approximately $840,000 in capital expenditures have been invested over the past four years, including a gut renovation of three units and elevator upgrades. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $2,714 per renovated unit. Amenities at the 517 West 113th Street Property include an elevator, laundry room and close proximity to New York City subway lines and other public transportation. Columbia University and Barnard College are both also located in Morningside Heights, with student populations of approximately 32,429 students and 2,573 students, respectively.

The following table presents certain information relating to the unit mix at the 517 West 113th Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
Studio	5	11.1%	100.0%	550	$2,179
1BR/1BA	9	20.0%	100.0%	750	$3,061
2BR/1BA	16	35.6%	93.8%	950	$4,264
3BR/2BA	14	31.1%	92.9%	1,100	$4,907
5BR	1	2.2%	100.0%	NAV	$7,000
Total / Wtd. Avg.	45	100.0%	95.6%	911	$4,028
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of 45 total units, 13 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor and the Total/Wtd. Avg. Average Unit Size (SF) does not include the 5BR unit.

652 & 664 West 163rd Street. 652 & 664 West 163rd Street (the “652 & 664 West 163rd Street Property”) is a mid rise multifamily property of two adjacent 6-story buildings with an aggregate of 106 units located in the Washington Heights section of New York, New York. Of the 106 units, 35 units are rent controlled or rent stabilized (33.0% of units), accounting for 22.0% of the gross potential rent. According to the borrower sponsor, approximately $588,000 in capital expenditures have been invested over the past four years, including a gut renovation of 13 units and façade renovation. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $1,093 per renovated unit. Amenities

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Annex A-3	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio

at the 652 & 664 West 163rd Street Property include an elevator, laundry room, and close proximity to New York City subway lines and other public transportation.

The following table presents certain information relating to the unit mix at the 652 & 664 West 163rd Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
Studio	2	1.9%	100.0%	600	$1,938
1BR/1BA	35	33.0%	88.6%	800	$2,120
2BR/1BA	46	43.4%	95.7%	1,000	$1,992
3BR/2BA	23	21.7%	87.0%	1,100	$2,667
Total / Wtd. Avg.	106	100.0%	91.5%	948	$2,171
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the 106 total units, 35 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

21 5th Avenue. 21 5th Avenue (the “21 5th Avenue Property”) is a mid rise multifamily property of a six-story apartment building with 53 units located in Pelham, New York, approximately 10 miles north of Manhattan. There are no rent controlled or rent stabilized units at the 21 5th Avenue Property. The borrower sponsor recently spent $126,000 to renovate seven units at the 21 5th Avenue Property. Amenities at the 21 5th Avenue Property include an elevator and a laundry room. The 21 5th Avenue Property has also access to New York City by the Metro North Railroad.

The following table presents certain information relating to the unit mix at the 21 5th Avenue Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy(3)	Average Unit Size (SF)(4)	Average Monthly Rent Per Unit
Studio	5	9.4%	100.0%	575	$1,570
1BR/1BA	29	54.7%	100.0%	650	$1,737
2BR/1BA	15	28.3%	80.0%	850	$2,231
3BR/2BA	4	7.5%	100.0%	1,000	$2,800
Total / Wtd. Avg.	53	100.0%	94.3%	726	$1,924
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	No units are rent controlled or rent stabilized.
(3)	The 21 5th Avenue Property contains one management unit that was underwritten as vacant.
(4)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

603 West 140th Street. 603 West 140th Street (the “603 West 140th Street Property”) is a mid rise multifamily property of a six-story building plus a basement with 55 units located in the Hamilton Heights section of New York, NY. Of the 55 units, 25 units are rent controlled or rent stabilized (44.5% of units), accounting for 29.1% of the gross potential rent. According to the borrower sponsor, approximately $846,000 in capital expenditures have been invested over the past four years, including a gut renovation of 13 units and façade restoration. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $1,105 per renovated unit. Amenities at the 603 West 140th Street Property include an elevator, laundry room and close proximity to New York City subway lines and other public transportation.

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Annex A-3	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio

The following table presents certain information relating to the unit mix at the 603 West 140th Street Property.

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
1BR/1BA	10	18.2%	100.0%	650	$2,089
2BR/1BA	24	43.6%	95.8%	850	$2,388
2BR/2BA	1	1.8%	100.0%	850	$806
3BR/2BA	20	36.4%	95.0%	1,000	$1,860
Total	55	100.0%	96.4%	868	$2,112
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the 55 total units, 25 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

Environmental. According to the Phase I environmental reports, dated November 28, 2023, there was no evidence of any recognized environmental conditions at the Acquisition America Portfolio Properties.

The Market. The Acquisition America Portfolio Properties are located across four submarkets across the New York City metropolitan area.

The 509 & 515 West 110th Street Property and 517 West 113th Street Property are located in the Morningside Heights submarket. According to the appraisals, as of the third quarter of 2023, the submarket had an existing supply of approximately 4,210 units with an average occupancy of 97.4% and asking rents per month of $4,038. According to the appraisals for the 509 & 515 West 110th Street Property and the 517 West 113th Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 652 & 664 West 163rd Street Property is located in the Upper Manhattan submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 55,585 units with an average occupancy of 99.0% and asking rents per month of $2,164. According to the appraisal for the 652 & 664 West 163rd Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 603 West 140th Street Property is located in the Harlem submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 48,672 units with an average occupancy of 97.6% and asking rents per month of $2,432. According to the appraisal for the 603 West 140th Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 21 5th Avenue Property is located in the Yonkers/Mt Vernon/New Rochelle submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 32,484 units with an average occupancy of 96.4% and asking rents per month of $2,323. According to the appraisal for the 21 5th Avenue Property, the 2023 population and average household income in a one-, three- and five-mile radius are 37,863, 322,667 and 819,358 and $151,136, $123,073 and $112,432, respectively.

A-3-140

Annex A-3	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Acquisition America Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021(2)	2022(2)	T-12 10/31/2023(2)	U/W	U/W Per Unit
Base Rent	$9,916,617	$9,709,939	$11,280,448	$13,127,246	$14,658,629	$33,698
Vacant Income	0	0	0	0	0	$0
Reimbursements	0	0	0	0	0	$0
Other Income(3)	187,583	201,550	222,105	216,907	220,693	$507
Vacancy	0	0	0	0	(1,131,446)	($2,601)
Effective Gross Income	$10,104,199	$9,911,489	$11,502,552	$13,344,153	$13,747,876	$31,604
Total Expenses	5,538,337	5,817,077	6,038,913	6,164,591	6,280,414	$14,438
Net Operating Income	$4,565,862	$4,094,413	$5,463,639	$7,179,562	$7,467,461	$17,167
Replacement Reserves	0	0	0	0	108,750	$250
Net Cash Flow	$4,565,862	$4,094,413	$5,463,639	$7,179,562	$7,358,711	$16,917
(1)	Based on the underwritten rent roll dated as of December 13, 2023.
(2)	The increase in net operating income from 2021 to 2022 to T-12 10/31/2023 is due to the units that the borrower sponsor had been gut renovating progressively becoming available for rent.
(3)	Other income includes a laundry contract, antenna leases and miscellaneous fees.

A-3-141

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson	(212) 528-8224	daniel.vinson@barclays.com; SPLegalNotices@barclays.com
745 7th Avenue, 4th Floor | New York, NY 10019 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Executive Vice President – Division Head		Fax Number: (913) 253-9001
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	3650 REIT Loan Servicing LLC
	Attention: General Counsel		compliance@3650REIT.com; specialservicing@3650REIT.com
2977 McFarlane Road, Suite 300 | Miami, FL 33133 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Attention: Surveillance Manager		notices@pentalphasurveilllance.com
501 John James Audubon Parkway, Suite 401 | Amherst, NY 14228 | United States
Directing Certificateholder	3650 Real Estate Investment Trust 2 LLC
	Attention: General Counsel		compliance@3650REIT.com; servicing@3650reit.com
2977 McFarlane Road, Suite 300 | Miami, FL 33133 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	04/17/24	BBCMS Mortgage Trust 2024-5C25
Determination Date:	04/11/24
Record Date:	03/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C25

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1 [TO BE UPDATED]

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of March 1, 2024 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2024-5C25, Commercial Mortgage Pass-Through Certificates Series 2024-5C25
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: 3650 REIT Loan Servicing LLC
Directing Certificateholder: 3650 Real Estate Investment Trust 2 LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

________________________

________________________

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

C-2

applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over,

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escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in

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paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising

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for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above

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(substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

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27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan

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and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate

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lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises

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demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

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(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the

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appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	3650 Real Estate Investment Trust 2 LLC	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG, New York Branch
None	Elevate at the Pointe (Loan No. 12)	None	None	None
Societe Generale Financial Corporation	Bank of Montreal	Argentic Real Estate Finance 2 LLC	Starwood Mortgage Capital LLC	KeyBank National Association
None	None	None	None	None
BSPRT CMBS Finance, LLC
None
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	3650 Real Estate Investment Trust 2 LLC	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG, New York Branch
None	Elevate at the Pointe (Loan No. 12)	None	None	None
Societe Generale Financial Corporation	Bank of Montreal	Argentic Real Estate Finance 2 LLC	Starwood Mortgage Capital LLC	KeyBank National Association
None	None	None	None	None
BSPRT CMBS Finance, LLC
None

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	3650 Real Estate Investment Trust 2 LLC	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG, New York Branch
None	None	None	None	None
Societe Generale Financial Corporation	Bank of Montreal	Argentic Real Estate Finance 2 LLC	Starwood Mortgage Capital LLC	KeyBank National Association
None	None	None	None	None
BSPRT CMBS Finance, LLC
None

D-1-18

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	3650 Real Estate Investment Trust 2 LLC	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG, New York Branch
Staten Island Mall (Loan No. 1) (Group 1) Jordan Creek Town Center (Loan No. 6) (Group 1)	Kenwood Towne Centre (Loan No. 7) (Group 1)	None	Staten Island Mall (Loan No. 1) (Group 1)	None
Societe Generale Financial Corporation	Bank of Montreal	Argentic Real Estate Finance 2 LLC	Starwood Mortgage Capital LLC	KeyBank National Association
Kenwood Towne Centre (Loan No. 7) (Group 1) Galleria at Tyler (Loan No. 33) (Group 1)	None	None	None	Meadow Park (Loan No. 28) (Group 2) Newport Oaks (Loan No. 29)(Group 2)
BSPRT CMBS Finance, LLC
None

D-1-19

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Staten Island Mall (Loan No. 1)	The Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail- Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above or (c) during the continuance of an event of default under the related Whole Loan.
(6) Lien; Valid Assignment	Jordan Creek Town Center (Loan No. 6)	The Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Centennial, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of, or any person or entity controlled by, controlling or under common control with, the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above or (c) during the continuance of an event of default under the related Whole Loan.
(6) Lien; Valid Assignment	Courtyard Atlanta Airport West (Loan No. 22)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or an ownership interest in the Mortgagor (or a controlling affiliate of the Mortgagor) to a Competitor (as defined in the related franchise agreement) of the franchisor. Pursuant to the related comfort letter executed in connection with the origination of the Mortgage Loan, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a Competitor (or an affiliate of a Competitor) of the franchisor.
(7) Permitted Liens; Title Insurance	Staten Island Mall (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Jordan Creek Town Center (Loan No. 6)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Courtyard Atlanta Airport West (Loan No. 22)	See exception to Representation and Warrant No. 6, above.
D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(14) Actions Concerning Mortgage Loan	Acquisition America Portfolio (Loan No. 15)	The related Mortgagors, the related guarantor and certain affiliates thereof (collectively, the “Defendants”) are defendants to an action filed by the City of New York (the “City”) alleging, among other things, that the Defendants failed to maintain certain multifamily properties, including each of the Mortgaged Properties and three non-collateral properties (the “Non-Collateral Properties”), in code compliance, failed to maintain the facades of such properties and committed other administrative code violations pertaining to such properties. In December 2023 the parties entered into a stipulation of partial settlement (the “Stipulation”) with respect to the claims pending against the Mortgaged Properties (but not the Non-Collateral Properties), pursuant to which (i) the Defendants agreed to (x) pay (and have since paid) the City penalties and fines totaling approximately $1,245,923 and (y) cure any open violations pertaining to the Mortgaged Properties (the “Collateral Violations”) in accordance with a schedule of deadlines set forth in the related Stipulation (the “Cure Dates”), generally ranging between April 30 and June 30 2024, and (ii) the City agreed to discontinue the claims related to the Mortgaged Properties without prejudice. According to the Stipulation, in the event the Defendants do not cure the Collateral Violations by the Cure Dates, the City may reinstate the related action with respect to the Mortgaged Properties. The Mortgage Loan documents require the Defendants to cure the Collateral Violations by the Cure Dates and, at origination, the Mortgagors deposited with the lender into a violations reserve account $6,357,571.77, representing approximately 114.2% of the estimated cost to cure the Collateral Violations, including 115% of contracted elevator ($1,519,864) and facade ($3,737,677) repair costs and 100% of six additional non elevator/facade related ($311,400) repair costs. In addition, the Mortgage Loan documents provide full recourse to the guarantor for the payment of (i) any fines, charges, settlement amounts, fees or other amounts required to be paid under the Stipulation and (ii) all costs, expenses, fees and other amounts necessary to cure and remove of record the Collateral Violations. The litigation related to the Non-Collateral Properties remains pending and the liability of the Defendants thereunder, including with respect to penalties and fines or the cost to cure any open violations with respect to the Non-Collateral Properties, remains undetermined.
(17) Insurance	Staten Island Mall (Loan No. 1)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000 and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the Mortgagor has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary. Wind/named storm coverage may be reasonably sublimited.

The Mortgage Loan documents provide that the lender may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(17) Insurance	Jordan Creek Town Center (Loan No. 6)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000 (except in the case of wind/named storms and earthquake coverage, which may have deductibles up to 5% of the total insurable value of the Mortgaged Property) and (ii) a

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the Mortgagor has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary.

The threshold above which the lender (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $8,500,000 (which amount is equal to 5% of the original principal balance of the Mortgage Loan but may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the lender may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(17) Insurance	The Residences at 279 North (Loan No. 17)	The related Mortgagor maintains business interruption coverage (the “Existing BI Policy”) in an amount equal to $2,410,000, which is less than 100% of the lender’s projected gross income for the Mortgaged Property for a period of 12 months (the “Conforming Coverage”) of $2,451,000. The Mortgage Loan documents (i) require the Mortgagor to obtain and maintain business interruption coverage in an amount equal to the Conforming Coverage upon the expiration of the Existing BI Policy on December 11, 2024 and (ii) provide recourse to the guarantor for any losses to the lender arising out of or in connection with the Mortgagor’s failure to obtain and maintain business interruption insurance in an amount equal to the Conforming Coverage.
(17) Insurance	Courtyard Atlanta Airport West (Loan No. 22)	The existing property and liability insurance policies (which policies expire on January 25, 2025) only provide (and are only required under the Mortgage Loan documents to provide) that such policies may not be cancelled without at least 10 days’ prior written notice to the lender, whether arising because of non-payment of a premium or otherwise. The Mortgage Loan documents require that any renewal or replacement policies provide that such policies may not be cancelled without at least 30 days’ prior written notice to the lender, except for 10 days’ prior written notice due to non-payment of the premium (the “Insurance Renewal Notice Requirement”). If the insurers cannot or will not provide the foregoing notice, the Mortgage Loan documents require the Mortgagor to provide such notice (the “Mortgagor Insurance Cancellation Notice”). The Mortgage Loan documents provide full recourse to the Mortgagor and guarantor (i) if the Mortgagor fails to provide any Mortgagor Insurance Cancellation Notice or (ii) in an amount up to $840,248.50 in the event the renewal or replacement of any existing policy fails to satisfy the Insurance Renewal Requirement.
(17) Insurance	Waterside Commons (Loan No. 32)	The Mortgage Loan documents permit a property insurance deductible up to $50,000 (except in the case of windstorm and earthquake coverage, which may have deductibles of up to 5% of the total insurable value of the Mortgaged Property), which may not be considered customary.
D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Waterside Commons (Loan No. 32)	The Mortgage Loan documents permit a property insurance deductible up to $50,000 (except in the case of windstorm and earthquake coverage, which may have deductibles of up to 5% of the total insurable value of the Mortgaged Property), which may not be considered customary.
(25) Local Law Compliance	Acquisition America Portfolio (Loan No. 15)	See exception to Representation and Warranty No. 14, above.
(25) Local Law Compliance	The Residences at 279 North (Loan No. 17)

The related Mortgaged Property is non-conforming with respect to 6 of the 126 related multifamily units (the “Non-Conforming Units”) as the Mortgagor has not obtained a certificate of occupancy with respect to such units. The Mortgage Loan documents (i) require the Mortgagor to diligently and expeditiously obtain and deliver to the lender a certificate of occupancy permitting the residential occupancy of all 126 multifamily units at the Mortgaged Property (the “Updated CO”) and (ii) provide recourse to the guarantor for any losses to the lender arising out of or in connection with the failure of the Mortgagor to obtain the Updated CO.

In addition, the use of approximately 2,161 square feet of commercial space at the Mortgaged Property as a restaurant and salon is legal non-conforming as to use as such uses are no longer permitted under the current zoning code without a special use approval. If a structure containing a legal non-conforming use is damaged or destroyed (and the cause of damage was not within the control of the Mortgagor), the legal non-conforming use may be reestablished provided that (i) no new non-conformities are created and the degree of non-conformity is not increased and (ii) a building permit is obtained for such restoration within one year of the date of damage or destruction.

(27) Recourse Obligations	Staten Island Mall (Loan No. 1)

The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 20% of the outstanding principal balance of the related Whole Loan, plus third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs) in connection with the collection of any amounts due under the non-recourse carveout guaranty.

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) for transfers made in violation of the Mortgage Loan documents.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for intentional misappropriation.

(27) Recourse Obligations	Jordan Creek Town Center (Loan No. 6)

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) for transfers made in violation of the Mortgage Loan documents.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for intentional misappropriation.

(28) Mortgage Releases	Staten Island Mall (Loan No. 1)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the Mortgage Loan documents.
(28) Mortgage Releases	Jordan Creek Town Center (Loan No. 6)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of
D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
real property and satisfaction of certain conditions set forth in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	Staten Island Mall (Loan No. 1)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty are reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(30) Acts of Terrorism Exclusion	Jordan Creek Town Center (Loan No. 6)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty are reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Single-Purpose Entity	Staten Island Mall (Loan No. 1)	The Mortgagor previously owned other parcels of real estate, which were transferred by the Mortgagor from time to time prior to the origination of the Mortgage Loan.
(32) Single-Purpose Entity	Jordan Creek Town Center (Loan No. 6)	One of the two Mortgagors, Jordan Creek Town Center, LLC, previously owned additional real property, which it transferred prior to the origination of the Mortgage Loan.
(33) Defeasance	Staten Island Mall (Loan No. 1)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses in excess of $10,000 (exclusive of any rating agency fees and expenses).
(33) Defeasance	Jordan Creek Town Center (Loan No. 6)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses of the servicer and trustee in excess of $10,000.
(35) Ground Leases	Papago Gateway Center (Loan No. 10)	The Mortgage Loan is secured by the related Mortgagor’s subleasehold interest in the related Mortgaged Property pursuant to a sub ground lease (the “Sub Ground Lease”) between the Mortgagor, as subleasee, and Papago Park Center, Inc. (“Papago Park”), as sublessor, that complies with Representation and Warranty No. 35. Papago Park, in turn, ground leases the Mortgaged Property from Salt River Project Agricultural Improvement and Power District (“Salt River”), an agricultural improvement district organized under the laws of the State of Arizona and an affiliate of Papago Park, as ground lessor, pursuant to a master Ground Lease (the “Master Ground Lease”). Although the Master Ground Lease (to which the Mortgagor is not a party) does not itself comply with clauses (b), (g), (h) and (l) of Representation and Warranty No. 35, pursuant a non-disturbance agreement, the Sub Ground Lease, as amended, and/or estoppel certificates delivered by Salt River and Papago Park in connection with the origination of the Mortgage Loan: (i) any amendments to the Master Ground Lease are expressly non-binding on the Mortgagor or the lender to the extent they are inconsistent with the terms of the Sub Ground Lease (including the rights of the Mortgagor and the lender), (ii) Salt River is required to deliver notice of any default to the lender, (iii) in the event that the Master Ground Lease is terminated, Salt River agrees to (x) recognize the Mortgagor’s rights and tenancy under the Master Ground Lease, and (y) not disturb or interfere with the
D-2-5

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor’s enjoyment of the Mortgaged Property, and (iv) Salt River agrees to recognize and not terminate, interfere or otherwise impair the rights of the lender or the protections given to the lender under the Sub Ground Lease.
(41) Environmental Conditions	Staten Island Mall (Loan No. 1)	The Phase I environmental report identified a recognized environmental condition related to the Staten Island Mall Mortgaged Property. According to the ESA, the Mortgaged Property was listed as a Voluntary Cleanup Program (“VCP”) site in 2016 with the New York City Office of Environmental Remediation (“NYCOER”). The ESA stated that the VCP case is listed as active and in the closure phase on the NYCOER EPIC (environmental project information center) website, and that upon approval of the remedial action plans, a notice of completion will be issued. The ESA concluded that until a notice of completion is issued, the foregoing constitutes a REC.
D-2-6

3650 Real Estate Investment Trust 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Kenwood Towne Centre (Loan No. 7)	Provided no event of default has occurred and is continuing, under the related Whole Loan, the Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
(7) Permitted Liens; Title Insurance	Kenwood Towne Centre (Loan No. 7)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Kenwood Towne Centre (Loan No. 7)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the Mortgagor has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary.

The threshold above which the lender (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $13,000,000 (which amount is equal to 5% of the original principal balance of the Mortgage Loan but may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the lender may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(25) Local Law Compliance	304 East 45th Street (Loan No. 3)	A building code violation is open at the related Mortgaged Property (the “Violation”). The Mortgage Loan documents (i) require the Mortgagor to remove, or cause to be removed, of record the Violation and (ii) provide recourse to the guarantor for losses to the lender arising out of or in connection with the existence of the Violation.
(25) Local Law Compliance	Shops at Marble Hill (Loan No. 5)	Certain building code violations are open at the related Mortgaged Property (the “Open Code Violations”). The Mortgagor has represented in the Mortgage Loan documents that the Open Code Violations do not, nor could they reasonably be expected to, (x) result in a material adverse effect or (y) otherwise pose health or safety hazards with respect to the Mortgaged Property or any tenants thereof. The Mortgage Loan documents, among other things, (i)
D-2-7

3650 Real Estate Investment Trust 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
require the Mortgagor, at its sole cost and expense, to diligently prosecute the cure of (including using commercially reasonable efforts to cause any responsible tenant to prosecute the cure of) each Open Code Violation and (ii) provide recourse to the guarantor for losses to the lender arising out of or in connection with the existence of any Open Code Violations.
(25) Local Law Compliance	Views at Lake Havasu (Loan No. 21)	Certain fire code violations are open at the related Mortgaged Property (the “Open Fire Code Violations”). The Mortgage Loan documents (i) require the Mortgagor to correct and otherwise comply with the requirements related to the Open Fire Code Violations (the “Open Fire Code Violations Cure”) and (ii) provide recourse to the guarantor for losses to the lender arising out of or in connection with the existence of any Open Fire Code Violations or the Mortgagor’s failure to satisfy the Open Fire Code Violations Cure.
(27) Recourse Obligations	Kenwood Towne Centre (Loan No. 7)

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) for transfers made in violation of the Mortgage Loan documents and only if such transfers are of all or substantially all of the Mortgaged Property or result in a prohibited change of control of the Mortgagor or any general partner or managing member of the Mortgagor, as applicable.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for material misappropriation.

(28) Mortgage Releases	Kenwood Towne Centre (Loan No. 7)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	Kenwood Towne Centre (Loan No. 7)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Single-Purpose Entity	Kenwood Towne Centre (Loan No. 7)	The related Mortgagor is a recycled Single-Purpose Entity that previously owned the non-collateral parcel of the related shopping center occupied by Nordstrom, which parcel was transferred prior to the origination of the Mortgage Loan.
(33) Defeasance	Kenwood Towne Centre (Loan No. 7)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses in excess of $15,000 (exclusive of any rating agency fees and expenses).
(38) No Material Default	304 East 45th Street (Loan No. 3)	The clearing account, also sometimes referred to as a lockbox account, into which rents and revenues of the related Mortgaged Property are deposited, is currently maintained with Flagstar Bank, N.A., which is not an “eligible institution” and such account is not an “eligible account” (as such terms are defined in the related Mortgage Loan documents).
D-2-8

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Elmwood Shopping Center (Loan No. 20)

The largest tenant at the Mortgaged Property, Home Depot, representing approximately 12.7% of the net rentable area, has a right of first offer to purchase the applicable Mortgaged Property upon the Mortgagor’s desire to sell all or any part of the Mortgaged Property.

In addition, Southern River Restaurants, LLC has a right of first refusal to purchase such tenant’s leased premises, an outparcel located on the applicable Mortgaged Property which contains approximately 1.28 acres, upon the Mortgagor’s receipt of a bona fide offer to purchase such outparcel and the Mortgagor desires to sell such tenant’s leased premises or a portion thereof. Such right of first refusal is expressly inapplicable to the sale of the entire Mortgaged Property to a single purchaser.

(7) Permitted Liens; Title Insurance	Elmwood Shopping Center (Loan No. 20)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	Hilton Tapestry - Hotel Alba Tampa (Loan No. 9)	The Borrower is permitted under the Mortgage Loan documents to pay insurance premiums pursuant to a premium financing arrangement. Although the insurance policies require the insurers to send the required notice of cancellation to the lender, the premium financing company will have the right to direct the insurer to cancel the insurance policies prior to the end of the notice period.
(25) Local Law Compliance	15 West 18th Street (Loan No. 25)

At origination of the Mortgage Loan, the Mortgaged Property did not have a valid certificate of occupancy. The Mortgage Loan documents require that the Mortgagor (a) deliver to the lender, prior to April 1, 2024, a temporary certificate of occupancy for the Mortgaged Property (as such deadline may be reasonably extended by the lender), and (b) thereafter use commercially reasonable and diligent efforts at all times to obtain a final, unconditional permanent certificate of occupancy with respect to the Mortgaged Property.

In addition, the zoning report obtained in connection with the origination of the Mortgage Loan identified certain open violations of the applicable building codes including, violations relating to façade safety, elevator violations, and violations relating to a failure to maintain a boiler. The Mortgage Loan documents require the related Mortgagor to use commercially reasonable efforts to clear, cure, or cause to be cured such violations.

(26) Licenses and Permits	15 West 18th Street (Loan No. 25)	See exception to Representation and Warranty No. 25, above.
(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	See exception to Representation and Warranty No. 17, above.
(35) Ground Leases	Hilton Tapestry - Hotel Alba Tampa (Loan No. 9)

A portion of the parking required for zoning compliance at the Mortgaged Property is provided pursuant to the Mortgagor’s leasehold interest in a parking site governed by a lease agreement, dated as of April 25, 2019, by and between the State of Florida Department of Transportation, as lessor, and the Mortgagor, as lessee. The ground lease has a term which expires July 30, 2024 with one option to renew the term for an additional five-years, and, as such, the term of the ground lease does not extend at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable

D-2-9

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
extension options). Such lease may also be terminated by the lessor upon 90 days’ prior written notice.

By its terms, the ground lease (i) may be amended, modified, canceled or terminated without the lender’s prior consent, (ii) does not restrict transferability of the leasehold parcel, (iii) does not provide for notices of default to the lender, or any cure rights, (iv) does not permit the further subletting of the leasehold parcel, (v) does not address casualty proceeds, (vi) provides that the Mortgagor waives any rights to any condemnation awards, and (vii) does not require a new lease to be granted to the lender or its designee.

(38) No Material Default; Payment Record	All CREFI Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(42) Appraisal	DoubleTree by Hilton Hotel Orlando at SeaWorld (Loan No. 26)	The appraisal of the Mortgaged Property is dated as of November 18, 2023 and the effective date of valuation is May 28, 2023, which is more than six months prior to the Mortgage Loan origination date.
D-2-10

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Staten Island Mall (Loan No. 1)	The loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail- Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above or (c) during the continuance of an event of default under the related Whole Loan.
(6) Lien; Valid Assignment	Tysons Corner Center (Loan No. 13)

The loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL &Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, CIM Group, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco or Centennial (or any successors or assigns of the foregoing (whether by merger, consolidation, acquisition, bankruptcy or other legal means of succession) or any entity Controlled by any of the foregoing; provided, however, that the foregoing limitations will not apply to any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan.

The lease for the tenant American Multi-Cinema Inc. (“AMC”) provides that in the event that AMC’s lease is terminated following a casualty due to the landlord’s notifying AMC that it is not obligated to, and will not, repair and rebuild, the landlord may not for five years after the termination date, lease or sell or otherwise permit any portion of the entire premises for use as a movie theater without giving AMC a right of first refusal with respect to such movie theater.

(7) Permitted Liens; Title Insurance	Staten Island Mall (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Tysons Corner Center (Loan No. 13)	See exception to Representation and Warranty No. 6, above.
(8)Junior Liens	Tysons Corner Center (Loan No. 13)	The borrower is permitted to obtain a property-assessed clean energy (“PACE”) loan or similar loan indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property in an amount not to exceed $10,000,000 without the consent of the lender.
(17) Insurance	Staten Island Mall (Loan No. 1)

The loan documents permit (i) a property insurance deductible up to $500,000 and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of

D-2-11

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

such prefunded arrangement. Such deductibles may not be considered customary. Wind/named storm coverage may be reasonably sublimited.

The Mortgage Loan documents provide that the lender may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

In addition, see exception to Representation and Warranty No. 30, below.

(17) Insurance	Sheraton Hotel Brooklyn (Loan No. 2)

The Mortgage Loan Documents permit the borrower to pay premiums for the property and the general liability policies in installments to the insurance company and/or the insurance agent/broker, provided that the borrower submits to the lender proof of payment of each installment due under such installment arrangement as such installments become due and payable. The borrower also has a premium financing agreement in place for the umbrella/excess liability policies and the Mortgage Loan Documents permit the borrower to pay installments of the insurance premiums for the existing umbrella/excess liability policies pursuant to the existing premium finance agreement (the “Existing PF Agreement”), provided that the borrower submits proof of payment to the lender of each installment as such installment becomes due and payable.

The borrower may maintain a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the related loan agreement (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate at origination, provided that (1) the borrower is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting such rating requirements and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the borrower is required to replace such Otherwise Rated Insurer with an insurance company meeting the rating requirements. The Otherwise Rated Insurers do not meet all of the “Insurance Ratings Requirements” set forth in Representations and Warranty No. 17.

(17) Insurance	Tysons Corner Center (Loan No. 13)

The Mortgage Loan documents permit a deductible of up to $500,000 for all risk insurance (except for (I) windstorm which may have a deductible of 5% of the total insurable value subject to a $125,000 minimum in Tier 1 counties, (II) earthquake insurance which may have a deductible of 5% of the total insurable value subject to a $100,000 minimum per occurrence for California earthquake, (III) flood insurance, which may have a deductible of 5% of total insurable value, subject to $1,000,000 minimum for high hazard flood zones and $250,000 for all other locations and (IV) hail insurance subject to a $500,000 minimum) and a deductible of up to $350,000 for commercial general liability insurance. Such deductibles may not be considered customary.

In addition, with respect to liability policies, the lenders have waived the requirement that the policies provide for the lenders to receive 10 days’ notice of cancellation for non-payment of premium.

(27) Recourse Obligations	Staten Island Mall (Loan No. 1)

The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 20% of the outstanding principal balance of the related Whole Loan, plus third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs) in connection with the

D-2-12

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

collection of any amounts due under the non-recourse carveout guaranty.

In addition, with respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for intentional misappropriation.

(27) Recourse Obligations	Tysons Corner Center (Loan No. 13)	With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for intentional misappropriation.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	Staten Island Mall (Loan No. 1)	The borrower is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the loan documents, including but not limited to a requirement to either (i) prepay the related Whole Loan to the extent, if any, needed to prevent the REMIC loan-to-value ratio being greater than or equal to 125%, or (ii) provide an opinion of counsel that the related release will not cause any related securitization to fail to maintain its status as a REMIC.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Loan Documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(30) Acts of Terrorism Exclusion	Staten Island Mall (Loan No. 1)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty shall be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(30) Acts of Terrorism Exclusion	Sheraton Hotel Brooklyn (Loan No. 2)	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in the amount of $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
(30) Acts of Terrorism Exclusion	Tysons Corner Center (Loan No. 13)	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in the amount of $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	See exception to Representation and Warranty No. 17, above.
D-2-13

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Single Purpose Entity	Staten Island Mall (Loan No. 1)	The borrower previously owned other parcels of real estate, which were transferred by the borrower from time to time prior to the origination of the Mortgage Loan.
(31) Due on Sale or Encumbrance	Tysons Corner Center (Loan No. 13)	See exception to Representation and Warranty No. 8, above.
(32) Single Purpose Entity	Tysons Corner Center (Loan No. 13)	One of the borrowers, Tysons Corner Property Holdings LLC, previously owned, and the other borrower, Tysons Corner Holdings LLC previously held leasehold title to, other real property on which buildings known as Tysons Tower, Tysons Vita and Tysons Hyatt Regency Hotel are now located. Such other real property was transferred by the borrowers prior to the origination of the Mortgage Loan.
(33) Defeasance	Staten Island Mall (Loan No. 1)	In connection with a defeasance, the related borrower is not required to pay defeasance related costs and expenses in excess of $10,000 (exclusive of any rating agency fees and expenses).
(33) Defeasance	Tysons Corner Center (Loan No. 13)	The servicer’s fees in connection with a defeasance are capped at $25,000.
(41) Environmental Conditions	Staten Island Mall (Loan No. 1)	The Phase I environmental report identified a recognized environmental condition related to the Staten Island Mall Mortgaged Property. According to the ESA, the Mortgaged Property was listed as a Voluntary Cleanup Program (“VCP”) site in 2016 with the New York City Office of Environmental Remediation (“NYCOER”). The ESA stated that the VCP case is listed as active and in the closure phase on the NYCOER EPIC (environmental project information center) website, and that upon approval of the remedial action plans, a notice of completion will be issued. The ESA concluded that until a notice of completion is issued, the foregoing constitutes a REC.
(42) Appraisal	DoubleTree by Hilton Hotel Orlando at SeaWorld (Loan No. 26)	The appraisal of the Mortgaged Property is dated as of November 18, 2023 and the effective date of valuation is May 28, 2023, which is more than six months prior to the Mortgage Loan origination date.
D-2-14

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Lien; Valid Assignment	Western Digital Milpitas Campus (Loan No. 4)	So long as no event of default has occurred and is continuing, the Mortgage Loan documents prohibit the lender from assigning, selling or participating the Mortgage Loan at any time (other than, in each case, in connection with a securitization or to a transferee which is an institutional investor that satisfies certain eligibility requirements) without the Mortgagor’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
(17) Insurance	Western Digital Milpitas Campus (Loan No. 4)

The Mortgagor may rely on the insurance provided by the sole tenant, Western Digital Technologies, Inc. “WD”) for a portion of the insurance required under the Mortgage Loan documents, provided that, among other things: (i) the WD lease is in full force and effect, (ii) no monetary or material non-monetary event of default beyond any applicable notice and cure period has occurred and is continuing under the WD lease, (iii) the WD Lease provides that such lease will remain in full force and effect following a casualty and is entitled to no period of rent abatement or to the extent WD’s lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the lender, (iv) WD is required under its lease to maintain the insurance required under the Mortgage Loan documents and (v) the mortgagor provides to the lender evidence satisfactory to the lender of such coverage no less frequently than annually that WD Tenant maintains insurance in accordance with the terms and conditions of the Mortgage Loan documents. Notwithstanding the foregoing, provided all other requirements in the loan agreement are satisfied, WD will be permitted to maintain a portion of the insurance coverage required under the Mortgage Loan documents with insurance companies which do not meet the requirements pursuant to the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (i) the Otherwise Rated Insurers are replaced at renewal with insurance companies meeting such rating requirements and

(ii) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded below the origination date, such Otherwise Rated Insurer must be replaced with an insurance company meeting the rating requirements.

The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received the Rating Agency Confirmation with respect to any such Non-Conforming Policy.

(27) Recourse Obligations	Western Digital Milpitas Campus (Loan No. 4)	Other than with respect to Mortgagor’s failure to obtain lender’s prior consent to (a) voluntarily granting a deed of trust, mortgage, or any similar voluntary lien instrument encumbering Mortgagor’s interest in the Mortgaged Property to secure any indebtedness for borrowed money except to the extent expressly permitted by the Mortgage Loan documents, (b) any voluntary deed or sale of all or substantially all of the portion of the Mortgaged Property constituting real property, (c) enter into a ground lease, or a master lease for all or substantially all of the Mortgaged Property, or (d) any transfer of any direct or indirect interest in the Mortgagor that causes (or, in the case of a pledge, upon the exercise of remedies by the applicable pledgee could cause) (x) the related Mortgagor sponsor under the Mortgage Loan documents not to control, directly or indirectly, each of the non-recourse carveout guarantors, the Mortgagor and the Mortgagor’s general partner and (y) the non-recourse carveout guarantor owning, directly or indirectly, less than 25% interest in each of the Mortgagor and the Mortgagor’s general partner, each of which triggers a full recourse carveout under the Mortgage Loan documents, the Mortgagor’s failure to obtain the lender’s prior written consent to any
D-2-15

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
transfer that is not expressly permitted by the Mortgage Loan documents constitutes only a loss recourse carveout.
(31) Due on Sale or Encumbrance	Western Digital Milpitas Campus (Loan No. 4)	The Mortgage Loan documents permit certain transfers without the consent of the lender, including, without limitation, the following: (i) any transfer of up to 75% of the direct or indirect ownership interests in the related Mortgagor; (ii) any transfer among existing equityholders set forth on the Mortgagor’s organizational chart delivered to lender in connection with the origination of the Mortgage Loan (including pursuant to buy-sell rights or other purchase rights set forth in such equityholders’ organizational documents); (iii) any pledge by an entity of indirect equity interests in the Mortgagor to secure a credit facility entered into among such entity and one or more institutional lenders, provided, that (a) the value of the ownership interests attributable to the Mortgaged Property and pledged as collateral for such credit facility does not, in the aggregate, represent more than 15% of the value of all collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for such credit facility, and (b) such credit facility is not permitted to be secured by the Mortgaged Property and/or any direct interests in the Mortgagor or its general partner (“Permitted Upper-Tier Pledge”); and (iv) any transfer in any direct or indirect legal or beneficial owner (including, without limitation, any shareholder partner, member and/or non-member manager) of Blue Owl Capital Inc., the ultimate parent company of the Blue Owl group, and/or Blue Owl Real Estate Capital, LLC, a limited partner and the manager of one of the three non-recourse carveout guarantors of the Mortgage Loan; provided, that, among other conditions: (1) after any such transfer referred to in clause (i), (ii), (iii) or (iv) above (x) the related Mortgagor sponsor under the Mortgage Loan documents controls, directly or indirectly, each of the non-recourse carveout guarantors, the Mortgagor and the Mortgagor’s general partner and (y) the non-recourse carveout guarantor must own, directly or indirectly, at least a 25% interest in each of the Mortgagor and the Mortgagor’s general partner; and (2) any such transfer does not consist of or result in any lien on the Mortgaged Property or any direct or, except to the extent of any Permitted Upper-Tier Pledge, indirect ownership interests in the Mortgagor or the Mortgagor’s general partner; provided further, that in connection with a transfer described in clause (ii), above, the Mortgagor is permitted to replace the guarantors under the related guaranty or add a supplemental guarantor thereunder upon the satisfaction of certain conditions set forth in the Mortgage Loan documents.

D-2-16

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Kenwood Towne Centre (Loan No. 7)	Provided no event of default has occurred and is continuing, under the related Whole Loan, the Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
(6) Lien; Valid Assignment	Galleria at Tyler (Loan No. 33)	Provided no event of default has occurred and is continuing, under the related Whole Loan, the Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
(7) Permitted Liens; Title Insurance	Kenwood Towne Centre (Loan No. 7)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Galleria at Tyler (Loan No. 33)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Kenwood Towne Centre (Loan No. 7)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the Mortgagor has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary.

The threshold above which the lender (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $13,000,000 (which amount is equal to 5% of the original principal balance of the Mortgage Loan but may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the lender may consent (subject to rating agency confirmation) to the Mortgagor maintaining

D-2-17

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(17) Insurance	Galleria at Tyler (Loan No. 33)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the Mortgagor has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary. Wind/named storm coverage may be reasonably sublimited.

The threshold above which the lender (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $7,500,000 (which amount is equal to 5% of the original principal balance of the Mortgage Loan but may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the lender may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(25) Local Law Compliance	Prime Storage - New Hampshire Portfolio (Loan No. 19)	A final zoning report for the Prime Storage – Derry Mortgaged Property has not been obtained because the fire code violation reports from the applicable governmental authority were not received prior to origination of the related Mortgage Loan. Pursuant to a post-closing agreement, the Mortgagor will be required to obtain an updated zoning report within 60 days of origination, subject to extensions. According to the Mortgage Loan documents, upon receipt of an updated zoning report, if there are any fire code violations at the Mortgaged Property, the Mortgagor will be required to cure such violations within 120 days of origination, subject to extensions.
(27) Recourse Obligations	Kenwood Towne Centre (Loan No. 7)

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) for transfers made in violation of the Mortgage Loan documents and only if such transfers are of all or substantially all of the Mortgaged Property or result in a prohibited change of control of the Mortgagor or any general partner or managing member of the Mortgagor, as applicable.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for material misappropriation.

D-2-18

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Galleria at Tyler (Loan No. 33)

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) for transfers made in violation of the Mortgage Loan documents and only if such transfers are of all or substantially all of the Mortgaged Property or result in a prohibited change of control of the Mortgagor or any general partner or managing member of the Mortgagor, as applicable.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for material misappropriation.

(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	Kenwood Towne Centre (Loan No. 7)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the Mortgage Loan documents.
(28) Mortgage Releases	Galleria at Tyler (Loan No. 33)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	Kenwood Towne Centre (Loan No. 7)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(30) Acts of Terrorism Exclusion	Galleria at Tyler (Loan No. 33)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Single-Purpose Entity	Kenwood Towne Centre (Loan No. 7)	The related Mortgagor is a recycled Single-Purpose Entity that previously owned the non-collateral parcel of the related shopping center occupied by Nordstrom, which parcel was transferred prior to the origination of the Mortgage Loan.
(33) Defeasance	Kenwood Towne Centre (Loan No. 7)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses in excess of $15,000 (exclusive of any rating agency fees and expenses).
D-2-19

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(33) Defeasance	Galleria at Tyler (Loan No. 33)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses in excess of $15,000 (exclusive of any rating agency fees and expenses).

D-2-20

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(25) Local Law Compliance	304 East 45th Street (Loan No. 3)	A building code violation is open at the related Mortgaged Property (the “Violation”). The Mortgage Loan documents (i) require the Mortgagor to remove, or cause to be removed, of record the Violation and (ii) provide recourse to the guarantor for losses to the lender arising out of or in connection with the existence of the Violation.
(28) Mortgage Releases	All BMO Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a release of one or more individual Mortgaged Properties or a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such paydown will not cause such REMIC to fail to qualify as such.
(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans	All exceptions to representation and warranty no. 17 are also exceptions to this representation and warranty no. 30.
(38) No Material Default; Payment Record	All BMO Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(38) No Material Default: Payment Record	304 East 45th Street (Loan No. 3)	The clearing account, also sometimes referred to as a lockbox account, into which rents and revenues of the related Mortgaged Property are deposited, is currently maintained with Flagstar Bank, N.A., which is not an “eligible institution” and such account is not an “eligible account” (as such terms are defined in the related Mortgage Loan documents).
(42) Appraisal	DoubleTree by Hilton Hotel Orlando at SeaWorld (Loan No. 26)	The appraisal of the Mortgaged Property is dated as of November 18, 2023 and the effective date of valuation is May 28, 2023, which is more than six months prior to the Mortgage Loan origination date.

D-2-21

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	The Glen (Loan No. 11)	The Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional misrepresentation in compliance with Representation and Warranty No. 27, but only to the extent that the intentional misrepresentation is written.

D-2-22

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(15) Escrow Deposits	Lovejoy Station (Loan No. 31)	Certain escrows are held by a title company pursuant to certain escrow agreements, and are not in the possession, or under the control, of the lender or its servicer.
(25) Local Law Compliance	Centurion Ironbound (Loan No. 18)	The Mortgaged Property is the subject of certain zoning code violations.

D-2-23

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Meadow Park (Loan No. 28)	The related Mortgagor maintains a portion of its insurance coverage with insurers that have ratings that do not meet certain components of the Insurance Ratings Requirements. Pursuant to a post-closing agreement, the related Mortgagor is required to replace these policies with insurance companies meeting the Insurance Ratings Requirements at the next renewal date, which is currently scheduled to occur on April 1, 2024.
(17) Insurance	Newport Oaks (Loan No. 29)	The related Mortgagor maintains a portion of its insurance coverage with insurers that have ratings that do not meet certain components of the Insurance Ratings Requirements. Pursuant to a post-closing agreement, the related Mortgagor is required to replace these policies with insurance companies meeting the Insurance Ratings Requirements at the next renewal date, which is currently scheduled to occur on April 1, 2024.
(27) Recourse Obligations	All KeyBank Mortgage Loans.	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	All KeyBank Mortgage Loans.	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.)

D-2-24

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None	None	None

D-2-25

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	150
Transaction Parties	218
Credit Risk Retention	320
Description of the Certificates	326
Description of the Mortgage Loan Purchase Agreements	362
Pooling and Servicing Agreement	373
Certain Legal Aspects of Mortgage Loans	481
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	497
Pending Legal Proceedings Involving Transaction Parties	500
Use of Proceeds	500
Yield and Maturity Considerations	500
Material Federal Income Tax Considerations	509
Certain State and Local Tax Considerations	521
Method of Distribution (Underwriter)	521
Incorporation of Certain Information by Reference	524
Where You Can Find More Information	524
Financial Information	525
Certain ERISA Considerations	525
Legal Investment	529
Legal Matters	530
Ratings	530
Index of Defined Terms	533

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$792,209,000
(Approximate)

Barclays Commercial Mortgage

Securities LLC

Depositor

BBCMS MORTGAGE TRUST
2024-5C25
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2024-5C25

Class A-1	$821,000
Class A-3	$619,650,000
Class X-A	$620,471,000
Class X-B	$171,738,000
Class A-S	$96,395,000
Class B	$43,211,000
Class C	$32,132,000

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookruner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

Bancroft Capital, LLC
Co-Manager

March 15, 2024